Exhibit 10.1

EXECUTION VERSION

AGREEMENT OF LEASE

7 WORLD TRADE CENTER, LLC,

LANDLORD

AND

MOODY’S CORPORATION,

TENANT

Premises at:

7 World Trade Center at 250 Greenwich Street

New York, New York

Dated: September 7, 2006

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Exhibits

Exhibit A-1	Land
Exhibit A-2	Area Calculations
Exhibit B:	Building Rules and Regulations
Exhibit C:	Alteration Rules and Regulations
Exhibit D:	Work Letter
Exhibit E:	Premises
Exhibit F:	Fixed Rent
Exhibit G:	Cleaning Specifications
Exhibit H:	Approved Contractors
Exhibit I:	Approved Architects and Engineers
Exhibit J-1:	Form of Consent to Assignment
Exhibit J-2:	Form of Consent to Sublease
Exhibit K:	Omnibus Act
Exhibit L:	Competitors
Exhibit M:	Form of Subtenant Survey
Exhibit N:	Form of Annual Employment Report
Exhibit O:	Form of Prohibited Person Certificate
Exhibit P:	Form of Mortgagee SNDA
Exhibit Q:	Security Specifications
Exhibit R:	Flue
Exhibit S:	Risers
Exhibit T:	Generator Area
Exhibit U:	Tenant Signage
Exhibit V:	Form of Memorandum of Lease
Exhibit W:	Form of Termination of Memorandum of Lease
Exhibit X:	Required Cleaning Contract Bidders
Exhibit Y:	Condenser Water Specifications
Exhibit Z	Tenant’s Security Desk Terminal Location
Exhibit AA:	Form of Confidentiality Agreement
Exhibit BB:	Form of License Agreement
Exhibit CC:	Form of Port Authority Consent
Exhibit DD:	Form of Port Authority SNDA
Exhibit EE:	Punch List

Schedules

Schedule A:	Governmental Documents
Schedule B:	Mortgage Schedule
Schedule C:	Message Center
Schedule D:	Floor Ready Condition
Schedule E:	Current Estimated Overtime Rates
Schedule F:	Current Pro Forma Landlord’s Statement

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This AGREEMENT OF LEASE (this “Lease”), is made as of the 7th day of September, 2006, by and between 7 WORLD TRADE CENTER, LLC, a limited liability company organized and existing under and by virtue of the laws of the State of Delaware, having an office and place of business at c/o Silverstein Properties, Inc., 7 World Trade Center at 250 Greenwich Street, 38th Floor, New York, New York 10007 (“Landlord”) and MOODY’S CORPORATION, a Delaware corporation, having an address at 99 Church Street, New York, New York 10007 (“Tenant”).

W I T N E S S E T H:

WHEREAS, by that certain Agreement of Lease, dated as of December 31, 1980, between The Port of Authority of New York and New Jersey (the “Port Authority”), as Lessor, and 7 World Trade Company L.P., as Lessee, as amended and restated by that certain Restated and Amended Agreement of Lease, dated as of February 6, 2003 (as such lease has been or may be amended, modified and supplemented from time to time, the “Underlying Lease”), between The Port Authority of New York and New Jersey, as Lessor, and 7 World Trade Company L.P., as Lessee, a memorandum of which was recorded in the office of the Register of The City of New York on April 22, 2005, bearing City Register File No. (CFRN) 2005000235308, as assigned to Landlord pursuant to an Assignment of Lease with Assumption and Consent, dated as of March 21, 2005, by 7 World Trade Company, L.P., as assignor, and Landlord, as assignee, which Assignment was recorded in the office of the Register of The City of New York on April 22, 2005, bearing City Register File No. (CFRN) 2005000235311, the Port Authority leased to Landlord the Land (as hereinafter defined);

WHEREAS, Landlord is the current holder of the leasehold estate created by the Underlying Lease; and

WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to hire from Landlord, the Premises (as hereinafter defined).

NOW, THEREFORE, the parties hereto, for themselves, their legal representatives, successors and assigns, hereby covenant and agree as follows:

The following terms shall, wherever used in this Lease (unless the context requires otherwise), shall have the respective meanings set forth below (or as specified in the Sections of this Lease set forth below) after such terms:

25th Floor Space: as defined in Section 5.2.

25th Floor Outside Date: as defined in Section 5.2.

AAA: the American Arbitration Association or its successor.

Abatement Notice: as defined in Section 6.4.

Additional Floor: as defined in Section 37.2(a).

Additional Floor Commencement Date: as defined in Section 37.2(b).

Additional Floor Notice: as defined in Section 37.2(a).

Additional Rent: Tenant’s Pilot Payment, Tenant’s Tax Payment and Tenant’s Operating Payment and any and all other sums, other than Fixed Rent, payable by Tenant under this Lease or otherwise in connection with the use and occupancy of the Premises including, without limitation, sums payable under work orders issued by Landlord’s managing agent.

Adjustment Commencement Date: as defined in Section 37.2(b).

Affiliate: with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

After Hours HVAC Service: as defined in Section 10.3(c).

Alteration Threshold: as defined in Section 4.1(a).

Alterations or Tenant’s Alterations: alterations, installations, improvements, additions and other physical changes made by or on behalf of Tenant or a Tenant Party in or about the Premises, including, without limitation, Tenant’s Initial Alterations, Material Alterations, or Decorative Alterations.

Applicable Rate: a rate equal to the lesser of (i) the rate announced by Bank of America, N.A. or its successor from time to time as its prime or base rate, and (ii) the maximum applicable legal rate, if any.

Approved Architects and Engineers: those architects and engineers that are listed on Exhibit I attached hereto (as such Exhibit may be modified from time to time in accordance with the terms of Section 4.3).

Approved Contractors: those contractors that are listed on Exhibit H attached hereto (as such Exhibit may be modified from time to time in accordance with the terms of Section 4.3).

Appurtenances: as defined in Section 1.1(vii) of the Underlying Lease.

Assessed Valuation: as defined in Section 7.1(c).

Attornment Event: as defined in Section 14.13(a).

Auditorium: as defined in Section 2.2(c)(ix).

Availability Date: as defined in Section 36.1(c).

available for leasing: as used in Article 36, is defined in Section 36.2(c), and as used in Article 37, is defined in Section 37.2(e).

Base Building Restoration: as defined in Section 12.2(a).

Base Operating Expenses: the Operating Expenses for the Base Operating Year.

Base Operating Year: calendar year 2007.

Base Pilot Square Foot Factor: the average of the Pilot Square Foot Factor for the Base Pilot Year.

Base Pilot Year: calendar year 2007.

Base Tax Amount: an amount equal to the Pilot payable pursuant to Section 6.8 of the Underlying Lease for the Base Tax Year.

Base Tax Year: the portion of the Tax Year from January 1, 2007 through June 30, 2007, plus the portion of the Tax Year from July 1, 2007 through December 31, 2007.

BID: as defined in Section 7.1(h).

BID Surcharge: as defined in Section 7.1(h).

Brokers: as defined in Section 28.1.

Building: all the buildings, equipment and other improvements and appurtenances of every kind and description (but excluding Tenant’s Property) now or hereafter erected, constructed or placed upon the Land and any and all alterations, renewals, replacements, additions and substitutions thereto.

Building Area: 1,679,660 square feet.

Building HVAC System: as defined in Section 10.3(a).

Building Services: as defined in Section 10.1.

Building Tenant Sublease Notice: as defined in Section 40.1(a).

Building Tenant Sublease Option: as defined in Section 40.1(a).

Building Systems: the mechanical, electrical, and gas systems and the Building HVAC System and the elevator, plumbing, sanitary, fire protection, sprinkler and life-safety systems of the Building (but shall not include the portions of such systems, or the distribution facilities appurtenant thereto, located within and exclusively serving the Premises) from the point of connection in each floor of the Premises.

Business Days: all days, excluding Saturdays, Sundays and Holidays.

Business Hours: as defined in Section 10.3(a).

Cancellation Date: as defined in Section 38.1(a).

Cancellation Notice: as defined in Section 38.1(a)(i).

Cancellation Option: as defined in Section 38.1(a).

Cancellation Payment: as defined in Section 38.1(a)(ii).

Cancellation Space: as defined in Section 38.1(a)(i).

City: The City of New York.

City Agreement: as defined in Section 6.8 of the Underlying Lease.

Cleaning Default: as defined in Section 10.5(c).

Commencement Date: means the date that is the later to occur of (i) thirty (30) days after the Effective Date and (ii) receipt of all necessary consents and approvals related to the effectiveness of this Lease (including receipt of the Port Authority SNDA, the Port Authority Consent and a Non-Disturbance Agreement with respect to the Existing Mortgage).

Common Areas: the core and shell of the Building, including, without limitation, the Lobby, the roof of the Building (other than portions of the roof used exclusively by Landlord, Tenant, or other tenants of the Building), elevators, mechanical rooms, electrical closets, janitorial and telecommunication closets, elevator lobbies and corridors and other areas, if any, shared by two (2) or more occupants on multi-tenant floors, the Building Systems and the public portions of the Building.

Competitively Bid: the process of having solicited bids in a commercially reasonable manner in consultation with Tenant from at least three (3) reputable, unrelated entities on an arm’s length basis.

Competitor: those Persons listed on Exhibit L attached hereto and made a part hereof and any Affiliate or Successor Entity of any of such Persons (provided that such Affiliate or Successor Entity shall be deemed to be a Competitor only so long as such Affiliate or Successor Entity derives a substantial portion of its income from the line or lines of business that is or are the primary line or lines of business of Original Tenant). Original Tenant shall have the right, from time to time (but not more frequently than once in any calendar year, to add to the list of Persons identified as Competitors on Exhibit L; provided that (i) Original Tenant delivers written notice (the “Competitor Addition Notice”) of such change to Landlord during the first (1st) fiscal quarter of such calendar year and Original Tenant shall obtain Landlord’s prior written consent to the addition of such Person on Exhibit L attached hereto (which consent may be only withheld in the event that such Person does not derive a substantial portion of its income from the line or lines of business that is or are the primary line(s) of business of Original Tenant), and (ii) in no event shall there be more than ten (10) Competitors at any time. If Landlord shall not respond to a Competitor Addition Notice within thirty (30) days after Landlord’s receipt thereof, then Original Tenant may send a second notice to Landlord requesting Landlord’s consent to the addition of such Person to the list of Persons identified as Competitors on Exhibit L attached hereto and, provided that such notice shall set forth in bold capital letters the following statement: “IF LANDLORD FAILS TO RESPOND WITHIN FIFTEEN (15) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN THE PERSON(S) LISTED BELOW SHALL BE DEEMED TO BE ADDED TO EXHIBIT L TO THE LEASE’’, if Landlord

fails to respond to such notice within fifteen (15) Business Days after receipt by Landlord, then such Person shall be deemed to be approved by Landlord to be added as a Competitor for purposes of this Lease. In the event that Tenant disputes Landlord’s withholding of consent (which consent may only be withheld if such Person is not in one of the primary lines of business of Original Tenant), then Original Tenant may submit such dispute to arbitration in accordance with the terms of Article 34 hereof. Notwithstanding the foregoing, Landlord shall not be bound by any addition to such list which includes a Person (or an Affiliate thereof) with whom Landlord is then engaged in bona fide ongoing negotiations for space at the Building at the time Original Tenant proposes such change. Landlord shall promptly notify Original Tenant of the same upon Original Tenant advising of the proposed inclusion of such Person as a Competitor. In such event, if Landlord enters into a lease with such Person (or an Affiliate or Principal thereof) as part of such bona fide ongoing negotiations and in any event within one (1) year after Landlord’s receipt of the Competitor Addition Notice, then such Person with whom Landlord enters into a lease shall not be deemed to be a Competitor hereunder. For the purposes hereof, bona fide ongoing negotiations mean the receipt of written offer by Landlord from such Person (or an Affiliate thereof) to lease space in the Building, the exchange of proposed term sheets and/or delivery of letters of intent or similar written expressions of a desire to enter into a lease of space at the Building. Upon any modification of Exhibit L attached hereto, the parties shall enter into an amendment to this Lease confirming such modification, but no such amendment shall be necessary to make such modification effective.

Con Edison: The Consolidated Edison Company of New York, Inc.

Conduit Risers: as defined in Section 10.17.

Contraction Effective Date: as defined in Section 37.1(b).

Contraction Notice: as defined in Section 37.1(a).

Contraction Option: as defined in Section 37.1(a).

Contraction Space: as defined in Section 37.1(a).

Control: either (a) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting stock of a corporation, or in the case of any Person which is not a corporation, the ownership, directly or indirectly, of at least fifty percent (50%) of the beneficial ownership interests in such Person, or (b) in the case of any Person, irrespective of stock ownership or other beneficial ownership, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person.

Conversion: as defined in Section 35.5.

CPI: the Consumer Price Index for All Urban Consumers, New York, N.Y. — Northern New Jersey — Long Island, 1982-84=100; provided, however, that if the CPI or any successor index shall cease to be published, Landlord and Tenant shall agree, in writing, on a substitute therefor. If Landlord and Tenant are unable to agree as to such substitute index, such matter shall be determined by arbitration in accordance with Article 34.

CPI Fraction: as of each January 1st during the Term (an “Adjustment Date”), a fraction (a) the numerator of which is the CPI for the CPI Month immediately preceding such Adjustment Date and (b) the denominator of which is the CPI for the CPI Month immediately preceding the Effective Date.

CPI Month: a particular calendar month for the determination of the CPI Fraction.

Crossover Floor: as defined in Section 10.4(e).

CROT: as defined in Section 7.2(f).

Damage Statement: as defined in Section 12.1(a).

Decorative Alterations: as defined in Section 4.1(a).

Default Rate: a rate equal to the lesser of (i) the rate announced by Bank of America, N.A. or its successor from time to time as its prime or base rate, plus two percent (2%), and (ii) the Maximum Legal Rate.

Deficiency: as defined in Section 18.2(a)(ii).

Delivery Date: as defined in Section 36.2(a).

Dining Facility: any portion of the Premises operated as an executive dining facility, kitchen or a cafeteria (together with any related cooking equipment).

Effective Date: the date written in on the first page of this Lease.

Electricity Additional Rent: as defined in Section 10.2(b)(iv).

Electricity Cost: the average cost per kilowatt hour and the average cost per kilowatt demand, by time of day, if applicable, of purchasing electricity for the Building, including fuel adjustment charges (as determined for each month of the relevant period and not averaged), rate adjustment charges, sales tax, and/or any other factors or charges, actually used by the Utility servicing the Building in computing the charges for Tenant’s usage.

Electricity Cost Statement: an instrument containing an estimate or computation of Electricity Cost, or any other computation to be made by Landlord pursuant to the provisions of Section 10.2 hereof.

Electricity Fee: as defined in Section 10.2(b)(iv).

Eligible Assignee: an assignee of Tenant’s interest in this Lease, which assignee is not an Affiliate of Tenant, and as of the applicable date of determination, has a financial condition reasonably satisfactory to Landlord taking into account the obligations in question (it being agreed that the financial condition of an assignee shall be deemed satisfactory if such assignee has a net worth, computed in accordance with generally accepted accounting principles consistently applied, equal to or greater than the annual Fixed Rent and Additional Rent then payable under this Lease (without giving effect to any free rent or rent abatement) multiplied by fifteen (15).

Eligible Sublease: as defined in Section 14.3(b)(i).

Eligible Subtenant: as defined in Section 14.13(a).

EMF Cure Period: as defined in Section 2.4(a).

EMF Event: as defined in Section 2.4(a).

EMF Notice: as defined in Section 2.4(a).

EMF Remediation Completion Notice: as defined in Section 2.4(a).

EMF Statement: as defined in Section 2.4(a).

EMF Termination Period: as defined in Section 2.4(d).

Environmental Law: any present or future federal, state or local law, statute, regulation, or ordinance, and any judicial or administrative order or judgment thereunder, and judicial opinions or orders, pertaining to health, industrial hygiene, Hazardous Substances, the environment or natural resources, including, but not limited to, each of the following, as enacted as of the date hereof or as hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. §§ 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. §§ 1251 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and the Oil Pollution Control Act 33 U.S.C.A. § 2701 et seq.

Event of Default: as defined in Article 17.1.

Exempted Tenant: any Person whose primary line of business is the providing of insurance, accounting, legal and/or financial services.

Existing Mortgage: collectively, the mortgages described on the Mortgage Schedule annexed hereto as Schedule B.

Expansion Commencement Date: as defined in Section 36.1(c).

Expansion Notice: as defined in Section 36.1(b).

Expansion Option: as defined in Section 36.1(a)(iii).

Expansion Space: as defined in Section 36.1(a)(iii).

Expansion Space EMF Revocation Notice: as defined in Section 36.1(g).

Expansion Space EMF Termination Period: as defined in Section 36.1(i).

Expansion Threshold: Occupancy by Tenant of a portion of the Premises consisting of not less than two hundred eighty thousand (280,000) RSF of the Building.

Expiration Date: the last day of the month in which occurs the twentieth (20th) anniversary of the Rent Commencement Date, as such Expiration Date may be extended pursuant to Article 33, or such earlier date upon which the Term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law.

Fair Market Rent Proposal: as defined in Section 33.2(b).

Federal Bankruptcy Code: Title 11 of the United States Code, as amended or superseded from time to time.

First Class Office Building: a first class office building located in downtown Manhattan of comparable size, quality and character.

First Expansion Option: as defined in Section 36.1(a)(i).

First Expansion Space: as defined in Section 36.1(a)(i).

First Renewal Term: as defined in Section 33.1(a).

First Renewal Term Commencement Date: as defined in Section 33.1(a).

First Renewal Term Expiration Date: as defined in Section 33.1(a).

Fitness Center: as defined in Section 2.1(f).

Fixed Rent: as defined in Section 1.1(a).

Floor Ready Condition: that the work described on Schedule D attached hereto shall have been Substantially Completed.

Flue: as defined in Section 10.15.

FMV: fair market rent determined in the manner described in Sections 33.2, 33.3 and 33.4.

Force Majeure: any delays resulting from any causes beyond Landlord’s or Tenant’s reasonable control, as the case may be, including, without limitation, governmental regulation, governmental restriction, strike, labor dispute, riot, inability to obtain materials, acts of God, war, terrorist acts, fire or other casualty and other like circumstances. Under no circumstances shall the non-payment of money or a failure attributable to a lack of funds be deemed to be (or to have caused) an event of Force Majeure.

Fourth Renewal Term: as defined in Section 33.1(a).

Fourth Renewal Term Commencement Date: as defined in Section 33.1(a).

Fourth Renewal Term Expiration Date: as defined in Section 33.1(a).

Freight Business Hours: as defined in Section 10.4(a).

Full Tax Date: the date on which the Superior Lessor under the Underlying Lease is no longer obligated for the payment of Pilot to The City of New York under the City Agreement.

Gas Provider: as defined in Section 10.16.

Gas Riser: as defined in Section 10.16.

Generator: as defined in Section 10.19(a).

Generator Area: as defined in Section 10.19(a).

Governmental Authority: any of The United States of America, The State of New York, The City of New York, the Port Authority (including in its capacity as landlord under the Underlying Lease), The Metropolitan Transportation Authority, New York City Transit Authority, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or Governmental Property or any portion thereof or the curbs, sidewalks, and areas adjacent thereto.

Governmental Documents: the documents set forth on Schedule A, as the same may be amended from time to time pursuant to Section 35.7.

Governmental Property: as defined in Section 7.1(f).

Hazardous Substances: any material, waste or substance which is: (i) included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law; (ii) listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R. § 172.101, as enacted as of the date hereof or as hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as enacted as of the date hereof or as hereafter amended; or (iii) explosive, flammable, radioactive, friable asbestos, a polychlorinated biphenyl, petroleum or a petroleum product or waste oil or any other item that requires special disposal by the Environmental Protection Agency.

Holdover Amount: as defined in Section 21.2(a).

Holdover Per Diem Expiration Date: as defined in Section 21.2(c).

Holdover Per Diem Notice: as defined in Section 21.2(c).

Holdover Per Diem Period: as defined in Section 21.2(c).

Holdover Take Back Expiration Date: as defined in Section 21.2(b).

Holdover Take Back Notice: as defined in Section 21.2(b).

Holdover Take Back Space: as defined in Section 21.2(b).

Holidays: the days observed, without duplication, by either The State of New York, the Federal Government, the contract from time to time in effect between Locals 32B and 32J of the Building Service Employees Union AFL-CIO (or any successor thereto) and the Real Estate Advisory Board of New York, Inc. (or any successor thereto) or on which First Class Office Buildings are now or hereafter closed.

HVAC: heat, ventilation and air-conditioning.

IDA: the New York City Industrial Development Agency, a corporate governmental agency constituting a body corporate and politic and a public benefit corporation of the State of New York, duly organized and existing under the laws of the State of New York, and any body, board, authority, agency or other governmental agency or instrumentality which shall hereafter succeed to the powers, duties, obligations and functions thereof.

Impositions: as defined in Section 7.1(e).

Indemnified Party Notice: as defined in Section 29.1(c).

Initial Occupancy Date: as defined in Section 10.2(b)(vi).

Initiating Party: as defined in Section 33.2(b).

Kitchen Exhaust System: as defined in Section 10.15.

Land: defined as “Land” in Section 1.1(i) through (iv) of the Underlying Lease and being described in Exhibit A-1 hereof.

Landlord: 7 World Trade Center, LLC, a Delaware limited liability company.

Landlord Delay: any delay that Tenant may encounter in commencing or performing Tenant’s Initial Alterations and which is solely attributable to Landlord or Landlord’s employees, agents, contractors, subcontractors, suppliers or representatives.

Landlord Exculpated Parties: as defined in Section 35.1(b).

Landlord Party: any of Landlord, any Affiliate of Landlord, Landlord’s managing and leasing agents for the Building, each Mortgagee and Superior Lessor, and each of their respective direct and indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, employees, principals, contractors, licensees, agents and representatives.

Landlord Repairs: as defined in Section 6.1(a).

Landlord Sublease: as defined in Section 14.4(b)(i).

Landlord’s Contribution: an amount calculated pursuant to Section 31.1(a).

Landlord’s Estimate: as defined in Section 7.3(b).

Landlord’s Expansion Acceleration Notice: as defined in Section 36.1(f).

Landlord’s Non-Disturbance Agreement: as defined in Section 14.13(a).

Landlord’s Statement: as defined in Section 7.1(i).

Landlord’s Work: as defined in the Work Letter.

Late Payment: as defined in Section 19.2.

Legal Requirements: all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes, executive orders, and any judicial interpretations thereof, extraordinary as well as ordinary, of all Governmental Authorities, including the provisions of the Governmental Documents and including the Americans with Disabilities Act (42 U.S.C. § 12, 101 et seq.), New York City Local Law 58 of 1987, the Code (as defined in the Work Letter) and any law of like import, and all rules, regulations and government orders with respect thereto and any of the foregoing relating to environmental matters, hazardous materials, public health and safety matters, and of the New York Board of Underwriters, the New York Fire Insurance Rating Organization or any other fire rating organizations or insurance entities performing similar functions, in each case, affecting the Real Property, the Governmental Property or the Premises or the maintenance, use or occupation thereof, or any street or sidewalk comprising a part of or in front thereof or any vault in or under the Real Property.

License Agreement: as defined in Section 10.28.

Lobby: the ground floor lobby of the Building.

Master Trust Indenture: that certain Master Trust Indenture and Security Agreement, dated as of March 1, 2005, between Landlord, as obligor, and The Bank of New York, as Master Trustee (as the same may be amended, modified and restated from time to time).

Master Trustee: The Bank of New York, as Master Trustee under the Master Trust Indenture, and its successors and assigns.

Material Alterations: as defined in Section 4.1(a).

Maximum Legal Rate: the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received under any applicable Legal Requirements.

Mortgage: any mortgage or trust indenture which may now or hereafter affect the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

Mortgage Documents: the documents set forth in Schedule B attached hereto, as the same may be amended from time to time pursuant to Section 35.7.

Mortgagee: any mortgagee, trustee or other holder of the mortgagee’s interest under a Mortgage, and any interest in the loan evidenced thereby.

Net Effective Rental: as defined in Section 14.6(c) and (d).

Non-Disturbance Agreement: a subordination, attornment and non-disturbance agreement duly executed and acknowledged by a Successor Landlord and Tenant, and in recordable form substantially in the form attached hereto as Exhibit P with respect to the Existing Mortgage, and with respect to any future Mortgage or Superior Lease, as the case may be, either substantially in the form attached hereto as Exhibit P or the Mortgagee’s or Superior Lessor’s, as the case may be, then standard form of non-disturbance agreement, subject to such form being reasonably satisfactory to Tenant. Tenant shall be deemed to have accepted such form of non-disturbance agreement if Tenant shall not have objected in writing (including in reasonable detail the reasons for such objections) to Landlord and to Mortgagee or Superior Lessor, as the case may be, within ten (10) Business Days after such non-disturbance agreement shall have been delivered to Tenant (together with a cover letter from Landlord stating the following: “LANDLORD HEREBY NOTIFIES TENANT THAT IN THE EVENT THAT TENANT FAILS TO OBJECT TO THE TERMS OF THE ENCLOSED NON-DISTURBANCE AGREEMENT IN A WRITTEN NOTICE DELIVERED TO LANDLORD AND [MORTGAGEE/SUPERIOR LESSOR] WITHIN TEN (10) BUSINESS DAYS FROM THE DATE OF RECEIPT BY TENANT OF THIS NOTICE, THEN TENANT SHALL BE DEEMED TO HAVE APPROVED THE ENCLOSED NON-DISTURBANCE AGREEMENT PURSUANT TO THE TERMS OF THE DEFINITION OF “NON-DISTURBANCE AGREEMENT” SET FORTH IN THE LEASE”.

Non-Renewable Portion: as defined in Section 33.2(a)(iv).

Non-Standard Alterations: as defined in Section 4.4(a).

Occupies: that Tenant directly leases the applicable portion of the Premises from Landlord, which portion of the Premises is not occupied by, or subleased or licensed to, subtenants, licensees and other occupants (other than Affiliates of Tenant which are permitted to occupy the Premises pursuant to Section 14.2 hereof)); provided, however, that up to the equivalent of three (3) floors of the Premises that are subleased under subleases that are permitted to be entered into by Tenant pursuant to Article 14 hereof shall be treated as being Occupied, provided that no such sublease shall have a term which exceeds five (5) years. “Occupied” and “Occupancy” shall have a correlative meanings.

Offered Space: as defined in Section 36.2(a).

Offer Notice: as defined in Section 14.3(a).

Offer Period: the applicable period of time during which Landlord shall be entitled to exercise its applicable rights pursuant to Sections 14.4 or 14.5 hereof.

Omnibus Act: Omnibus Act enacting provisions of law necessary to stimulate the economy of The City of New York and The State of New York, 2005 McKinney’s Session Law News Ch. 2 (West), a copy of which is attached hereto as Exhibit K.

Operating Expenses: as defined in Section 7.1(f).

Operating Records: as defined in Section 7.5(b).

Operating Year: shall mean each twelve (12) month period occurring immediately following the Base Operating Year.

Original Tenant: Moody’s Corporation or any Permitted Transferee.

OT Freight Elevator Charge: as defined in Section 10.4(b).

Outside Exercise Date: as defined in Section 33.2(a).

Overtime Periods: as defined in Section 10.3(c).

Partial Floor: as defined in Section 10.2(c).

Partial Floor Electricity Charge: as defined in Section 10.2(c).

Partial Term Subletting: a proposed subletting for less than “the entire or substantially the entire remaining Term” (as defined in Section 14.5(a) hereof).

Partial Year Fraction: in the case of a calendar year only a fraction of which falls within the Term, the fractional representation that the portion of the Term in such calendar year bears to such calendar year.

Payment Date: as defined in Section 38.1(a)(ii).

Permitted Transferee: as defined in Section 14.2(a).

Permitted Uses: the use of the Premises as executive, administrative and general offices, and the lawful uses ancillary thereto described in Article 2 and for no other use or purpose.

Person: any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, estate, trust, unincorporated association, business trust, tenancy-in-common or other entity or any Governmental Authority.

Pilot: such payments as Landlord is required to make to the Port Authority pursuant to Section 6.8 of the Underlying Lease.

Pilot Early Termination Date: as defined in Section 7.2(h).

Pilot Expiration Date: the date on which the Pilot Program shall expire or earlier terminate in accordance with the terms of the Underlying Lease.

Pilot Program: the payment of Pilot in an amount less than actual Taxes pursuant to the Underlying Lease.

Pilot Rate Multiple: the number of rentable square feet allocated to the Premises for purposes of Section 6.8 of the Underlying Lease, such number of rentable square feet to be determined pursuant to Section 5.1.8 of the Underlying Lease.

Pilot Square Foot Factor: the annual per rentable square foot factor used in computing the Pilot under the City Agreement for the relevant Tax Year. If payments under the City Agreement become payable on a basis other than an annual amount per Occupied Rentable Square Feet (as defined in Section 5.1.8 of the Underlying Lease), then unless such payments are separately assessed and levied or allocated to the Real Property, the Port Authority will allocate such payments equitably on the basis of square footage and Landlord will promptly notify Tenant of such allocation, in which event the “Pilot Square Foot Factor” shall equal the payments so allocated to the Building divided by the Building Area.

Port Authority: as defined in the recitals hereto.

Port Authority Consent: a Consent Agreement, among the Port Authority, Landlord and Tenant, in the form of Exhibit CC attached hereto and made a part hereof.

Port Authority SNDA: a subordination, attornment and non-disturbance agreement with respect to the Underlying Lease substantially in the form attached hereto as Exhibit DD.

Premises: all of the RSF of the entire eleventh (11th), twelfth (12th) and fourteenth (14th) through twenty-sixth (26th) floors of the Building as depicted on Exhibit E attached hereto.

Premises Area: the Rentable Square Foot area of the Premises or any portion thereof (as such Premises Area may be increased or decreased from time to time pursuant to this Lease), as set forth in Exhibit A-2. The Premises Area shall not be increased or decreased during the Term, other than to reflect the incorporation of additional space into the Premises Area, or the removal of any space from the Premises Area, whether pursuant to the rights of Landlord or Tenant hereunder. For all purposes hereunder, the Premises shall be deemed to have the Rentable Square Foot area set forth on said Exhibit A-2.

Private Ownership: as defined in Section 7.2(h).

Prohibited Person: (i) any Person (a) that is in default or in breach, beyond any applicable grace period, of its obligations under any written agreement with the IDA or the City, or (b) that directly or indirectly controls, is controlled by, or is under common control with a Person that is in default or in breach, beyond any applicable grace period, of its obligations under any written agreement with the IDA or the City, unless such default or breach has been waived in writing by the IDA or the City, as the case may be, and (ii) any Person (a) that has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure, or (b) that directly or indirectly controls, is controlled by, or is under common control with a Person that has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure.

Proration Date: as defined in Section 7.3(b).

Punch List: a list containing such minor so-called “punch list” items which do not, either individually or in the aggregate, materially interfere with Tenant’s use and occupancy of the Premises (including, without limitation, Tenant’s Initial Alterations), as attached hereto as Exhibit EE.

Qualified Appraiser: as defined in Section 33.2(b).

REA: as defined in Section 7.1(g).

Real Property: collectively, the Building, the Land, the Right of Support and the Appurtenances (but excluding the Substation).

Renewable Portion: as defined in Section 33.2(a)(ii).

Renewal Notice: as defined in Section 33.2(a).

Renewal Options: as defined in Section 33.1(a).

Renewal Space: as defined in Section 33.2(a)(i).

Renewal Term: as defined in Section 33.1(a).

Renewal Term Commencement Date: as defined in Section 33.1(a).

Renewal Term Expiration Date: as defined in Section 33.1(a).

Rent: collectively, Fixed Rent and Additional Rent.

Rent Commencement Date: November 15, 2007, subject to extension for Landlord Delay in accordance with the terms of this Lease. If prior to the Rent Commencement Date, a fire or other casualty shall occur and Tenant would be entitled to an abatement of Rent pursuant to Section 12.1 hereof if the Rent Commencement Date had occurred, then the Rent Commencement Date shall be extended for each day that the Rent would have been abated under Section 12.1 hereof.

Rentable Square Feet or RSF: the rentable area of the Building or any portion thereof.

Responding Party: as defined in Section 33.2(b).

Retail Space: the space in the Building used as retail space as and to the extent permitted pursuant to the terms of any tenant’s lease (or otherwise designated as retail space by Landlord in its sole discretion).

Right of Support: the right of support set forth in Section 1.1(vi) of the Underlying Lease.

Risers: as defined in Section 10.17.

ROFO Conditions: as defined in Section 36.2(a).

ROFO Election Notice: as defined in Section 36.2(a).

ROFO Floors: as defined in Section 36.2(a).

ROFO Notice: as defined in Section 36.2(a).

ROFO Offer: as defined in Section 36.2(a).

ROFO Option: as defined in Section 36.2(a).

Rules and Regulations: as defined in Article 27.

Second Expansion Option: as defined in Section 36.1(a)(ii).

Second Expansion Space: as defined in Section 36.1(a)(ii).

Second Renewal Term: as defined in Section 33.1(a).

Second Renewal Term Commencement Date: as defined in Section 33.1(a).

Second Renewal Term Expiration Date: as defined in Section 33.1(a).

Secure Areas: as defined in Section 15.1 hereof.

Signage Threshold: as defined in Section 32.2(a).

Space Occupant: as defined in Section 14.2(d).

Special Lease Rights: as defined in Section 14.3(b)(ii).

Special Use Area: any portion of the Premises which is used for any purpose permitted hereunder which is ancillary to the executive, administrative and general office usage hereunder (e.g., a cafeteria, executive dining rooms, kitchen, fitness center, auditorium, conference facilities, print/copy shop, data room, pantry or library) (but specifically excluding any file rooms, conference rooms, data processing areas or word processing areas typically constructed in office space in First Class Office Buildings and up to two (2) pantries per floor).

Special Use Area Property: any items of personal property or fixtures, including any equipment, used by Tenant in connection with a Special Use Area.

Sublease Space: as defined in Section 14.4(a).

Submeter: as defined in Section 10.2(a).

Substantial Completion, substantial completion, Substantially Complete or substantially complete shall mean that Landlord’s Work, Tenant’s Initial Alterations or any other item of work (as the case may be) shall be fully complete and, where applicable, operational in accordance with the terms of this Lease and all Legal Requirements, except for Punch List items.

Substation: as defined in the Underlying Lease.

Successor Entity: any entity (i) into or with which a Competitor is merged or consolidated or created by a reorganization or recapitalization, or (ii) to which substantially all of the stock in a Competitor or such Competitor’s assets are transferred as a going concern.

Successor Landlord: as defined in Section 9.3(a).

Superior Lease: any ground or underlying lease of the Real Property or any part thereof heretofore or hereafter made by Landlord, as tenant, and all renewals, extensions, supplements, amendments and modifications thereof, including, without limitation, the Underlying Lease.

Superior Lessor: a lessor under a Superior Lease.

Supplemental Cleaning Service: as defined in Section 10.5(b).

TAA: as defined in the Underlying Lease.

Tax Proceeding: as defined in Section 7.2(d).

Tax Year: as defined in Section 7.1(d).

Taxes: as defined in Section 7.1(a).

Telecommunications Equipment: as defined in Section 10.9(a).

Tenant Delay: any delay that Landlord may encounter in commencing or performing any of Landlord’s obligations under this Lease and which is attributable to Tenant or Tenant’s employees, agents, contractors, subcontractors, suppliers or representatives, provided that no such Tenant Delay shall begin to accrue unless Landlord shall have given Tenant prior notice thereof.

Tenant Elevator Bank: the bank(s) of passenger elevators servicing the Premises.

Tenant Party: any of Tenant, any Affiliate of Tenant, any subtenant or any other occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, employees, principals, contractors, licensees, agents and representatives.

Tenant Signage: as defined in Section 32.3(a).

Tenant’s Communications Equipment: as defined in Section 4.10(b).

Tenant’s Initial Alterations: as defined in the Work Letter.

Tenant’s Operating Payment: as defined in Section 7.3(a).

Tenant’s Pilot Payment: as defined in Section 7.2(a).

Tenant’s Plans: as defined in Section 4.2.

Tenant’s Property: Tenant’s movable fixtures and movable partitions, telephone and other communications equipment, computer systems, furniture, trade fixtures, furnishings and other items of personal property (excluding property which is built into the Premises and custom-fitted furniture or cabinetry), which are removable without material damage to the Premises or Building.

Tenant’s Share of Operating Expenses: as defined in Section 7.1(b).

Tenant’s Share of Taxes: as defined in Section 7.1(b).

Tenant’s Statement: as defined in Section 7.5(b).

Tenant’s Tax Payment: as defined in Section 7.2(a).

Term: the term of this Lease, which shall commence on the Commencement Date and shall expire on the Expiration Date.

Third Expansion Option: as defined in Section 36.1(a)(iii).

Third Expansion Space: as defined in Section 36.1(a)(iii).

Third Renewal Term: as defined in Section 33.1(a).

Third Renewal Term Commencement Date: as defined in Section 33.1(a).

Third Renewal Term Expiration Date: as defined in Section 33.1(a).

Third Qualified Appraiser: as defined in Section 33.2(b).

Transaction Expenses: as defined in Section 14.9(a).

Transaction Profits: as defined in Section 14.9(a).

Unavoidable Delays: as defined in Article 25.

Underletting Sublease: any sub-sublease which demises sub-subleased premises to a sub-subtenant with a creditworthiness reasonably acceptable to Landlord.

Underlying Lease: as defined in the recitals hereto.

Utility: the Port Authority or the public utility company authorized to provide electric service in the locality where the Building is located, which public utility company may be selected by Landlord in its sole discretion (provided that Landlord shall no longer be required to obtain power from the Power Authority of the State of New York through the Port Authority pursuant to the Underlying Lease). It is acknowledged that the Utility may not be the entity providing electric service to the Building.

Work Letter: the work letter attached hereto as Exhibit D and made a part hereof.

ARTICLE 1

DEMISE, PREMISES, RENT

Section 1.1 (a) Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises, for the Term, at an annual rent (“Fixed Rent”) as set forth on Exhibit F attached hereto and made a part hereof together with all Additional Rent provided for herein.

(b) Tenant agrees to pay to Landlord Fixed Rent and recurring Additional Rent, without offset, notice, demand, abatement, or deduction whatsoever (except as permitted or otherwise provided for in this Lease), in lawful money of the United States, and all Fixed Rent shall be payable in equal monthly installments in advance, (and, in accordance with Section 9.8 of the Underlying Lease, shall not be paid more than six (6) months in advance) from and after the Commencement Date and on the first (1st) day of each calendar month thereafter during the Term, at the office of Landlord or such other place as Landlord may designate. All non-recurring Additional Rent shall be due and payable thirty (30) days after receipt of an invoice therefor from Landlord and as otherwise set forth above. All Fixed Rent and recurring Additional Rent shall be payable by wire transfer of immediately available funds to the following account or such other account as Landlord may from time to time direct:

The Bank of New York

New York, NY 10286-1491

Depository Account: 6302823241

Other amounts due and payable under this Lease (including non-recurring Additional Rent) shall be payable by check drawn on a bank which is a member of the New York Clearinghouse Association.

(c) Notwithstanding anything contained in this Article 1 to the contrary, so long as no monetary or material non-monetary Event of Default has occurred, Landlord hereby waives payment of Fixed Rent for the period from and including the Commencement Date until the Rent Commencement Date. Upon the curing of any such Event of Default, the Rent Commencement Date shall be extended for each day in respect of which Tenant paid Rent as a result of there being an Event of Default prior to the Rent Commencement Date.

Section 1.2 Notwithstanding anything to the contrary contained herein, if the Rent Commencement Date shall occur on a date other than the first (1st) day of any calendar month, then the first monthly installment of Fixed Rent which becomes due on the Rent Commencement Date, prorated to the end of said calendar month, shall be payable on the Rent Commencement Date.

ARTICLE 2

USE AND OCCUPANCY

Section 2.1 (a) The Premises shall be used and occupied for the Permitted Uses consistent with a First Class Office Building and the provisions of the Underlying Lease and for no other use or purpose whatsoever.

(b) In connection with and ancillary to the primary use of the Premises for general offices as provided in this Article 2, Tenant may, subject to the provisions of this Lease (including, but not limited to, Article 14) and applicable Legal Requirements, use certain portions of the Premises for the following purposes, but only to the extent used solely by Tenant (and Tenant’s Affiliates, clients, invitees and employees in conjunction with such use by Tenant) and any permitted assignee and permitted subtenant solely in connection with Tenant’s (or such permitted assignee’s or subtenant’s) own business requirements: (i) a messenger and mail room facility; (ii) a reproduction and copying facility; (iii) a computer and communication system center; (iv) employee lounges; (v) file rooms and pantries (as provided in Section 2.1(c)); (vi) meeting, training and conference centers and rooms; (vii) a fitness center (subject to Section 2.1(f)); (viii) Dining Facilities (subject to Section 2.1(g)); (ix) an auditorium (subject to Section 2.1(h)); (x) one or more automatic teller machines for use by the occupants at the Premises; and (xi) other ancillary uses which are approved by Landlord, such approval not to be unreasonably withheld, provided such uses do not violate any Legal Requirements applicable to the Building or any certificate of occupancy applicable to the Building or the Premises.

(c) Tenant (and any permitted subtenants, licensees and invitees), incidental to the general office use of the Premises, shall, subject to the provisions of this Lease (including the provisions of Article 4), applicable Legal Requirements and such other reasonable regulations as Landlord may adopt from time to time in accordance with Article 27, have the right, at Tenant’s sole cost and expense, to use a portion or portions of the Premises as a pantry or pantries for use solely by Tenant and its respective employees and business guests, which may contain reheating (for ordinary office use) but not cooking equipment, including items such as a microwave, coffee maker, sink, ice maker, soda machine, vending machines, tables and chairs, dishwasher, hot water heater and refrigerator; provided that (i) no cooking, and no other preparation of food which would require ventilation to the outside of the Building in connection therewith (other than the reheating of food by a microwave and the preparation of beverages), shall be done in any such pantry, (ii) no food or beverages will be kept or served in the Premises in a manner or under any conditions which result in fumes or odors being emitted from, or detectable outside of, the Premises such that same may unreasonably affect other tenants or occupants of the Building, (iii) such portion or portions of the Premises shall be at all times maintained by Tenant in a clean and sanitary condition and free of refuse, insects and rodents (including required use of extermination services) and (iv) no alcoholic beverages may be served in the Premises, other than for normal entertaining (provided that (I) there shall not be any sale or resale of alcoholic beverages in connection therewith, (II) such use of alcoholic beverages shall not violate the certificate of occupancy or permit to occupy and use for the Building, (III) such use of alcoholic beverages shall not unreasonably interfere with or disturb other tenants or occupants of the Building and (IV) such use of alcoholic beverages shall be in accordance with all Legal Requirements).

(d) Tenant acknowledges that it has read and understands the terms, conditions and obligations set forth in the Governmental Documents and the REA. Each of Landlord and Tenant acknowledges and agrees that it will not take any action or fail to take any action (in the case of (I) Tenant, with respect to its obligations as a subtenant under this Lease and (II) Landlord, with respect to its obligations as a party to the Governmental Documents and the REA) that will cause the other to be in breach of or violate any of the terms of the Governmental Documents or the REA. Tenant hereby agrees that Tenant will at all times, at its sole cost and expense, (i) observe, be bound by and comply with all of the terms, provisions, covenants and conditions of the Governmental Documents affecting Tenant’s operations under or in connection with this Lease and its occupancy of the Premises and the REA, (ii) pay directly to the Superior Lessor under the Underlying Lease on demand any rental, fee, charge or other amount due to Landlord if Landlord shall be under an uncured notice of default under the Underlying Lease and (iii) cooperate in every reasonable manner with Landlord with regard to Landlord’s obligations under the Governmental Documents and the REA; provided that if Landlord shall have requested and received a waiver of any terms, covenants or conditions of any Governmental Documents or the REA applicable to the Premises and the conduct of Tenant’s business in the Building, Landlord shall not enforce such waived terms, covenants or conditions against Tenant. Landlord hereby represents and warrants that Landlord has delivered to Tenant true and correct copies of each of the Governmental Documents and the REA.

(e) If any governmental license or permit, other than a certificate of occupancy, shall be required for the proper and lawful conduct of Tenant’s business in the Premises, or any part thereof, and if failure to secure such license or permit would in any way adversely affect Landlord, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit a copy to Landlord (and Landlord shall reasonably cooperate with Tenant at Tenant’s sole cost and expense in connection therewith). At Tenant’s request, Landlord shall execute applications for building permits and other applicable governmental filings, as necessary, prior to Landlord’s approval of Tenant’s plans and specifications pursuant to Article 4 hereof, provided that Tenant shall be solely responsible for all reasonable costs and expenses which may arise in connection with any revision or resubmission of such applications which may subsequently be necessary. Tenant shall at all times comply with the terms and conditions of each such license or permit, but in no event shall failure to procure and maintain same by Tenant affect Tenant’s obligations hereunder.

(f) Any fitness center facility permitted to be operated in the Premises (the “Fitness Center”) shall not be located in any portion of the Premises which is a partial floor (i.e., where Tenant does not lease the balance of the floor on which such portion of the Premises is located) or any partial or full floor of the Premises which is contiguous to a floor of the Building any leasable portion of which is not part of the Premises; provided, however, that Tenant shall not be precluded from subleasing a portion of the floor on which the Fitness Center is located, nor shall Tenant be required by Landlord to relocate the Fitness Center if Landlord recaptures or underlets a portion of the floor on which the Fitness Center is located or a floor adjacent to the floor on which the Fitness Center is located, pursuant to Sections 14.4 or 14.5 hereof. The Fitness Center may only be used by personnel of Tenant and any permitted subtenants and licensees ordinarily working in the Building (and with respect to Tenant’s employees only, visiting the Premises from another location) and short-term invitees of Tenant; provided, in no event shall the Fitness Center be held open for use by the general public. Tenant specifically agrees to perform or have performed on its behalf and its own expense all prudent and necessary analysis and work to ensure that the Fitness Center (including, without limitation, all weight machines, treadmills and other equipment) is designed and constructed (1) such that the use, operation and maintenance thereof does not result in any noise (beyond normal office use) that can be heard outside the Premises or any vibrations that can be felt outside the Premises, (2) to be properly integrated into and not have any material adverse impact upon, the structure of the Building and its harmonics, (3) not to have any material adverse impact upon any area of the Building outside the Premises, including, without limitation, the Common Areas or facilities, space demised to any other tenant or occupant and space controlled by Landlord, and (4) so as not to have any material adverse impact upon the business of any other tenant or occupant of the Building or Landlord. Notwithstanding Tenant’s compliance with the foregoing and with the other provisions of this Lease, Landlord shall have the right to require Tenant to immediately discontinue use of the Fitness Center upon notice from Landlord of a complaint by any other tenant or occupant of the Building of interference or material adverse impact caused by such exercise facilities if Landlord reasonably believes such complaint arises from a condition violative of the immediately preceding sentence until such time as Tenant rectifies the cause of and eliminates such interference or material adverse impact to the reasonable satisfaction of Landlord. Notwithstanding the foregoing, Tenant shall have the right to continue to use the Fitness Center to the extent Tenant takes immediate action to cure such interference or impact.

(g) Tenant shall pay Landlord’s reasonable cost for any extermination, ventilation, refuse removal and cleaning (in excess of normal office ventilation and cleaning) necessitated by the use of any portion of the Premises for a Dining Facility (it being understood that Landlord’s provision of cleaning services shall not be extended beyond that provided for herein by reason of Landlord’s approval of the use of such space as a Dining Facility). Prior to the disposal thereof, Tenant shall store all refuse resulting from the operation of any Dining Facility in the Premises in a refrigerated garbage room in a location within the Premises designated by Tenant and reasonably acceptable to Landlord and the storage thereof shall be subject to such reasonable rules and regulations as may be prescribed by Landlord for the office tenants of the Building from time to time in connection therewith.

(h) Any portion of the Premises which is permitted to be used as an auditorium (the “Auditorium”) shall not be located in any portion of the Premises which is a partial floor (i.e., where Tenant does not lease the balance of the floor on which such portion of the Premises is located) or any partial or full floor of the Premises which is contiguous to a floor of the Building any leasable portion of which is not part of the Premises; provided, however, that Tenant shall not be precluded from subleasing a portion of the floor on which the Auditorium is located, nor shall Tenant be required by Landlord to relocate the Auditorium if Landlord recaptures or underlets a portion of the floor on which the Auditorium is located or a floor adjacent to the floor on which the Auditorium is located, pursuant to Sections 14.4 or 14.5 hereof. The Auditorium may only be used by Tenant and its (or its Affiliates’) licensees, guests, invitees or employees (subject, however, to the maximum occupancy limitation as prescribed by applicable Legal Requirements) and Tenant specifically agrees to perform or have performed on its behalf and its own expense all prudent and necessary analysis and work to ensure that the Auditorium (including, without limitation, all sound and lighting equipment) is designed and constructed (1) such that the use, operation and maintenance thereof does not result in any noise (beyond normal office use) that can be heard outside the Premises or any vibrations that can be felt outside the Premises, (2) to be properly integrated into and not have any material adverse impact upon, the structure of the Building and its harmonics, (3) not to have any material adverse impact upon any area of the Building outside the Premises, including, without limitation, the Common Areas or facilities, space demised to any other tenant or occupant and space controlled by Landlord, and (4) so as not to have any material adverse impact upon the business of any other tenant or occupant of the Building or Landlord. Notwithstanding Tenant’s compliance with the foregoing and with the other provisions of this Lease, Landlord shall have the right to require Tenant to immediately discontinue use of the Auditorium upon notice from Landlord of a complaint by any other tenant or occupant of the Building of interference or material adverse impact caused by such auditorium facilities if Landlord reasonably believes such complaint arises from a condition violative of the immediately preceding sentence until such time as Tenant rectifies the cause of and eliminates such interference or material adverse impact to the reasonable satisfaction of Landlord. Notwithstanding the foregoing, Tenant shall have the right to continue to use the Auditorium to the extent Tenant takes immediate action to cure such interference or impact.

Section 2.2 (a) Tenant shall not use or permit the Premises or any part thereof to be used (i) for the business of printing or other manufacturing of any kind, except for the use of office equipment in connection with the normal operation of the Premises for a Permitted Use and except as otherwise set forth herein, (ii) as a retail branch of a bank or savings and loan association, or as a retail loan company, (iii) as a retail stock broker’s or dealer’s office, (iv) for the storage or sale of merchandise, (v) for the distribution, by mail-order or otherwise, of merchandise, (vi) as a restaurant or bar or for the sale of food or beverages (except in connection with the Dining Facility and the sale of snack food, beverages and other convenience items to occupants of the Premises and guests by vending machines), (vii) as a news or cigar stand, (viii) as an employment agency, labor union office, school, physician’s or dentist’s office, dance or music studio, (ix) as a barber shop or beauty salon, (x) for the sale, at retail or otherwise, of any goods, (xi) by the United States Government, the City or State of New York, any other Governmental Authority, any foreign government, the United Nations or any agency or department of any of the foregoing, any Person having sovereign or diplomatic immunity or any person not subject to the jurisdiction of the state and Federal courts located in the State of New York, unless such Person (A) irrevocably waives such sovereign immunity pursuant to a written waiver reasonably satisfactory to Landlord, (B) provides a legal opinion from a nationally recognized United States law firm in form and substance reasonably satisfactory to Landlord opining (1) that such waiver is legal, valid and binding on such Person and enforceable in the courts of New York State and (2) as to such other matters as Landlord shall reasonably require, (C) is reasonably approved by Landlord and (D) would not, in Landlord’s reasonable opinion, jeopardize the status of the Building as a First Class Office Building, (xii) for the rendition of medical, dental or other therapeutic services (it being understood that Tenant may use or may permit the use of the Premises for certain diagnostic services in connection with health programs conducted from time to time for the benefit of Tenant’s employees), (xii) for the conduct of an auction or (xiii) for the sale or licensing of lottery tickets or similar chances or devices or for the conduct or licensing of off-track or other wagering operations or activities at or from the Premises. Tenant agrees that no souvenir or souvenir type merchandise whether involving the World Trade Center or other Port Authority facilities (or depicting any aspect thereof) or bearing or carrying the World Trade Center legend or reproduction thereof shall be sold or displayed at or from the Premises without the prior consent of Landlord and the Superior Lessor under the Underlying Lease.

(b) Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way (i) violate any of the provisions of any of the Governmental Documents or any grant, lease or mortgage to which this Lease is subordinate to the extent applicable to the Premises, (ii) violate any Legal Requirements (subject to the right to contest such Legal Requirements as provided in Section 8.2 hereof), (iii) make unobtainable from reputable insurance companies authorized to do business in New York State at standard rates any fire insurance with extended coverage, or liability, elevator or boiler or other insurance carried by Landlord in connection with the Building, (iv) cause, or in Landlord’s reasonable opinion be likely to cause, physical damage to the Building or any part thereof, (v) constitute a public or private nuisance, (vi) impair the appearance, character or reputation of the Building (provided that the use of the Premises by Original Tenant shall not be deemed to violate this clause (vi)), (vii) discharge objectionable fumes, vapors or odors into the Building air-conditioning system or into Building flues or vents not designated to receive such fumes, vapors, or odors, or otherwise discharge same, in such manner as may reasonably be anticipated to adversely affect other tenants or occupants of the Building or as may adversely affect space outside of the Premises, (viii) impair or interfere with any of the Building Services or the proper and economic heating, cleaning, air-conditioning or other servicing of the Building or the Premises, or impair or interfere with the use of any of the other areas of the Building by any other tenants or occupants of the Building (provided that the use of the Premises by Original Tenant shall not be deemed to violate this clause (viii)), (ix) result in the leakage of fluid or the growth of mold or the creation of any other condition which causes, or in Landlord’s reasonable opinion would be likely to cause, an internal air quality problem in the Premises or the Building, (x) cause Tenant to default in any of its other obligations under this Lease or (xi) occasion any unreasonable annoyance or discomfort to any tenants or occupants of the Building or unreasonably interfere with the use or occupancy of other portions of the Building. The provisions of this Section 2.2(b), and the application thereof, shall not be deemed to be limited in any way to or by the provisions of Rules and Regulations referred to in Article 27.

Section 2.3 Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, subject to the Building Rules and Regulations set forth on Exhibit B hereto and the other applicable provisions of this Lease, (i) the public areas of the Building, including, without limitation, the common lobbies, corridors, stairways, elevators and loading docks of the Building for their intended uses and (ii) if the Premises includes less than the entire RSF of any floor, the common toilets, corridors and elevator lobby of such floor for their intended uses.

Section 2.4 (a) In the event that electro-magnetic fields emanating from the Substation equipment and/or the main electrical switchgear and related equipment which is part of the base Building electrical system exceed ten (10) milligaus (other than as a result of any such electro-magnetic fields generated by Tenant (or any subtenant or other occupant of the Premises)) in any portion of the Premises (an “EMF Event”), Landlord shall reduce such electro-magnetic fields so that such emissions will not exceed ten (10) milligaus in such portion of the Premises (and any shielding installed by Landlord shall not be installed above the floor slab on any floor of the Premises or otherwise require any material modification or alteration of the improvements then existing in the Premises). In addition, in the event of the occurrence of an EMF Event with respect to the Lobby, Landlord shall use commercially reasonable efforts to enforce its rights under Section 3.8(a) of the REA relating to Con Edison’s obligation to install shielding which is designed to reduce electro-magnetic fields emanating in the Lobby from the Substation equipment and/or the main electrical switchgear and related equipment which is part of the base Building electrical system. Tenant shall give prompt notice to Landlord in case Tenant reasonably believes that an EMF Event shall have occurred with respect to any portion of the Premises. If an EMF Event shall have occurred, within forty-five (45) days after Tenant shall have delivered notice of such EMF Event to Landlord, Landlord shall deliver to Tenant a statement (hereinafter referred to as the “EMF Statement”) prepared by a reputable licensed architect or engineer or contractor having at least ten (10) years’ experience in such matters selected by Landlord setting forth such architect’s or engineer’s or contractor’s reasonable estimate as to the time required to cure such EMF Event (the “EMF Cure Period”), together with a notice from Landlord stating in bold capital letters that if Tenant fails to respond to such notice within the sixty (60) day period set forth in Section 2.4 hereof, then Tenant shall be deemed to have waived its rights to terminate this Lease with respect to the affected floor(s) pursuant to Section 2.4(b)(i) hereof so long as Landlord shall have delivered to Tenant an EMF Remediation Completion Notice prior to the expiration of the EMF Cure Period (it being agreed that in the event that Landlord shall have failed to so deliver an EMF Remediation Completion Notice, then the provisions of the last sentence of Section 2.4(b) hereof shall apply). In the event that (I) an EMF Event shall have occurred with respect to any portion of the Premises, (II) Tenant does not use such portion of the Premises for the ordinary conduct of Tenant’s business as a result thereof and (III) such condition shall not have been remedied within two (2) Business Days (as such number of days shall be extended by any Tenant Delays) after Landlord’s receipt of a written notice from Tenant (the “EMF Notice”) then, Fixed Rent, Tenant’s Pilot Payment, Tenant’s Tax Payment and Tenant’s Operating Payment shall be abated as to such affected portion of the Premises on a per diem basis for the period commencing on the day after the second (2nd) Business Day (subject to any Tenant Delay) after Tenant delivers the EMF Notice to Landlord, and ending on the earlier of (i) the date Tenant reoccupies such portion of the Premises for the ordinary conduct of its business, or (ii) the date on which Landlord shall have delivered to Tenant a certificate from an independent electrical consultant selected by Landlord and reasonably acceptable to Tenant certifying that such condition has been remedied so that an EMF Event is no longer occurring (an “EMF Remediation Completion Notice”).

(b) In the event that the EMF Statement shall provide that the period required to the cure the EMF Event will exceed one hundred twenty (120) days, Tenant may elect (on written notice delivered to Landlord within sixty (60) days after the delivery by Landlord to Tenant of such EMF Statement), to (i) terminate this Lease solely with respect to the affected floor(s) of the Premises (in which event this Lease shall be deemed to have expired solely with respect to the affected floor(s) as of the date set forth in Tenant’s notice (which date shall not be more than ninety (90) days after the giving of such notice) as if such date were the originally scheduled Expiration Date of this Lease with respect to such floor(s)) or (ii) temporarily lease substitute space located in the Building or, if not available in the Building, in another building located in downtown Manhattan that is owned by Landlord or one of its Affiliates, in which event Landlord shall be obligated to lease such substitute space to Tenant subject to the following conditions: (1) such space shall be designated by Landlord in its sole but good faith discretion from any available space in the Building or, if not available in the Building, in another building located in downtown Manhattan that is owned by Landlord or one of its Affiliates (it being agreed that if there is no available space in the Building or such other buildings, then Tenant shall not have the right to temporarily lease any space under this clause (ii)); (2) the leasing of such space by Tenant shall be subject to all of the terms and conditions of this Lease, except that (x) the term of the leasing of such space shall expire on the date on which Landlord shall have complied with the provisions of this Section 2.4 in all material respects, (y) Landlord shall, at Landlord’s sole cost and expense, prepare such space for Tenant’s occupancy such that such space shall be in a condition which is substantially similar to the affected floor(s) of the Premises and (z) Landlord shall reimburse Tenant for Tenant’s actual reasonable out-of-pocket moving expenses incurred by Tenant in connection with moving into such temporary space and moving back into the affected floor(s) of the Premises once the EMF Event shall have been cured; (3) Tenant shall not be entitled to lease any space under this clause (ii) the RSF of which is substantially in excess of the RSF of the affected floor(s) of the Premises; (4) Tenant shall be required to move back in to the affected floor(s) and vacate the temporary space within thirty (30) days after Landlord delivers an EMF Remediation Completion Notice to Tenant with respect to such affected floor(s), which notice shall be factually accurate; (5) following any such temporary relocation pursuant to this Section 2.4, Landlord and Tenant, promptly at the request of either party, shall execute and deliver a supplementary agreement setting forth such temporary substitution of space and the temporary change (if any) in Fixed Rent, Tenant’s Pilot Payment, Tenant’s Tax Payment and Tenant’s Operating Payment; and (6) Tenant shall be obligated to pay fixed rent with respect to such temporary space at an annual rate equal 90% of the then escalated Fixed Rent payable under this Lease. In the event that Tenant shall fail to deliver to Landlord a written notice exercising its right to terminate this Lease with respect to any affected floor(s) within the sixty (60) day period after the delivery to Tenant of the EMF Statement, then Tenant shall be deemed to have waived its rights to so terminate this Lease with respect to such floor(s) under clause (i) above; provided, however, that if Tenant does not terminate this Lease with respect to such affected floor(s) within such sixty (60) day period, then Tenant shall be entitled to terminate this Lease with respect to such affected floor(s) on thirty (30) days’ notice at any time thereafter if the EMF Event with respect to such affected floor(s) shall not have been cured within such thirty (30) day period.

(c) Notwithstanding anything to the contrary contained herein, references to “affected floor(s)” in this Section 2.4 shall apply to any full or partial floors with respect to which an EMF Event shall have occurred.

(d) In the event that Tenant terminates this Lease with respect to any affected floor(s) pursuant to the provisions of Section 2.4(b) hereof, then within thirty (30) days after receipt of an invoice therefor (together with reasonable supporting documentation therefor), Landlord shall reimburse Tenant for the following amounts: (i) Tenant’s actual reasonable out-of-pocket moving expenses incurred by Tenant in connection with moving out of such affected floor(s); (ii) an amount equal to the positive difference, if any, between (A) the net amount of rents payable (based on a market tenant concession package) by Tenant under any lease entered into by Tenant for alternative space as a result of the termination of this Lease with respect to such affected floor(s) for any calendar month (or portion thereof) occurring during the period (the “EMF Termination Period”) commencing on the later to occur of (x) the Rent Commencement Date or (y) the date of such termination, through the date that otherwise would have constituted the Expiration Date with respect to such affected floor(s) and (B) Rent which would have been payable under this Lease for the corresponding calendar month (or portion thereof) occurring during the EMF Termination Period (conclusively presuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination increased by an amount to take into account an increase in the CPI); provided that (I) if Tenant leases alternative space in combination with other space, then proper apportionment (on a per Rentable Square Foot basis) shall be made of the rent payable in connection with such leasing and (II) the amounts payable by Landlord hereunder shall in no event exceed, in the aggregate, an amount equal to Fifteen Dollars ($15) per RSF of such affected floor(s)); and (iii) an amount equal to the then unamortized costs actually expended by Tenant (i.e., exclusive of Landlord’s Contribution) for Tenant’s Initial Alterations directly related to the portion(s) of the Premises with respect to which this Lease is so terminated (but in no event to exceed, in the aggregate, an amount equal to Twenty-Five Dollars ($25) per RSF of such affected floor(s)). In the event that Landlord defaults in the payment of such reimbursement and such default continues for ten (10) Business Days after notice to Landlord, then Tenant will have the right to accelerate such reimbursement payments, upon notice to Landlord prior to the curing of such default, discounted to present value at the rate of six percent (6%) per annum. In the event of such default and acceleration as aforesaid, Landlord will have the obligation to pay the accelerated reimbursement payment to Tenant within five (5) Business Days after the end of the ten (10) Business Day Period.

(e) Any dispute arising under this Section 2.4 may be submitted by either party to arbitration in accordance with Article 34 hereof.

ARTICLE 3

TERM

Section 3.1 The Term shall commence on the Commencement Date and shall, unless sooner terminated, expire on the Expiration Date. If Landlord fails to deliver possession of any portion of the Premises on the Commencement Date for any reason, the Commencement Date shall be deemed to be the first (1st) day thereafter that actual possession is so delivered, and any delay in such date shall be Tenant’s sole remedy at law or in equity (Tenant hereby waiving any right to rescind this Lease and/or to recover any damages on account of such delay). If there shall be a delay in the Commencement Date for delivery of the Premises or any portion thereof, Landlord shall give Tenant at least ten (10) Business Days’ prior written notice of such revised Commencement Date for such delivery.

Section 3.2 The provisions of this Article 3 and the Work Letter are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law or any successor law or ordinance, and Tenant hereby waives any right to rescind this Lease which Tenant might otherwise have thereunder.

Section 3.3 As soon as may be convenient after the Rent Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution of a written agreement in which the Commencement Date, the Rent Commencement Date and the Expiration Date shall be stated, but the failure by either party to so execute or deliver such agreement shall not in any way reduce the respective obligations or rights of Landlord or Tenant under this Lease.

ARTICLE 4

ALTERATIONS; NON-INTERFERING USES

Section 4.1 (a) Except as otherwise provided in this Article 4, Tenant shall not make any Alterations without Landlord’s prior consent in each instance. Landlord’s consent shall not be required for any Alterations that are (i) decorative or cosmetic Alterations (and which are not Material Alterations) such as painting, wall coverings and floor coverings or the installation of movable fixtures and ordinary office business equipment (collectively, “Decorative Alterations”), or (ii) are not Material Alterations and do not for any one project cost in excess of One Million Dollars ($1,000,000), such $1,000,000 floor to be (A) increased each year after the Rent Commencement Date by the CPI Fraction, and (B) proportionately adjusted from time to time in the event of any increase or decrease, as the case may be, to the RSF of the Premises initially leased hereunder by Original Tenant by more than the equivalent of three (3) full floors (the “Alteration Threshold”), provided that with respect to any such Alteration, the Port Authority has consented thereto (if such consent is required under the Underlying Lease) and such Alteration complies with all Legal Requirements and the Governmental Documents (including, without limitation, the Port Authority’s requirements for fire safety with respect to any wall coverings or carpeting). The Alteration Threshold shall be increased annually on January 1st of each year during the Term by the CPI Fraction. For purposes of this Article 4, “Material Alterations” means Alterations which (1) affect the outside appearance of the Building or the structural integrity of the Building, including the structural elements of the walls, floors, ceiling or columns of the Building, (2) would physically affect any components of the exterior of the Building, (3) adversely affect the Building Systems or adversely affect the Building Services, (4) would adversely affect the provision of base Building services to other Building tenants or (5) would include work which requires the removal of a portion of the floor slab in any portion of the Premises, or access to, or penetration of the floor slab adjacent to, any space occupied by any other tenant or occupant of the Building (other than Tenant’s subtenants). Landlord’s consent shall not be unreasonably withheld, conditioned or delayed with respect to Material Alterations or Alterations that do not constitute Material Alterations, the cost of which exceeds the Alteration Threshold. With respect to Alterations that require that a governmental permit be filed in connection therewith, Tenant shall submit any such filing to Landlord simultaneously with Tenant’s submission thereof to the Port Authority or any other Governmental Authority. Tenant shall have the right to install an internal staircase within the Premises connecting adjacent floors of the Premises, subject to compliance with the requirements of this Lease (including, without limitation, Article 4 and the Work Letter). Any such internal staircase shall be a Non-Standard Alteration.

(b) If Tenant intends to perform Alterations for which Tenant believes Landlord’s consent is not required hereunder, Tenant shall be required to give Landlord prior notice of such intention and belief and reasonable information concerning the nature of such proposed Alterations, and Tenant shall be permitted to perform such Alterations so long as (A) such Alterations shall be performed only by contractors and subcontractors approved by Landlord as and to the extent approval of such contractor or subcontractor is required by Section

4.3, (B) the performance of such Alterations do not affect areas outside of the Premises, (C) such Alterations do not violate the certificate of occupancy then in effect for the Building, (D) Tenant shall have provided Landlord with plans and specifications for such Alterations as required by Section 4.2, and (E) Tenant otherwise complies with the requirements of this Article 4.

(c) Notwithstanding anything to the contrary contained herein, Tenant shall comply with the provisions of the Underlying Lease with respect to the performance of any Alterations (including, without limitation, Sections 18.1 and 18.2 thereof) and shall not commence any work until a TAA with respect to such Alterations, and the plans and specifications forming a part thereof, covering such work have been finally approved by the Port Authority, if required pursuant to the terms of the Underlying Lease. Tenant shall be responsible for all out-of-pocket costs associated with the Port Authority’s TAA approval process. Landlord (at no cost to Landlord) shall reasonably cooperate with Tenant in expediting submissions of Tenant’s Plans to the Port Authority and in connection with the TAA approval process.

(d) Subject to the terms and conditions of this Article 4 and the Work Letter, Tenant shall be entitled to structurally reinforce certain portions of the floors and slabs of the Premises in order to accommodate Tenant’s Initial Alterations. Any such Alteration shall be deemed to be a Material Alteration. In addition, any such Alteration shall be deemed to be a Non-Standard Alteration.

Section 4.2 Prior to making any Alterations (other than Decorative Alterations), Tenant shall (a) submit to Landlord detailed plans and specifications therefor (to the extent any such plans and specifications are required by Legal Requirements and/or by the Port Authority) in form reasonably satisfactory to Landlord which shall comply with all Legal Requirements (which detailed plans and specifications shall be subject to Landlord’s approval only with respect to Alterations which are subject to Landlord’s consent as and to the extent provided herein) (“Tenant’s Plans”), and if such Alterations require a filing with Governmental Authority or require the consent of such Governmental Authority, then such plans and specifications shall be prepared and certified by a registered architect or licensed engineer, to the extent necessary for such governmental filing or consent, (b) at its expense, obtain and deliver to Landlord true copies of all required permits, approvals and certificates (including permits, approvals and certificates required or contemplated by any Governmental Document), and (c) demonstrate that Tenant carries all required insurance as well as worker’s compensation insurance (covering all persons to be employed by Tenant and all contractors and subcontractors supplying materials or performing work in connection with such Alterations) and comprehensive public liability (including property damage coverage) and Builder’s Risk coverage (issued on a completed value basis). Landlord shall respond to any written request by Tenant for Landlord’s approval of any permit applications within five (5) Business Days after Tenant submits such request to Landlord (together with all information reasonably required by Landlord in order to process such request). In the event that Landlord shall fail to respond to such request within such five (5) Business Day period, then Tenant may send a second notice to Landlord requesting that Landlord approve such permit applications and, provided that such second notice shall set forth in bold capital letters the following statement: “IF LANDLORD FAILS TO RESPOND WITHIN ONE (1) BUSINESS DAY AFTER RECEIPT OF THIS NOTICE, THEN THE PERMIT APPLICATION(S) REFERRED TO IN THIS LETTER SHALL BE DEEMED TO BE APPROVED BY LANDLORD”, if Landlord fails to respond to such notice within one (1)

Business Day after receipt by Landlord, then such permit applications for which the request is submitted shall be deemed to be approved by Landlord. All insurance under the preceding clause (c) shall be in such form, with such companies, for such periods and in such amounts and types of coverage as would be required by prudent landlords of buildings located in The City of New York that are similar to the Building, or as required by the terms of any Superior Lease (including the Underlying Lease) or any Mortgage, naming Landlord and its employees and agents, and any Superior Lessor and any Mortgagee as well as any other Person required pursuant to the terms of the Governmental Documents as additional insureds, provided that the names of such additional insureds are provided to Tenant in writing. All Alterations including, but not limited to, Decorative Alterations shall be performed by Tenant, at Tenant’s sole cost and expense, (A) in a good and workerlike manner, (B) in compliance with all Legal Requirements and with the Alteration Rules and Regulations attached hereto as Exhibit C (provided that in the event of any conflict between the provisions of this Lease and the provisions of Exhibit C, the provisions of Exhibit C shall prevail), (C) except for Decorative Alterations (for which plans and specifications need only be prepared and submitted to Landlord to the extent required by the Port Authority or any other Governmental Authorities), in accordance in all material respects with the plans and specifications previously approved by Landlord (as such plans and specifications may be revised from time to time in accordance herewith), and (D) if such Alterations are projected by Tenant to cost in excess of the Alteration Threshold, or if such Alterations constitute Material Alterations, under the supervision of a licensed architect or engineer. Tenant shall promptly commence all Alterations after receipt of all consents and permits required hereunder and shall diligently prosecute same to completion. Tenant shall promptly reimburse Landlord, as Additional Rent within thirty (30) days after demand, for any and all reasonable, actual out-of-pocket costs and expenses incurred by Landlord in connection with the review of Tenant’s plans and specifications for any such Alteration by any third-party architect, engineer or other consultant reasonably retained by Landlord (in accordance with construction practices consistent with construction practices in other First Class Office Buildings and consistent with the practices of prudent owners of First Class Office Buildings) or the review by any Superior Lessor or Mortgagee or any third party architect, engineer or other consultant retained by any of them (which review costs in the case of any Mortgagee must be reasonable).

Section 4.3 Except as otherwise provided herein, Tenant shall not make any Alterations (other than Decorative Alterations) employing, hiring or retaining Persons other than Approved Contractors and Approved Architects and Engineers. Landlord hereby agrees that the contractors listed on Exhibit H hereto are deemed to be Approved Contractors and the architects and engineers listed on Exhibit I hereto are deemed to be Approved Architects and Engineers. Landlord may remove and add contractors, architects and engineers from Exhibit H and Exhibit I, as applicable, in Landlord’s sole but reasonable discretion (except that such contractor, architect or engineer shall remain approved with respect to any contract that Tenant shall have entered into with such contractor, architect or engineer prior to the giving of such notice, subject to the terms of Section 4.6 hereof, and provided that such contractor, architect or engineer shall not be a Prohibited Person). In the event that Tenant desires to perform any Alterations, Tenant may request that Landlord provide an updated Exhibit H and/or Exhibit I, as applicable, and Landlord shall provide same to Tenant promptly after such request. Landlord will not unreasonably withhold, condition or delay its approval of contractors, architects or engineers proposed to be employed by Tenant for the performance of Alterations; provided, however, that with respect to contractors or engineers in the life safety system, elevators, fire alarm system and building management system trades, Landlord may designate the contractor and engineer to be used by Tenant, provided that the charges of such contractors, architects and engineers shall be reasonable and competitive with the charges of contractors, architects and engineers providing similar services to other First Class Office Buildings. Subject to the foregoing, Landlord shall not unreasonably withhold or delay its approval of contractors, architects or engineers, from time to time, proposed to be employed by Tenant in connection with the performance of Alterations.

Section 4.4 (a) Except as otherwise provided in this Section 4.4, all construction, Alterations, other improvements or installations made to or upon the Premises, whether or not at the expense of Tenant, shall become part of the Premises and, upon the expiration or earlier termination of the Term, shall become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof upon the Expiration Date or earlier termination of the Term. Landlord may condition its approval of any Alterations which differ materially from ordinary office installations, such as additional bathrooms installed by Tenant, vaults, raised floors, conveyors and slab penetrations (other than minor slab penetrations for cable and conduit) by requiring Tenant to agree in writing to remove such Alterations at the end of the Term as set forth in this Section 4.4 (any such Alterations which Landlord so requires Tenant to agree to remove, “Non-Standard Alterations”), expressly excluding (A) wiring and cabling (subject to Section 6.6 hereof), (B) raised flooring in portions of the Premises which does not exceed, in the aggregate, an amount equal to the product of (x) five hundred (500) RSF times (y) the number of full floors of the Premises and (C) other Alterations (which would otherwise be deemed Non-Standard Alterations) for which demolition costs will not materially exceed demolition costs for normal office use installations (it being agreed that in the case of this clause (C), Tenant shall only be obligated to pay for the incremental cost of such demolition over demolition costs for normal office use installations). Non-Standard Alterations will, however, include the cafeteria, floor penetrations, vaults, rolling files and steel plates. Landlord shall identify, at the time it approves Tenant’s Plans, any Non-Standard Alterations which Landlord shall require Tenant to remove upon the expiration or sooner termination of this Lease, but such Non-Standard Alterations shall not include items as set forth above. Any items not so identified shall not be required to be removed by Tenant upon the Expiration Date. On the Expiration Date, (i) Tenant shall have removed Tenant’s Property from the Premises, and (ii) unless Landlord notifies Tenant no later than ninety (90) days prior to the Expiration Date that any or all of the Non-Standard Alterations then in the Premises shall not be removed from the Premises (unless the Expiration Date is earlier than the anticipated or expected Expiration Date as a result of an Event of Default, condemnation or casualty, then within a reasonable time), Tenant shall have removed the Non-Standard Alterations from the Premises, at Tenant’s sole cost and expense in accordance with the provisions of this Article 4. Tenant shall repair and restore in a good and workerlike manner any damage to the Premises and the Building caused by such removal of Tenant’s Property and any Non-Standard Alterations in accordance with the provisions of this Article 4. Any of the Non-Standard Alterations or Tenant’s Property not so removed by Tenant at or prior to the Expiration Date shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or be removed from the Premises by Landlord, and Tenant shall (unless Landlord shall have directed Tenant not to remove such items) reimburse Landlord, as Additional Rent within thirty (30) days after demand, for Landlord’s reasonable, actual out-of-pocket costs incurred in connection with such removal and restoration. The covenants and agreements set forth in this Section 4.4 shall survive the expiration or earlier termination of this Lease.

(b) Landlord agrees to provide a written response to any notice setting forth a request for approval of Tenant’s Plans for any Alterations for which Landlord’s approval is herein required within the time periods set forth in this Section 4.4(b), provided Tenant’s Plans comply in all material respects with the requirements of Section 4.2 and the Governmental Documents. With respect to any Alterations affecting at least one hundred thousand (100,000) RSF of the Premises, provided that such notice shall set forth in bold capital letters the following statement: “IF LANDLORD FAILS TO RESPOND WITHIN FIFTEEN (15) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE ENTITLED TO COMMENCE CONSTRUCTION IN ACCORDANCE WITH THE PLANS AND SPECIFICATIONS SUBMITTED TO LANDLORD WITH THIS REQUEST”, if Landlord fails to respond to such notice within fifteen (15) Business Days after receipt by Landlord, then Tenant’s Plans with respect to such Alterations for which the request is submitted shall be deemed to be approved by Landlord. With respect to any Alterations affecting less than one hundred thousand (100,000) RSF of the Premises, provided that such notice shall set forth in bold capital letters the following statement: “IF LANDLORD FAILS TO RESPOND WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE ENTITLED TO COMMENCE CONSTRUCTION IN ACCORDANCE WITH THE PLANS AND SPECIFICATIONS SUBMITTED TO LANDLORD WITH THIS REQUEST”, if Landlord fails to respond to such notice within ten (10) Business Days after receipt by Landlord, then Tenant’s Plans with respect to such Alterations for which the request is submitted shall be deemed to be approved by Landlord. In addition, Landlord agrees to respond to any resubmission of or revisions or modifications to Tenant’s Plans within the time periods set forth in this Section 4.4(b) after receipt by Landlord of a notice from Tenant requesting Landlord’s consent to (and enclosing a copy of) such resubmission, revision or modification. With respect to such resubmission(s), revision(s) or modification(s) of any Alterations affecting at least one hundred thousand (100,000) RSF of the Premises, provided that such notice shall set forth in bold capital letters the following statement: “IF LANDLORD FAILS TO RESPOND WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE ENTITLED TO COMMENCE CONSTRUCTION IN ACCORDANCE WITH THE PLANS AND SPECIFICATIONS SUBMITTED TO LANDLORD WITH THIS REQUEST”, if Landlord fails to respond to such notice within such ten (10) Business Day period, then such resubmission of or revisions or modifications to Tenant’s Plans with respect to such Alterations for which the request is submitted shall be deemed to be approved by Landlord. With respect to such resubmission(s), revision(s) or modification(s) of any Alterations affecting less than one hundred thousand (100,000) RSF of the Premises, provided that such notice shall set forth in bold capital letters the following statement: “IF LANDLORD FAILS TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE ENTITLED TO COMMENCE CONSTRUCTION IN ACCORDANCE WITH THE PLANS AND SPECIFICATIONS SUBMITTED TO LANDLORD WITH THIS REQUEST”, if Landlord fails to respond to such notice within such five (5) Business Day period, then such resubmission of or revisions or modifications to Tenant’s Plans with respect to such Alterations for which the request is submitted shall be deemed to be approved by Landlord. Together with Tenant’s delivery to Landlord of Tenant’s Plans (or resubmission, revision or modification thereof, as applicable), Tenant shall provide Landlord with a request for approval.

In the event that Landlord shall not approve any such request, the notice of such non-approval shall as specifically as practicable indicate the reasons for such non-approval, in sufficient detail as to reasonably permit Tenant to make changes. Landlord shall cooperate with Tenant, at Tenant’s sole cost and expense, as is reasonably necessary for Tenant to obtain all permits and approvals required to be issued by any Governmental Authority in connection with Tenant’s Alterations, and Landlord shall execute necessary consents and applications and perform other reasonable ministerial and non-ministerial requirements as and to the extent required. Notwithstanding anything to the contrary contained herein, Landlord agrees, upon Tenant’s request, to execute all applications required by any Governmental Authority (including, without limitation, the Port Authority) in connection with Tenant’s Alterations prior (but still subject) to Landlord’s approval of Tenant’s Plans as described above and, in the event Tenant shall be required to resubmit any applications due to changes to Tenant’s Plans requested by Landlord after Tenant’s submission of such applications, Tenant shall pay all costs and expenses in connection with such resubmission to the applicable Governmental Authority (including, but not limited to, the Port Authority). Tenant shall pay, as Additional Rent, Landlord’s actual out-of-pocket review and approval costs and other costs and expenses payable to any Governmental Authority in connection with any Alterations. Landlord shall use commercially reasonable efforts to remedy any violation that exists elsewhere in the Building (Landlord’s failure to cure any such violation shall be deemed a Landlord Delay) and that interferes with Tenant’s obtaining a permit or approval from a Governmental Authority to perform Tenant’s Alterations, but the failure to obtain same shall not result in any liability to Landlord or affect any of Tenant’s obligations hereunder.

(c) Upon completion of any Alterations, Tenant, at its expense, shall promptly obtain certificates of final approval of such Alterations as may be required by any Governmental Authority (including any new or amended certificate of occupancy required by any Governmental Authority), and shall furnish Landlord with copies thereof, together with copies of the final plans and specifications (other than for Decorative Alterations) prepared by or on behalf of Tenant in connection with such Alterations (which plans and specifications must include final, marked record drawings which incorporate all bulletins issued from each of Tenant’s HVAC, electrical, plumbing, fire safety and sprinkler subcontractors, as applicable) prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium as Landlord may reasonably specify or accept at its request) using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming conventions as Landlord may reasonably accept) and magnetic computer media of such record drawings and specifications, translated into in a format compatible with AutoCAD Release 2000 or later or another format reasonably acceptable to Landlord. Without limiting the generality of the foregoing, Tenant shall deliver to Landlord (i) proof of the issuance of any required approvals, permits and sign-offs for the Alterations by all Governmental Authorities having jurisdiction thereover with reasonable promptness (but in no event later than ninety (90) days following the completion of such Alterations (as such ninety (90) day period shall be extended based on any delays resulting from any such Governmental Authority’s requirements to grant consent to such Alterations so long as Tenant shall have fulfilled all applicable requirements in connection with the granting of such consent, it being agreed that Tenant shall deliver to Landlord reasonable supporting documentation showing that Tenant shall have so fulfilled such applicable requirements promptly after Tenant’s receipt of a request therefor from Landlord), unless Tenant shall be contesting in good faith payment of amounts which such contractors, subcontractors or material suppliers claim to be due or any other good faith dispute arising in connection therewith, which contest shall in any event be subject to the terms of Section 4.5 hereof) and (ii) final lien waivers issued by all contractors and subcontractors providing services in connection with any Alterations (the cost of which services is at least fifty thousand dollars ($50,000) in the aggregate) and all material suppliers supplying pre-purchased equipment (the cost of which materials is at least fifty thousand dollars ($50,000) in the aggregate), but in no event later than forty-five (45) days following the completion of such Alterations, unless Tenant shall be contesting in good faith payment of amounts which such contractors, subcontractors or material suppliers claim to be due, which contest shall in any event be subject to the terms of Section 4.5 hereof.

Section 4.5 (a) If, because of any act or omission of a Tenant Party, its suppliers or subcontractors, any mechanic’s lien, U.C.C. financing statement or other lien, charge or order for the payment of money shall be filed against Landlord, or against all or any portion of the Premises, the Building or the Real Property, Tenant shall, at its own cost and expense, cause the same to be discharged of record, by bonding or otherwise, within forty-five (45) days after Tenant has received notice thereof, and Tenant shall, in accordance with Article 29, indemnify, defend and save Landlord harmless against and from all costs, expenses, liabilities, suits, penalties, claims and demands (including reasonable attorneys’ fees and disbursements) resulting therefrom.

(b) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises.

Section 4.6 Tenant shall not directly or indirectly, engage any third-party contractor, mechanic or laborer in the Premises, even if such Person is an Approved Contractor, whether in connection with any Alteration or otherwise, or use any materials in connection with such Alteration in a manner which would disturb harmony with union labor working in or around the Building (including, without limitation, the creation of any work “slowdown”, sabotage, strike, picket or jurisdictional dispute) or create any actual interference with the operation of the Building or performance of Landlord’s Work or the work of any other tenant or increase the cost of any of the foregoing. Tenant shall immediately stop the performance of any Alteration, or the use of any materials in connection with such Alteration or use of any third party contractor, mechanic or laborer if Landlord notifies in good faith Tenant that continuing such Alteration or employing such third party contractor, mechanic or laborer would so disturb harmony with any trade engaged in performing any other work in the Building or create any actual interference with the operation of the Building. Landlord and Tenant shall cooperate with one another in all reasonable respects to avoid any such labor disharmony.

Section 4.7 All work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants or occupants of the Building.

Section 4.8 All fees, costs and expenses reasonably incurred by Landlord in obtaining approvals or reviews required or contemplated by any Governmental Document or by any Mortgagee in connection with any Alterations shall be payable by Tenant as Additional Rent, within thirty (30) days after demand therefor (which fees, costs and expenses in the case of any Mortgagee shall be reasonable).

Section 4.9 None of the Special Use Areas or Special Use Area Property shall, without Landlord’s consent (such consent to be in Landlord’s reasonable discretion), unreasonably interfere with the occupancy of any other tenant or delay the construction, maintenance, cleaning, repair, safety, management, security or operation of the Building or the Building Systems. If Landlord incurs any additional actual reasonable out-of-pocket operating expense as a result of any increased security reasonably required a result of Tenant’s use of the Auditorium, then Tenant shall pay such additional operating expense to Landlord as Additional Rent within thirty (30) days after demand; provided that such costs would customarily be incurred by a prudent landlord of a First Class Office Building.

Section 4.10 (a) Tenant shall not solicit, suffer or permit other tenants or occupants in the Building to use any communications service, including without limitation any wired or wireless Internet service that passes through, is transmitted through or emanates from the Premises. Tenant acknowledges that Landlord has granted and may grant licenses and other rights to various parties to provide communications services to the tenants of the Building. Landlord agrees that Tenant may contract directly with its own communications service provider to serve the Premises, subject to the terms hereof (including, without limitation, Section 4.6 hereof) and the obtaining of Landlord’s prior approval thereof (which approval shall not be unreasonably withheld, conditioned or delayed).

(b) Tenant agrees that Tenant’s communications equipment and the communications equipment of Tenant’s service providers and contractors located in the Premises or installed in the Building to service the Premises including, without limitation, any Telecommunications Equipment (collectively, “Tenant’s Communications Equipment”) shall be of a type and, if applicable, a frequency which will not cause radio frequency, electromagnetic or other interference to any other party or any equipment of any other party including, without limitation, Landlord, other tenants or occupants of the Building. In the event that Tenant’s Communications Equipment (x) initially installed causes any such interference with telecommunications equipment of Landlord or other tenants subsequently installed, then Tenant, at Landlord’s request, will make reasonable efforts to minimize such interference, or (y) causes any interference with telecommunications equipment of Landlord or any other tenants previously installed (including, for these purposes, any subsequent modification or alteration of Tenant’s Communications Equipment), then upon receipt of notice from Landlord of such interference, Tenant will take all steps reasonably necessary to correct and eliminate the interference. In the case of clause (y) above, if the interference is not eliminated within 24 hours (or a shorter period to the extent commercially reasonable and appropriate), then, upon request from Landlord, Tenant shall shut down the elements of Tenant’s Communications Equipment causing such interference pending resolution of the interference, with the exception of intermittent testing upon prior notice to and with the approval of Landlord, which approval shall not be unreasonably withheld. Landlord shall use commercially reasonable efforts to include provisions substantially similar to this Section 4.10(b) in all leases for space in the Building entered into by Landlord after the date hereof.

Section 4.11 Landlord’s review and approval of Tenant’s plans and specifications and consent to the performance of the work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable law and insurance requirements, nor shall it be deemed a waiver by Landlord of compliance by Tenant with any provisions of this Lease, nor shall it impose upon Landlord any liability or obligation with respect to such work, including without limitation, its completeness, design sufficiency or the performance thereof.

ARTICLE 5

CONDITION OF THE PREMISES; LANDLORD’S WORK

Section 5.1 Tenant agrees to accept possession of each portion of the Premises in its “as is” condition on the Commencement Date, it being acknowledged that the Premises is being delivered vacant and “broom clean” on the Commencement Date; it being acknowledged that the whole of the Premises is being delivered to Tenant on the Commencement Date with the exception of the 25th Floor Space. Except for the performance of Landlord’s Work and the Punch List items, and the making of any Landlord’s Contribution as set forth in Article 31, Landlord shall have no obligation to perform any work, supply any materials, incur any expenses or make any installations in order to prepare the Premises for Tenant’s occupancy.

Section 5.2 Notwithstanding anything to the contrary contained herein, (i) Landlord shall not be obligated to deliver possession of the portion of the Premises located on the twenty-fifth (25th) floor of the Building (the “25th Floor Space”) to Tenant in Floor Ready Condition on the Commencement Date (but shall deliver such floor to Tenant vacant, in “broom clean” condition and with all of Landlord’s personal property removed), and (ii) Landlord shall be obligated to deliver possession of the 25th Floor Space to Tenant on January 1, 2007 (as such date shall be extended on a day-for-day basis based on delay caused by governmental regulation, governmental restriction, strike, labor dispute, riot, inability to obtain materials, acts of God, war, terrorist acts, fire or other casualty and Tenant Delays, the “25th Floor Outside Date”) demolished and otherwise in Floor Ready Condition. Provided that (i) no monetary or material non-monetary Event of Default shall have occurred and be continuing, (ii) this Lease shall be in full force and effect and (iii) Landlord shall have failed to deliver possession of the 25th Floor Space to Tenant on or prior to (A) the 25th Floor Outside Date, then the Rent Commencement Date solely with respect to the 25th Floor Space shall be delayed two (2) days for each day of such delay occurring after the 25th Floor Outside Date, and (B) thirty (30) days after the 25th Floor Outside Date, then the Rent Commencement Date (x) solely with respect to the 25th Floor Space shall continue to be delayed two (2) days for each day of such delay occurring after such thirtieth (30th) day and (y) the remainder of the Premises shall be delayed one (1) day for each day of such delay occurring after such thirtieth (30th) day. Landlord shall commence the performance of all work necessary to cause the 25th Floor Space to be in Floor Ready Condition as soon as practicable after October 1, 2006 and shall diligently prosecute such work to completion thereafter. Landlord reasonably anticipates that the 25th Floor Space will be in Floor Ready Condition on or before January 1, 2007.

Section 5.3 Tenant hereby acknowledges that the Premises are in Floor Ready Condition (other than the 25th Floor Space) and that Landlord’s Work has been completed, except for the installation of Submeters pursuant to Section 10.2 hereof.

ARTICLE 6

REPAIRS; FLOOR LOAD

Section 6.1 (a) Landlord, at Landlord’s expense, shall diligently maintain, replace and repair the Common Areas and the Building Systems (except as otherwise set forth herein), the Lobby and the other public portions of the Real Property, both exterior and interior, and the structural elements thereof, including, without limitation, the roof, foundation and curtain wall, footings, exterior walls, load bearing columns, floor slabs, window sashes, elevators, corridors, core electrical closets, core telecommunications closets, core janitor closets, mechanical rooms, the park, drive-in areas, curbs and sidewalks adjacent to the Building, and the plumbing, electrical, mechanical, Building HVAC System (and the DX units and perimeter heating system serving the Premises to the point of connection to the Premises), fire protection, life safety and sprinkler systems of the Building in conformance with standards applicable to a First Class Office Building (all of the foregoing, “Landlord Repairs”). Landlord shall maintain the DX units serving the Premises to the point of connection to the Premises in all material respects in accordance with the manufacturer’s specifications therefor. Tenant, at Tenant’s expense, shall keep the Premises and the fixtures, systems, equipment and appurtenances therein in good condition, except for reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of Articles 12 and 13 hereof. Tenant, at Tenant’s expense, shall repair and keep in good working order those portions of the Building Systems located within and exclusively serving the Premises, from the point of connection on each floor of the Premises; provided, however, that in no event shall Tenant repair the Building HVAC System. By way of example only, Tenant shall be responsible for the maintenance and repair of (i) the electrical system serving the Premises from (but not including) the buss duct disconnect switch on each floor, (ii) the plumbing and sanitary systems and installations serving the Premises from the points of connection to (but not including) the main vertical risers and stacks of the Building, including any private bathrooms and shower facilities, but excluding the core bathrooms (including all fixtures therein) which shall be maintained and repaired by Landlord, at Landlord’s expense, and (iii) the sprinkler system serving the Premises from the point of connection to (but not including) the tamper and flow valves. In no event may Tenant have access to or the right to use, modify or repair telephone or electrical closets (provided that Tenant may have access to such closets so long as a representative of Landlord is present, which representative Landlord shall make available on reasonable prior notice).

(b) Notwithstanding anything to the contrary set forth in Section 6.1(a) but subject to Section 11.6 hereof, all damage or injury to the Building Systems, the Building or the Premises caused by or resulting from the negligence, willful misconduct, breach of contract or violation of law of, or from Alterations made by, Tenant or any Tenant Party (including any Alterations that require access to any telephone or electrical closets in the Building to repair any of Tenant’s equipment therein), shall be repaired at Tenant’s expense (i) by Tenant, subject to Article 4 hereof, to the reasonable satisfaction of Landlord (if the required repairs are non-structural and do not affect any Building System) or (ii) by Landlord (if the required repairs are structural or affect any Building System), in which event Tenant shall reimburse Landlord on demand for all reasonable out-of-pocket costs and expenses actually incurred by Landlord in connection therewith. All of such repairs shall be of quality or class equal to the original work or construction. If Tenant fails after thirty (30) days’ notice to commence, and thereafter to proceed with due diligence to complete repairs required to be made by Tenant, the same may be made by Landlord upon not less than five (5) Business Days’ prior written notice to Tenant at the sole cost and expense of Tenant. Tenant shall pay to Landlord the actual, reasonable out-of-pocket costs and expenses thereof incurred by Landlord as Additional Rent within thirty (30) days after rendition of a bill or statement therefor setting forth, in reasonable detail, a description of the repairs performed and attaching invoices therefor.

Section 6.2 Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designed to carry as set forth in the Work Letter (unless Tenant has installed suitable reinforcement, subject to the provisions of Article 4). If any safe, heavy equipment, business machines, freight, bulky matter or fixtures to be moved into or out of the Building requires special handling, Tenant shall give Landlord reasonable prior notice thereof and shall employ only persons holding a Master Rigger’s license to do such work. Landlord represents and warrants to Tenant that the floor load of the Premises shall be as set forth on Schedule 1 attached to the Work Letter.

Section 6.3 Except as may be expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s access to and use and occupancy of the Premises in making any repairs, alterations, additions or improvements and shall perform all work and repairs diligently and in a workerlike manner and in compliance with Legal Requirements, provided that Landlord shall use overtime or premium labor to the extent it is customary in First Class Office Buildings with respect to any such repairs, alterations, additions or improvements or to the extent Tenant’s business or use of the Premises is materially adversely affected as a result of the making of any such repairs, alterations, additions or improvements.

Section 6.4 Notwithstanding anything to the contrary contained in any other provision of this Lease, but subject to the provisions of Articles 12 and 13 hereof, in the event that (a) Tenant is unable to use five thousand (5,000) or more contiguous Rentable Square Feet of the Premises for the ordinary conduct of Tenant’s business due to (A) the performance by Landlord of any repairs, alterations or improvements in the Building to the extent such repairs, alterations or improvements are not required by reason of the negligence, willful misconduct, default, breach of contract or violation of any Legal Requirement by any Tenant Party or Landlord’s breach of an obligation under this Lease to provide services or perform repairs, in each case other than as a result of Unavoidable Delays or Tenant Delay, and such condition continues for a period in excess of seven (7) consecutive Business Days, subject to Tenant Delay or Unavoidable Delays or (B) the occurrence of any Unavoidable Delay, and such condition continues for a period in excess of fifteen (15) consecutive Business Days, subject to Tenant Delay, in the case of each of clauses (A) and (B) above after Tenant gives a notice to Landlord

(the “Abatement Notice”) stating that Tenant’s inability to use the Premises or such portion thereof is solely due to such condition, (b) Tenant does not actually use or occupy the Premises or such portion thereof during such period, and (c) such condition has not resulted from the negligence, willful misconduct, breach of contract, violation of the provisions of this Lease beyond any applicable notice and cure period or violation of law of Tenant or any Tenant Party, then, unless Landlord shall have either (i) advised Tenant that it disputes the matters set forth in the Abatement Notice, in which case no abatement of Fixed Rent, Tenant’s Pilot Payment, Tenant’s Tax Payment or Tenant’s Operating Payment shall occur until such dispute is resolved or (ii) cured such condition within such seven (7) Business Day period (subject to any Tenant Delay or Unavoidable Delays) or such fifteen (15) Business Day period (subject to any Tenant Delay) after delivery of the Abatement Notice, Fixed Rent, Tenant’s Pilot Payment, Tenant’s Tax Payment and Tenant’s Operating Payment shall be abated as to the Premises or such affected portion of the Premises on a per diem basis for the period commencing on the day after the seventh (7th) Business Day (subject to any Tenant Delay or Unavoidable Delay) or the fifteenth (15th) Business Day (subject to any Tenant Delay), as the case may be, after Tenant gives the Abatement Notice, and ending on the earlier of (i) the date Tenant reoccupies the Premises or such portion thereof for the ordinary conduct of its business, or (ii) the date on which such condition is substantially remedied so as to permit use of the Premises for the Permitted Uses and Landlord has notified Tenant in writing thereof. Any dispute arising under this Article 6 may be submitted by either party to arbitration in accordance with Article 34 hereof.

Section 6.5 If Landlord shall default in the observance or performance of any term or provision of this Lease on Landlord’s part to be observed or performed with respect to making repairs to the Premises or any portion thereof (including, without limitation, Landlord’s Work), or with respect to the provision of services to the Premises as set forth herein, and such failure continues for forty-five (45) days after prior notice thereof to Landlord or such shorter period, if any, as may be feasible in case of an emergency involving an imminent threat to life or property (such notice to expressly state Tenant’s intention to exercise its rights under this Section 6.5), Tenant, without being under any obligation to do so and without thereby waiving such default, may remedy such default and perform such repair or services (but only to the affected portion or portions of the Premises or on the applicable floor of the Premises and nowhere else in the Building, the Common Areas or any portion thereof) for the account and at the expense of Landlord. All reasonable expenditures made by Tenant in connection therewith, including, but not limited to, reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums, with interest at the Applicable Rate, shall, at Landlord’s option, either be paid to Tenant by Landlord within thirty (30) days after submission by Tenant to Landlord of a reasonably detailed invoice therefor or credited against the next installment of Fixed Rent thereafter becoming due hereunder. Any dispute as to whether or not Tenant had the right to exercise the remedies under this Section 6.5 and/or as to the amount Tenant claims is due to Tenant shall be resolved by arbitration in accordance with the provisions of Article 34 hereof.

Section 6.6 If at any time during the Term, Tenant ceases using any wiring or cabling installed by or on behalf of Tenant in any portion of the Premises or in any other portions of the Building (other than a cessation that is temporary and where Tenant intends to resume using such wiring or cables within a reasonable period of time after such cessation and other than any cessation thereof on the Expiration Date), Tenant shall promptly give written notice to Landlord of such cessation and, subject to the applicable requirements of this Lease, shall promptly remove such unused wiring and cabling at Tenant’s sole cost and expense, to the extent required pursuant to Legal Requirements and/or where Landlord reasonably believes that the failure to so remove such wiring and cabling could result in an unsafe condition. In order for Landlord and Tenant to (a) identify any wiring or cabling installed by or on behalf of Tenant in any portion of the Premises or in any other portions of the Building and/or (b) trace the starting and terminating points of such wiring and cabling, Tenant shall cause such wiring and cabling to be labeled and tagged, when installed, with appropriate identification marks and shall maintain, during the Term for all then existing wiring and cabling, “as installed” drawings containing a guide or key to such marks and showing the routing of such wiring and cabling. Upon Landlord’s request, Tenant shall provide to Landlord and Landlord’s representatives and contractors reasonable access to such “as installed” drawings for inspection and copying.

ARTICLE 7

REAL ESTATE TAXES, OPERATING EXPENSES AND ADDITIONAL RENT

Section 7.1 Certain Definitions. For the purposes of this Article 7, the following terms shall have the meanings set forth below:

(a) “Taxes” means (i) all real estate taxes and assessments (special or otherwise) and any other governmental levies, impositions or charges of a similar or dissimilar nature, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, whether or not the same constitute one or more tax lots and (ii) any reasonable expenses (including attorney’s fees and disbursements (other than those of in house counsel to Landlord) and experts’ and other witnesses’ fees) customarily incurred by or on behalf of landlords in other First Class Office Buildings in protesting or contesting any of the foregoing or the assessed valuation of all or any part of the Real Property, but not in excess of the savings or refund (and except to the extent theretofore reimbursed by Tenant as part of Tenant’s Operating Payment); but “Taxes” shall not include (A) any succession, gains, recording, income, franchise, transfer, inheritance, capital stock, excise, excess profits, occupancy or rent (except as permitted pursuant to the second sentence of this Section 7.1(a)), gift, estate, foreign ownership or control, mortgage recording, payroll or stamp tax, or any special assessments levied against another tenant or occupant in the Building due to improvements made by such other tenant or occupant or (B) any interest or penalty incurred by Landlord as a result of Landlord’s late payment of Taxes, except for interest payable in connection with the installment payments of assessments pursuant to the next sentence. If by law Taxes may be divided and paid in annual installments, then for purposes of this Article 7, (x) such Taxes shall be deemed to have been so divided and to be payable in the maximum number of annual installments permitted by law and (y) there shall be deemed included in Taxes for each Tax Year only the installments of such amount deemed to be payable during such Tax Year. If, because of any change in the taxation of real estate after the Effective Date, any other tax or assessment (howsoever denominated), including, without limitation, any franchise, income, profits, sales, use, occupancy, gross receipts or rental tax, is imposed upon Landlord or the owner of the Real Property, or the occupancy, rents or income therefrom, in express substitution for any of the foregoing Taxes (as evidenced by either the terms of the legislation imposing such tax or assessment, the legislative history thereof or other documents or evidence which reasonably demonstrate that such tax or assessment was intended to serve as a real estate tax or fulfill substantially the same function as existing real estate taxes), such other tax or assessment, to the extent expressly substituted therefor (but not in addition to, unless any such amount shall be generally treated in other First Class Office Buildings as constituting Taxes for the purpose of calculating lease tax escalation provisions), shall be deemed part of Taxes computed as if (a) Landlord’s sole asset were the Real Property and (b) Landlord’s only source of income were from rentals from tenants, including Tenant, and occupants of the Building. Except as provided in the immediately preceding sentence, Taxes shall not include the taxes (1) enumerated in said sentence or (2) imposed on Tenant or other tenants in the Building and payable by Tenant or such other tenants in the first instance. If (A) any occupant in the Building shall lease space in the Building, (B) such space shall not have been included in the Building Area and (C) such occupant shall pay amounts in respect of real estate taxes to Landlord in any Tax Year, then, in such Tax Year, Taxes shall have deducted from them the amounts received by Landlord from such occupant in payment of real estate taxes. Taxes shall not include sewer and water rates and charges.

(b) “Tenant’s Share of Taxes” means Thirty-Five and Twelve Hundredths of a percent (35.12%) and “Tenant’s Share of Operating Expenses” means Thirty-Five and Twelve Hundredths of a percent (35.12%). Tenant’s Share of Taxes and Tenant’s Share of Operating Expenses shall not be increased or decreased during the Term, other than to reflect the incorporation of additional space into the Premises or the Building, or the removal of any space from the Premises or the Building, whether pursuant to any exercise of any of Landlord’s or Tenant’s rights expressly provided herein or otherwise. Upon any increase in the Building Area during the Term which increases Tenant’s Share of Taxes and Tenant’s Share of Operating Expenses, Base Operating Expenses and the Base Tax Amount shall be proportionately adjusted based on the Operating Expenses and /or Taxes that would have been incurred by Landlord, if any, if the Building Area had been so increased for the Base Operating Year and the Base Pilot Year, as applicable.

(c) “Assessed Valuation” means the amount for which the Real Property is or will become assessed when applicable pursuant to applicable provisions of The New York City Charter and of the Administration Code of the City of New York for the purpose of imposition of Taxes.

(d) “Tax Year” shall mean each period from July 1 through June 30 (or such other fiscal period as may hereafter be adopted by the City of New York as the fiscal year for any tax, levy or charge included in Taxes), any part or all of which occurs during the Term.

(e) “Impositions” those taxes, assessments, levies, fees and charges described in Section 6.7(a) of the Underlying Lease.

(f) “Operating Expenses” shall mean the aggregate of all costs and expenses (and taxes thereon which are not otherwise includable in Taxes) paid or incurred by or on behalf of Landlord (whether directly or through independent contractors and to the extent any of the same constitutes an Operating Expense, whether or not any of same shall be designated herein as being at Landlord’s cost or expense), and without any duplication, in respect of the operation, maintenance, cleaning, management, repair, replacement and security of the Real Property (including, without limitation, with respect to those portions of the Real Property constituting a public or private park and with respect to Greenwich Street) and any property under the jurisdiction or control of Landlord pursuant to any Governmental Document for which Landlord has any operation, maintenance, management, repair, replacement or security obligation (such property not included in the definition of Real Property, but all of which are part of the complex of which the Building is a part, if any, the “Governmental Property”), which shall be determined in accordance with accounting practices consistent with accounting practices used in First Class Office Buildings, including (A) fees and expenses of any tenant or subtenant associations joined by Landlord in accordance with the provisions of the Underlying Lease (but solely to the extent such association fees and expenses would customarily be included in operating expenses for First Class Office Buildings), (B) premiums, taxes and fees for all commercial general liability and umbrella liability insurance, boiler and machinery insurance, environmental liability insurance, and property and casualty insurance, including, but not limited to, “all risk” property (building and business income), flood and earthquake insurance and any plate glass insurance purchased by Landlord with respect to any glass located in the Building, (C) the cost of electricity, gas, oil, steam, water, air conditioning and other fuel and utilities, (D) cleaning costs, (E) except to the extent otherwise excluded from Operating Expenses below, reasonable attorneys’ fees and disbursements, accounting fees and disbursements or other legal and accounting fees relating to the operation, maintenance, cleaning, management, repair, replacement or security of the Real Property to the extent not obligated to be directly reimbursed or paid by other tenants of the Building (i.e., other than pursuant to provisions similar to this Section 7.1), (F) auditing, management fees (which in all events shall be deemed to be equal to 2.5% of gross revenues derived from the Building) and other professional fees and expenses and Impositions, (G) sewer and water rents, rates and charges which may be assessed, levied or imposed upon all or any part of the Real Property and (H) subject to the limitations set forth in clause (25) below, all costs (excluding capital expenditures) incurred by Landlord in connection with the performance of its obligations under the REA (including, without limitation, Landlord’s responsibilities for Maintenance (as defined in the REA) under Exhibit F attached to the REA), but specifically excluding (or deducting, as applicable) from Impositions and otherwise from Operating Expenses all:

(1) Taxes;

(2) leasing costs (including leasing and brokerage commissions and similar fees, lease marketing and advertising, entertainment and promotional expenses, lease takeover or rental assumption obligations, architectural costs, engineering fees and other similar professional costs and legal fees in connection with lease negotiations) and the cost of tenant improvements or tenant allowances or inducements made for tenants of the Building (including permit, license and inspection fees and any other contribution by Landlord to the cost of tenant improvements);

(3) expenses and disbursements relating to disputes with Tenant and other tenants or other occupants of the Building (including, without limitation, attorney’s fees and disbursements);

(4) salaries, wages, fringe benefits and other compensation of Landlord’s employees above the grade of property manager and the immediate supervisors of such property managers;

(5) depreciation and amortization (except as provided in Section 7.1(f)(25));

(6) interest on, amortization of and any other charges in respect of mortgages and other debts;

(7) actual out-of-pocket costs and expenses of negotiating and closing any financing or refinancing of the Property (including, without limitation, attorney’s fees and disbursements);

(8) expenses incurred in connection with services or other benefits (A) of a type not provided to Tenant (or provided to Tenant at separate or additional charge) but that are provided to another tenant or occupant of the Building or (B) provided to other tenants or occupants of the Building at a materially greater level than that provided to Tenant without separate or additional charge, in which case such expenses shall be excluded from Operating Expenses to the extent such expenses exceed the amount which would have been incurred to provide such services or other benefits to such other tenant or occupant at the same level as such services or other benefits are provided to Tenant;

(9) costs of any electricity and overtime Building HVAC System and condenser water or chilled water supplemental systems consumed in or furnished to the Premises or any other RSF in the Building leased to other tenant(s) which are directly charged to Tenant or to such other tenant(s);

(10) costs and expenses incurred in connection with enforcement of leases, including court costs, accounting fees, auditing fees, attorneys fees and disbursements in connection with any summary proceeding to dispossess any tenant except as provided in this Lease;

(11) except as otherwise expressly provided herein, amounts paid to Landlord or to Affiliates of Landlord (except for the payment of management fees as provided herein) for any services in the Building to the extent such amounts exceed the cost of such services rendered by other unaffiliated third parties on a competitive basis;

(12) any compensation paid to clerks, attendants or other Persons in commercial concessions operated by Landlord;

(13) profits, franchise, gains, estate, income, succession, gift, corporation, unincorporated business and gross receipts taxes imposed upon Landlord, or any interest or penalties for failure to timely pay those taxes or any other taxes;

(14) any expenses which are not paid or incurred in respect of the Real Property but rather in respect of other real property owned by Landlord, provided that with respect to any expenses attributable in part to the Real Property and in part to other real property owned or managed by a Landlord Party (including salaries, fringe benefits and other compensation of a Landlord Party’s personnel who provide services to both the Real Property and other properties), Operating Expenses shall include only such portion thereof as are apportioned by Landlord to the Real Property on a fair and equitable basis;

(15) costs incurred with respect to a sale or transfer of all or any portion of the Real Property or any interest therein or in any Person of whatever tier owning an interest therein;

(16) costs incurred in connection with making any additions to, or building additional stories on, the Building or its plazas, or adding buildings or other structures adjoining the Building, or connecting the Building to other structures adjoining the Building;

(17) costs incurred in connection with the acquisition or sale of air rights, transferable development rights, easements or other real property interests;

(18) the rental cost of items which (if purchased) would be capitalized and excluded from Operating Expenses, except if the cost of such items (if purchased) would be included in Operating Expenses pursuant to Section 7.1(f)(25) or if in accordance with good business practices, such items are rented on an occasional basis;

(19) amounts otherwise includable in Operating Expenses but reimbursed to Landlord directly by Tenant or other tenants (other than through provisions similar in substance to this Section 7.1);

(20) costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act;

(21) any interest, fine, penalty or other late charges payable by Landlord, incurred as a result of late payments, except to the extent the same was with respect to a payment, part or all of which was the responsibility of Tenant hereunder and with respect to which Tenant did not make in a timely fashion or did not make at all;

(22) the cost of repairs or replacements or restorations by reason of fire or other casualty or condemnation to the extent Landlord receives compensation through the proceeds of insurance or by the condemning authority (except as specifically required by this Lease to be paid by Tenant) or to the extent to which Landlord would have been compensated through insurance proceeds had Landlord maintained the insurance required under the Underlying Lease;

(23) all costs of Landlord’s general corporate and general administrative and overhead expenses (except as to other items specifically permitted hereunder to be included in Operating Expenses);

(24) all bad debt loss, rent loss or reserves for bad debts or rent loss, if any;

(25) the cost of items of a capital nature, except for such capital items which (i) are required in order for the Building to comply with Legal Requirements enacted after the date of this Lease (including the cost of compliance with Legal Requirements enacted prior to the date of this Lease if such compliance is required for the first time by reason of any amendment, modification or reinterpretation thereof which is imposed or enacted after the date of this Lease) or if compliance is of a recurring nature, or (ii) result in reducing Operating Expenses (as, for example, a labor-saving improvement), provided that the amount of any such capital expenses attributable to any calendar year that may be included in Operating Expenses for such calendar year shall not exceed the actual savings realized for such calendar year as a result of such expenditures by Landlord, which actual savings shall be as reasonably determined by Landlord (at the time of or prior to the making of such expenditure by Landlord), and provided, further, that any portion of any such capital expense which would otherwise have been included as an Operating Expense in any calendar year but was not because such capital expense was in excess of the actual savings anticipated for such calendar year, may be included in Operating Expenses in any future calendar year, if and to the extent that the capital expense for such capital item for such future calendar year is less than the actual savings anticipated for such future calendar year. In determining the capital expense for (i) and (ii) above to be included in each year as an Operating Expense, the cost of any such capital improvement shall be included in Operating Expenses for the Operating Year in which such improvement was made, amortized on a straight-line basis over the useful life thereof, and the annual amortization of such capital improvement, together with interest on the unamortized balance of such cost at the Applicable Rate, shall be included in Operating Expenses;

(26) expenditures for repairing and/or replacing any defect in any work performed by Landlord pursuant to the provisions of this Lease or any other lease for space in the Building to the extent expenditures for such repairs and/or replacements are covered by warranty for such work;

(27) fixed rent payable under the Underlying Lease;

(28) any costs of installing, operating and maintaining any specialty facility in the Building, such as a dining facility, childcare facility, auditorium or conference center or similar facility provided to tenants in the Building (other than special amenities which Tenant is permitted to, and actually does, make use of without additional cost or on a subsidized basis consistent with other users);

(29) any contributions to charitable organizations;

(30) any voluntary political contributions by Landlord;

(31) the cost of any judgment, settlement or arbitration award resulting from any liability of Landlord for negligence or willful misconduct;

(32) expenses of relocating or moving any tenant(s) of the Building;

(33) the cost of acquisition of sculptures, painting or other objects of fine art in the Building, other than the cost of maintaining such art;

(34) the cost of acquiring or replacing any separate electric meter Landlord may provide to any of the other tenants of the Building (but not Tenant) measuring electricity in such tenants’ premises;

(35) any costs incurred by Landlord to correct a violation caused by the breach by Landlord of the provisions of Section 8.4(a) hereof, but only if costs relating to the item to be corrected are not otherwise includable in Operating Expenses;

(36) any costs, expenses and expenditures to the extent solely incurred in connection with the Retail Space;

(37) commercial rental and occupancy tax;

(38) costs arising from, or attributable to, Landlord’s gross negligence or willful misconduct (including, without limitation, costs and expenses arising from Landlord’s indemnity obligations under this Lease with respect to such gross negligence or willful misconduct);

(39) attorney’s fees and disbursements incurred by Landlord in connection with the negotiation of any Governmental Document, Superior Lease or Mortgage;

(40) Pilot;

(41) management fees in excess of two and one-half percent (2.5%) of gross revenues derived from the Building; it being agreed that management fees shall continue to be calculated on the same basis as management fees are calculated on the date hereof;

(42) attorneys’ fees and disbursements incurred by Landlord in connection with any disputes arising under any Mortgage;

(43) costs incurred by Landlord under Section 2.4 hereof; and

(44) any payments received by Landlord for recyclable materials and waste paper for the Building shall be deducted from Operating Expenses

(g) “REA” shall mean that certain Reciprocal Easement Agreement, dated as of March 15, 2005, between Con Edison and 7 World Trade Company, L.P.

(h) “BID Surcharge” shall mean any payments due and owing by Landlord to any Business Improvement District (“BID”) organization which has jurisdiction over any area which includes the Building.

(i) “Landlord’s Statement” shall mean a written notice from Landlord to Tenant containing: (i) the Operating Expenses payable for any calendar year and Tenant’s Operating Payment (including in reasonable detail any “gross-up” of expenses, as provided in Section 7.3(e) hereof), (ii) any other amounts paid or payable for any calendar year by Tenant to Landlord as Additional Rent or otherwise, (iii) Taxes and Tenant’s Tax Payment, (iv) Pilot and Tenant’s Pilot Payment and (v) for the Base Operating Year, the Operating Expenses for such year. Each Landlord’s Statement shall be prepared by Landlord using accounting practices consistent with accounting practices used in First Class Office Buildings.

Landlord shall use reasonable efforts to include sufficient detail in any Landlord’s Statement to allow Tenant to confirm the calculations thereof. A pro forma Landlord’s Statement that is currently used by Landlord for the Building is attached hereto as Schedule F.

Section 7.2 Taxes (a) Tenant shall pay, as Additional Rent for each Tax Year, all or any portion of which shall be within the Term, (i) an amount (“Tenant’s Pilot Payment”) equal to the sum of (A) the product of (1) the BID Surcharge for such Tax Year times (2) Tenant’s Share of Taxes plus (B) the product of (1) the Pilot Rate Multiple times (2) the excess of the Pilot Square Foot Factor for such Tax Year over the Base Pilot Square Foot Factor or (ii) if ever Section 7.2(h) hereof becomes applicable, an amount (“Tenant’s Tax Payment”) equal to the sum of (A) the product of (1) the BID Surcharge for such Tax Year times (2) Tenant’s Share of Taxes plus (B) the product of (1) the amount, if any, by which Taxes for such Tax Year exceed the Base Tax Amount multiplied by (2) Tenant’s Share of Taxes, subject to Section 7.2(h) hereof, provided, however, that Tenant’s Pilot Payment and Tenant’s Tax Payment shall not be payable with respect to any period prior to the Rent Commencement Date. The first (1st) installment of Tenant’s Pilot Payment and, if applicable, Tenant’s Tax Payment, for each Tax Year shall be due and payable by Tenant on the later to occur of (A) the first day of the calendar month immediately after receipt of a demand from Landlord or (B) fifteen (15) Business Days after receipt of demand from Landlord, based upon the most recent Landlord’s Statement, which demand shall be accompanied by a copy of the tax bill and/or Pilot bill, as applicable. In clarification of the foregoing, it is understood that, in accordance with the Underlying Lease, Tenant’s Pilot Payment shall be payable in monthly installments with payments of Fixed Rent hereunder and that, from and after the date, if any, on which Section 7.2(h) hereof becomes applicable, Tenant’s payments due pursuant to Section 7.2(h) hereof shall be payable in the same installments as Taxes are from time to time payable to The City of New York, each such installment to be payable by Tenant to Landlord within thirty (30) days before the applicable installment is payable by Landlord to The City of New York. If at any time after the date hereof, Taxes or Pilot are required to be paid (either to the appropriate taxing authorities or to the Port Authority or as escrow payments to any Mortgagee or Superior Lessor), in full or in monthly, quarterly or other installments on any date or dates other than as presently required, then upon notice thereof from Landlord, Tenant’s Pilot Payment and Tenant’s Tax Payment shall correspondingly be accelerated or revised so that said Tenant’s Pilot Payment or Tenant’s Tax Payment are due at least ten (10) Business Days prior to the date payments are due to the taxing authorities, the Port Authority, any Mortgagee or Superior Lessor. To the extent that any interest accrues on such escrowed Tenant’s Tax Payments or Tenant’s Pilot Payments, then such interest shall be disclosed to Tenant and credited against the next succeeding Tenant’s Tax Payment(s) and/or Tenant’s Pilot Payment(s). If applicable, for any Tax Year, whether during or after such Tax Year, Landlord shall, with reasonable promptness, furnish a revised Landlord’s Statement for such Tax Year. If a Landlord’s Statement is furnished to Tenant after the commencement of a Tax Year in respect of which such Landlord’s Statement is rendered, Tenant shall, on the later to occur of (I) the first day of the calendar month after receipt of such Landlord’s Statement or (II) within thirty (30) days after receipt of such Landlord’s Statement, pay to Landlord the amount of any underpayment of Tenant’s Pilot Payment and Tenant’s Tax Payment, as the case may be, with respect to such Tax Year (together with interest thereon at the Applicable Rate) or, in the event of any overpayment, Landlord shall either pay to Tenant or, at Tenant’s election, credit against subsequent payments of Rent, the amount of Tenant’s overpayment (together with interest thereon at the Applicable Rate), except that any overpayment equal to less than one (1) month’s installment thereof shall be credited against subsequent payments of Rent. If this Lease shall expire before any such credit shall have been fully applied, then provided no monetary or material non-monetary Event of Default shall have occurred and be continuing and Tenant shall have complied with all of its obligations under Section 21.1 hereof, Landlord shall refund to Tenant the unapplied balance of such credit within thirty (30) days after the Expiration Date. Any overpayment due from Landlord to Tenant shall be paid to Tenant within thirty (30) days after it is determined that such overpayment shall be owing to Tenant. Tenant’s Tax Payment and Tenant’s Pilot Payment shall exclude any increase therein due to any increase in the assessed valuation of the Building resulting from any sale of the Building after the Effective Date.

(b) If the real estate tax fiscal year of The City of New York shall be changed at any time after the Effective Date, any Pilot or Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making computations under this Section 7.2. If the imposition of allocation of Taxes or the establishment of the Pilot Square Foot Factor for any Tax Year is delayed for any reason, Tenant shall nevertheless continue to pay Tenant’s Pilot Payment and Tenant’s Tax Payment then in effect subject to retroactive adjustment at such time as Taxes are imposed or allocated or the Pilot Square Foot Factor shall have been established.

(c) If at any time Taxes or Pilot are required to be paid (either to the appropriate taxing authorities or to the Port Authority or as escrow payments to any Mortgagee or Superior Lessor), in full or in monthly, quarterly or other installments on any date or dates, then upon notice thereof from Landlord, Tenant’s Pilot Payment and Tenant’s Tax Payment shall be correspondingly accelerated or revised so that said Tenant’s Pilot Payment and Tenant’s Tax Payment are due at least ten (10) Business Days prior to the date payments are due to the taxing authorities or the Port Authority or any Mortgagee or Superior Lessor. The benefits of any discount for any early payment or prepayment of Pilot or Taxes shall accrue to the benefit of Tenant if Tenant has made a corresponding early payment or prepayment of Tenant’s Pilot Payment or Tenant’s Tax Payment.

(d) Provided that (1) there exists no monetary or material non-monetary Event of Default that has occurred and is then continuing, (2) this Lease is in full force and effect and (3) Original Tenant shall be in Occupancy of 400,000 RSF of the Premises, Tenant shall (i) have the right to require Landlord to institute a Pilot or a Tax reduction or other proceedings to reduce the Assessed Valuation of the Real Property (any such proceeding, a “Tax Proceeding”), provided, however, that Tenant delivers written notice to Landlord at least thirty (30) days prior to the date that any such Tax Proceeding must be filed and (ii) in such event, be entitled to consent, which consent shall not be unreasonably withheld, conditioned or delayed, to the settlement of any Tax Proceeding instituted by Landlord. At Tenant’s request from time to time (but not more often than twice in any calendar year), Landlord will inform Tenant within ten (10) Business Days whether or not Landlord has instituted a Tax Proceeding, or whether Landlord then agrees to do so. If Landlord elects to institute a Tax Proceeding, Landlord shall proceed to take all commercially reasonable action in pursuit of such reduction. If Landlord shall receive a refund or reduction of Pilot or Taxes for any Tax Year for which Tenant pays Taxes, Landlord at Landlord’s option, shall, within thirty (30) days after such refund is actually received or such credit is actually applied against Taxes then due and payable, either pay to Tenant or credit against the next installments of Additional Rent an amount equal to Tenant’s Share of Taxes of the net refund or reduction (after giving effect to any reasonable and customary fees owed by Landlord to any Person as a result of such refund or reduction to the extent not already paid by Tenant pursuant to Section 7.1(a)), provided that such amount shall not exceed Tenant’s Pilot Payment or Tenant’s Tax Payment, as the case may be, paid for such Tax Year. Provided no monetary or material non-monetary Event of Default shall have occurred and be continuing, if Landlord shall fail to pay Tenant Tenant’s Share of Taxes of such net refund within thirty (30) days after Landlord receives such refund, then interest shall accrue on such amount at the Applicable Rate commencing on the date Landlord actually receives such refund, until the date such amount is paid to Tenant. If this Lease shall expire before any such credit shall have been fully applied, then provided no monetary or material non-monetary Event of Default shall have occurred and be continuing and Tenant shall have complied with all of its obligations under Section 21.1 hereof, Landlord shall refund to Tenant the unapplied balance of such credit within thirty (30) days after the Expiration Date. Except as set forth in this Section 7.2(d), nothing herein contained shall obligate Landlord to file any application or institute any proceeding seeking a reduction in Taxes or Assessed Valuation. Landlord’s obligations under this Section 7.2(d) shall survive the Expiration Date.

(e) Tenant’s Pilot Payment and Tenant’s Tax Payment shall be made as provided in this Section 7.2 regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant’s diplomatic or other tax exempt status or for any other reason whatsoever.

(f) If after the Effective Date, The City of New York shall enact a tax in substitution for the New York City Commercial Rent or Occupancy Tax (“CROT”) in effect on the Effective Date, and such substitute tax shall be payable in the first instance by Landlord, then (provided Tenant shall otherwise be obligated to make payments of CROT hereunder) Tenant shall reimburse Landlord, as Additional Rent within thirty (30) days after demand, for the amount of such tax payable by Landlord in respect of this Lease.

(g) In the case of a Tax Year only a fraction of which falls within the Term, Tenant’s Pilot Payment and/or Tenant’s Tax Payment, as applicable, with respect to such Tax Year shall be apportioned in the ratio of the number of days in such Tax Year occurring within the Term to the total number of days in such Tax Year. If the Rent Commencement Date shall occur on a date other than June 1 or December 1, and there shall be a Tenant’s Pilot Payment and/or Tenant’s Tax Payment, as applicable, payable with respect to the period commencing on the Rent Commencement Date, such Tenant’s Pilot Payment and/or Tenant’s Tax Payment shall not become due until Landlord shall have furnished a Landlord’s Statement with respect thereto. Landlord agrees to render a Landlord’s Statement with respect to Pilot and/or Taxes as soon as reasonably practicable (but in no event later than thirty (30) days) following the Expiration Date. In no event shall Fixed Rent ever be reduced by operation of this Section 7.2 and the rights and obligations of Landlord and Tenant under the provisions of this Section 7.2 with respect to any Additional Rent shall survive the expiration or earlier termination of this Lease.

(h) Landlord hereby represents to Tenant that the Pilot Program is currently in effect pursuant to the City Agreement. In the event that fee title to the Real Property is transferred to Private Ownership (as distinguished from governmental or quasi-governmental ownership) or if for any other reason the Real Property shall cease to be exempt from the payment of Taxes and becomes subject to the payment of Taxes on substantially the same basis as other privately owned office buildings in Manhattan (collectively “Private Ownership”), then, from and after the date (the “Pilot Early Termination Date”) on which Taxes first become payable under Private Ownership and/or the Real Property shall cease to be exempt from the payment of Taxes, (i) Tenant’s Pilot Payment shall cease to be payable hereunder with respect to any period occurring after the Pilot Early Termination Date and (ii) Tenant shall commence to make payments of Tenant’s Tax Payment pursuant to this Section 7.2. Notwithstanding the foregoing, if the Pilot Program terminates prior to the Pilot Expiration Date (1) as a result of Landlord’s breach of the terms of the Underlying Lease, then, until the earlier to occur of (x) the Pilot Expiration Date or (y) the end of the initial Term of this Lease (i.e., prior to the commencement of the Renewal Term), each Tenant’s Tax Payment shall be equal to the amount of the applicable Tenant’s Pilot Payment that Tenant would have been paying if the Pilot Program were still in effect or (2) for any reason other than as a result of Tenant’s acts or omissions, then commencing on the Pilot Early Termination Date (A) Landlord shall pass the appropriately prorated share of any resulting reduction in basic annual rent pursuant to Section 5.2.2.3 of the Underlying Lease on to Tenant and (B) Tenant shall receive a credit against Tenant’s Tax Payment equal to fifty percent (50%) of the amount by which Tenant’s Tax Payment for each Tax Year from and after the Pilot Early Termination Date exceeds Tenant’s Pilot Payment that Tenant would have been responsible for under this Lease for such Tax Year had the Pilot Program still been in effect.

Section 7.3 Tenant’s Operating Payment. (a) Tenant shall pay, in accordance with this Section 7.3, as Additional Rent, for each calendar year (all or any part of which falls within the Term), an amount equal to the product of (x) the amount, if any, by which Operating Expenses for such calendar year exceed the Base Operating Expenses multiplied by (y) Tenant’s Share of Operating Expenses (“Tenant’s Operating Payment”), provided, however, that Tenant’s Operating Payment shall not be payable for any period prior to the Rent Commencement Date. Any Operating Expenses payable hereunder by Tenant shall be paid by Tenant in accordance with Section 7.3(b) below.

(b) Landlord will furnish to Tenant, with respect to the Base Operating Year, a written statement setting forth in detail Landlord’s reasonable estimate of Operating Expenses for the Base Operating Year. Landlord will also furnish to Tenant, with respect to each Operating Year, a written statement setting forth in reasonable detail Landlord’s reasonable estimate of Tenant’s Operating Payment for such Operating Year (“Landlord’s Estimate”). Landlord shall endeavor to provide Landlord’s Estimate to Tenant not later than thirty (30) days before the commencement of any Operating Year. Other than with respect to the Base Operating Year, Tenant shall pay to Landlord on the first day of each month during such Operating Year an amount equal to one-twelfth (1/12th) of Landlord’s Estimate, which shall be credited toward Tenant’s Operating Payment for such Operating Year. If, however, Landlord shall furnish a Landlord’s Estimate subsequent to the date that is thirty (30) days before the commencement of any Operating Year, then (i) until the first day of the month following the month in which such Landlord’s Estimate is furnished to Tenant (the “Proration Date”), Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.3 in respect of the last month of the preceding Operating Year; (ii) simultaneously with the delivery of Landlord’s Estimate, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Operating Payment made or to be made on or before the Proration Date for such Operating Year were greater or less than the installments of Tenant’s Operating Payment to be made for such period in accordance with such estimate, and if such notice from Landlord shall indicate (A) a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor (together with interest thereon at the Applicable Rate), or (B) an overpayment, Landlord shall, at its option, either pay to Tenant or apply a credit in the amount thereof (together with interest thereon at the Applicable Rate) against the next installments of Additional Rent under this Lease, and (iii) on the first day of the month following the month in which Landlord’s Estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Tenant’s Operating Payment shown on such Landlord’s Estimate. Landlord may, at any time or from time to time (but not more than once with respect to any Operating Year) furnish to Tenant a revised Landlord’s Estimate of Tenant’s Operating Payment for such Operating Year, and in such case, Tenant’s Operating Payment for such Operating Year shall be adjusted and paid or credited within thirty (30) days substantially in the same manner as provided in the immediately preceding sentence. In the event that new line items are added to Operating Expenses prior to the end of the second Operating Year after the Base Operating Year, then such line items of Operating Expenses also shall be added to the Base Operating Year.

(c) Within one hundred eighty (180) days after the end of the Base Operating Year and each Operating Year, Landlord shall furnish to Tenant a Landlord’s Statement. Each such year-end Landlord’s Statement for any Operating Year which includes Operating Expenses shall be accompanied by a computation of Operating Expenses for the Building prepared by Landlord’s managing agent, from which Landlord shall make the computation of Operating Expenses hereunder. If any Landlord’s Statement shall provide for payments of Tenant’s Operating Payment that differ from the amount of Tenant’s Operating Payment paid by Tenant for the preceding Operating Year, then in the case of (x) an overpayment, Landlord shall, at its option, either pay to Tenant or apply a credit in the amount thereof (together with interest thereon at the Applicable Rate) against the next installments of Additional Rent, the amount of such overpayment and (y) a deficiency, Tenant shall pay the amount thereof (together with interest thereon at the Applicable Rate) within thirty (30) days of demand therefor.

(d) In the case of an Operating Year only a fraction of which falls within the Term, Tenant’s Operating Payment shall be equal to that amount by which (i) Operating Expenses for such Operating Year multiplied by the Partial Year Fraction exceed (ii) Base Operating Expenses multiplied by the Partial Year Fraction. In the event of a termination of this Lease, any Additional Rent shall be paid or adjusted within thirty (30) days after submission of a Landlord’s Statement. In no event shall Fixed Rent ever be reduced by operation of this Section 7.3 and the rights and obligations of Landlord and Tenant under the provisions of this Article 7 with respect to any Additional Rent shall survive the expiration or earlier termination of this Lease.

(e) In determining the amount of Operating Expenses for any Operating Year (including the Base Operating Year), if less than one hundred percent (100%) of the RSF in the Building shall have been occupied by tenant(s) at any time during any relevant period (including the Base Operating Year), then, in any such event, Operating Expenses shall be determined for such relevant period to be an amount equal to the expenses which would normally be expected to be incurred had such occupancy been one hundred percent (100%). Without limiting the foregoing, it shall be assumed that (i) all services in respect of the Building are fully costed (e.g., discounts for the initial period of multi-year contracts or any zero cost or reduced cost warranty periods shall be appropriately adjusted) and (ii) with respect to any stepped pricing contract with increases for annual inflationary adjustments that are greater than customary increases for annual inflationary adjustments in First Class Office Buildings for the relevant service under such contract, such increases for annual inflationary adjustments shall be at market rates. To the extent that there shall be any “gross up” pursuant to this Section 7.3(e) in any Operating Year, Landlord’s Statement for such Operating Year shall specify such “gross up” and identify in reasonable detail the basis therefor.

Section 7.4 Actual Reimbursement. The computations of Additional Rent under this Article 7 are intended to constitute an actual reimbursement to Landlord for Tenant’s payments with respect to Pilot and/or Taxes, as applicable, over a base amount of Pilot and/or Taxes, as applicable, and other costs and expenses paid by Landlord with respect to the Real Property as to which Tenant has agreed to reimburse Landlord under this Lease; it being acknowledged, however, that with respect to any amounts otherwise includable in Operating Expenses which, because of a required allocation are incapable of precise calculation, the amount includable in Operating Expenses shall be based on a reasonable, good faith estimated allocation in accordance with this Lease.

Section 7.5 Landlord’s Statement. (a) Landlord’s failure to render a Landlord’s Statement with respect to any payment period shall not prejudice Landlord’s right to thereafter render a Landlord’s Statement with respect thereto or with respect to any subsequent payment period, nor shall the rendering of a Landlord’s Statement prejudice Landlord’s right to thereafter render a corrected Landlord’s Statement for that payment period. Nothing herein contained shall restrict Landlord from issuing a Landlord’s Statement at any time there is an increase in Pilot, Taxes or Operating Expenses during any payment period or any time thereafter. Notwithstanding the foregoing provisions of this Section 7.5(a), Landlord shall not be entitled to issue a Landlord’s Statement with respect to an Operating Year or Tax Year after the date that is (i) in the case of Taxes, three (3) years after the expiration of the one hundred eighty (180) day period set forth in Section 7.3(c) applicable to such Tax Year and (ii) in the case of Operating Expenses, two (2) years after the expiration of the one hundred eighty (180) day period set forth in Section 7.3(c) applicable to such Operating Year.

(b) In the event that Tenant disputes the Landlord’s Statement or Landlord’s calculation of Operating Expenses, Taxes, the Base Pilot Square Foot Factor, Base Operating Expenses or the Base Tax Amount, as applicable, then Tenant may send a notice (“Tenant’s Statement”) to Landlord asserting such dispute and, to the extent Tenant is then aware of such matters, specifying in reasonable detail the basis for Tenant’s disagreement and the amount of Tenant’s Operating Payment, Tenant’s Tax Payment, Tenant’s Pilot Payment and/or any other Additional Rent payable under this Article 7, as applicable, Tenant claims is properly due to Landlord, or the proper amount of Base Operating Expenses, the Base Pilot Square Foot Factor or the Base Tax Amount, as applicable, and requesting to examine the Operating Records in connection with any such dispute, provided that (i) with respect to Operating Expenses, Pilot and/or Taxes, Tenant delivers Tenant’s Statement no later than twelve (12) months after the date on which Landlord shall have delivered the Landlord’s Statement to Tenant, as described in Section 7.3(c) and (ii) with respect to Base Operating Expenses, the Base Pilot Square Foot Factor and the Base Tax Amount, Tenant delivers Tenant’s Statement no later than twenty-four (24) months after Landlord shall have delivered the Landlord’s Statement to Tenant with respect to the Base Year. Any such Tenant’s Statement, to the extent it included any detail, shall be without prejudice to any additional or different claims which Tenant may have upon reviewing Landlord’s books and records in accordance with this Section 7.5(b). If Tenant shall not give such Tenant’s Statement within such twelve (12) month period or twenty-four (24) month period, as applicable, then Landlord’s Statement shall be conclusive and binding upon Tenant and Tenant shall be deemed to have waived any further rights to pursue such dispute. Tenant shall have the right to examine Landlord’s books and records relating to Operating Expenses, Pilot and/or Taxes, as applicable, and/or other Additional Rent in connection with any such dispute; provided that (A) Tenant shall have delivered such Tenant’s Statement within twelve (12) months (or twenty-four (24) months, as applicable, in the case of clause (ii) above) after the date on which Landlord shall have delivered such Landlord’s Statement to Tenant, (B) Tenant completes such examination within twelve (12) months after the delivery by Tenant to Landlord of the Tenant’s Statement in question, as such twelve (12) month period may be extended on a day-for-day basis for any delays by Landlord in affording Tenant access to the Operating Records, and (C) Tenant shall comply with any confidentiality requirements reasonably imposed by Landlord (including, without limitation, the execution and delivery of a confidentiality agreement reasonably acceptable to Landlord and Tenant). If Tenant sends a Tenant’s Statement, Tenant may elect to have Tenant’s certified public accountant examine, at Landlord’s office or at such other location in the Borough of Manhattan as Landlord may reasonably designate, such of Landlord’s books and records (the “Operating Records”) relating to Pilot, Taxes, Operating Expenses and/or other components of Additional Rent for the calendar year preceding the calendar year in question and the calendar year in question and, solely to the extent necessary to resolve any item relating to such calendar years, the Base Operating Year or the Base Tax Year, as the case may be, but not with respect to any other years.

(c) Any dispute between Landlord and Tenant with respect to any amount of Tenant’s Operating Payment, Tenant’s Tax Payment, Tenant’s Pilot Payment, Base Operating Expenses, the Base Pilot Square Foot Factor, the Base Tax Amount and/or any other Additional Rent payable under this Article 7 shall be resolved by arbitration in accordance with the provisions of Article 34 hereof. Notwithstanding the foregoing provisions of this Section 7.5(c), Tenant, pending the resolution of any contest pursuant to the terms hereof shall continue to pay all sums as determined to be due in the first instance by Landlord’s Statement. Upon the resolution of such contest, suitable adjustment shall be made in accordance therewith within thirty (30) days of such resolution, and the amount of the overpayment, if any, shall be paid by Landlord to Tenant (or credit allowed Tenant against Rent becoming due), together with interest thereon at the Applicable Rate, it being agreed that such obligation shall survive the Expiration Date. Tenant’s payment of any Tenant’s Operating Payment, Tenant’s Tax Payment or Tenant’s Pilot Payment shall not preclude Tenant from later disputing the correctness of any Landlord’s Statement if done in accordance with and within the time frames so set forth in this Section 7.5.

Notwithstanding anything to the contrary contained herein, (I) Tenant shall pay all fees and expenses relating to such contest (other than Landlord’s own legal fees), unless it is finally determined by arbitration under Article 34 hereof that Landlord overstated Tenant’s Operating Payment by more than five percent (5%) for such year and (II) Landlord shall pay all of Tenant’s reasonable out-of pocket fees and expenses (including Tenant’s reasonable legal fees) relating to such contest if it is finally determined by arbitration under Article 34 hereof that Landlord overstated Tenant’s Operating Payment by more than five percent (5%) for such year.

Section 7.6 No Duplication of Payments. Notwithstanding anything to the contrary contained in this Lease, it is not the intention of Landlord nor Tenant to obligate Tenant to make the same payment more than once, and accordingly, if the provisions of this Lease require any duplicative payments to be made by Tenant to Landlord and/or any party under the Governmental Documents, then Tenant shall only have the obligation to make such payment once.

ARTICLE 8

LEGAL REQUIREMENTS

Section 8.1 (a) Tenant, at its sole expense, shall comply with all Legal Requirements applicable to the Premises or the use and occupancy thereof by Tenant to the extent in each case arising from (i) Tenant’s particular manner of use or the manner of conduct of Tenant’s business in the Premises or the operation by Tenant of its installations, equipment or other property therein, where such manner of use, conduct or operation shall be reasonably distinguishable from the ordinary use, conduct or operation of a business using the Premises for ordinary office purposes other than the ancillary uses permitted hereunder (it being agreed that to the extent any Legal Requirement becomes applicable to any Special Use Area or to any ancillary use, then the obligation to comply with such Legal Requirements shall be deemed to have arisen by reason of Tenant’s particular manner of use of the Premises), or (ii) any Alterations performed by or on behalf of Tenant; and Tenant shall make all repairs or Alterations required thereby, whether structural (only if necessitated as a result of clauses (i) or (ii) above, in which event all such repairs or Alterations shall be performed by Landlord and the reasonable cost thereof shall be paid by Tenant) or non-structural, ordinary or extraordinary, in which event such repair or Alteration shall be performed by Tenant upon and subject to the terms of Article 4 hereof.

(b) Tenant may not occupy any portion the Premises for the ordinary conduct of Tenant’s business until Tenant obtains a temporary certificate of occupancy for the Premises. Tenant may not occupy any Special Use Area unless and until Tenant shall have obtained any and all licenses and permits required for such use. Tenant shall not do or permit to be done any act or thing upon the Premises or the Building by any Tenant Party which will invalidate or be in conflict with any reasonable requirements of Landlord’s insurance policies and shall not do or permit anything to be done in or upon the Premises, or use the Premises in a manner, or bring or keep anything therein, which shall increase the rates for casualty or liability insurance applicable to the Building (unless Tenant agrees to pay for such increase and actually makes payment therefor within thirty (30) days after demand therefor); provided, however, that Tenant’s use of the Premises for ordinary office shall not violate the terms of this Section 8.1(b).

If, as a result of any act or omission by Tenant or by reason of Tenant’s failure to comply with the provisions of this Article 8, the insurance rates for the Building shall be increased, then Tenant shall, after notice from Landlord, desist from doing or permitting to be done any such act or thing and shall reimburse Landlord, as Additional Rent, for the increased insurance premiums thereafter paid by Landlord as a result of such act, omission or failure by Tenant, and shall make such reimbursement within thirty (30) days after demand by Landlord. Any dispute arising under this Section 8.1(b) shall be subject to arbitration pursuant to the terms of Article 34 hereof.

Section 8.2 Tenant, at its expense, after notice to Landlord, may contest by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises or Tenant, of any Legal Requirement, provided that: (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime, or any other fine or charge (unless Tenant pays such fine or charge and any interest accrued thereon, in each case, on or prior to the due date therefor), nor shall the Premises or any part thereof or the Real Property or any part thereof be subject to being condemned, forfeited, defeased, encumbered or vacated by reason of non-compliance or otherwise by reason of such contest; (b) no unsafe or hazardous condition, relating to such contest, then exists in the Premises which remains unremedied; (c) such non-compliance or contest shall not constitute or result in any default under any Superior Lease or Mortgage, or if any such Superior Lease and/or Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, and the applicable Mortgagee or Superior Lessor shall so require, then such action shall be taken and such security shall be furnished at the expense of Tenant; (d) such non-compliance or contest shall not prevent Landlord from obtaining any and all permits and licenses then required under applicable Legal Requirements in connection with the operation of the Building; (e) no insurance policy carried in respect of the Building by Landlord is cancelled and no premium for any such policy is increased by reason of such non-compliance or such contest (unless Tenant agrees to pay for such increase and actually makes payment therefor within thirty (30) days after demand therefor); (f) if Landlord so requires, Tenant furnishes to Landlord the bond of a surety company, in form and substance satisfactory to Landlord, in an amount equal to at least one hundred ten percent (110%) of the cost of such compliance (as reasonably estimated by Landlord), or such other security reasonably satisfactory in all respects to Landlord (provided, however, that Original Tenant shall not be required to comply with the terms of this clause (f)); and (g) Tenant shall keep Landlord advised as to the status of such proceedings, including any settlement thereof. Tenant agrees to indemnify, defend and save Landlord and all Landlord Parties harmless, in accordance with the provisions of Article 29, from and against any loss, liability, damage or expense arising out of any such deferral of compliance or contest, including, without limitation, reasonable attorneys’ fees and disbursements and other expenses reasonably incurred by Landlord. Landlord agrees to execute any documents reasonably required by Tenant in order to permit Tenant effectively to carry on any such contest, provided Landlord is not thereby subjected to any cost or expense not reimbursed by Tenant or exposed to any material liability or material obligation on account thereof to the extent Landlord and all of the other Landlord Parties are not indemnified, defended and held harmless with respect thereto to Landlord’s reasonable satisfaction.

Section 8.3 Landlord shall, at its expense, comply with all Legal Requirements with respect to the Common Areas (including, but not limited to, the Americans with Disabilities Act of 1992, as amended), but may defer compliance so long as Landlord shall be diligently contesting the validity or applicability thereof in good faith so long as such contest does not unreasonably interfere with Tenant’s access to or use of the Premises, provided, that: (a) Tenant shall not be subject to criminal penalty or to prosecution for a crime, or any other fine or charge (unless Landlord pays such fine or charge and any interest accrued thereon, in each case, on or prior to the due date therefor), nor shall the Premises or any part thereof or the Real Property or any part thereof be subject to being condemned, forfeited, defeased, encumbered or vacated by reason of non-compliance or otherwise by reason of such contest; (b) no unsafe or hazardous condition, relating to such contest, then exists in the Premises which remains unremedied; (c) such non-compliance or contest shall not constitute or result in any default under any Superior Lease, or if any such Superior Lease shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, and the Superior Lessor shall so require, then such action shall be taken and such security shall be furnished at the expense of Landlord; (d) such non-compliance or contest shall not prevent Tenant from obtaining any and all permits and licenses then required under applicable Legal Requirements in connection with Tenant’s use and occupancy of the Premises; and (e) no insurance policy carried in respect of the Building by Landlord is cancelled.

Section 8.4 (a) Neither Landlord nor Tenant shall cause or permit any Hazardous Substances to be used, transported, stored, released, removed and/or disposed of, handled, produced or installed in, on or from the Premises or the Building other than in connection with (i) materials and supplies typically and lawfully used in connection with the performance of Alterations of the type being undertaken by Tenant as part of the Tenant’s Initial Alterations and by Landlord as part of Landlord’s Work and (ii) the use, operation, and maintenance of the Premises for the Permitted Uses, provided in each case that the same are used, handled, removed, disposed of and stored in compliance with all applicable Environmental Laws and all other Legal Requirements. In the event of a violation of any of the foregoing provisions of this Section 8.4 by (A) Tenant, then Landlord may, without notice and without regard to any grace or cure period contained elsewhere in this Lease, take all remedial action deemed necessary to correct such condition, and Tenant shall reimburse Landlord for the reasonable cost thereof, within thirty (30) days after demand therefor or (B) Landlord, then Tenant may, without notice and without regard to any grace or cure period contained elsewhere in this Lease, take all remedial action deemed necessary to correct such condition (but only to the affected portion or portions of the Premises or on the applicable floor of the Premises and nowhere else in the Building, the Common Areas or any portion thereof), and Landlord shall reimburse Tenant for the reasonable cost thereof, within thirty (30) days after demand therefor. Landlord represents that as of the Effective Date, no Hazardous Substances are present in the Premises in violation of applicable Environmental Laws.

(b) Each party, in accordance with Article 29 of this Lease, shall indemnify and hold the other party harmless from and against any loss, liability, damages and costs and expenses (including without limitation, reasonable attorneys’ fees and disbursements) that the other party may at any time suffer solely by reason of the indemnifying party’s using, transporting, storing, releasing, handling, producing or installing any Hazardous Substances in, on or from the Premises or any portion of the Real Property and Landlord shall indemnify and hold Tenant harmless from and against any loss, liability, damages and costs and expenses (including without limitation, reasonable attorneys’ fees) that Tenant may suffer by reason of the existence of such Hazardous Materials in, on or from the Land prior to the date hereof. The provisions of this Section 8.4(b) shall survive the Expiration Date.

Section 8.5 Tenant will not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of Section 202 of the New York Labor Law or of the rules of the New York City Board of Standards and Appeals or of any other board or body having or asserting jurisdiction.

ARTICLE 9

SUBORDINATION AND NON-DISTURBANCE; ESTOPPEL CERTIFICATES

Section 9.1 Subject to Section 9.4 hereof, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to the terms, covenants, conditions and provisions of all Mortgages and Superior Leases (including the Underlying Lease) and all rights of the Mortgagees and Superior Lessors thereunder, and no further instrument of subordination shall be required. Landlord represents that Landlord has provided Tenant with true, complete and correct copies of (i) all Governmental Documents and Superior Leases set forth on Schedule A attached hereto, and (ii) all Mortgages set forth on Schedule B attached hereto. Tenant shall promptly execute and deliver any instrument that Landlord or any Superior Lessor or Mortgagee or Governmental Authority may request to evidence such subordination. This Lease is subject to the rights of The City of New York pursuant to the City Agreement. Tenant agrees that (i) in accordance with Section 9.2.1(ii) of the Underlying Lease, this Lease shall not be materially changed or modified, discharged or extended (exclusive of modifications made in accordance with, and as a result of exercising rights or options pursuant to, the provisions of this Lease) without the prior written approval of the Superior Lessor under the Underlying Lease, but nothing contained herein shall be deemed to prevent Landlord from exercising any of its remedies under this Lease following the occurrence of a default by Tenant hereunder beyond any applicable notice or cure period and (ii) in accordance with Section 9.2.1(iii) of the Underlying Lease, this Lease and the Term hereunder shall terminate and expire, without notice to Tenant, on the day preceding the date of expiration or on such earlier date as Landlord and Tenant may agree upon or on the effective date of any revocation of the consent to this Lease of the Superior Lessor under the Underlying Lease, subject to the terms of the Port Authority SNDA.

Section 9.2 (a) In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease (other than pursuant to Section 12.2 or 13.2), or to claim a partial or total eviction, Tenant shall give each Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant in writing, notice of such act or omission. If Landlord fails to cure such act or omission within the time provided for in this Lease, then each such Mortgagee or Superior Lessor shall have an additional thirty (30) days after receipt of such notice within which to cure such act or omission or if such act or omission cannot be cured within that time, then, except as otherwise expressly provided in the applicable Non-Disturbance Agreement, such additional reasonable period of time as may be necessary to cure such default, in which event this Lease shall not be terminated and Tenant shall not exercise any other rights or remedies under this Lease or otherwise while such remedies are being so diligently pursued.

(b) Tenant shall not withhold its consent to any reasonably requested modifications to this Lease, upon request of a Mortgagee, provided that such Lease modification shall not decrease Landlord’s obligations or decrease Tenant’s rights under this Lease (except to a de minimis extent) or increase Tenant’s monetary obligations under this Lease (to any extent) or non-monetary obligations under this Lease (except to a de minimis extent).

Section 9.3 (a) If a Mortgagee or Superior Lessor (other than the Superior Lessor under the Underlying Lease, which Superior Lessor shall be subject to the terms of Section 9.3(b) below) shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such Mortgagee or Superior Lessor, Tenant shall attorn to and recognize such Mortgagee, such Superior Lessor, the designee of such Mortgagee or Superior Lessor or a purchaser at foreclosure or otherwise, in each case acquiring Landlord’s interest under this Lease (a “Successor Landlord”) as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between such Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment except that, subject to the terms of the applicable Non-Disturbance Agreement entered into by such Successor Landlord, such Successor Landlord, unless such Successor Landlord shall be an Affiliate of Landlord, shall not:

(i) be liable for any acts, omissions, events or conditions arising prior to the time such Successor Landlord acquired Landlord’s interest under this Lease, unless such act, omission, event or condition continues after the date of such succession (and then only for so much as has accrued subsequent to the date of such succession and notification of such Successor Landlord of such acts, omissions, events or conditions with respect to Landlord’s obligations under this Lease);

(ii) be subject to any offset or defenses that Tenant may have against Landlord, which shall have theretofore accrued to Tenant against Landlord (other than any offset pursuant to Section 31.2(b) hereof);

(iii) be bound by any previous material modification of this Lease entered into after Tenant has been notified of the existence and identity of such Successor Landlord and of its address for notices, not expressly provided for in this Lease, or by any previous prepayment of more than one month’s Fixed Rent, unless such material modification or prepayment shall have been expressly approved in writing by such Successor Landlord; or

(iv) be bound by any obligation to perform any work or to make improvements to the Premises.

(b) Subject to the terms of the applicable Non-Disturbance Agreement to be delivered pursuant to Section 9.4 hereof, Tenant covenants and agrees that, if by reason of a default on the part of Landlord who is the Lessee under the Underlying Lease in the performance of any of the terms or provisions of such Underlying Lease or if for any other reason of any nature whatsoever such Underlying Lease and the leasehold estate of the Lessee thereunder are terminated by summary dispossess proceeding or otherwise, Tenant shall attorn to and recognize such landlord as Tenant’s landlord under this Lease. Tenant covenants and agrees to execute and deliver, at any time and from time to time upon request of the landlord under such Underlying Lease, any instrument which may be reasonably necessary or appropriate to evidence such attornment. Tenant further waives the provisions of any statute or rule of law now or hereafter in effect which may terminate this Lease or give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Premises demised hereby in the event such Underlying Lease terminates or in the event any such proceeding is brought by the landlord under such Underlying Lease, and in that circumstance Tenant agrees that this Lease shall not be affected in any way whatsoever by any such proceeding or termination.

Section 9.4 (a) Landlord represents to Tenant that as of the Effective Date, the Existing Mortgage is the only Mortgage affecting the Real Property, and the Underlying Lease is the only Superior Lease affecting the Real Property.

(b) Anything in this Article 9 to the contrary notwithstanding, this Lease shall not be subordinate to any future Mortgage or future Superior Lease, unless and until there shall first be delivered to Tenant, for execution, a Non-Disturbance Agreement executed by such Mortgagee or Superior Lessor.

(c) On the Effective Date, Landlord has obtained and delivered to Tenant a Non-Disturbance Agreement from the holder of the Existing Mortgage and a Port Authority SNDA from the Port Authority.

(d) Tenant shall have the right to record any Non-Disturbance Agreement and Port Authority SNDA in the Register’s Office, provided that Tenant shall pay all costs, taxes and expenses necessary for the recordation of such Non-Disturbance Agreement and Port Authority SNDA.

(e) This Lease is subject to the approval of the Port Authority pursuant to the provisions of Section 9.1 of the Underlying Lease. Landlord has obtained and delivered the Port Authority Consent to Tenant on the Effective Date.

Section 9.5 Each party agrees, at any time and from time to time, as reasonably requested by the other party, upon not less than ten (10) Business Days’ prior notice, to execute and deliver to the other a written statement executed and acknowledged by an appropriate individual representing such party (a) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the then Fixed Rent and Additional Rent, (c) setting forth the date to which the Fixed Rent and Additional Rent have been paid, (d) stating whether or not, to the best knowledge of the signatory, the other party is in default under this Lease, and if so, setting forth the specific nature of all such defaults, (e) stating the amount of the security deposit, if any, held by Landlord under this Lease, (f) stating whether there are any subleases affecting the Premises, (g) stating the address of the person to which all notices and communication under this Lease shall be sent, (h) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, (i) stating whether or not there are any amounts of Landlord’s Contribution not yet advanced to Tenant, (j) stating whether or not (to Tenant’s knowledge, in the case of any statement by Tenant) there are any items of Landlord’s Work which have not been completed, and if so, describing in a reasonable manner such work, (k) stating what portion of the Premises Tenant is in possession and occupancy of pursuant to this Lease, and (l) as to any other matters reasonably requested by the party requesting such certificate. The parties acknowledge that any statement delivered pursuant to this Section 9.4 may be relied upon by any purchaser or owner of the Real Property or the Building, or of Landlord’s interest (directly or indirectly) in the Real Property or the Building or any Superior Lease, or by any Mortgagee or Superior Lessor, or by any purchaser of the interest of any Mortgagee or Superior Lessor (directly or indirectly) in the Real Property or the Building, or by any prospective or actual sublessee of the Premises or assignee of this Lease, or permitted transferee of or successor to Tenant.

Section 9.6 Tenant hereby represents, warrants and certifies to Landlord that (i) Tenant is not a Prohibited Person and (ii) Tenant’s location in the Building is reasonably necessary to discourage Tenant from removing its business to a location outside of the State of New York or is reasonably necessary to preserve Tenant’s competitive position in its industry. In addition, Tenant hereby covenants and agrees to the following:

(a) from time to time upon Landlord’s request therefor, to deliver to Landlord Tenant’s most recently filed Form NYS-45 and Form NYS-45-ATT (or successor forms therefor);

(b) from time to time upon Landlord’s request therefor, deliver to Landlord such information as Landlord may need to annually submit to the IDA the subtenant survey in the form of Exhibit M attached hereto (as such survey may be amended by the IDA and Landlord from time to time);

(c) to deliver to Landlord on the Commencement Date and thereafter on or before August 1 of each year during the Term, an annual employment report in the form attached hereto as Exhibit N (as such report may be amended by the IDA and Landlord from time to time);

(d) to deliver to Landlord on or before the Commencement Date (i) a certificate from Tenant, in the form attached hereto as Exhibit O, certifying that it is not a Prohibited Person, and (ii) a form (supplied by the IDA) completed by Tenant to enable the IDA to prepare a background investigative report (or any successor report that is then used by the City) with respect to Tenant; and

(e) to annually submit to the Agency, on or before August 1 of each year commencing on the August 1 immediately following the Commencement Date, the Prohibited Person certification in the form attached hereto as Exhibit O.

ARTICLE 10

SERVICES

Section 10.1 Landlord shall operate and maintain the Building and the Real Property (other than the Substation) and provide, at Landlord’s expense, except as otherwise set forth herein, the services described in this Article 10 (the “Building Services”) in conformance with the standards applicable to First Class Office Buildings.

Section 10.2 Electricity. (a) Subject to the provisions of this Section 10.2, Tenant agrees that electricity shall be furnished to the Premises (including, but not limited to, electricity necessary to operate the DX units serving the Premises) on a “submetering” basis by Landlord. If the Premises are not already separately submetered as hereinafter provided, Landlord shall, at Landlord’s sole cost and expense install a meter or meters (collectively, the “Submeter”), at a location or locations within the Premises designated by Tenant and reasonably acceptable to Landlord, and perform all other work necessary for the installation of the Submeter (it being agreed that Landlord shall use commercially reasonable efforts to minimize any unreasonable interference that such work causes to the performance of Tenant’s Initial Alterations). Landlord shall install the Submeter within fifteen (15) Business Days after the date that is the later to occur of (x) the Effective Date and (y) the date on which Tenant shall have designated in a written notice to Landlord, and Landlord shall have reasonably approved, the locations within the Premises where Tenant proposes that Landlord install the Submeter. If more than one Submeter is used to measure consumption of electricity in the Premises, (i) at Tenant’s request, Landlord shall install at Landlord’s sole cost and expense, a coincident demand meter to measure the consumption of electricity in the Premises and (ii) Tenant shall be billed only on the basis of the “coincident” demand as measured and calculated from time to time by such coincident demand meter (i.e., as though a single Submeter were measuring such demand), provided such measurement shall be permitted by Con Edison (or any subsequent provider of electricity to the Building).

(b) Landlord and Tenant hereby acknowledge and agree as follows:

(i) Pursuant to Section 40.1 of the Underlying Lease, the Port Authority has arranged for the furnishing of electrical power from the Power Authority of the State of New York to the grid connection points for the Property, and Landlord has the right to obtain such power for the Premises upon and subject to the terms of the Underlying Lease.

(ii) Landlord shall make electricity available to the Premises at a level sufficient to accommodate a demand load of seven (7) watts per useable square foot, exclusive of base Building HVAC, and Tenant covenants that Tenant’s use and consumption of electricity shall not at any time exceed such amount, nor exceed the capacity of any of the electrical facilities and installations in or otherwise serving or being used in the Premises. Notwithstanding the foregoing, Tenant may elect to install one (1) supplemental tap in the Premises in order to enable Tenant to draw a demand load of up to eight (8) watts per useable square foot of the Premises, provided that (A) such additional capacity, in Landlord reasonable judgment, is available, taking into account, among other things, the needs of all other present and future tenants and occupants of the Building, all applicable Legal Requirements and the requirements of the insurance providers for the Building, (B) if Tenant shall desire to sublease the floor on which such tap is installed, Tenant shall indicate in the applicable Offer Notice that such tap has been installed on such floor, (C) Landlord shall not be required to obtain any such additional electrical capacity from the Utility, (D) Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for all reasonable out-of-pocket costs incurred by Landlord in connection with the installation of such tap and any related equipment and (E) Tenant shall pay Landlord, within thirty (30) days after demand therefor, a one time tap fee equal to $350 per amp at 460 volt 3 phase.

(iii) Tenant shall have the right to increase the amount of electric power being drawn from the buss duct on any full floor within the Premises, at Tenant’s sole cost and expense (but without the payment of any additional tap in fee), provided that (1) the total amount of power allotted to the Premises is not increased and (2) Tenant shall only be entitled to reallocate power from the buss duct of another full floor of the Premises served by the same switch as the buss duct for the full floor of the Premises with respect to which Tenant shall desire to increase such power. At such time as Tenant shall surrender any floor to Landlord as provided hereunder or on the Expiration Date, Tenant, at its sole cost and expense, shall reinstate all electric capacity on such floor as may have been reallocated or otherwise decreased as a result of any Tenant’s use thereof such that the electric capacity serving any such floor is not less than the electrical capacity for such floor on the date such floor was delivered to Tenant; provided, however, that (A) Tenant shall not be required to reinstate such electric capacity with respect to any portion of the Premises that has been recaptured or subleased by Landlord pursuant to the terms of Section 14.4 or 14.5 hereof to the extent that the applicable Offer Notice states that Tenant is not required to so reinstate such electric capacity (or is silent with respect thereto), (B) Tenant shall not be required to reinstate such electric capacity if not more than one (1) watt per useable square foot of the surrendered floor (or portion thereof) has been redistributed, (C) Tenant shall not be required to reinstate such electric capacity with respect to any floor of the Premises to more than six (6) watts per useable square foot of said floor of the Premises and (D) in lieu of reinstating such electric capacity, Tenant may (at its sole cost and expense and subject to Landlord’s reasonable approval) cause alternate electric capacity to be provided to such surrendered floor (or portion thereof) such that the electric capacity serving any such floor is not less than the electrical capacity for such floor on the date such floor was delivered to Tenant.

(iv) Tenant shall, upon notice from Landlord, promptly cease the use of any of Tenant’s electrical equipment which Landlord’s electrical engineer reasonably determines, causes Tenant to exceed such capacity.

(v) If and so long as electric current is supplied by submetering pursuant to this Section 10.2, Tenant will pay Landlord or Landlord’s designated agent, as additional rent for such service, the amounts, as determined by the Submeter, for the purpose of measuring Tenant’s consumption and demand. The additional rent payable by Tenant pursuant to this Section (the “Electricity Additional Rent”) shall be computed in the same manner as Electricity Cost, as applied to the Premises, and shall also include a fee equal to Landlord’s reasonable, actual, out-of-pocket costs in connection with such submetering (the “Electricity Fee”) in consideration of Landlord’s administrative and overhead costs. The Electricity Additional Rent shall be binding and conclusive on Tenant unless, with respect to any such bill or Electricity Cost Statement, on or before the date that is one hundred eighty (180) days after the delivery by Landlord to Tenant of such bill or Electricity Cost Statement, Tenant shall notify Landlord that it disputes the correctness thereof, specifying in reasonable detail the respects in which such bill or Electricity Cost Statement is claimed to be incorrect. Landlord and Tenant shall cooperate in good faith to resolve such dispute. Pending the determination of such dispute, which dispute may be submitted to arbitration in accordance with Article 34, Tenant shall pay the amount shown on such bill or Electricity Cost Statement (as and when otherwise payable to

Landlord under this Section 10.2). Landlord shall refund or credit any overpayment by Tenant following the final determination of such dispute (with interest at the Applicable Rate on such overpayment from the date such overpayment was made through and including the date of such refund or credit). If the Submeter should fail to properly register or operate at any time for any reason whatsoever, Landlord may reasonably estimate the Electricity Additional Rent, and when the Submeter is again properly operative, a fair and appropriate reconciliation shall be made, by Tenant paying any deficiency to Landlord within thirty (30) days after demand, or by Landlord crediting Tenant with the amount of any overpayment against the next installments of Additional Rent due hereunder, as the case may be. Landlord, at its option, may from time to time increase the Electricity Additional Rent based upon any actual increase in the Electricity Cost. The periods to be used for such computation shall be as Landlord, in its sole discretion, may from time to time elect (but not less frequently than quarterly). Where more than one meter measures the electric service to Tenant, the electric service rendered through each meter may be computed and billed at Landlord option, either separately or cumulatively. Bills for the Electricity Additional Rent shall be rendered to Tenant at such time as Landlord may elect, but not fewer than once per year.

(vi) The Submeter might be installed subsequent to the date (the “Initial Occupancy Date”) that Tenant, or anyone (including any contractors or other workmen) claiming under or through Tenant first enters the Premises. In such event, the annual Fixed Rent during the period commencing on the Initial Occupancy Date and ending on the date on which a reading of the installed Submeter is made, shall be increased by an amount equal to the product of (A) $0.50, subject to adjustment for any increases in electric rates or taxes, and (B) the number of RSF in the applicable portion of the Premises. Tenant acknowledges that in connection with the installation or retrofit of the meter(s), the electricity being supplied to serve the Premises may be temporarily interrupted, provided Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s Initial Alterations, Tenant’s access to and use and occupancy of the Premises.

(vii) If, at any time, Landlord shall not be allowed by law to charge Tenant for electric service to the Premises on a submetered basis, then (unless Tenant shall obtain such electricity on a direct meter from the Utility) this Lease shall be deemed amended so that from and after the date on which Landlord ceases to provide electricity on a submetered basis, Landlord shall be entitled to receive compensation for continuing to provide such electric service which shall be equivalent of the Electricity Cost of such electricity plus the Electricity Fee, computed in a manner reasonably determined by Landlord and payable monthly. If pursuant to any law, ruling order or regulation, the amount which Landlord is permitted to charge Tenant for the purchase of electricity pursuant to this Section 10.2 shall be reduced below the amount which Landlord would otherwise be entitled to charge Tenant hereunder, then, to the fullest extent legally permissible, Tenant shall pay the difference between such amounts to Landlord as Additional Rent within ten (10) days after demand therefor, as compensation to Landlord for the use and maintenance of the Building’s electric distribution system.

(viii) Notwithstanding anything to the contrary contained herein, Electricity Additional Rent payable by Tenant under this Section 10.2 shall not include charges for the electricity provided to the DX units serving the Premises during Business Hours (and such electricity shall not be measured by the Submeter).

(c) For any portion of the Premises comprised of less than a full floor of the Building (each, a “Partial Floor”), Tenant shall pay to Landlord, as Additional Rent, Tenant’s pro rata share (based upon the ratio of the RSF of the applicable Partial Floor to the then occupied RSF of the applicable floor) of the actual cost of the entire supply of electric current to the applicable floor(s) of the Premises (including the common areas of the applicable floor and electricity for the HVAC units on the applicable floor), based upon Landlord’s utility meter for such floor, together with the Electricity Fee (collectively, the “Partial Floor Electricity Charge”). Such payments shall be made within thirty (30) days after receipt of a statement setting forth the actual cost of electricity and the computation of Tenant’s payment. The Partial Floor Electricity Charge shall be adjusted from time to time in accordance with the provisions of Section 10.2(d) hereof.

(d) If, after the initial leasing by Tenant of any Partial Floor pursuant to the terms of this Lease, Tenant’s actual use of such Partial Floor shall change from Tenant’s prior use of such Partial Floor, then either Landlord or Tenant may engage a reputable independent electrical consultant reasonably acceptable to the other to make a survey of Tenant’s electric consumption with respect to such Partial Floor. In the event that both Landlord and Tenant appoint electrical consultants and such consultants are unable to agree on the amount of Tenant’s electrical consumption, then such dispute shall be resolved by arbitration pursuant to Article 34 hereof. The party requesting such survey shall pay for the cost thereof. If any such survey discloses that Tenant’s electrical consumption with respect to such Partial Floor materially exceeds or is materially less than the then current Partial Floor Electricity Charge, then such Partial Floor Electricity Charge shall be increased or decreased, effective as of the date of such survey, to be an amount determined by such electrical consultant to fairly represent the cost of such electricity, based on such survey. Promptly after any increase or decrease in the Partial Floor Electricity Charge becomes effective pursuant to this Section 10.2(d), the parties shall execute, acknowledge and deliver to each other a supplemental agreement in such form as Landlord shall reasonably require confirming such increase or decrease, but failure to do so shall have no effect on Tenant’s obligation to pay the amounts set forth in Section 10.2(c) hereof with respect to electricity, as so increased or decreased.

(e) If any taxes or charges are or shall be imposed by any federal, state, city or local authority upon Landlord or its agent in connection with the sale or resale of electricity to Tenant, Tenant covenants and agrees that, where permitted by law, Tenant’s pro rata share of such taxes or charges shall be passed on to Tenant and paid by Tenant to Landlord or its agent within thirty (30) days after demand therefor, as Additional Rent, without set off or deduction.

(f) Landlord reserves the right to discontinue furnishing electricity to Tenant for any portions of the Premises at any time upon not less than thirty (30) days’ notice to Tenant or such longer period as shall be reasonably necessary for Tenant to obtain electric energy from a third party service provider, but Landlord shall exercise such right only if required to do so by applicable Legal Requirements. If Landlord shall so discontinue the furnishing of electricity as provided herein, this Lease shall be unaffected thereby, except that, from and after the effective date of such discontinuance, (i) Tenant shall arrange to obtain electricity for such portions of the Premises directly from the public utility company supplying electricity to the Building and may utilize the then existing electric feeders, risers and wiring serving the Premises to the extent that they are available and safely capable of being used for such purpose, (ii) all meters, equipment and other facilities which may be required for Tenant to obtain electricity directly from such public utility company shall be installed by Landlord, and the actual cost thereof shall be payable to Landlord by Tenant upon demand, as Additional Rent, without set off or deduction, if in Landlord’s reasonable judgment the same are necessary, and (iii) any such installation shall be maintained by Tenant, at its expense, and shall be subject to such conditions as Landlord and/or the public utility company may require, and Landlord shall not be liable to Tenant therefor and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued.

(g) Notwithstanding anything to the contrary contained herein, Landlord shall not in any way be liable or responsible to Tenant, except to the extent caused by Landlord’s negligence, willful misconduct, violation of Legal Requirements or willful breach of contract, for any loss, damage or expense which Tenant may sustain or incur as a result of the unavailability of or interruption in the supply of electricity to the Premises or a change in the quantity or character or nature of such current and such change, interruption or unavailability shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent (except as set forth in Section 6.4 hereof), or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or any Landlord Party, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

(h) Subject to the terms of Article 4 hereof (including, without limitation, Section 4.6 hereof) Tenant shall purchase, furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Premises at Tenant’s sole cost and expense, all lighting tubes, lamps, bulbs and ballasts so installed shall be customary in First Class Office Buildings and shall be dignified and of a first class nature and shall become Landlord’s property upon the expiration or sooner termination of this Lease. Tenant shall have the right to have its in-house staff or outside contractors to perform such work; provided that in the case of any such outside contractor, (i) such outside contractor shall be subject to Landlord’s approval (not to be unreasonably withheld) and (ii) the performance of such work by such outside contractor would not disturb harmony with union labor working in or around the Building (including, without limitation, the creation of any work “slowdown”, sabotage, strike, picket or jurisdictional dispute).

Section 10.3 Heat, Ventilation and Air Conditioning.

(a) Landlord shall provide HVAC to the Premises on Business Days from 8:00 A.M. to 7:00 P.M. and Saturdays from 9:00 A.M. to 1:00 P.M. (“Business Hours”), through local DX systems and/or perimeter heating systems located on each floor of the Premises installed by Landlord in accordance with the specifications set forth on Schedule 1 of the Work Letter (and maintained by Landlord pursuant to Section 6.1(a) hereof) and including cooling towers, pumps and associated equipment (collectively, sometimes referred to herein as the “Building HVAC System”).

(b) Tenant acknowledges that Tenant is solely responsible for the design of the air distribution system within the Premises and the adequacy of such system to distribute HVAC therein, and no approval by Landlord of any proposed or final plans for such work shall constitute a representation or warranty by Landlord that such system will function to achieve its intended purpose. Tenant at all times shall cooperate fully with Landlord and shall abide by the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building HVAC System.

(c) Landlord shall make available to the Premises condenser water for the Building HVAC System 24 hours per day, 7 days per week; provided, however, that Landlord shall not be required to furnish Building HVAC System services during periods other than the hours and days set forth in this Section 10.3 for the furnishing and distributing of such services (“Overtime Periods”) unless Landlord has received advance notice from Tenant requesting such services (“After Hours HVAC Service”) at least four (4) hours prior to the requested service, provided that Landlord shall endeavor to furnish such services during Overtime Periods upon shorter advance notice. Accordingly, if Landlord shall furnish After Hours HVAC Service to the Premises at the request of Tenant during Overtime Periods, Tenant shall pay Landlord, as Additional Rent within thirty (30) days after demand, for such After Hours HVAC Service at Landlord’s then current rates for the Building, which rates shall be calculated as the actual, reasonable out-of-pocket costs incurred by Landlord in providing such After Hours HVAC Service (without depreciation), including an imputed cost for electricity (it being acknowledged that such actual, reasonable out-of-pocket costs as of the date hereof are set forth on Schedule E attached hereto). As part of Tenant’s Initial Alterations, Tenant shall have the right to connect supplemental air conditioning units to the Building condenser water system within twenty-four (24) months after the Effective Date (as such twenty-four (24) month period may be extended on a day-for-day basis on account of any Force Majeure event) and Landlord shall provide the amount of condenser water required by such units, but in no event shall Landlord be required to provide in excess of twenty-five (25) tons of condenser water per full floor of the Premises therefor (it being agreed that at least three hundred fifty (350) tons of such condenser water shall be backed by the base Building generator); it being agreed that Tenant shall be entitled to allocate and redistribute such condenser water tonnage throughout the Premises at its discretion, subject to Landlord’s reasonable approval thereof pursuant to Article 4 hereof. Tenant shall pay, within thirty (30) days of demand by Landlord, the actual, reasonable out-of-pocket costs and expenses reasonably incurred by Landlord in connection with such work, including, if necessary, the actual, reasonable out-of-pocket costs of shut down and draining of risers but no charge shall be due for Tenant’s initial tap in to the system. Additionally, Tenant shall pay an annual charge for the amount connected at Landlord’s then current rates for the Building, which annual charge shall be equal to the actual, reasonable out-of-pocket costs incurred by Landlord in providing such services. Such annual charge for the amount so connected by Tenant shall be in effect without regard to whether such system is actually used or connected by Tenant. With respect to any Expansion Space or ROFO Floors, as applicable, Tenant shall have the right to connect supplemental air conditioning units to the Building condenser water system within twenty-four (24) months (as such period shall be extended on a day-for-day basis based on any Force Majeure delays Tenant incurs in performing Tenant’s Initial Alterations with respect to such Expansion Space or ROFO Floors, as applicable) after the delivery of such Expansion Space or ROFO Floors, as applicable (and no charge shall be due for Tenant’s initial tap in to the system in connection therewith); it being agreed that (subject to availability) Tenant shall be entitled to twenty-five (25) tons condenser water for each full floor of Expansion Space or ROFO Floors, as applicable.

(d) Tenant, at Tenant’s sole cost and expense, shall be provided reasonable access to the outside air intake and spill/exhaust air shafts at the fifty-third (53rd), fourth (4th) and/or fifth (5th) floors of the Building, so long as a representative of Landlord is present, which representative Landlord shall make available on reasonable prior notice.

(e) Landlord shall cause the quality of any condenser water provided to the Premises to be maintained substantially in accordance with the specifications attached hereto as Exhibit Y (or such other specifications consistent with condenser water provided to similar tenants in First Class Office Buildings) by a qualified condenser water specialist selected and retained by Landlord for the Building (the costs of which specialist shall be included in Operating Expenses in the Base Operating Year and thereafter).

Section 10.4 Elevators; Loading Dock. (a) Landlord shall provide passenger elevator service to the Premises 24 hours per day, 365 days per year, consistent with First Class Office Buildings and otherwise in accordance with Paragraph H of Schedule 1 attached to the Work Letter, through an elevator system that is designed in accordance to established industry standards for a Class A speculative commercial office building and that includes an average interval of thirty (30) seconds or less and a five (5) minute handling capacity of 12.5%. A minimum of two (2) elevators per elevator bank serving the Premises shall be in operation at all times, except in emergency situations or in connection with routine maintenance. During Business Hours, a minimum of five (5) elevators per elevator bank serving the Premises shall be in operation, except in emergency situations or in connection with routine maintenance. Upon Tenant’s prior written request, Landlord shall provide in the elevator banks serving the Premises elevators during Overtime Periods in excess of those normally provided during such periods, provided that Tenant shall pay the actual, reasonable out-of-pocket cost for same within thirty (30) days after demand. Subject to the terms of this Section 10.4, Landlord shall provide freight elevator facilities to the Premises on a non-exclusive, first-come, first-served basis, on Business Days from 8:00 A.M. to 4:45 P.M. (“Freight Business Hours”) and Landlord shall not charge Tenant any fee with respect to such use. Landlord will work with Tenant to provide reasonably adequate and sufficient elevator time during and after the performance of Tenant’s Initial Alterations. During Tenant’s initial move-in and Tenant’s Initial Alterations, Landlord shall provide two (2) dedicated padded passenger elevators, which shall have direct access to the loading docks of the Building; provided, however, that (i) at all times when any such passenger elevator is used for carrying any freight, furniture, etc. (which will only be permitted during such initial move-in and the performance of Tenant’s Initial Alterations), Tenant at Tenant’s expense shall install such protection in the cab and Lobby as Landlord reasonably deems proper and Tenant shall remove such protection promptly after the Tenant shall have initially moved-in to the Premises and Substantially Completed Tenant’s Initial Alterations, (ii) Tenant shall take all measures necessary to protect such passenger elevators and the remainder of the Building from injury and damage during such move-in and the performance of Tenant’s Initial Alterations and shall promptly notify Landlord of any injury or damage thereto and (iii) Tenant shall reimburse Landlord for any and all actual reasonable out-of-pocket costs and expenses incurred by Landlord in repairing any injury or damage to such elevators or any other portion of the Building caused by Tenant during such move-in and the performance of Tenant’s Initial Alterations, or at

Landlord’s option and at Tenant’s sole cost and expense, Tenant shall promptly repair such injury or damage. Such elevator service shall be subject to such rules and regulations as Landlord may reasonably promulgate from time to time with respect thereto in accordance with Article 27. Subject to the terms of this Lease, Landlord shall have the right to temporarily change the operation or manner of operation of any of the elevators in the Building and/or to temporarily discontinue the use of any one or more cars in any of the banks for the purpose of repairing, cleaning, renovating and/or maintaining such cars. Except in the event of an emergency, Landlord shall provide reasonable prior notice to Tenant before performing repairs or maintenance with respect to any of the elevators serving the Premises, and Landlord agrees that such repairs and maintenance shall be consistent with First Class Office Buildings.

(b) Landlord shall make the freight elevators available to Tenant during other than Freight Business Hours, upon not less than twenty-four (24) hours’ prior request by Tenant (subject to reasonable Building requirements and any prior reservations made by other tenants and occupants of the Building), and Tenant shall pay, as Additional Rent within thirty (30) days after demand therefor, all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with the providing of such service. Notwithstanding anything to the contrary set forth herein, Tenant shall be entitled to use the freight elevator facilities during the performance of Tenant’s Initial Alterations and Tenant’s initial move-in to the Premises at no additional charge. Tenant shall not use the freight elevators during Freight Business Hours for moving out of the Premises.

(c) Tenant shall have non-exclusive use of the Building’s loading docks at no additional cost during Business Hours on Business Days, on a first come, first served basis and on a reserved basis at all other times. Landlord will work with Tenant to provide reasonably adequate and sufficient freight elevator time during and after Tenant’s Initial Alterations. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to the priority use of one (1) freight elevator cab during the performance of Tenant’s Initial Alterations and initial move-in to the Premises, subject to Landlord’s need for same in the event of an emergency or during any period when one or more of the other freight elevators in the Building is not operational on account of repairs, during Business Hours and non-Business Hours. At Tenant’s request, Landlord shall Competitively Bid Tenant’s schedule of Supplemental Cleaning Services at the same time Landlord Competitively Bids for the cleaning of the Premises which Landlord is required to provide to Tenant hereunder, and Landlord shall consult with Tenant in connection therewith in order to obtain the lowest qualified bid.

(d) If Tenant shall use the loading docks of the Building at times other than during Business Hours during Business Days, Tenant shall pay Landlord as Additional Rent within thirty (30) days after the demand for any actual, reasonable out-of-pocket costs and expenses therefor. Notwithstanding anything to the contrary set forth herein, Tenant shall be entitled to use the loading docks during the performance of Tenant’s Initial Alterations and Tenant’s initial move-in to the Premises at no additional charge.

(e) As soon as practicable after the Effective Date (subject to Unavoidable Delay and Tenant Delay), Landlord shall perform all necessary work in order to cause the nineteenth (19th) floor of the Building (the “Crossover Floor”) to be a crossover floor and any reasonable out-of-pocket cost or expense actually incurred by Landlord in connection therewith shall be payable by Tenant to Landlord as Additional Rent within thirty (30) days after demand (it being agreed that, other than any portion of such work that is proprietary in nature and, as such, must be performed by Otis Elevator Company or any of its affiliates (so long as the cost is charged at competitive rates), Landlord shall Competitively Bid such work; provided that notwithstanding the definition of “Competitively Bid” herein, Landlord shall only be obligated to solicit bids from Ambassador Construction and StructureTone). Landlord shall maintain the Crossover Floor as a crossover floor throughout the Term, provided that (i) the entire rentable area of such floor is included within the Premises, (ii) only those elevator cars in any passenger elevator bank that shall have been dedicated for the exclusive use of Tenant may stop on the Crossover Floor, (iii) any reasonable out-of-pocket cost or expense actually incurred by Landlord to maintain the Crossover Floor as a crossover floor shall be payable by Tenant to Landlord as Additional Rent within thirty (30) days after demand, and (iv) if the entire rentable area of such floor shall no longer be included within the Premises, Landlord shall no longer be obligated to maintain such floor as a crossover floor, and any reasonable out-of-pocket cost or expense actually incurred by Landlord to cause such floor to no longer function as a crossover floor shall be payable by Tenant to Landlord as Additional Rent within thirty (30) days after demand.

Section 10.5 Cleaning. (a) Landlord shall cause the Premises to be cleaned on Business Days (but not before 5:00 P.M. or after 8:00 A.M. on any Business Day, except in the event of an emergency or if requested to do so by Tenant), substantially in accordance with the Cleaning Specifications set forth in Exhibit G annexed hereto and made a part hereof.

(b) If Tenant requires services in excess of those contained in the cleaning contract described above (“Supplemental Cleaning Services”), Tenant (subject to Tenant’s rights pursuant to Section 10.5(c) hereof) shall request same through the cleaning contractor engaged by Landlord and shall be responsible for paying the cost thereof (provided that Tenant at its sole cost and expense may use its in house staff to perform such Supplemental Cleaning Services so long as the same would not disturb harmony with union labor working in or around the Building, including, without limitation, the creation of any work “slowdown”, sabotage, strike, picket or jurisdictional dispute). Tenant shall reimburse Landlord on demand for the incremental costs incurred by Landlord for extra cleaning work in the Premises (provided that the charges for such cleaning services are reasonably competitive with charges for similar services then being provided in other First Class Office Buildings) required by reason of (i) misuse or neglect on the part of Tenant, its agents, employees, contractors, invitees or subtenants, (ii) use of portions of the Premises for the preparation, serving or consumption of food or beverages, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantities of interior glass surfaces or (iv) Non-Standard Alterations installed by Tenant or at its request. Landlord and its cleaning contractor and their employees shall have access to the Premises after 6:00 P.M. and before 8:00 A.M. and the use of Tenant’s electricity and water in the Premises, without charge therefor, as may reasonably be required for the purpose of cleaning the Premises.

(c) If Landlord fails to cause the Premises to be cleaned in accordance with the standards set forth on Exhibit G in any material respect (provided such failure is not due to any act or omission of Tenant) (a “Cleaning Default”), Tenant shall give written notice thereof to Landlord specifying with particularity the respects in which Landlord shall have failed to meet its obligations hereunder in any material respect. Landlord shall have thirty (30) days after the giving of Tenant’s notice to cure such Cleaning Default or to submit the matter to arbitration under Article 34 of this Lease if Landlord disputes the notice. If Landlord fails to cure the Cleaning Default, as aforesaid, within such thirty (30) day period, or within ten (10) days after a determination in the arbitration favorable to Tenant, then Tenant may cause Landlord to terminate Landlord’s contract with its cleaning services contractor (with respect to the Premises) (and any termination fee with respect thereto shall not be charged to Tenant) and replace Landlord’s cleaning services contractor (with respect to the Premises) with another third party cleaning services contractor, which replacement cleaning services contractor shall be selected by Landlord, in its sole discretion (provided that any such replacement cleaning contractor shall be consistent with contractors providing similar services in other First Class Office Buildings). Solely with respect to any Supplemental Cleaning Services, Tenant may, in consultation with Landlord, Competitively Bid such services (such consultation to include the sharing of all pertinent information with Landlord which shall be subject to any applicable confidentiality requirements, which Landlord shall confirm in writing by executing a confidentiality agreement substantially in the form attached hereto as Exhibit AA) and retain a Person to perform such Supplemental Cleaning Services who is listed on Exhibit X attached hereto and made a part hereof (it being agreed that such Persons may be added to or subtracted from Exhibit X by Tenant upon prior notice to Landlord and subject to Landlord’s reasonable approval), if such Person’s bid is more than ten percent (10%) lower than the Building’s cleaning services contractor’s bid. Tenant agrees to cooperate with Landlord in the event that the hiring of such Person and/or such Person’s performance of such Supplemental Cleaning Services would disturb harmony with union labor working in or around the Building (including, without limitation, the creation of any work “slowdown”, sabotage, strike, picket or jurisdictional dispute). In the event of such termination and replacement, Landlord shall pay any termination payment due to the replaced cleaning services provider. Landlord may remove contractors from and add contractors to Exhibit X subject to Tenant’s approval (which approval shall not be unreasonably withheld, conditioned or delayed). Landlord shall use commercially reasonable efforts to simultaneously bid out such Supplemental Cleaning Services when Landlord bids out the contract for the base Building cleaning and to reasonably consult with Tenant in connection therewith in order to obtain the lowest qualified bid for such Supplemental Cleaning Services.

(d) In the event that Landlord actually receives any vacancy credit under the base building cleaning contract solely due to the vacancy of one or more floors of the Premises, then Landlord shall (i) use commercially reasonable efforts to obtain such vacancy credit (but in no event shall Landlord’s failure to obtain such vacancy credit be deemed to be a default by Landlord hereunder or entitle Tenant to any credit or offset against Rent payable hereunder or otherwise subject Landlord to any liability to Tenant) and (ii) pass such vacancy credit through to Tenant as a credit against the next installments of Rent due under this Lease. Landlord shall provide a copy of such cleaning contract to Tenant promptly after Tenant requests same; provided that neither Tenant nor any of Tenant’s employees, accountants and agents shall disclose any of the terms of such cleaning contract to any third party and shall treat such cleaning contract as confidential, and, as a condition to Landlord’s providing such cleaning contract to Tenant, shall confirm such confidentiality obligation in writing by executing a confidentiality agreement substantially in the form attached hereto as Exhibit AA.

Section 10.6 Refuse and Rubbish Removal. Subject to Section 2.1(c), Landlord shall provide refuse and rubbish removal service at the Premises for ordinary office refuse and rubbish which includes boxes and other containers in which office supplies are commonly sold on Business Days at times reasonably specified by Landlord, and pursuant to regulations reasonably established by Landlord from time to time in accordance with Article 27. Tenant shall reimburse Landlord within thirty (30) days of demand for the actual, reasonable out-of-pocket costs incurred by Landlord for removal from the Premises and the Building of so much of any of Tenant’s refuse or rubbish as shall exceed that ordinarily accumulated daily in ordinary office occupancy (it being understood that, without limitation, garbage or other waste from any Special Use Area, Dining Facility, lunchroom or other food preparation and/or consumption facilities in the Premises are in excess of ordinary office occupancy).

Section 10.7 Water. Landlord shall furnish hot and cold water in reasonable quantities for ordinary drinking, pantry, lavatory and cleaning purposes to the Premises. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory, cleaning and drinking purposes or in amounts materially in excess of normal office usage (it being expressly understood that, without limitation, water required for use in connection with any kitchen (excluding pantries), in excess of three (3) private bathrooms or shower is in excess of normal office usage), Landlord may install a water meter or meters and thereby measure Tenant’s consumption of water for such purposes. Tenant shall (i) pay to Landlord the reasonable cost of any such meters and their installation, (ii) at Tenant’s sole cost and expense, keep any such meters and any such installation equipment in good working order and repair, and (iii) pay to Landlord, as Additional Rent, within thirty (30) days after demand therefor, for the incremental cost of water consumed in excess of normal office usage (such charge to be the actual out-of-pocket costs incurred by Landlord with respect to such usage). If Tenant requires any water other than cold water for use in connection with any kitchen, in excess of three (3) private bathrooms or shower, then Tenant, subject to and in accordance with the provisions of Article 4 and Article 8 of this Lease, shall provide and install in the Premises, at its sole cost and expense, hot water heating devices necessary to meet such requirements.

Section 10.8 No Warranty of Landlord. Landlord does not warrant that any of the services to be provided by Landlord to Tenant hereunder, or any other services which Landlord may supply, (a) will be adequate for Tenant’s particular purposes or as to any other particular need of Tenant or (b) will be free from interruption (although Landlord agrees to use reasonable efforts, consistent with prudent landlords in First Class Office Buildings, to minimize any such interruption, provided that in no event shall Landlord be obligated to use overtime labor in connection therewith, except to the extent it is customary in First Class Office Buildings. Subject to the terms of Section 6.4 hereof, Tenant acknowledges that any one or more such services may be interrupted or suspended by reason of Unavoidable Delays. In addition, consistent with First Class Office Buildings, Landlord reserves the right to stop, interrupt or reduce service of the Building Systems by reason of Unavoidable Delays, or for repairs, additions, alterations, replacements, decorations or improvements which are, in the reasonable judgment of Landlord, necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. Landlord shall provide Tenant with such advance notice as is reasonable under the circumstances of any such stoppage, reduction or interruption. Landlord shall use commercially reasonable efforts to begin and diligently prosecute to completion any repairs, replacements or improvements, including such repairs as may be required to machinery or equipment within the Building to provide restoration of any service provided by Landlord hereunder as promptly as reasonably possible and in a manner so as to minimize interference with Tenant’s ordinary use and enjoyment of the Premises, and, where the cessation or interruption of such service has occurred due to circumstances or conditions beyond the Real Property boundaries, to cause the same to be restored by diligent application or request to the relevant party or parties. To the extent reasonably possible, Landlord shall confine all such stoppages (other than a stoppage which would have an insubstantial effect on Tenant’s ordinary use and enjoyment of the Premises) within Landlord’s reasonable control to times that are not ordinary Business Hours. Except as expressly provided in this Lease (including Section 6.4 hereof), any such interruption or discontinuance of service, or the exercise of such right by Landlord to suspend or interrupt such service shall not entitle Tenant to any compensation or to any abatement or diminution of Fixed Rent or Additional Rent. Landlord shall use reasonable efforts to minimize interference with Tenant’s access to and use and occupancy of the Premises in making any repairs, alterations, additions, replacements, decorations or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at “overtime” or other premium pay rates or to incur any other “overtime” costs or additional expenses whatsoever, unless in the case of imminent danger to life or property or requested to do so by Tenant. Tenant will reimburse Landlord, as Additional Rent within thirty (30) days of demand, for any incremental actual out-of-pocket costs incurred by Landlord at Tenant’s request in connection with such overtime or premium labor. Landlord shall not be required to furnish any services except as expressly provided in this Lease.

Section 10.9 Roof Rights. (a) Tenant shall have a license, which is revocable only in accordance with the provisions of this Section 10.9 and upon the Expiration Date (at no cost to Tenant, other than as set forth herein) to utilize roof space for the installation and operation of one or more communications antennae, microwave or satellite dishes, together with related equipment, mountings, and supports (collectively, “Telecommunications Equipment”), and Landlord shall provide Tenant with such space on the roof of the Building as is reasonably necessary for the installation and operation of Tenant’s Telecommunications Equipment (but in no event shall the aggregate amount of such space exceed at any point in time Tenant’s proportionate share of space on the roof of the Building allocated by Landlord to office tenants, so long as Tenant demonstrates, to the reasonable satisfaction of Landlord, that Tenant requires such roof space; it being agreed that in no event shall Tenant be entitled to less than sixteen (16) square feet of such roof space), subject to the terms of this Section 10.9. Tenant acknowledges and agrees that any use of the roof space by Tenant for the installation and operation of Tenant’s Telecommunications Equipment shall be on a non-exclusive basis, except as to that portion of the roof space provided by Landlord to Tenant as aforesaid. Tenant may use the roof space solely for Tenant’s own use and for the use of Tenant’s permitted subtenants, provided that Landlord shall not charge such subtenants any fee, rent or other direct or indirect charge for such usage (and not for resale purposes); provided, however, that Tenant shall be entitled to license a portion of its roof space and riser space to a third party carrier for the provision of communications and data services solely within the Premises, subject to Landlord’s reasonable approval (provided that no fee, rent or other direct or indirect charge shall be charged to the licensee therefor). The height, diameter, design and installation of the satellite dishes or other telecommunications equipment shall be subject to Landlord’s approval, which shall not be unreasonably withheld or delayed. In connection therewith, Landlord shall make available to Tenant access to the roof space for the construction, installation, maintenance, repair, operation and use of Tenant’s Telecommunications Equipment. All work in connection with the installation of Tenant’s Telecommunications Equipment, including core drilling, if required, shall be performed at Tenant’s sole cost and expense, including the cost of a fire watch and related supervisory costs relating to any core drilling, which shall be performed in such a manner and at such times as Landlord shall reasonably prescribe. References in this Section 10.9 to the Telecommunications Equipment shall be deemed to include access to the Risers (subject to the provisions of Sections 10.17 and 10.18 hereof) and the electrical and telecommunication conduits therein so as to allow Tenant’s Telecommunications Equipment to function properly.

(b) Tenant shall use and maintain Tenant’s Telecommunications Equipment so as not to cause any damage to or interference with (i) the operation of the Building or Building systems or (ii) any Telecommunications Equipment installed on the roof space by licensees, occupants and other tenants in the Building. The installation of any Telecommunications Equipment by Tenant shall constitute a Non-Standard Alteration and shall be performed at Tenant’s sole cost and expense (including any costs and expenses in connection with reinforcing the roof of the Building, if required) in accordance with and subject to the provisions of Article 4. All of the provisions of this Lease shall apply to the installation, use and maintenance of the Tenant’s Telecommunications Equipment, including all provisions relating to compliance with Legal Requirements (including all FCC rules and regulations), insurance, indemnity, repairs and maintenance. Tenant’s Telecommunications Equipment shall not be used or occupied by others (except by Tenant’s permitted subtenants, provided that Landlord shall not charge such subtenants any fee, rent or other direct or indirect charge for such usage), and this license shall not be assignable, sublet or otherwise transferable by Tenant separately from this Lease, except as provided herein. Tenant’s Telecommunications Equipment shall be treated for all purposes of this Lease as Tenant’s Property.

(c) If Landlord shall determine, in its reasonable judgment, that any Tenant’s Telecommunications Equipment (i) will cause a health hazard or danger to property, (ii) will not be in accordance with applicable Legal Requirements, or (iii) interferes with the operation of the Building or the Building Systems or Landlord’s use of the roof, including the use of the roof by Landlord or other tenants, licensees or occupants of the Building of data transmission equipment thereon installed prior to the installation of Tenant’s Telecommunications Equipment (other than in the case of any modification of or addition to any of Tenant’s Telecommunications Equipment that is made subsequent to the installation of such other Person’s data transmission equipment), then, if Tenant is unable to promptly cause such Telecommunications Equipment to comply with such Legal Requirements, abate such health hazard, danger to property or interference, Tenant, at its sole cost and expense, shall remove such Telecommunications Equipment from the roof of the Building (subject to the proviso set forth below) and, Tenant may, at Tenant’s option, but subject to Landlord’s approval as provided in Section 10.9(a), replace such Telecommunications Equipment with Telecommunications Equipment which complies with such Legal Requirements and/or does not cause such health hazard, danger to property or interference (provided that solely with respect to any such interference under clause (iii) above, if Tenant’s Telecommunications Equipment initially installed interferes with telecommunications equipment of Landlord or other tenants subsequently installed, then Tenant shall not be required to remove such Telecommunications Equipment, but shall, at Landlord’s request, use reasonable efforts to minimize such interference). Notwithstanding the foregoing, Landlord may at its option, at any time during the Term after reasonable prior notice to Tenant (except in the event of an emergency) require Tenant, using Landlord’s roofing contractor and any other contractors reasonably required by Landlord, to relocate Tenant’s Telecommunications Equipment to another area on the roof designated by Landlord, at Landlord’s sole cost and expense; provided that such relocation of Tenant’s Telecommunications Equipment does not cause the transmission or reception of communication signals to be materially interrupted or impaired other than temporarily during the process of relocating such Telecommunications Equipment. Landlord agrees that it shall not exercise its option to relocate Tenant’s Telecommunications Equipment, as set forth in the previous sentence, more than (A) four (4) times during the initial Term and (B) four (4) times in the aggregate during all of the Renewal Term(s); provided that any relocations in connection with Legal Requirements or emergency situations shall not be governed by such limitations. Landlord shall use commercially reasonable efforts to include provisions substantially similar to this Section 10.9(c) in all leases for space in the Building entered into by Landlord after the date hereof.

(d) If during the Term, Tenant shall cease to use any Tenant’s Telecommunications Equipment located on the roof of the Building (other than Tenant’s Telecommunications Equipment located in not more than sixteen (16) square feet of roof space) for a period of time in excess of three hundred sixty-five (365) days and Landlord delivers to Tenant a notice setting forth Landlord’s intention to take such space on the roof back from Tenant, Tenant shall, at its sole cost and expense, remove such Telecommunications Equipment from the roof of the Building within sixty (60) days after receipt of such notice from Landlord and Tenant shall have no further rights under this Section 10.9 unless Tenant (i) notifies Landlord within such sixty (60) day period of its intention to reinstitute use of such Telecommunications Equipment or replace same, (ii) takes significant steps to reinstitute use of such Telecommunications Equipment or replace same within ninety (90) days after delivery by Tenant of such notice and (iii) actually reinstitutes use of such Telecommunications Equipment or replaces same within one hundred eighty (180) days after delivery by Tenant of such notice.

(e) Other than as set forth in this Section 10.9, Landlord shall not have any obligations with respect to Tenant’s Telecommunications Equipment or compliance with any Legal Requirements (including the obtaining of any required permits or licenses, or the maintenance thereof) relating thereto. Landlord makes no representation that Tenant’s Telecommunications Equipment will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof) and Tenant agrees that Landlord shall not be liable to Tenant therefor, except for such disruption or interference solely caused by the gross negligence or willful misconduct of Landlord. Landlord shall use commercially reasonable efforts to include provisions substantially similar to this Section 10.9 in all leases for space in the Building entered into by Landlord after the date hereof to provide that Landlord will relocate (at no cost to Tenant) the telecommunications equipment of Landlord or another tenant, licensee or occupant if same interferes with Tenant’s Telecommunications Equipment installed prior to such other Person’s telecommunications equipment (except with respect to any modifications to Tenant’s Telecommunications Equipment made subsequent to the installation of such other Person’s telecommunications equipment).

(f) Tenant shall (i) be solely responsible for any damage caused as a result of the use of Tenant’s Telecommunications Equipment, (ii) subject to the provisions of Section 8.2 and this Section 10.9, promptly pay any tax, license, permit or other fees or charges imposed pursuant to any Legal Requirements or insurance requirements relating to the installation, maintenance or use of such Telecommunications Equipment, (iii) promptly comply with all precautions and safeguards reasonably required by Landlord’s insurance company and all Governmental Authorities, and (iv) perform all necessary repairs or replacements to, or maintenance of, such Telecommunications Equipment, provided, however, that if Tenant’s failure to so repair, replace or maintain such Telecommunications Equipment jeopardizes the property of Landlord or any other tenant located on the roof or within the Building, Landlord may, at Landlord’s option and after twenty (20) days’ notice to Tenant (except in an emergency, in which case such notice shall be oral, with written notice to follow reasonably promptly thereafter), elect to perform such repairs, replacements or maintenance at Tenant’s sole cost and expense. Landlord shall give Tenant reasonable prior notice of its election to perform such repairs to the extent Landlord is granted such rights pursuant to the terms of this Section 10.9(f), except in an emergency, in which case such notice shall be oral, with written notice to follow reasonably promptly thereafter.

(g) Tenant acknowledges and agrees that the privileges granted Tenant under this Section 10.9 shall not, now or at any time after the installation of Tenant’s Telecommunications Equipment, be deemed to grant Tenant a leasehold or other real property interest in the Building or any portion thereof, including the Building’s roof. The license granted to Tenant in this Section 10.9 shall automatically terminate and expire upon the expiration or earlier termination of this Lease (including renewals) and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination. Notwithstanding the foregoing, upon request by Landlord, Tenant, at Tenant’s reasonable expense, shall promptly execute and deliver to Landlord, in recordable form, any certificate or other document reasonably required by Landlord confirming the termination of Tenant’s right to use the roof of the Building. Any dispute between Landlord and Tenant under this Section 10.9 shall be submitted to arbitration pursuant to Article 34.

Section 10.10 Access. Except as provided in the Work Letter, Tenant shall have access to the Premises 24 hours per day, 7 days per week.

Section 10.11 Security. Landlord shall provide security services to the Building at the levels appropriate for First Class Office Buildings, substantially in accordance with the Security Specifications set forth in Exhibit Q annexed hereto and made a part hereof. Provided that (1) there exists no monetary or material non-monetary Event of Default that has occurred and is then continuing and (2) Tenant is then in Occupancy of at least four hundred thousand (400,000) RSF in the Building, Landlord shall not reduce the number of security personnel on duty in the Building as specified on the Security Specifications set forth in Exhibit Q annexed hereto and made a part hereof without Tenant’s prior approval (such approval not to be unreasonably withheld). Without limiting the foregoing, Landlord shall provide a security system for access to the Building after Business Hours and other than on Business Days, and Landlord shall cause the security desk in the lobby of the Building to be manned on a twenty-four (24) hours per day, seven (7) days per week basis. Any terminal at the security desk in the Lobby permitted to be manned by Tenant’s employees pursuant to the terms hereof shall accommodate two (2) telephones. Subject to the terms of Section 4.6 hereof, Tenant shall be entitled to contract directly with a third party security services provider for the provision of additional security services with respect to the Premises, subject to the reasonable approval of Landlord.

Section 10.12 Messenger Center. Landlord shall operate a messenger center in accordance with the terms of Schedule C attached hereto. Tenant shall comply with the requirements for messenger deliveries and pick-ups set forth on Schedule C attached hereto and all tenants in the Building shall be subject to requirements substantially similar to those set forth thereon. If Landlord shall, at any time during the Term, replace its messenger center services provider, Landlord shall reasonably consult with Tenant prior to entering into a contract with a replacement messenger center services provider. Landlord shall provide Original Tenant with a desk in the messenger center in a location reasonably designated by Landlord (it being agreed that in no event shall such desk accommodate more than one (1) employee of Original Tenant), which desk may be manned by a single employee of Original Tenant for the purpose of monitoring packages to be delivered to and from the Premises. Tenant shall (and shall cause such employee to) comply with all reasonable rules and regulations adopted by Landlord from time to time with respect to the messenger center. All reasonable out-of-pocket costs actually incurred by Landlord in enlarging or altering the messenger center in order to accommodate such desk and/or such employee shall be paid by Tenant to Landlord as Additional Rent within thirty (30) days after Tenant’s receipt of an invoice therefor.

Section 10.13 Internal Staircases. Tenant shall have the right to use the internal fire staircases connecting contiguous floors of the Premises as convenience stairs, provided that Tenant, at its sole cost, and subject in any event to Article 4, complies with all Legal Requirements in connection with such use and any Alterations made thereto. In using said stairs and in preparing the same for use by Tenant, Tenant shall be responsible for all costs and expenses in connection therewith (including any increase in Landlord’s insurance costs resulting from Tenant’s use thereof and any additional costs to Landlord resulting from the need to install, maintain and provide electricity to continuous lighting fixtures serving the fire stairs) and shall comply with the terms of this Lease and all applicable Legal Requirement and insurance requirements applicable to the Building. If Tenant so utilizes the fire stairs, Tenant shall maintain at its sole cost and expense such portions of the fire stairs on the floors on which the Premises are located, including without limitation, the periodic painting and cleaning thereof in a manner commensurate of a First Class Office Building. Tenant shall not use the stairs so as to interfere with the rights of other tenants or occupants in the Building. Tenant shall have the right to paint, cosmetically improve the surface areas located within the stairwell area and generally decorate (but not carpet) and add additional signage and enhanced lighting to said stairs, provided that (i) such alterations do not violate any Legal Requirements and/or insurance requirements with respect to the Building, (ii) such alterations do not increase Landlord’s insurance costs unless Tenant agrees to pay such increased costs (provided that Landlord has informed Tenant that Landlord does not anticipate that mere cosmetic changes which are permitted to be made by Tenant to the fire stairs pursuant to this Section 10.13 will result in any such increased insurance costs) and (ii) in no event shall Tenant be permitted to paint over or cover up any reflective glow tape in the fire stairs. In connection with any use of such fire stairs therewith and subject to the terms of Article 4 hereof, Tenant, at Tenant’s sole cost and expense shall (a) install and regularly maintain a security and access control system in the stairway to prevent unauthorized access of the fire stairs from the Premises and to identify potential emergencies therein that are satisfactory to Landlord in its sole but good faith discretion (including, without limitation, the installation of additional fire safety equipment and video and other surveillance equipment), (b) provide Landlord with at least three (3) card keys to any such security system and update such card keys, at no cost or expense to Landlord, from time to time, if such update is necessary in order to permit such card keys to be operable and (c) tie such system into the Building’s security and Class E systems, Building management system and such other Building systems as Landlord may reasonably require. In no event shall Tenant be permitted to store any equipment, furniture, storage boxes or any other personal property whatsoever in any fire stairs of the Building. Tenant acknowledges that any alterations required to tie such security system into the fire safety system of the Building shall be performed by Landlord’s fire safety contractor, at Tenant’s sole cost and expense, provided the costs charged by such fire safety contractor are at commercially competitive rates charged to owners of First Class Office Buildings. Notwithstanding the foregoing, Tenant acknowledges that Landlord has made no representation or warranty as to whether Tenant’s use of the stairwell area as contemplated hereunder is permitted under applicable Legal Requirements and/or insurance requirements. In no event shall any portion of Landlord’s Contribution be permitted to be used for any alterations permitted under this Section 10.13. In the event that Tenant is not permitted to use the stairwell area for any reason whatsoever Landlord shall not have liability to Tenant therefor. Landlord agrees to cooperate with Tenant in connection with the obtaining and maintaining by Tenant of all licenses and permits necessary for Tenant’s use of the stairwell area, provided that Tenant shall pay as Additional Rent all reasonable out-of-pocket third party costs incurred by Landlord in connection with such cooperation.

Section 10.14 Telecommunications Equipment and Risers. Subject to the provisions of Article 4, (i) Tenant shall be allocated riser space in the Building in accordance with Sections 10.17 and 10.18 hereof (and no rent shall be charged Tenant with respect thereto) to run its telecommunications lines, which telecommunications lines shall constitute Non-Standard Alterations, and (ii) Tenant may install, operate and maintain, at Tenant’s expense, telephone switching equipment and storage batteries only in the areas of the Building approved by Landlord; provided, however, that Tenant may install such telephone switching equipment and storage batteries in any location located entirely within the Premises, which location shall not be subject to Landlord’s consent as long as such telephone switching equipment and storage batteries shall not be visible outside the Premises. Tenant shall use such approved space solely for the installation, operation and maintenance of telephone switching equipment and storage batteries, for storage, and for no other purpose. Tenant shall comply with all applicable Legal Requirements with respect to the installation, maintenance and ventilation of such storage batteries. Tenant shall obtain and pay for telecommunications services to be supplied to the Premises by direct application to and arrangement with any telecommunications service provider reasonably approved by Landlord; Landlord’s requirements for approval shall include, without limitation, the condition that such service provider enter into a license agreement with Landlord which is reasonably satisfactory to Landlord. Tenant, at Tenant’s sole cost and expense, shall be responsible for the installation of all telecommunications lines, connections and other systems or equipment necessary in order to provide telecommunications services to the Premises, and the costs of such service shall be paid by Tenant directly to the telecommunications service provider. Landlord shall (at no cost to Landlord) reasonably cooperate with Tenant and such service provider in connection with such installations. Subject to Section 6.6 hereof, Tenant shall not be obligated to remove its telecommunications lines upon the Expiration Date.

Section 10.15 Flue; Kitchen Exhaust System. In connection with Tenant’s Initial Alterations, Tenant shall be permitted to install, at Tenant’s sole cost and expense, subject to the terms of Article 4 hereof and the Work Letter, one (1) cooking duct (the “Flue”) located within the Premises, on the floor of the Building on which the Dining Facility is located and venting through a louvre located in a mechanical room in space designated by Landlord (as shown on Exhibit R attached hereto), but not to exceed (when taken together with all of Tenant’s rights to use shaft space in the Building as provided in this Lease) Tenant’s Share of Operating Expenses of shaft space in the Building (the plans and specifications of which shall be subject to Landlord’s review and reasonable approval). In the event that Landlord shall reasonably determine that any pipes, ducts, conduits or other base building equipment need to be relocated in order to accommodate the location of the Flue, and such relocation is feasible and permitted by applicable Legal Requirements, then Landlord shall perform such removal at Tenant’s sole cost and expense (and the reasonable cost thereof shall be payable by Tenant to Landlord as Additional Rent within thirty (30) days after demand). Tenant shall install any necessary exhaust equipment which shall be located at the top of the Flue in a location to be designated by Landlord, as shown on Exhibit R attached hereto. Tenant’s right to install and use and/or have access to the Flue shall be subject to the terms and conditions of this Lease (including, without limitation, Articles 2 and 4 hereof and the Work Letter) and all applicable Legal Requirements, including all requirements of the Port Authority under the Underlying Lease, and the obtaining by Tenant of all required permits, approvals and consents of all Governmental Authorities in connection therewith to the extent required by the terms of this Lease (including Articles 2 and/or 4 hereof). Landlord makes no representation that Tenant or Landlord will be able to secure any permits, approvals and/or consents for installation of the Flue. Tenant, at Tenant’s sole cost and expense, shall maintain the Flue (inclusive of all exhaust and peripheral equipment) in good working order during the Term (ordinary wear and tear excepted). Subject to Section 11.6 hereof, Tenant hereby agrees to indemnify, defend and save Landlord harmless, in accordance with the provisions of Article 29 of this Lease, from and against any loss, liability, damage or expense arising out of Tenant’s access to and/or installation or use of the Flue, including, without limitation, reasonable attorneys’ fees and disbursements and other expenses reasonably incurred by Landlord in connection therewith. In connection with the operation of any Dining Facility, (i) Tenant shall, at its sole cost and expense, install, operate and maintain in good working order a kitchen exhaust system on the floor of the Building on which the Dining Facility is located, including proper maintenance contracts (copies of which shall be delivered to Landlord), a grease separation system equipped with grease filters and chemical filters (including, without limitation, a Rotoclone or other comparable equipment) (the “Kitchen Exhaust System”) to remove odors and exhaust ductwork connected to the Flue, (ii) Tenant shall, at its sole cost and expense, install and maintain a waterproofing system reasonably approved by Landlord, (iii) Tenant shall ensure that all range hoods for the Kitchen Exhaust System shall be of the continuous wash down type and shall be equipped with Ansul fire extinguishing systems or equivalent systems (subject to compliance with all applicable Legal Requirements) reasonably acceptable to Landlord, (iv) Tenant shall ensure that all motors for the Kitchen Exhaust System shall be kept out of the air stream and (v) all risers connecting to the Kitchen Exhaust System shall be appropriately sized, in Landlord’s reasonable judgment, to accommodate any cooking uses and exhaust requirements. In the case of each such Dining Facility where cooking will be done (other than any Dining Facility where only microwave cooking will be done) (A) all ducts and flues shall be installed within the Premises and shall exit the Building from a location reasonably acceptable to Landlord, (B) Tenant shall clean all grease traps, (C) Tenant shall bag all wet garbage, place such garbage in containers that prevent the escape of odors, and provide for a refrigerated waste facility to store such garbage pending disposal and (D) Tenant shall contract with an exterminator (such exterminator to be subject to Landlord’s reasonable approval) to exterminate vermin and rodents on a regular basis, as Landlord may reasonably require, as part of a program to keep the Premises free of vermin and rodents by reason of the operation of each such Dining Facility; and provided further, in the case of each such Dining Facility (whether or not cooking will be done), (x) Tenant shall not allow any odors to escape from the Dining Facility to other portions of the Building and (y) Tenant shall otherwise maintain and operate each Dining Facility consistent with the standards of a First Class Office Building).

Section 10.16 Gas. From and after the Commencement Date, Tenant may obtain gas for use in the Premises directly from the public utility and/or one or more other gas providers selected by Tenant from time to time (collectively, the “Gas Provider”). Tenant shall make its own arrangements with the Gas Provider for the furnishing of gas consumed by Tenant in the Premises, and the costs of such service shall be paid by Tenant directly to the Gas Provider. Tenant, at Tenant’s sole cost and expense, shall be responsible for the installation of all gas lines, connections and other systems or equipment necessary in order to provide such gas service to the Premises. Landlord shall, at Tenant’s expense, provide one (1) four inch (4”) gas pipe from the basement to the fourth (4th) floor of the Building for Tenant’s exclusive use and Tenant shall be entitled to its pro rata share of shaft space running from the fourth (4th) floor of the Building to the floor of the Building on which the Dining Facility is located in order for Tenant to install a riser (the “Gas Riser”) to provide gas from such gas pipe to any Dining Facility operated by Tenant in the Premises. Landlord shall provide Tenant with reasonable access to such Gas Riser for maintenance purposes, unless such Gas Riser passes through another tenant’s premises, in which event Landlord shall perform such maintenance and Tenant shall reimburse Landlord for all actual out-of-pocket expenses reasonably incurred by Landlord in connection therewith. The location of the Gas Riser and its manner of installation and use shall not adversely affect (i) the occupancy of other tenants, (ii) Landlord’s use or operation of the Building, the Common Areas or premises leased to, or available for lease to, other tenants or (iii) the proper functioning of the Building Systems (in each case (i) through (iii) as determined by Landlord in its reasonable discretion). Landlord assumes no responsibility either for or in connection with the installation, maintenance, or operation of the Gas Riser or for the safeguarding thereof, nor shall Landlord be under any other obligation or liability of any kind whatsoever in connection with this Section 10.16 either financially or otherwise. All costs of any studies and/or examinations performed in connection with the determination of the location(s) of the Gas Riser shall be the sole responsibility of Tenant.

Section 10.17 Conduits. In connection with Tenant’s Initial Alterations, Landlord hereby grants to Tenant an exclusive license (coterminous with the Term), subject to and in accordance with the provisions of this Section 10.17, Article 4 hereof and the Work Letter, to install and use up to (A) two (2) four inch (4”) conduit risers running from the east point of entry room located in the basement of the Building and (B) two (2) four inch (4”) conduit risers running from the west point of entry room located in the basement of the Building to the two (2) telecom closets located on the nineteenth (19th) floor of the Building (or such other telecom closets located on any full floor of the Premises selected by Tenant subject to and in accordance with the terms of Article 4 hereof) (the risers under clauses (A) and (B) above, together with all associated lines, wiring and cabling, collectively, the “Conduit Risers” and, together with the Gas Riser, collectively, the “Risers”)), in the location(s) shown on Exhibit S attached hereto, solely for the installation, repair and replacement, at Tenant’s sole expense, of Tenant’s lines, wiring and cabling for its reasonable voice and data requirements, provided that the location of the Conduit Risers and its manner of installation and use shall not adversely affect (i) the occupancy of other tenants, (ii) Landlord’s use or operation of the Building, the Common Areas or premises leased to, or available for lease to, other tenants or (iii) the proper functioning of the Building Systems (in each case (i) through (iii) as determined by Landlord in its reasonable discretion). Landlord assumes no responsibility either for or in connection with the installation, maintenance, or operation of the Conduit Risers or for the safeguarding thereof, nor shall Landlord be under any other obligation or liability of any kind whatsoever in connection with this Section 10.17 either financially or otherwise. All reasonable costs of any studies and/or examinations performed in connection with the determination of the location(s) of the Conduit Risers shall be the sole responsibility of Tenant.

Section 10.18 Risers. (a) Landlord’s consent to the installation and operation of the Risers shall not mean or imply that the Risers or their location, method of installation, appearance, safety or operation comply with Legal Requirements, and Landlord shall be under no duty to permit Tenant to install the Risers if the same is prohibited by any applicable Legal Requirements or insurance requirements. Tenant shall comply with all applicable Legal Requirements and insurance requirements with respect to the Risers. Tenant shall obtain and maintain, at Tenant’s sole cost and expense, all licenses and permits required for the installation, maintenance, replacement and operation of the Risers. Within thirty (30) days after request by Landlord, Tenant shall deliver to Landlord copies of any filings or statements which Tenant may be required to make, from time to time, with any Governmental Authority with respect to the use of the Risers.

(b) The installation of the Risers shall be performed by Tenant upon and subject to the terms and conditions of Article 4 of this Lease and the other applicable provisions of this Lease. The method of installation, appearance, safety and operation of the Risers shall be subject to Landlord’s reasonable approval, which approval shall be granted or denied upon and subject to the applicable terms of this Lease. Tenant shall not alter or move the Risers without Landlord’s prior reasonable approval upon and subject to the terms and conditions of Article 4 of this Lease and the other applicable provisions of this Lease.

(c) For the sole purpose of installing, servicing or repairing the Risers, Tenant and its Approved Contractors shall have access to such portions of the Building as may be necessary therefor at reasonable times upon reasonable notice to Landlord upon and subject to the applicable terms of this Lease, the rights of any tenants pursuant to the terms of their respective leases and any other reasonable requirements imposed by Landlord in connection therewith. Landlord shall use commercially reasonable efforts to exercise any rights available to Landlord under other leases in the Building in order to provide Tenant and its Approved Contractors with such access and Tenant shall pay to Landlord all out-of-pocket costs and expenses actually incurred by Landlord in connection therewith as Additional Rent within thirty (30) days after demand therefor.

(d) Landlord may, from time to time, on not less than ninety (90) days’ prior notice, relocate the Risers to another location designated by Landlord. Tenant shall cooperate in all reasonable respects with Landlord in any such relocation. Such relocation shall be at Landlord’s sole cost and expense, unless such relocation shall occur solely on account of a temporary and/or permanent relocation(s) due to Tenant’s maintenance, repairs or replacement to the Risers. If such relocation shall be at Tenant’s expense, Tenant shall reimburse Landlord for the actual reasonable out-of-pocket costs thereof (without duplication) as Additional Rent within thirty (30) days after receipt of a statement therefor. Landlord shall not be liable for any interruption in the use of the Risers during any period of relocation incurred by Tenant in connection therewith, although Landlord shall (subject to delays caused by Tenant and/or its agents, contractors or employees and/or by Force Majeure) use commercially reasonable efforts to minimize the scope and duration of such interruption, but without being obligated to employ overtime labor (unless requested to do so by Tenant, in which event Tenant will reimburse Landlord, as Additional Rent within thirty (30) days of demand, for any such overtime or similar costs incurred by Landlord at Tenant’s request) or to incur any extraordinary costs in connection therewith. Tenant shall promptly apply for, and maintain during the remainder of the Term, any license or permit required in connection with such relocation.

(e) The rights granted in this Section 10.18 are given in connection with, and as part of, the rights created under this Lease and are not separately transferable or assignable from this Lease and may not be used by any Person other than Tenant and Tenant’s permitted subtenants, provided Landlord shall not charge such subtenants any fee, rent or other direct or indirect charge for such use; provided, however, that Tenant shall be entitled to license a portion of the Risers to a third party carrier for the provision of communications and data services and gas solely within the Premises, subject to Landlord’s reasonable approval (provided that no fee, rent or other direct or indirect charge shall be charge to the licensee therefor).

(f) The license granted pursuant to this Section 10.18 shall terminate upon the expiration or sooner termination of the Term. This Section 10.18 does not, and shall not be deemed to, constitute a lease or a conveyance of any portion of the Building outside of the Premises by Landlord to Tenant or confer upon Tenant any right, title, estate or interest therein.

(g) Tenant shall not be charged any additional rental amount in connection with the operation of the Risers. Notwithstanding the foregoing, Tenant shall be responsible for, and shall pay to Landlord within thirty (30) days after demand therefor, as Additional Rent, all reasonable out-of-pocket costs actually incurred by Landlord (without duplication) in connection with the Risers, including, without limitation, the cost of any third party architect and/or engineer retained by Landlord in connection therewith and the commercially reasonable costs of any representative of Landlord (who shall consist of a porter, security personnel or engineer) provided by Landlord in its sole discretion (which charges shall be consistent with similar services in First Class Office Buildings) in connection with any work performed by Tenant in order to install, operate, maintain, and remove the Risers.

(h) Notwithstanding anything to the contrary contained herein, in no event shall Tenant be entitled to an aggregate amount of shaft and riser space in the Building pursuant to any provisions of this Lease to the extent the same exceeds Tenant’s Share of Operating Expenses as of the Commencement Date of all base building shaft and riser space; provided that if Tenant shall lease any ROFO Floors or Expansion Space hereunder and additional riser space is then available in the Building, then Tenant shall be entitled to additional riser space allocable to such ROFO Floors or Expansion Space.

Section 10.19 Emergency Power. (a) Tenant shall have the right, upon and subject to the terms of the Work Letter and this Lease, to install an emergency generator, an uninterrupted power supply system, associated fuel tanks and a fuel distribution system (collectively, the “Generator”), for Tenant’s emergency power requirements, it being understood that no rent shall be due and payable hereunder with respect to the Generator Area. The Generator shall be installed on a single pad in a location reasonably acceptable to Landlord on the fourth (4th) floor of the Building (the area(s) where the Generator shall be located shall be referred to herein collectively as the “Generator Area”) (the possible location of the Generator Area are shown on Exhibit T attached hereto). Until such time as Tenant has installed the Generator in the Generator Area, but subject to the terms of this Lease and any applicable Legal Requirements and insurance requirements for the Building and any reasonable rules and regulations adopted by Landlord from time to time with respect thereto, Tenant may use the Generator Area to store Tenant’s personal property. If the Generator Area shall include a portion of the roof of the Building, it shall be agreed that Tenant at its expense shall install a fence or other protective device around the Generator, which fence or other protective device shall be subject to the reasonable approval of Landlord as to design, location and appearance. Tenant at its expense shall diligently service, repair, and maintain the Generator. In the performance of any repair, maintenance, removal and/or any other work with respect to the Generator, Tenant shall comply with all applicable provisions of this Lease.

(b) Tenant shall comply in all material respects with all Legal Requirements applicable to the Generator. Tenant shall obtain and maintain, at Tenant’s sole cost and expense, all licenses and permits required for the installation, maintenance, replacement and operation of the Generator. Landlord agrees to cooperate with Tenant in connection with the obtaining and maintaining by Tenant of all such licenses and permits, provided that Tenant shall pay as Additional Rent all reasonable out-of-pocket third party costs incurred by Landlord in connection with such cooperation.

(c) Tenant agrees that all testing of the Generator shall be performed on Sunday (or during other non-Business Hours reasonably acceptable to Landlord; it being agreed that Landlord shall reasonably cooperate with Tenant in the event that Tenant needs to test the Generator during Business Hours in an emergency situation, but Landlord shall not be obligated to permit such test if the same would, in Landlord’s reasonable judgment, interfere with operation of the Building or interfere with or disturb other tenants or occupants of the Building in any material respect for any material period of time) by a testing company reasonably acceptable to Landlord upon at least five (5) Business Days’ prior notice to Landlord, except if otherwise prohibited or required by Legal Requirements and/or any applicable Governmental Authority. Tenant upon and subject to all of the terms of this Lease and the Work Letter, shall install appropriate soundproofing in the Generator Area so as to minimize (to the reasonable satisfaction of Landlord) the emanation of any noises from the Generator in connection with the testing and/or operation thereof. Should Landlord determine that noise is emanating from the Generator in violation of the terms set forth above, Tenant agrees at its expense to abate the same as soon as may be reasonably practicable following written notification from Landlord.

(d) Landlord shall have no liability to Tenant for any loss, damage or expense which Tenant may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the fuel furnished to the Generator or in the operation and maintenance of the Generator or if the quantity or character of the fuel is no longer available or suitable for Tenant’s requirements, except for any actual damage suffered by Tenant by reason of any such failure, inadequacy or defect caused by Landlord’s gross negligence or willful misconduct. Except if caused by Landlord’s gross negligence or willful misconduct and subject to Section 11.6 hereof, Tenant shall hold Landlord harmless from any loss, damage, claim or expense arising out of Tenant’s installation, use or operation of the Generator.

(e) Tenant shall be permitted, on a non-exclusive basis, to draw fuel from one of Landlord’s diesel fuel tanks which is reasonably necessary to power the Generator. Landlord shall have no liability to Tenant for any loss, damage or expense which Tenant may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the diesel fuel furnished to the Generator or in the operation and maintenance of the Generator or if the quantity or character of the diesel fuel is no longer available or suitable for Tenant’s requirements. Landlord agrees to study the feasibility of the Generator utilizing the Building fuel tanks, but Landlord makes no representation or warranty as to such feasibility and Landlord shall not have liability to Tenant due to Tenant’s inability to utilize the same. In connection with Tenant’s installation and use of the Generator, Landlord shall, at Tenant’s cost and expense (i.e., Landlord’s reasonable out-of-pocket cost) install all required fuel pumps, such installation to be Competitively Bid in consultation with Tenant, and, for so long as Tenant maintains a generator which uses the Building’s fuel tank, Tenant shall pay, as Additional Rent, the following (within thirty (30) days after receipt of an invoice therefor) with respect to such generator:

(i) all costs and expenses relating to (A) the installation of the submeter measuring the capacity of fuel consumed by the Generator and (B) the construction of a riser connecting the Generator to the Premises (it being agreed the necessary risers connecting the fuel tank to the fourth (4th) floor of the Building have already been constructed and Tenant shall not be obligated to reimburse Landlord for such costs); and

(ii) Landlord’s actual cost for any such fuel used based upon the reading of the submeter to be installed by Landlord as described in paragraph (i) above (which submeter shall only measure Tenant’s consumption of fuel for the Generator) or any other industry accepted practice for measuring fuel oil usage selected by Landlord and reasonably satisfactory to Tenant.

(f) The rights granted in this Section 10.19 are given in connection with, and as part of the rights created under, this Lease and are not separately transferable or assignable. The rights granted pursuant to this Section 10.19 shall terminate upon the expiration or sooner termination of this Lease. Tenant shall not sell any services arising out of the use of the Generator to (i) any other tenant or occupant of the Building or (ii) the general public; provided that Tenant’s permitted subtenants may use such rights, provided Landlord shall not charge such subtenants any fee, rent or other direct or indirect charge for such use.

Section 10.20 Cable Television. Landlord shall permit the cable television company serving the area in which the Building is located to provide (at Tenant’s sole cost and expense) cable television service to all floors of the Premises using Tenant’s Conduit Risers only. At no additional cost to Tenant, Landlord shall permit Tenant to access (or its outside service provider to access) Tenant’s Conduit Risers as reasonably required in connection with outside communication services required by Tenant and approved by Landlord (it being agreed that Verizon is hereby approved by Landlord), but Tenant shall be permitted to utilize any outside communication services selected by Tenant. All Tenant’s communication equipment, switches, etc. (as opposed to the suppliers’ equipment, switches, etc.) shall be located in the Premises.

Section 10.21 BMS. The Building is designed with a DDC-type building management system (BMS) by Carrier Control Technologies to control and operate the Building Systems, including, but not limited to, the HVAC system, energy management devices, after-hours air conditioning control, other programmable building controls, condenser water supply temperature, control of typical floor packaged AC units via factory mounted DDC control panels. All DDC panels are networked to Landlord’s BMS system. Landlord shall set up a website relating to Landlord’s BMS system and shall provide Tenant with a secure passcode (or shall implement other commercially reasonable measures) so that Tenant will be able to (i) adjust the temperature settings with respect to the Premises, (ii) turn on and off the DX Units solely relating to the Premises and (iii) control Tenant’s supplemental systems and any other base Building systems located entirely within the Premises which the BMS system is designed to control (provided that Tenant agrees that not more than two (2) employees of Tenant designated in writing by Tenant to Landlord from time to time shall be entitled to access to the BMS system for purposes of monitoring the security system with respect to the Premises).

Section 10.22 Class E System. Landlord has provided a fire detection, smoke detection, elevator recall, alarm and voice communication, annunciation and floor warden communication system as a part of the Building’s Class E System for all base Building areas, inclusive of but not limited to, core toilets and core mechanical rooms, to the extent required by applicable Legal Requirements. Landlord has provided local panels in the core area and points adequate to connect Tenant supplied fire alarm speaker/strobe devices for normal office occupancy on the basis of one (1) speaker/strobe unit per eight hundred (800) usable square foot and six (6) alarm input/output or control points per floor, in addition to all points required for core and shell connection and Tenant, at its sole cost and expense and subject to the provisions hereof (including, without limitation, Article 4 hereof and the Work Letter), shall be permitted to so connect such devices to the Building’s Class E System (and Tenant shall indemnify, defend and hold Landlord and each Landlord Party harmless from and against any and all claims, losses, costs, liabilities and expenses incurred by Landlord or such Landlord Party in connection with the connection of Tenant’s devices to the Building’s Class E System in accordance with the procedures set forth in Article 29 hereof, excepting, however, Landlord’s or its agents’ negligence or willful misconduct).

Section 10.23 Steam. Tenant may, at its sole cost and expense, install a new steam station and new risers on the second (2nd) floor of the Building (or in another location reasonably designated by Landlord in the Building) for Tenant’s own use in connection with Tenant’s systems. Landlord shall install steam meters to measure Tenant’s usage of steam and Tenant shall reimburse Landlord for all reasonable out-of-pocket costs and expenses actually incurred by Landlord in connection therewith as Additional Rent within thirty (30) days after receipt by Tenant of an invoice therefor. Tenant shall arrange, at its sole cost and expense, for (i) the installation of meter(s) to measure Tenant’s consumption of steam in the Premises and (ii) all steam lines and connections necessary in order to obtain such steam service. Tenant shall pay Landlord for the cost of such steam as measured by and shown on such meter(s) as Additional Rent at the rate charged Landlord by the public utility furnishing steam to the Building within thirty (30) days after demand.

Section 10.24 Engineer. Landlord shall cause at least one licensed engineer or licensed mechanic helper to be on call for the Building 24 hours per day, 7 days per week.

Section 10.25 Noise Level. Following the completion of Landlord’s Work in accordance with the Work Letter and in compliance with Building construction standards, Landlord shall provide and maintain an ambient noise level in the Premises which does not exceed NC-40 at all points within the Premises except any portion which is within 10’ 0” of a mechanical equipment room, unless such noise is a result of any Tenant installation or the failure of Tenant’s Alterations to satisfy such Building construction standards.

Section 10.26 Thirteenth Floor. On or prior to March 31, 2007, Landlord shall redesignate the numbering of all of the office floors in the Building so that (i) the floor currently designated as (x) the thirteenth (13th) floor of the Building shall be redesignated as the twelfth (12th) floor of the Building, (y) the twelfth (12th) floor of the Building shall be redesignated as the eleventh (11th) floor of the Building and (z) the eleventh (11th) floor of the Building shall be redesignated as the tenth (10th) floor of the Building and (ii) no floor shall thereafter be designated as the thirteenth (13th) floor of the Building. Tenant shall pay all of reasonable out-of-pocket costs actually incurred by Landlord in connection with such redesignation (including, without limitation, costs incurred by Landlord (A) in replacing any signage in any of the elevator lobbies in the Building or (B) in connection with any reprogramming of the elevators), as Additional Rent within thirty (30) days after receipt of an invoice therefor from Landlord (it being agreed that, other than with respect to any portion of such work that is proprietary in nature and, as such, must be performed by (i) Firecom (with respect to fire safety systems), (ii) Henry Brothers Electronics (with respect to security systems), (iii) Carrier Corporation (with respect to BMS), and (iv) Otis Elevator Company (with respect to elevators), or any of their respective affiliates (so long as the cost therefor is charged at competitive rates), Landlord shall Competitively Bid such work; provided that notwithstanding the definition of “Competitively Bid” herein, Landlord shall only be obligated to solicit bids from Ambassador Construction and StructureTone).

Section 10.27 Building Service Rate Sheet. Attached hereto as Schedule E is Landlord’s good faith estimate of the overtime rates which will be in effect with respect to the Building services listed on said Schedule E as of the Effective Date.

Section 10.28 License Agreement. On the Effective Date, Landlord and Tenant shall execute and deliver that certain license agreement in the form of Exhibit BB attached hereto (the “License Agreement”). Each of Landlord and Tenant shall comply with the terms of the License Agreement as if fully set forth herein.

Section 10.29 Bicycle Rack. Tenant shall cause its employees, subtenants, licensees, invitees and guests to store their bicycles on the bicycle rack currently located outside the Building adjacent to the loading dock by the Washington Street side of the Building. Landlord agrees to repair, replace and maintain such bicycle rack (or another bicycle rack in another location on the Real Property) during the Term in a manner comparable with other First Class Office Buildings.

ARTICLE 11

INSURANCE

Section 11.1 Commercial General Liability Insurance. Tenant shall maintain in full force and effect from the date upon which Tenant or its agents or contractors first enters the Premises or any portion thereof for any reason, throughout the Term and thereafter, so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability and property damage insurance under which Landlord, Landlord’s managing agent, and those Persons listed in Section 11.7 hereof (and such other Persons owning any direct or indirect interest in all or any portion of the Real Property, as Landlord may request by written notice to Tenant from time to time) are named as additional insureds and Tenant is named as insured. Each such policy shall be issued by one or more insurers in a financial size category of not less than “X” and with general policy holders ratings of not less than “A-”, as rated in the most current available “Bests” insurance reports, or the then equivalent thereof, and authorized to do business in the State of New York and authorized to issue such policies. Each policy of insurance procured by Tenant shall contain endorsements providing that (i) such policy shall be non-cancelable and non-amendable with respect to Landlord and Landlord’s said designees without thirty (30) days’ (or ten (10) days’ in the case of termination for non-payment of premium) prior notice to Landlord and such designees, and (ii) Tenant shall be solely responsible for the payment of premiums therefor notwithstanding that Landlord or any such designee is or may be named as an additional insured. As of the Effective Date, the minimum limits of liability of such insurance shall be Five Million Dollars ($5,000,000) combined single limit, such limit of liability may contain an aggregate applicable and dedicated specifically to the Premises. In the event such dedicated/per location limit is not available, Tenant may alternatively provide minimum limits of Ten Million Dollars ($10,000,000) and from time to time during the Term such limits shall be increased to the prevailing level customarily carried with respect to similar properties in New York City. Any such policy shall also cover any losses relating to the use of the Generator. Such coverage may be provided through a combination of general liability and umbrella/excess policies.

Section 11.2 Fire and Other Insurance Requirements. Tenant shall take out on or prior to the Commencement Date and keep in force during the Term: (a) “all risk” insurance (which may include deductibles and exclusions to the extent such are commercially reasonable) in an amount sufficient to cover the cost of personal property, trade fixtures, furniture, furnishings, equipment and other Tenant’s Property, Tenant’s Alterations (including Tenant’s Initial Alterations) and any paneling or other wall finishes or coverings other than normal painting on a full replacement cost basis; (b) Workers’ Compensation Insurance, as required by law; (c) New York Disability Benefits Law Policy; (d) business interruption insurance in an amount equal to Fixed Rent and Additional Rent for a one (1) year period; (e) such other insurance in such amounts as Landlord and any Mortgagee reasonably requests from time to time consistent with insurance requested by prudent landlords of other First Class Office Buildings; and (f) such other insurance in such amounts as Superior Lessor may reasonably require from time to time, including, without limitation, such requirements as are set forth in Section 13 of the

Underlying Lease. Such policy shall be written by an insurer of the Best financial size category and general policy holders rating specified in Section 11.1, authorized to do business in the State of New York and authorized to issue such policies. Tenant shall take out on or prior to the date on which Tenant shall install the Generator in the Building, and keep in force during the Term thereafter, to the extent the Generator remains in the Building and is the property of Tenant, Environmental Liability Insurance Coverage to respond in the event of a “pollution incident” with a limit of Five Million Dollars ($5,000,000) to the extent such insurance is available at commercially reasonable rates, covering potential pollution conditions emanating from the Generator (including, without limitation, coverage for (i) bodily injury, sickness, disease or mental anguish sustained by any person, or death, (ii) property damage, (iii) clean up costs, in or out of the Building and on or off site, (iv) the loss of use of tangible property that has been damaged or destroyed, (v) defense, including costs, charges and expenses incurred in the investigation, adjustment or defense of claims for damages and (vi) the cost of any investigation or monitoring that is required as a result of any such condition).

Section 11.3 Certificates of Insurance. On or before the Commencement Date, Tenant shall furnish Landlord with certificates evidencing the aforesaid insurance coverage (including evidence of waivers of subrogation), and renewal certificates shall be furnished to Landlord at least thirty (30) days (or ten (10) days’ in the case of termination for non-payment of premium) prior to the expiration date of each policy for which a certificate was theretofore furnished, provided that Original Tenant shall be entitled to such additional period of time to deliver such certificates (but in no event later than the earlier to occur of (x) five (5) days after Original Tenant secures a binding policy with respect to such insurance coverage or (y) ten (10) days after such policy was required to have been renewed) in the event that Original Tenant delivers reasonable evidence to Landlord that Original Tenant shall have experienced market difficulties in obtaining such renewal certificates, which evidence shall be delivered no later than thirty (30) days (or ten (10) days’ in the case of termination for non-payment of premium) prior to the expiration date of such policy.

Section 11.4 No Violation of Building Policies. Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Building and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing, (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies or (iii) would result in reputable and independent insurance companies refusing to insure the Building or the property of Landlord in amounts reasonably satisfactory to Landlord.

Section 11.5 Tenant to Pay Premium Increases. Tenant shall not cause or permit any action or condition that would (i) invalidate or conflict with Landlord’s insurance policies, (ii) violate applicable rules, regulations and guidelines of the Fire Department, Fire Insurance Rating Organization or any other authority having jurisdiction over the Building, (iii) cause an increase in the premiums of insurance for the Building, or (iv) result in Landlord’s insurance companies’ refusing to insure the Building or any property therein in amounts and against risks as reasonably determined by Landlord. If insurance premiums increase as a result of Tenant’s failure to comply with the provisions of this Section 11.5, Tenant shall promptly cure such failure and shall reimburse Landlord for the increased insurance premiums paid by Landlord as a result of such failure by Tenant.

Section 11.6 Waiver of Subrogation. The parties hereto waive any and all rights of recovery against the other, and in the case of Landlord, against all Tenant Parties (and any further permitted sub-subtenant of any portion of the Premises), and in the case of Tenant, against all Landlord Parties, for loss of or damage to the property of the waiving party to the extent such loss or damage is insured against under any insurance policy carried by Landlord or Tenant, or which would have been so insured had the other party carried the insurance required hereunder. In addition, Landlord and Tenant shall each procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance policy covering the Premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance company or companies, on behalf of themselves and any other insurers or reinsurers in privity with such insurance company or companies, irrevocably waive any and all right to subrogation, or consent to a waiver of any right of recovery, and subject to obtaining such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, and agree not to make any claim against or seek to recover from any party hereto for any loss or payment by such insurance company or companies resulting from fire or other hazards covered by such fire and extended coverage insurance; provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery. In addition, Tenant hereby agrees not to make any claim against or seek to recover from Landlord for any loss or payment by Tenant resulting from fire or other hazards covered by such fire and extended coverage insurance. In the event that either Landlord or Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Landlord or Tenant, as the case may be, shall be named as an additional insured. Tenant acknowledges that Landlord shall not carry insurance on and shall not be responsible for damage to, Tenant’s Alterations (if any) or Tenant’s Property, and that Landlord shall not carry insurance against, or be responsible for, any loss suffered by Tenant due to, interruption of Tenant’s business.

Section 11.7 Additional Insureds. All insurance carried by Tenant pursuant to this Article 11 shall name Tenant as the insured and Landlord, Landlord’s managing agent, the Port Authority, the Master Trustee, the IDA, Con Edison and any Superior Lessors, any Mortgagees (whose names shall have been furnished to Tenant), and such other Persons as Landlord may reasonably request in writing from time to time as additional insureds. Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, the Port Authority, the Master Trustee, the IDA or any Superior Lessors or Mortgagees named as additional insureds.

Section 11.8 Landlord’s Insurance. Landlord agrees to maintain (i) insurance against loss or damage to the Building by fire and such other risks and hazards as are generally insurable under available forms of “all risk” insurance policies in New York State as are available at commercially reasonable rates, (ii) a policy of commercial general liability insurance with minimum limits of liability in amounts comparable to insurance maintained by other prudent landlords of First Class Office Buildings and (iii) such other insurance as may be required by any Superior Lessor or Mortgagee (including, without limitation, pursuant to Section

6.06 of the Master Trust Indenture), as the same may be modified or waived from time to time by such Superior Lessor or Mortgagee (it being agreed that in no event shall Tenant have any right to interfere with or consent to any agreement, implementation, modification or replacement with respect to the insurance requirements of any Superior Lessor or Mortgagee).

ARTICLE 12

DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE

Section 12.1 (a) Tenant shall give prompt notice to Landlord in case of fire or other casualty in the Premises. If the Premises or the Building (in such a manner that materially interferes with Tenant’s use of the Premises or reasonable access thereto) shall be damaged by fire or casualty, within forty-five (45) days after such damage or casualty, Landlord shall deliver to Tenant a statement (hereinafter referred to as the “Damage Statement”) prepared by a reputable licensed architect or engineer or contractor having at least ten (10) years’ experience in such matters selected by Landlord setting forth such architect’s or engineer’s or contractor’s reasonable estimate as to the time required to repair such damage, together with a notice from Landlord to the effect that if Tenant fails to respond to such notice within the thirty (30) day period described in the following sentence, then Tenant shall be deemed to have waived its rights to terminate this Lease pursuant to this Section 12.1. If the estimated time period exceeds eighteen (18) months, Tenant may elect to terminate this Lease by notice to Landlord sent not later than thirty (30) days following receipt of the Damage Statement, time being of the essence with respect thereto. In the event that the Premises shall be damaged by fire or other casualty, then in such event if the repair work is not substantially completed by Landlord within eighteen (18) months after the date of such damage to such a degree that the Premises are useable by Tenant (or such longer period as is set forth in the Damage Statement if Tenant does not terminate this Lease pursuant to the provisions set forth hereinabove), Tenant may elect, as its sole remedy, to terminate this Lease by notice to Landlord not later than sixty (60) days following the expiration of said period; provided; however, that no right of Tenant to terminate this Lease on sixty (60) days’ notice shall accrue for delays resulting from Force Majeure and adjustment of insurance unless, and until, such delay or delays shall, in the aggregate, exceed ninety (90) days over such eighteen (18) month period; provided further, that if Tenant does not terminate this Lease within sixty (60) days following such eighteen (18) month period, Tenant shall be entitled to terminate this Lease on thirty (30) days’ notice at any time thereafter if such repair work is not substantially completed by the end of any such thirty (30) day period. If (i) the Building shall be so damaged (i.e., damage which costs more than fifty percent (50%) of the replacement cost of the Building to repair) that Landlord shall decide to demolish it or not to rebuild it or (ii) any Mortgagee will not permit Landlord to apply the net proceeds of Landlord’s insurance to the restoration of the Building or the Premises, and either case Landlord shall terminate all leases for office space in the Building, then Landlord may, within sixty (60) days after such fire or other cause, give Tenant a notice in writing of such decision, and thereupon the Term shall expire by lapse of time upon the tenth (10th) day after such notice is given, and Tenant shall promptly thereafter vacate the Premises and surrender the same to Landlord.

(b) If more than twenty-five percent (25%) of the Premises or a substantial (i.e., more than fifty percent (50%)) portion of the Building shall be damaged by fire or other casualty during the last two (2) years of the Term, unless Tenant is willing to extend the Term pursuant to any renewal right Tenant has under this Lease, Landlord (provided Landlord has obtained any and all required consents from any Superior Lessors and/or Mortgagees) or Tenant may, upon thirty (30) days’ prior written notice to the other, cancel and terminate this Lease as of the date set forth in such notice, as if such date were the stated Expiration Date of this Lease and Landlord shall have no duty to repair and/or restore the Premises; provided, however, that if Landlord gives such termination notice, Tenant may by notice to Landlord (given within thirty (30) days after Landlord’s notice) extend the termination date for up to one (1) year following the casualty (but in no event shall such date be beyond the Expiration Date) with respect to such portion of the Premises as shall not have been materially damaged by such fire, provided that Landlord shall have no obligation to do any restoration or repair work in connection with such fire or other casualty.

Section 12.2 If the Premises or the Building shall be damaged by fire or other casualty and this Lease is not terminated pursuant to Section 12.1, the damage to (A) the Building shall be repaired by and at the expense of Landlord so that (x) access to the Premises and (y) the common areas of the Building serving the Premises shall be substantially the same as prior to the damage, (B) the Premises shall be repaired (i) by Landlord as to the core, shell, floors, roof, curtain wall, windows, Building Systems and all other structural elements of the Building located in the Premises (including all of Landlord’s Work) and (ii) by Tenant as to Tenant’s Alterations and Tenant’s Property, such that the Premises are safe and clean, and (C) to the Building Systems shall be repaired by Landlord up to and including the point of delivery to each floor of the Premises (the work to be performed pursuant to the foregoing clauses (A), (B)(i) and (C) is referred to collectively as the “Base Building Restoration”). Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repairs and restoration any amount in excess of the net insurance proceeds (other than the deductible) made available to Landlord after deduction therefrom of Landlord’s actual out-of-pocket expenses in obtaining such proceeds and any amounts applied by any Superior Lessor or Mortgagee to obligations other than restoration of the Building (provided, however, if Landlord shall elect not to perform the Base Building Restoration because the cost thereof exceeds such net insurance proceeds, then Landlord shall give written notice thereof to Tenant and Tenant may, within thirty (30) days thereafter (time being of the essence with respect to the giving of such notice), terminate this Lease on written notice to Landlord, in which event the Term shall expire by lapse of time upon the date that is thirty (30) days after Tenant’s notice is given and Tenant shall vacate the Premises and surrender the same to Landlord). In no event shall Landlord be obligated to repair or restore Tenant’s Work, other Alterations, Tenant’s Property or paneling or other finishes, carpeting or wall coverings.

Section 12.3 Until this Lease is terminated pursuant to Section 12.1 or Section 12.4 or, if this Lease is not so terminated, until the completion of Landlord’s restoration work pursuant to Section 12.2, Fixed Rent, Tenant’s Pilot Payment, Tenant’s Tax Payment and Tenant’s Operating Payment shall be abated in the proportion by which the RSF of the affected portion of the Premises bears to the total RSF of the Premises. Except as otherwise provided herein, no damages, compensation or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building. If Rent abates in respect of all or any portion of the Premises and Tenant reoccupies the Premises or such portion thereof, or any part thereof, for the conduct of Tenant’s business operations during the period in which restoration work is taking place and prior to the date that the same is made completely tenantable, Fixed Rent allocated to the space so reoccupied shall be payable, and Tenant’s Pilot Payment, Tenant’s Tax Payment and Tenant’s Operating Payment shall increase by the portion thereof allocable to such space, from the date that is five (5) Business Days after notice from Landlord that such space is ready for reoccupancy for the conduct of Tenant’s business. Notwithstanding anything in this Section 12.3 to the contrary, if Landlord shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) payable by reason of any damage to the Building or the Premises under Landlord’s insurance policies by reason of any action or inaction by Tenant or failure by Tenant to comply with any of the provisions of this Lease (including without limitation Sections 8.2 and 11.4 hereof), then without prejudice to any other remedy which may be available against Tenant, the abatement of Rent provided for in this Section 12.3 shall not be effective to the extent of the uncollected insurance proceeds, and the amount of any abatement theretofore taken by Tenant shall be immediately payable to Landlord on demand; provided, however, that the provisions of this sentence shall not apply to Original Tenant or any Exempted Tenant. Nothing contained in this Section is intended to contravene the provisions of Section 11.6 hereof.

Section 12.4 Pursuant to Section 13.1.1 of the Underlying Lease, Landlord shall maintain insurance on the Building to the extent of the full insurable value. Notwithstanding anything to the contrary contained in this Lease, if (a) the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by casualty insurance maintained by Landlord (other than any deductible with respect thereto), (b) such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within ninety (90) days from the time that repair work would commence and (c) such repair would require Landlord to incur a material expenditure to complete, Landlord may, at its election, terminate this Lease by notice to Tenant given within sixty (60) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the Expiration Date.

Section 12.5 Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law or any like law which may hereafter be enacted and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof, this Article 12 being an express agreement governing any case of damage or destruction of the Premises by fire or other casualty.

ARTICLE 13

EMINENT DOMAIN

Section 13.1 If the whole of the Building or of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose (other than for temporary use or occupancy), the Term shall forthwith cease and terminate as of the date of vesting of title by reason of such taking (which date is hereinafter referred to as the “date of the taking”), and Rent shall be apportioned as of such date. If only a part of the Building shall be so condemned or taken, then (a) if substantial structural alteration or reconstruction of the Building shall be necessary or appropriate as a result of such condemnation or taking (whether or not the Premises be affected), Landlord (provided Landlord obtains any and all required consents from any Superior Lessors or Mortgagees) or Tenant may (but only if the restoration cannot be completed within eighteen (18) months or such longer period as may be agreed upon by the parties) (subject to delay of up to ninety (90) days which may arise by reason of Force Majeure) at its option, terminate this Lease and the Term and estate hereby granted as of the date of such termination within thirty (30) days following the date on which Landlord shall have received notice of vesting of title (provided that Landlord may not so terminate this Lease unless it contemporaneously terminates all other leases for office space in the Building), or (b) if neither party elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Rent shall be abated to the extent, if any, herein provided. If more than twenty-five percent (25%) of the Premises or a substantial (i.e., more than fifty percent (50%)) portion of the Building shall be taken in condemnation during the last two (2) years of the Term, unless Tenant is willing to extend the Term pursuant to any renewal right Tenant has under this Lease, Landlord (provided that Landlord obtains any and all required consents from any Superior Lessors or Mortgagees) or Tenant may, upon thirty (30) days’ prior written notice to the other, cancel and terminate this Lease as of the date set forth in such notice, as if such date were the stated Expiration Date of this Lease; provided, however, that if Landlord gives such termination notice, Tenant may by notice to Landlord (given within thirty (30) days after Landlord’s notice) extend the termination date for up to one (1) year following the condemnation with respect to such portions of the Premises as shall not have been so condemned.

Section 13.2 If any part, but less than all, of the Premises shall be so taken and this Lease shall not be terminated pursuant to Section 13.1, then the part so taken shall no longer constitute part of the Premises but this Lease shall otherwise remain unaffected by such taking; provided, however, that Tenant may elect to terminate the Term in the event of:

(i) a taking of more than fifteen percent (15%) of the total RSF of the Premises; or

(ii) a taking that deprives Tenant of reasonable access to the Building or the Premises, if Landlord determines that it will be unable to provide or in fact fails to provide adequate alternative access to the Building and the Premises within sixty (60) days thereafter, by giving notice of such election to Landlord not later than sixty (60) days after Tenant’s receipt from Landlord of notice of such taking (describing the nature and extent of such taking) or the date of such taking, whichever first occurs, or not later than thirty (30) days after such seventy-fifth (75th) day, as the case may be. If notice of termination of this Lease shall be given pursuant to this Section 13.2, then upon such date as may be specified by Tenant by notice to Landlord, which date shall be not earlier than thirty (30) and not later than sixty (60) days after the date of Tenant’s notice, the Term shall terminate as of the date specified in such notice and Rent shall be apportioned as of such date of termination. Upon a partial taking and this Lease continuing in force as to any part of the Premises:

(a) Fixed Rent, Tenant’s Pilot Payment, Tenant’s Tax Payment and Tenant’s Operating Payment shall be equitably reduced for the remainder of the Term, according to the nature and extent of the loss of use of the Premises suffered by Tenant; and

(b) Landlord shall, at its expense, restore with reasonable diligence the remaining portions of the Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking; provided, however, that Landlord shall not be obligated to expend for such restoration and for restoration of the remainder of the Building any amount in excess of the net condemnation proceeds actually received by Landlord. Proceeds of any award applied by any Mortgagee to reduction of the indebtedness secured thereby or retained by any Superior Lessor as compensation for the taking shall not be deemed to have been received by Landlord.

Section 13.3 In the event of any condemnation or taking hereinabove mentioned of all or a part of the Building (whether or not the Premises be affected) Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. The foregoing, however, shall not be deemed to preclude Tenant from recovering a separate award for Tenant’s moving expenses, Tenant’s Property and the unamortized value of Tenant’s Alterations paid by Tenant, but only provided that such award does not reduce and is not payable out of the amount for the Land and the Building.

Section 13.4 If all or any part of the Premises shall be taken for a limited period, Tenant shall be entitled, except as hereinafter set forth, to that portion of the award for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant’s Property and for moving expenses, and Landlord shall be entitled to that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations under this Lease and shall continue to pay in full all Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award that represents compensation for the use and occupancy of the Premises shall be apportioned between Landlord and Tenant as of the Expiration Date.

ARTICLE 14

ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.

Section 14.1 Except as otherwise expressly provided herein, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors, subtenants and assigns, expressly covenants that it shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, nor sublet (nor underlet), nor suffer, nor permit, nor license the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without the prior written consent of Landlord in each instance, and any such assignment, mortgage, pledge, encumbrance, transfer, sublet, underlet, license or use, whether occurring voluntarily, by operation of law or otherwise, shall be and hereby is expressly prohibited. For the purpose of this Article 14, an “assignment” shall mean (x) a sale of all or substantially all of Tenant’s assets, (y) a transfer of the Premises for the remainder of or substantially all of the remainder of the Term and (z) the merger or consolidation of Tenant into or with any other entity. If and so long as Tenant is a corporation with fewer than five hundred

(500) shareholders or a partnership (whether general, limited or limited liability) or other legal entity, an assignment, within the meaning of this Article 14, shall be deemed to include, whether by one or more transactions or by operation of law or otherwise or the issuance of new stock, partnership or other ownership interests, a change in Control of Tenant. For the purpose of this Section 14.1, ownership of stock or partnership interests shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any subsequent law. If, whether by operation of law or otherwise this Lease is assigned, or the Premises or any part thereof are sublet or occupied by any Person other than Tenant, or this Lease or the Premises are encumbered, then Landlord may, after default by Tenant beyond applicable grace or notice periods, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to Fixed Rent and Additional Rent, but no assignment, subletting, occupancy or collection shall be deemed a waiver by Landlord of the provisions hereof, the acceptance by Landlord of the assignee, subtenant or occupant as a tenant, or a release by Landlord of Tenant from the further performance by Tenant of its obligations under this Lease, and Tenant shall remain fully liable therefor. The consent by Landlord to any assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others (subject to Section 14.13 hereof), except in accordance with this Lease. Any assignment, sublease, mortgage, pledge, encumbrance, underlet, license or transfer in contravention of the provisions of this Article 14 shall be void and shall constitute a default hereunder. The limitations set forth in this Section 14.1 shall be deemed to apply to subtenant(s), assignee(s) and guarantor(s) of this Lease.

Section 14.2 (a) Anything in the foregoing Section 14.1 to the contrary notwithstanding, transactions with an entity (i) into or with which Tenant is merged or consolidated or created by a reorganization or recapitalization, (ii) to which substantially all of the stock in Tenant or Tenant’s assets are transferred as a going concern or (iii) which results in a change in Control of Tenant (any entity described in clause (i), (ii) or (iii) above is referred to in this Lease as a “Permitted Transferee”), shall not require the consent of Landlord; provided that, in the event of any of such transfers (whether effectuated through a single transaction or a series of transactions): (1) such successor has a tangible net worth, determined in accordance with generally accepted accounting principles consistently applied, equal to the tangible net worth of Tenant immediately prior to such transaction, and proof satisfactory to Landlord of such net worth shall have been delivered to Landlord not more than thirty (30) days after the effective date of any such transaction; (2) as to Permitted Transferees other than a Permitted Transferee of Original Tenant or any Exempted Tenant, the business and activities of such successor to Tenant shall not diminish the value of the Building and such business and activities constitute permitted uses in accordance with the provisions of Article 2 hereof; (3) the successor to Tenant agrees, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, including, without limitation, the limitations relating to assignment and subletting, it being understood that Landlord shall be specifically named as a third party beneficiary under such written agreement; (4) in no event shall Tenant be released from its obligations under this Lease other than as specifically hereinafter provided; (5) any such transfer or transaction is for a legitimate business purpose of Tenant other than a transfer of Tenant’s interest in this Lease or avoiding the obligations under this Lease, including Section 14.9; (6) a duplicate original of the instrument of transfer shall be delivered to Landlord within ten (10) Business Days after the effective date thereof; and (7) Tenant shall reimburse Landlord within ten (10) Business Days after demand for any reasonable out-of-pocket costs, including, without limitation, reasonable legal costs, actually incurred by Landlord in connection with such transaction. Notwithstanding the foregoing, a transfer of all or substantially all of Tenant’s assets that does not include this Lease or Tenant’s operations in the Premises, shall be an assignment for purposes of this Article 14 and shall be subject to Section 14.1(a).

(b) Anything in the foregoing Section 14.1(a) to the contrary notwithstanding, an assignment or subletting to an Affiliate of Tenant shall not require the consent of Landlord; provided that (i) the assignee or subtenant agrees directly with the Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder (except that in case of a sublease, such obligations shall be limited to the rent and additional rent payable thereunder and to those obligations under this Lease that apply to the portion of the Premises being sublet), (ii) in no event shall Tenant be released from its obligations under this Lease, (iii) any such transfer or transaction is for a legitimate, business purpose of Tenant and not principally for the purpose of effectuating a transfer of Tenant’s interest in this Lease, (iv) appropriate evidence that such Person is an Affiliate is delivered to Landlord, (v) as to Affiliates of Tenant other than Affiliates of Original Tenant or any Exempted Tenant, the business and activities of such Affiliate shall not diminish the value of the Building and such business and activities constitute permitted uses in accordance with the provisions of Article 2 hereof, and (vi) Tenant shall reimburse Landlord within ten (10) Business Days after demand for any reasonable out-of-pocket costs, including, without limitation, reasonable legal costs, actually incurred by Landlord in connection with such transaction.

(c) If any Person to whom Tenant shall have assigned this Lease or sublet all or any portion of the Premises pursuant to and in accordance with this Section 14.2 shall thereafter cease to be an Affiliate of Tenant, then the continuation of such Person’s tenancy or subtenancy, as applicable, after the date such Person shall cease to be an Affiliate of Tenant, shall be subject to Landlord’s consent pursuant to Section 14.6 (it being agreed, however, that Landlord shall not be entitled to exercise its rights under Section 14.4 or 14.5 hereof in connection therewith). In the event Tenant shall assign this Lease or sublet all or any part of the Premises to an Affiliate of Tenant in accordance with this Section 14.2, the parties agree that if such Affiliate desires to assign this Lease or sublet all or any part of the Premises to a Person other than an Affiliate of Tenant, then the provisions of this Article 14 shall apply with respect thereto and for purposes of calculating profits Sections 14.9(a)(i) and (ii) shall apply, but the sums to be paid to Landlord shall be calculated as if the sublet or assignment to an Affiliate of Tenant had not occurred and the sublease and assignment were made directly by Tenant.

(d) Anything in the foregoing Section 14.1 to the contrary notwithstanding, Landlord’s consent shall not be required (and Sections 14.3, 14.4, 14.5, 14.6 and 14.9 shall not apply) to the occupancy of offices within any portion of the Premises, by any individual or business entity who or which is a client, service provider or otherwise has a bona fide business relationship with Tenant (any such individual, entity or attorney being hereinafter referred to as a “Space Occupant”), provided that (i) each Space Occupant’s use of the applicable portion of the Premises is primarily for general office uses and ancillary uses permitted hereunder in connection with Tenant’s Permitted Uses of the Premises, (ii) the Space Occupants

shall not occupy, in the aggregate, more than forty thousand (40,000) RSF of the Premises of which Tenant and its Affiliates are collectively in Occupancy, (iii) the portions of the Premises occupied by the Space Occupants shall be physically part of, and not separated from, the remainder of the Premises occupied by Tenant, (iv) no Space Occupant shall have a separate entrance, (v) no such Space Occupant shall have any signage outside of the Premises and (vi) Tenant shall provide to Landlord the identity and such other reasonable information as shall be requested by Landlord, with respect to each such Space Occupant, from time to time, as may be reasonably requested by Landlord. Each such occupancy shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and in the event of the termination of this Lease, such occupancy shall immediately terminate. Occupancy by a Space Occupant shall not be deemed to vest in such Space Occupant any right or interest in this Lease nor shall it relieve, release, impair or discharge any of Tenant’s obligations hereunder. Any occupancy agreement which provides for the subtenant an entrance and reception area separate from those used by Tenant, shall be deemed to be “ordinary subletting” which ordinary subletting shall be governed by the remaining provisions of Article 14 hereof. Each such occupancy shall be terminable “for cause” on not more than thirty (30) days’ notice from Tenant.

Section 14.3 (a) Offer Notice. Prior to subletting all or any part of the Premises or assigning this Lease within the meaning of this Article 14 (other than to Permitted Transferees or Affiliates), Tenant shall submit to Landlord a notice (any such notice being hereinafter called an “Offer Notice”), which may or may not be based upon a bona fide written offer from an independent third party or such third party’s broker. If Tenant shall have received and negotiated a bona fide written offer from an independent third party or such third party’s broker, the Offer Notice shall contain the information set forth in clauses (i), (ii) and (iii) below. If Tenant shall not have received and negotiated a bona fide written offer from an independent third party or such third party’s broker, the Offer Notice shall contain the information set forth in clause (ii) below.

(i) the name and address of the proposed subtenant or assignee and a brief description of such Person’s business, such Person’s proposed use of the Premises or applicable portion thereof, such financial information in respect of such Person as Landlord may reasonably request (Landlord agreeing to hold any such financial information in confidence and make no disclosure thereof except to Landlord’s accountants and attorneys, a Mortgagee or Superior Lessor, and otherwise as required by law), the identity of any broker entitled to a commission in respect of such subletting or assignment and the commission, if any, payable to such broker, and any other information reasonably requested by Landlord;

(ii) a description of all of the material economic terms and conditions of the proposed subletting or assignment (including, without limitation, with respect to a subletting, a description of the portion of the Premises proposed to be sublet, the proposed fixed rent, additional rent, base amounts or years, if any, free rent and other concessions, if any, the term, the party responsible for the cost of physical separation and end of term restoration, and other similar, material proposed terms and conditions) setting forth all consideration to be received by Tenant for or in connection with such subletting or assignment (including, without limitation, any payment to be made for Tenant’s Property or leasehold improvements) and the terms of payment therefor. A writing containing all of the information required by this clause (ii) submitted by an independent third party (or such party’s authorized real estate broker) shall be deemed to be a bona fide offer for purposes hereof even if it shall state in substance that no legally binding agreement will in any event be deemed to exist unless and until Tenant and such third party shall have executed a sublease or assignment instrument, as the case may be. The effective date of the proposed sublease or assignment shall be at least thirty (30) days but not more than twelve (12) months after the date of the giving of such notice, and the offer shall be conditioned on Landlord’s consent thereto and shall comply with the provisions of Section 14.6; and

(iii) executed copies of all other agreements, if any, relating to the proposed assignment or sublease and, if not fully disclosed by such agreements, a statement of all consideration to be received by Tenant for or in connection with such assignment or sublease (including, without limitation, any payment to be made for Tenant’s Property or leasehold improvements) and the terms of payment therefor.

(b) Preliminary Approval. Subject to Landlord’s recapture rights under Sections 14.4 and 14.5 hereof, and subject to Landlord’s final approval under Section 14.6 hereof, as applicable, if the Offer Notice is based upon a bona fide written offer from an independent third party or such third party’s broker and contains the information required by Section 14.3(a) above, Landlord shall, within thirty (30) days after receipt of such Offer Notice approve or disapprove the identity of the proposed subtenant or assignee, which approval shall not be unreasonably withheld provided that the conditions of Section 14.6 shall be satisfied.

Section 14.4 Landlord’s Right to Underlet. (a) Upon receipt of any Offer Notice or series of Offer Notices in which Tenant proposes to sublet all or any portion of the Premises (provided that Tenant is permitted to sublet such space pursuant to the terms hereof), Landlord shall have the option with respect to each such Offer Notice, subject to the obtaining of any required consent of the Port Authority, exercisable by Landlord in writing within (I) thirty (30) days if such Offer Notice is based on a bona fide written offer from an independent third party or such third party’s broker or (II) if not based on such a bona fide written offer from an independent third party or such third party’s broker, (A) sixty (60) days after receipt of such Offer Notice if such Offer Notice pertains to a proposed subletting of three (3) full floors or less, or within (B) ninety (90) days after receipt of such Offer Notice if such Offer Notice pertains to a proposed subletting of more than three (3) full floors, to underlet from Tenant the space which Tenant so desires to sublet (the “Sublease Space”), for the term for which Tenant desires to sublet it and for a rent equal to the lower of (i) the rent for which Tenant proposes to sublet such space, as set forth in the Offer Notice and the instruments which accompany such notice or (ii) the rent which Tenant by the terms of this Lease is required to pay for the RSF of the space so to be sublet; provided, however, that with respect to any such Offer Notice which pertains to a Partial Term Subletting, such rent shall be equal to the rent for which Tenant proposes to sublet such space, as set forth in the Offer Notice and the instruments which accompany such notice.

(b) In the event that Landlord shall exercise its option to sublease the Sublease Space, such sublease shall be upon the same terms and conditions as those contained in the applicable Offer Notice (to the extent such terms and conditions are in compliance with the provisions of this Lease) and otherwise on the same covenants, agreements, terms, provisions and conditions contained in this Lease except as hereinafter provided and except for such thereof which are irrelevant or inapplicable and, without limiting the generality of the foregoing, it is hereby expressly agreed that:

(i) The sublease to Landlord (the “Landlord Sublease”) shall give Landlord the absolute right, without Tenant’s permission, to assign such Landlord Sublease or any interest therein and/or to sublet the space covered by such Landlord Sublease or any part of such space. Tenant agrees that (A) any such assignment or subletting by Landlord may be for any purpose or purposes permitted pursuant to this Lease and (B) if the Landlord Sublease is of less than the entire Premises, Tenant shall at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord, at Tenant’s sole cost and expense (unless otherwise specified in the Offer Notice), and, if necessary, Landlord shall at all times provide and permit reasonably appropriate means of ingress and egress to and from the remainder of the Premises at Tenant’s sole cost and expense. If Landlord exercises its option to sublet pursuant to this Section 14.4, Landlord and any assignee or subtenant of Landlord shall have the right to make alterations, decorations, improvements and installations in the Sublease Space or any part thereof (except with respect to any Alterations expressly prohibited by any Offer Notice relating to a Partial Term Subletting, which Offer Notice shall require that Landlord obtain Tenant’s consent to such Alterations), any or all of which may be removed, in whole or in part, by Landlord or any assignee or subtenant of Landlord, at its option, prior to or upon the expiration or other termination of the Landlord Sublease, provided, that (1) Landlord or any assignee or subtenant of Landlord, at its expense, shall repair any damage caused by such removal, (2) at the expiration of such Landlord Sublease, Tenant shall accept the space covered thereby in its then existing condition provided that Landlord shall have performed Landlord’s obligations to keep and maintain such space in good order and condition except for ordinary wear and tear (and further provided that in the event of Landlord’s failure to perform any of such obligations Tenant shall have no right to terminate this Lease either in whole or as to such part of the space covered by the Landlord Sublease) and (3) with respect to any Landlord Sublease in connection with a Partial Term Subletting, Landlord shall remove any Alterations made by Landlord or its subtenant during the term of such Landlord Sublease which Landlord is required to remove pursuant to the terms of the Offer Notice and if Landlord shall fail to remove such Non-Standard Alterations within thirty (30) days after the expiration of such Landlord Sublease, then (x) Tenant may remove such “Non-Standard Alterations”, (y) Rent shall abate hereunder solely with respect to the portion of the Premises with respect to which such Non-Standard Alterations shall not have been removed for a commercially reasonable period of time required for Tenant to remove such Non-Standard Alterations and restore the Sublease Space to substantially the condition as existed on the commencement of such Landlord Sublease (ordinary wear and tear excepted) and (z) the actual reasonable out-of-pocket cost thereof may be offset by Tenant against future installments of Rent due hereunder if Landlord does not pay such amount within thirty (30) days after receipt of reasonable proof thereof. If Landlord and Tenant do not agree on the portion of abatement, the commercially reasonable period of time required for Tenant to remove such Non-Standard Alterations and restore the Sublease Space to substantially the condition as existed on the commencement of such Landlord Sublease (ordinary wear and tear excepted) or the cost of restoration, then either party may submit such dispute to arbitration in accordance with the terms of Article 34 hereof. In no event shall Landlord nor any assignee or subtenant of Landlord have any obligation to restore the Premises from ordinary wear and tear or damage by fire or other casualty except to the extent Tenant is required to restore the same pursuant to the terms of this Lease;

(ii) The Landlord Sublease shall also provide that the parties to such Landlord Sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties;

(iii) If the Landlord Sublease is for less than an entire floor it shall provide that Landlord, at Tenant’s reasonable cost and expense or Tenant, at Tenant’s election (unless otherwise specified in the Offer Notice), will erect the partitions required to separate the portion of the Premises to be sublet from the remainder of the Premises and will provide any doors required to provide an independent means of access from the elevators and/or staircase on the floor to the portion of the Premises to be sublet, and shall install all other equipment or facilities which may be required in order to use the Sublease Space as a unit separate from the remainder of the floor;

(iv) The occupant or occupants of all or any part or parts of such space shall, in common with Tenant, have the use of toilet and other common facilities on the floor on which such space is located;

(v) Any consent required of Tenant, as landlord under the Landlord Sublease shall be deemed granted if consent with respect thereto is granted by Landlord under this Lease, except with respect to any Alterations expressly prohibited by any Offer Notice relating to a Partial Term Subletting, which Offer Notice shall require that Landlord obtain Tenant’s consent to such Alterations;

(vi) Any failure of Landlord to comply with the provisions of the Landlord Sublease, other than with respect to the payment of rental to Tenant, shall not constitute a default on the part of Landlord thereunder and shall not constitute a default on the part of Tenant hereunder, provided that if Landlord’s subtenant shall fail to comply with the terms of such Landlord Sublease and such failure shall materially adversely affect Tenant’s use and enjoyment of any other portion of the Premises, then (1) Landlord shall use commercially reasonable efforts to enforce its rights under such Landlord Sublease (including, without limitation, the commencement of appropriate legal proceedings against such subtenant) and (2) in the event that such subtenant shall violate the provisions of clause (v) above and Landlord shall fail to cure such condition within one hundred and twenty (120) days after Landlord’s receipt of written notice thereof from Tenant, then Tenant shall have the right to terminate such Landlord Sublease;

(vii) In the event that at any time during the term of the Landlord Sublease, Landlord shall fail to pay rent to Tenant under the Landlord Sublease, Tenant shall have the right to offset the amount of such non-payment against Rent due to Landlord by Tenant pursuant to this Lease; provided, however, that in the event there is a monetary Event of Default hereunder, Landlord shall have the right to offset such amounts against rent due to Tenant under the Landlord Sublease; and

(viii) Performance by Landlord, or any subtenant of Landlord, under a Landlord Sublease shall be deemed performance by Tenant of any similar obligation under this Lease and Tenant shall not be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of Landlord, or any subtenant of Landlord or is occasioned by or arises from any act or omission of any occupant of the space sublet to Landlord.

(c) Notwithstanding anything to the contrary contained in this Section 14.4, so long as the relevant Offer Notice was not based on a bona fide written offer from an independent third party or such third party’s broker, Landlord may exercise its option to sublease pursuant to this Section 14.4 with respect to less than all of the proposed Sublease Space, provided that the portion of the Sublease Space which Landlord so elects to sublease shall constitute one or more full floors designated by Landlord in its sole discretion, except that if Tenant shall have designated in the applicable Offer Notice the floors which Tenant intends to market for sublease as one or more full floors as a single block and shall have a legitimate business reason for so designating such floors (it being agreed that if Tenant delivers an Offer Notice that designates any such floors, and Tenant thereafter intends to so market different floor(s) other than as a single block, then Tenant shall be required to reoffer such proposed Sublease Space to Landlord under this Section 14.4, subject to the provisions hereof). If Landlord elects to sublease less than all of the Sublease Space pursuant to this Section 14.4(c), then Landlord, at Landlord’s sole cost and expense, shall (i) erect the partitions required to separate the portion of the Premises to be sublet from the remainder of the Premises, (ii) slab over all internal staircases within the Premises connecting the portion of the Premises to be sublet from the remainder of the Premises and (iii) install all other equipment or facilities which may be required in order to use the space to be sublet as a unit or units separate from the remainder of the Premises.

(d) Notwithstanding anything to the contrary contained herein, in the event that Landlord shall exercise its option to sublet space from Tenant under Section 14.4(a) hereof with respect to a Partial Term Subletting, then (A) Tenant shall have the right to approve any subsequent subletting by Landlord of the applicable Sublease Space (such approval not to be unreasonably withheld, conditioned or delayed and, if not so withheld by Tenant in a written notice delivered to Landlord within ten (10) Business Days after receipt by Tenant of a written notice from Landlord (which written notice from Landlord shall set forth in bold capital letters the following statement: “IF TENANT FAILS TO RESPOND WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN, SUBJECT TO THE OTHER PROVISIONS OF THE LEASE, [SUB-SUBLETTING] DESCRIBED HEREIN SHALL BE DEEMED TO BE APPROVED BY TENANT”), then Tenant’s approval of such subletting shall be deemed to have been granted) unless (i) such proposed subtenant shall be an Exempted Tenant, (ii) an Event of Default shall have occurred and be continuing hereunder and (iii) Tenant shall not be in actual physical occupancy (subtenants, licensees and other occupants being specifically excluded hereby) of at least twenty thousand (20,000) RSF of the Premises which is located in the same bank of elevators serving such Sublease Space, (B) Tenant shall have the right to approve any Alterations which Landlord’s subtenant desires to perform with respect to the applicable Sublease Space, provided that (i) such approval right was a material term in the applicable Offer Notice and (ii) no Event of Default shall have occurred and be continuing hereunder and (C) in the event that the Offer Notice relating to such Partial Term Subletting provides that Tenant intends to market (x) the entire space proposed to be subleased as one block of space or (y) a minimum amount of RSF of such space, as designated by Tenant in such Offer Notice, then (notwithstanding the provisions of Section 14.4(c) hereof) the Sublease Space shall consist of the entire block of space proposed to be subleased or such minimum amount of RSF so designated by Tenant in such Offer Notice (provided that if Tenant delivers an Offer Notice with respect to a Partial Term Subletting that provides that Tenant intends to market (x) the entire space proposed to be subleased as one block of space or (y) a minimum amount of RSF of such space, as designated by Tenant in such Offer Notice, and Tenant thereafter intends to market such space in different portions, then Tenant shall be required to reoffer such portions to Landlord under this Section 14.4, subject to the provisions hereof).

Section 14.5 Landlord’s Right to Terminate.

(a) Upon receipt of any Offer Notice in which Tenant proposes to assign this Lease, or in which Tenant proposes to sublet all or substantially all of the Premises for the entire or substantially the entire remaining Term (provided that Tenant is permitted to assign or sublet such space pursuant to the terms hereof), then and in either of such events Landlord shall have the right, subject to the obtaining of any required consent of the Port Authority, exercisable by notice to Tenant given within (I) thirty (30) days if such Offer Notice is based on a bona fide written offer from an independent third party or such third party’s broker or (II) if not based on such a bona fide written offer from an independent third party or such third party’s broker, (A) sixty (60) days after Landlord receives Tenant’s Offer Notice if such Offer Notice pertains to a proposed subletting of three (3) full floors or less, or within (B) ninety (90) days after receipt of such Offer Notice if such Offer Notice pertains to a proposed subletting of more than three (3) full floors, and in addition to the other rights granted Landlord under this Article 14, (i) in the case of an assignment, to terminate this Lease, in which event this Lease shall terminate on the date fixed in the Offer Notice, which shall not be less than thirty (30) days after the giving of such notice, with the same force and effect as if the termination date fixed in the Offer Notice were the date originally fixed in this Lease as the Expiration Date, or (ii) in the case of a subletting of all or any portion of the Premises for the entire or substantially the entire remaining Term, to terminate this Lease with respect to the space proposed by Tenant to be sublet, in which event on the date fixed in the applicable Offer Notice, which shall not be less than thirty (30) days after the giving of such notice, such space shall no longer be part of the Premises or covered by this Lease and the RSF of the Premises, the Fixed Rent, Tenant’s Share of Taxes and/or Tenant’s Share of Pilot, as applicable, and Tenant’s Share of Operating Expenses shall be appropriately reduced. For purposes of this Section 14.5 and Section 14.4 hereof, “all or substantially all of the Premises” shall mean ninety percent (90%) or more of the rentable area of the Premises; and “the entire or substantially the entire remaining Term” shall mean ninety percent (90%) or more of the remaining Term as of the date of the proposed commencement of the sublease or the proposed effective date of the assignment.

(b) Notwithstanding anything to the contrary contained in this Section 14.5, but subject to the succeeding sentence, so long as the relevant Offer Notice was not based on a bona fide written offer from an independent third party or such third party’s broker, Landlord may exercise its recapture right pursuant to this Section 14.5 with respect to less than all of the proposed space to be sublet or assigned, provided that the portion of the Premises to be sublet or assigned with respect to which Landlord so elects to recapture shall constitute one or more full floors designated by Landlord in its sole discretion. Notwithstanding the foregoing, except that if Tenant shall have designated in the applicable Offer Notice a particular block of floors which Tenant intends to market for sublease or assignment as one or more full floors and shall have a legitimate business reason for so designating such floors (it being agreed that if Tenant delivers an Offer Notice that designates any such floors as a block, and Tenant thereafter intends to so market different floor(s) as a block, or to lease such floor(s) separately, then Tenant shall be required to reoffer such proposed space to be sublet or assigned to Landlord under this Section 14.5, subject to the provisions hereof). The cost and expense to (i) erect the partitions required to separate the portion of the Premises to be recaptured from the remainder of the Premises, (ii) slab over all internal staircases within the Premises connecting the portion of the Premises to be recaptured from the remainder of the Premises and (iii) install all other equipment or facilities which may be required in order to use the space to be recaptured as a unit or units separate from the remainder of the Premises shall be paid by the party or parties as designated in the Offer Notice.

(c) Any recapture by Landlord shall be subject to any existing subleases demising all or any portion of the space to be recaptured, provided that (i) such subleases shall have been entered into in compliance with the provisions of this Article 14 and (ii) the applicable Offer Notice expressly provides that the proposed subletting or assignment will be subject to the rights of the subtenants under such subleases.

Section 14.6 (a) If Landlord does not exercise any option granted to Landlord by this Article 14 and provided that no monetary or material non-monetary Event of Default shall have occurred and be continuing under this Lease as of the time Landlord’s consent is requested by Tenant, Tenant may request Landlord’s approval to assign or sublease its rights under this Lease. Landlord agrees not to unreasonably withhold or delay its consent (which must be in writing) to the proposed assignment or sublease (Landlord agreeing that it shall exercise its right to consent to any such assignment or subletting within the later to occur of (i) the expiration of the Offer Period applicable to such assignment or subletting or (ii) in the event that such transaction is (x) an assignment of this Lease or a sublease of at least forty thousand (40,000) RSF, the thirtieth (30th) day after receipt of an executed copy of the proposed instrument of assignment or sublease (and all other agreements, if any, related to such proposed assignment or sublease) or (y) a sublease of less than forty thousand (40,000) RSF, the twentieth (20th) day after receipt of an executed copy of the proposed instrument of sublease (and all other agreements, if any, related to such proposed sublease)). If Landlord does not respond within such twenty (20) or thirty (30) day period as aforesaid, then Landlord may at any time after the expiration of such twenty (20) or thirty (30) day period (but no later than ten (10 days after such expiration), deliver a second notice to Landlord requesting that Landlord consent to the proposed assignment or subletting and provided that such notice shall set forth in bold capital letters the following statement: “IF LANDLORD FAILS TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN, SUBJECT TO THE OTHER PROVISIONS OF THE LEASE, [ASSIGNMENT/SUBLETTING] DESCRIBED HEREIN SHALL BE DEEMED TO BE APPROVED BY LANDLORD”, if Landlord fails to respond to such notice within five (5) Business Days after receipt by Landlord, then such assignment or subletting shall be deemed to be approved by Landlord, subject to the provisions of this Lease. Notwithstanding anything to the contrary contained herein, the terms of the assignment or sublease, as the case may be, substantially conform to the terms of the Offer Notice and as a condition to the effectiveness of any such assignment or sublease that:

(i) Tenant shall have complied with the provisions of Section 14.3 hereof, and Landlord shall not have exercised any of its options thereunder within the time permitted therefor;

(ii) The proposed assignee or subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (A) is in keeping with the then standards of the Building, and (B) is limited to Permitted Uses in accordance with Article 2 hereof;

(iii) The business and activities of such proposed assignee or subtenant shall not diminish the value of the Building, and, with respect to an assignment or to subleases of more than one hundred sixty thousand (160,000) RSF, such proposed assignee or subtenant shall have sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable evidence of such financial worth;

(iv) In the event Landlord has space in the Building available for lease for a substantially equivalent term and which is reasonably comparable to the space which is the subject of such proposed assignment or subletting, the proposed assignee or subtenant is not a Person with whom Landlord or Landlord’s agent is then actively negotiating in connection with the rental of comparable space in the Building or has negotiated in connection with the rental of comparable space in the Building at any time during the immediately preceding three (3) month period;

(v) The form of the proposed sublease or instrument of assignment shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 14, and Tenant has delivered a true and complete original, fully executed counterpart of such sublease or other instrument to Landlord promptly after the execution and delivery thereof;

(vi) The economic and other material terms of any sublease or assignment shall conform to those set forth in the Offer Notice pursuant to Section 14.6(c) or (d) hereof, as applicable;

(vii) Tenant and its proposed subtenant or assignee, as the case may be, shall execute and deliver to Landlord an agreement substantially in the form attached hereto as Exhibit J-1 or J-2, as applicable;

(viii) There shall not be more than four (4) occupants (including Tenant) per floor of the Premises or more than fifteen (15) occupants (including Tenant) in the aggregate in the Premises (subject to adjustment (i.e., increase or decrease) proportionately, based on RSF, in connection with Tenant’s subsequent exercise of any Expansion Option, ROFO Option or Cancellation Option, as applicable);

(ix) Tenant shall reimburse Landlord, as Additional Rent within thirty (30) days after demand, for (A) the reasonable, actual out-of-pocket costs and expenses incurred by Landlord in connection with the assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and the cost of reviewing plans and specifications proposed to be made in connection therewith and (B)

Landlord’s reasonable out-of-pocket legal fees and disbursements actually incurred in connection with the granting of any requested consent and the preparation of Landlord’s consent to the sublease or assignment;

(x) The proposed occupancy shall not (A) materially increase the office cleaning requirements, (B) impose an extra burden upon services to be supplied by Landlord to Tenant (except to a de minimis extent), (C) increase the burden on the elevators which service the Premises (except to a de minimis extent) or (D) increase Operating Expenses with respect to the Premises; provided that the provisions of this clause (x) shall not apply to any subletting by or assignment to an Exempted Tenant;

(xi) The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, New York State, or shall agree to consent thereto, unless such Person (A) irrevocably waives such sovereign immunity pursuant to a written waiver reasonably satisfactory to Landlord, (B) provides a legal opinion from a nationally recognized United States law firm in form and substance reasonably satisfactory to Landlord opining (1) that such waiver is legal, valid and binding on such Person and enforceable in the courts of New York State and (2) as to such other matters as Landlord shall reasonably require, (C) is reasonably approved by Landlord and (D) would not, in Landlord’s reasonable opinion, jeopardize the status of the Building as a First Class Office Building; and

(xii) no subletting shall be for a term of less than twelve (12) months.

(b) Each sublease pursuant to this Section 14.6 shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such sublease or any acceptance of Fixed Rent or Additional Rent by Landlord from any subtenant, Tenant will remain fully liable for the payment of the Fixed Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on Tenant’s part to be observed and performed, and for all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. If Landlord shall decline to give its consent, pursuant to the provisions of this Lease, to any proposed assignment or sublease, or if Landlord shall exercise its options under Sections 14.4 or 14.5 hereof, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all losses, liabilities, damages, costs, and expenses (including reasonable attorneys’ fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant arising from or in connection with such proposed assignment or subletting, or by any brokers or other Persons (with whom Tenant or its proposed assignee or subtenant may have dealt) claiming a commission or similar compensation in connection with the proposed assignment or sublease, unless such losses, liabilities, damages, costs, and expenses (including reasonable attorneys’ fees and disbursements) are incurred by Landlord as a result of (i) the failure by Landlord to comply with Legal Requirements or (ii) the failure by Landlord to pay a broker’s commission with respect to any Sublease Space or recapture space, as the case may be, in connection with a subsequent subletting by Landlord after Landlord has exercised its rights under Sections 14.4 or 14.5 hereof, as applicable.

(c) For purposes of this Section 14.6 and Section 14.7 hereof, a sublease shall be deemed to conform to the Offer Notice if (i) with respect to an Offer Notice which is based on a bona fide written offer from an independent third party or such third party’s broker, the identity of the subtenant is the same as set forth in the Offer Notice, or such other subtenant as shall be approved by Landlord in accordance with this Article 14, and (ii) in any event, the sublease is for substantially the same term proposed in such Offer Notice and for a Net Effective Rental (as hereinafter defined) of not less than ninety-two and one-half percent (92.5%) of the Net Effective Rental of the proposed sublease set forth in such Offer Notice, and on such other material terms and conditions as are substantially the same as, but not substantially more favorable to the proposed sublessee than, those contained in such Offer Notice. The term “Net Effective Rental” shall mean for purposes of this Section 14.6 and Section 14.7 hereof, with respect to any proposed sublease of the space which was the subject of such Offer Notice, the net present value, determined as of the effective date of the proposed sublease, using a discount rate of ten percent (10%), of the aggregate of all rent and additional rent of any nature payable under the proposed sublease, discounted from the date such payment would have been made under the proposed sublease to the commencement date of the proposed sublease, after deducting therefrom the amount of all inducements (such as, by way of example only, work allowances, work letters or rent abatements) that are (or will be) granted by Tenant to such subtenant in respect thereof, discounted, using a discount rate of ten percent (10%), from the date that such inducements were to have been given under the proposed sublease to the commencement date of the proposed sublease.

(d) For purposes of this Section 14.6 and Section 14.7 hereof, an assignment shall be deemed to conform to the Offer Notice if (i) the identity of the assignee is the same as set forth in the Offer Notice, or such other assignee as shall be approved by Landlord in accordance with this Article 14, and (ii) the assignment is for a Net Effective Rental (as hereinafter defined) of not less than ninety-two and one-half percent (92.5%) of the Net Effective Rental of the proposed assignment set forth in such Offer Notice, and on such other material terms and conditions as are substantially the same as, but not substantially more favorable to the proposed assignee than, those contained in such Offer Notice. The term “Net Effective Rental” shall mean for purposes of this Section 14.6 and Section 14.7 hereof, with respect to any proposed assignment of the lease as provided in such Offer Notice, the net present value, determined as of the effective date of the proposed assignment, using a discount rate of ten percent (10%), of the aggregate of all payments of any nature, discounted from the date such payment would have been made under the proposed assignment to the effective date of such assignment, after deducting therefrom the amount of all inducements (such as, by way of example only, work allowances, work letters or rent abatements) that are (or will be) granted by Tenant to such assignee in respect thereof, discounted, using a discount rate of ten percent (10%), from the date that such inducements were to have been given to the effective date of such assignment.

(e) Tenant shall not advertise or publicize in any way the rental rate for the Premises without prior notice to and approval of Landlord, which approval may be withheld by Landlord in its sole and absolute discretion.

Section 14.7 If Landlord grants its preliminary consent to a proposed assignment or subletting under Section 14.3(b) and such assignment or sublease has not been executed for any reason not caused by a default by Landlord under this Lease within three hundred and sixty-five (365) days after the granting of such preliminary consent, or if Landlord grants its final consent to a proposed assignment or subletting under Section 14.6 and such assignment or sublease has not been executed for any reason not caused by a default by Landlord under this Lease within two hundred ten (210) days after the granting of such consent, or if the material economic terms of such assignment or sublease is modified or amended prior to its becoming effective, such that the economic terms in the aggregate are less than ninety percent (90%) of the value of the economic terms in the approved Offer Notice, then and in any such event Landlord’s consent shall be deemed to have been withdrawn and Tenant shall not have the right to assign this Lease or to sublease all or any portion of the Premises without once again complying with all of the provisions and conditions of this Article 14. In no event shall Tenant modify or amend the economic terms of any assignment or sublease or modify or amend any other material terms of any assignment or sublease to which Landlord has finally consented under Section 14.6 without Landlord’s prior written consent, such consent not to be unreasonably withheld or delayed. In addition, in the event that the applicable assignment or sublease does not substantially conform to the terms of the Offer Notice (as defined in Sections 14.6(b) and (c) hereof), such that the economic terms in the aggregate are less than ninety percent (90%) of the value of the economic terms in the approved Offer Notice, then and in any such event Landlord’s consent shall be deemed to have been withdrawn and Tenant shall not have the right to assign this Lease or to sublease all or any portion of the Premises without once again complying with all of the provisions and conditions of this Article 14, provided that with respect to the time period for Landlord to exercise its right to sublease under Section 14.4 hereof or right of recapture under Section 14.5 hereof, as applicable, the applicable Offer Period shall be reduced from sixty (60) days or ninety (90) days, as the case may be, to thirty (30) days.

Section 14.8 With respect to each and every sublease authorized by Landlord under the provisions of this Lease:

(a) No sublease shall be for a term ending later than one day prior to the Expiration Date of this Lease;

(b) No sublease shall be delivered, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

(c) Each sublease shall contain the condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Landlord in each instance which consent, with respect to the first two tiers of subletting or assignment (i.e., an assignment or subletting by Tenant’s subtenant or assignee, and an assignment or subletting by such subtenant’s sub-subtenant or assignee), shall not be unreasonably withheld; and

(d) Each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord as sublandlord under such sublease for the balance of the term and on all of the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to or liable for any credit, counterclaim, offset or defense, which theretofore accrued to such subtenant against Tenant, (iii) be bound by any rent which such subtenant might have paid for more than the current month to Tenant, (iv) be required to account for any security deposit other than the security deposit actually delivered to Landlord, (v) be liable for any brokerage commission payable in connection with such sublease or any renewal thereof, (vi) be bound by any amendment, modification or surrender of such sublease made without Landlord’s prior written consent, such consent not to be unreasonably withheld or delayed, other than modifications which do not increase Landlord’s obligations, decrease Tenant’s obligations or increase Tenant’s rights, (vii) be liable for any claim for damages of any kind whatsoever as the result of any breach by Tenant that occurred before the date of attornment, (viii) be bound by any obligation to restore the Building, such subtenant’s premises or property located therein in the event of a casualty or condemnation of the Building or such subtenant’s premises or any portion thereof except as required by this Lease, or (ix) be obligated to perform, or be liable for any payment to such subtenant of any sums or the granting to such subtenant of any credit in the nature of a contribution toward the cost of, any work in the subleased space or to prepare it for occupancy beyond Landlord’s obligations under this Lease, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Article 14. The provisions of this Article 14 shall be self-operative and no further instrument shall be required to give effect to this provision.

Section 14.9 (a) If Landlord shall consent to any assignment of this Lease or to any sublease, or if Tenant shall enter into any other assignment or sublease permitted hereunder, Tenant shall, in consideration therefor, pay to Landlord, as Additional Rent the following amounts (“Transaction Profits”), after first deducting therefrom (but not below zero) Transaction Expenses (as hereinafter defined) incurred by Tenant in connection with such assignment or subletting:

(i) in the case of an assignment, an amount equal to fifty percent (50%) of all sums and other consideration payable to or for the benefit of Tenant by the assignee for or by reason of such assignment (including sums paid for Tenant’s Property, fixtures or leasehold improvements calculated as if such items were sold in an arms-length transaction and for services provided or to be provided to such assignee or to the space assigned).

(ii) in the case of a sublease, an amount equal to fifty percent (50%) of all rents, additional charges or other consideration payable to or for the benefit of Tenant under or by reason of the sublease in excess of the Fixed Rent and Additional Rent payable during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including sums paid for the sale or rental of Tenant’s Property, fixtures or leasehold improvements calculated as if such items were sold in an arms-length transaction).

“Transaction Expenses” shall mean to the extent actually paid by Tenant to unrelated third parties, (A) the reasonable out-of-pocket costs and expenses of Tenant in entering into the sublease, such as customary real estate brokerage commissions, legal and architectural fees, and advertising fees paid to unrelated third parties, (B) free rent, rent concessions or rent abatements solely to the extent of any Rent payable by Tenant to Landlord for the portion of the Term during which the free rent or rent abatement period under the sublease occurs, (C) the cost of improvements, construction contributions or alterations made by Tenant expressly and solely for the purpose of preparing the space for such tenancy and in no event to include costs expended for Tenant’s Initial Alterations, (D) any work allowance or other monetary concession actually paid to the assignee or subtenant as the case may be (i.e., exclusive of Landlord’s Contribution), (E) the then unamortized costs (directly related to such space) actually expended by Tenant (i.e., exclusive of Landlord’s Contribution) for Tenant’s Initial Alterations, prorated on a per RSF basis based on the portion(s) of the Premises being so sublet or assigned and (F) the amount, if any, by which the unamortized cost of any Tenant’s Property for which consideration has been paid exceeds the then fair market value thereof. Landlord and Tenant hereby agree that the costs set forth in clause (E) above shall be deemed to be amortized on the basis of Tenant’s Federal income tax return (it being agreed that Tenant shall deliver to Landlord a copy of each such tax return within ten (10) Business Days after request therefor). Notwithstanding anything contained herein to the contrary, in the event Tenant shall assign this Lease or sublet the Premises or any portion thereof prior to Tenant’s occupying the Premises, construction allowances and other out-of-pocket concessions shall only be includable as Transaction Expenses to the extent that such concessions exceed, on an RSF basis, the amount of construction allowances and concessions provided by Landlord to Tenant under this Lease.

The sums payable under this Section 14.9 shall be paid by Tenant to Landlord as Additional Rent as and when paid by the subtenant or assignee to Tenant. In the case of a sublease, Transaction Expenses may be deducted from amounts which otherwise would be payable to Landlord under this Section 14.9, without interest, as and when actually expended.

(b) Notwithstanding anything to the contrary set forth in subsection (a) above, Tenant shall not be obligated to pay Transaction Profits to Landlord with respect to transactions for which Landlord’s consent is not required under Section 14.2(a) or Section 14.2(b) hereof.

Section 14.10 (a) Each permitted assignee or transferee shall assume and be deemed to have assumed the obligations of Tenant under this Lease to be performed, or arising or accruing, on and after the effective date of such assignment or transfer and shall be and remain liable jointly and severally with Tenant for the payment of Rent, and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the remainder of the Term. With respect to any assignment or transfer (other than an assignment by operation of law), whether made with Landlord’s consent pursuant to Section 14.1 hereof or without Landlord’s consent to the extent permitted under Sections 14.2 hereof, Landlord shall have the right to require that the assignee execute and deliver to Landlord within thirty (30) days after such assignment or transfer an agreement in a form reasonably acceptable to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed from and after the effective date of such assignment or transfer, and whereby the assignee shall agree that the provisions in Article 14 hereof shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. In connection with any assignment of this Lease by operation of law, Tenant shall provide Landlord with a written instrument confirming such assignment in form and substance reasonably satisfactory to Landlord within ten (10) days after the effective date of such assignment.

(b) The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord by way of mortgage or otherwise, extending the time, or modifying any of the obligations of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord by way of mortgage or otherwise, to enforce any of the obligations of this Lease.

(c) The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of Premises or to the use or occupancy thereof by others.

(d) Notwithstanding anything to the contrary set forth herein, in the event of an assignment of this Lease which is permitted under this Article 14 to an assignee who has (i) a tangible net worth, determined in accordance with generally accepted accounting principles consistently applied, equal to or greater than the greater of (A) the tangible net worth of Tenant immediately prior to such transaction and (B) the tangible net worth of Tenant on the Effective Date and (ii) a net income not less than that of Tenant immediately prior to such transaction (provided that proof satisfactory to Landlord of such net worth and net income shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such assignment), then Tenant shall be released from all liability under this Lease arising from and after the effective date of such assignment and Landlord’s consent thereto.

Section 14.11 Tenant covenants and agrees that no security agreement, whether by way of conditional bill of sale, chattel mortgage or instrument of similar import, shall be placed upon any improvement at the Premises which is affixed to the Real Property.

Section 14.12 Notwithstanding anything to the contrary contained in Section 14.1 hereof, an Underletting Sublease may permit the subtenant thereunder to further sublease all or any portion of the sublease space or assign its rights thereunder; provided that (i) all of the conditions of this Article 14 (including, without limitation, Section 14.6 hereof) shall be satisfied with respect to such further subleasing or assignment, (ii) Landlord shall be entitled to receive fifty percent (50%) of any and all profits accruing to any party with respect to such further subleasing or assignment as if Section 14.9 hereof were directly applicable thereto, (iii) upon a receipt of any Offer Notice with respect to such transaction, Landlord shall in all events have the rights to recapture and underlet in accordance with Sections 14.4 and 14.5 hereof and (iv) the assignee or sub-subtenant of the subtenant under such Underletting Sublease shall be permitted to further assign its rights thereunder or sublet any of the Premises (provided that such assignee or sub-sub-subtenant of such assignee or sub-subtenant shall not be permitted to further assign its rights thereunder or sublet any of the Premises).

Section 14.13 (a) Landlord shall, within thirty (30) days after Tenant’s written request (which request shall be accompanied by an executed counterpart of the Eligible Sublease and such other information and certifications as Landlord may reasonably request in order to determine that the conditions of this Section 14.13 have been satisfied), deliver to Tenant and the subtenant under the Eligible Sublease (the “Eligible Subtenant”) a non-disturbance agreement in Landlord’s then current reasonable form, providing in substance that, as long as no default beyond any applicable notice and grace period exists on the part of such subtenant under such Eligible Sublease and subject to the satisfaction of the condition precedent set forth in clause (iii) below, Landlord will not name or join such subtenant as a party defendant or otherwise in any suit, action or proceeding to enforce any rights granted to Landlord under this Lease, the Eligible Subtenant shall attorn to Landlord and to the further effect that if this Lease shall terminate or be terminated by reason of Tenant’s default hereunder or by the rejection of this Lease pursuant to Title 11 U.S.C. §365 (any such termination being herein called an “Attornment Event”), then Landlord will recognize such subtenant as the direct tenant of Landlord on the terms and conditions of the Eligible Sublease, as the same will be deemed amended upon such Attornment Event as hereinafter provided (a “Landlord’s Non-Disturbance Agreement”). Following the subtenant’s execution and delivery of the Landlord’s Non-Disturbance Agreement, Landlord shall promptly execute and deliver a counterpart to the subtenant. Landlord’s reasonable actual third-party out-of-pocket costs and expenses in connection with the foregoing (including, without limitation, reasonable attorney’s fees) shall be paid by Tenant within thirty (30) days after receipt of an invoice therefor. Landlord’s Non-Disturbance Agreement shall provide, inter alia, that, upon an Attornment Event:

(i) if applicable from time to time, the fixed rent and additional rent under the Eligible Sublease shall be increased (but not decreased) so that it is equal on a rentable square foot basis to the Fixed Rent and Additional Rent which would have been payable under this Lease with respect to the portion of the Premises demised under the Eligible Sublease had this Lease not been terminated;

(ii) the Eligible Sublease shall be deemed further amended such that the terms and provisions thereof shall be restated, to the extent necessary, if any, so that none of the provisions thereof shall be less favorable, in any respect, to Landlord than the provisions of this Lease (except that (A) the length of term (including renewals, other than renewals which would extend beyond the then Expiration Date of this Lease) shall remain as set forth in the Eligible Sublease, (B) the fixed rent and additional rent shall be as set forth in clause (i) hereof, if the same is applicable, or as set forth in the Eligible Sublease if clause (i) is not applicable, (C) any Special Lease Rights relative to the Eligible Sublease shall not be included in the Eligible Sublease as amended, and (D) if the Eligible Sublease contains one or more provisions which are more restrictive on the subtenant thereunder than the corresponding provision(s) of this Lease is on Tenant hereunder, then such more restrictive sublease provision shall continue to be included in the Eligible Sublease as amended in lieu of the corresponding provision of this Lease); and

(iii) the Eligible Subtenant shall attorn to Landlord as sublandlord under the Eligible Sublease in accordance with and subject to the provisions of this Lease, including, but not limited to, Section 14.8(d).

(b) As used herein, the following terms shall have the following meanings:

(i) “Eligible Sublease” shall mean a direct sublease which (A) is between Tenant and a subtenant which is not an Affiliate of Tenant, and as of the execution of the Eligible Sublease, has a financial condition reasonably satisfactory to Landlord taking into account the obligations in question (it being agreed that the financial condition of a subtenant shall be deemed satisfactory if such subtenant has a net worth, computed in accordance with generally accepted accounting principles consistently applied, equal to or greater than the annual Fixed Rent and Additional Rent then payable by Tenant on account of the portion of the Premises demised under the Eligible Sublease (without giving effect to any free rent or rent abatement) as the same may be increased pursuant to Section 14.13(a)(i) multiplied by fifteen (15), (B) demises at least one (1) full floor of the Premises, and (C) has an initial sublease term (i.e., not including any renewals) of at least five (5) years (or, if less than five (5) years remain in the Term, the remaining balance of the Term less one day).

(ii) “Special Lease Rights”, relative to an Eligible Sublease upon an Attornment Event, shall mean (A) rights that are granted to Tenant in this Lease to expand the size of the Premises, rights to extend the Term, any rights which are limited to the Tenant named herein, any rights dependent upon occupancy of Tenant and/or Affiliates of Tenant, and any rights dependent upon leasing or occupancy requirements to the extent such requirements are not satisfied by the Eligible Sublease or the subtenant thereunder, any and all rights of the Tenant under this Lease which the subtenant under such Eligible Sublease would not have as a direct tenant under this Lease assuming this Lease were assigned to such subtenant prior to such Attornment Event, and (B) any and all rights of the Tenant under this Lease which the subtenant under the Eligible Sublease does not then have as the subtenant under the Eligible Sublease.

(c) Notwithstanding anything to the contrary herein contained, it is understood and agreed that Landlord shall have no obligation to deliver a Landlord’s Non-Disturbance Agreement during the continuance of any monetary or material non-monetary Event of Default hereunder.

ARTICLE 15

ACCESS TO PREMISES; BASE BUILDING UPGRADE WORK

Section 15.1 Tenant shall permit Landlord, Landlord’s agents and public utilities servicing the Building to erect, use and maintain concealed ducts, concealed pipes and concealed conduits in and through the Premises. The foregoing installations shall be concealed behind then existing walls and ceilings of the Premises if reasonably feasible and permitted under applicable Legal Requirements, provided that said installations do not interfere in any material respect with Tenant or its use of the Premises; and any such installations shall not cause a reduction of the usable floor space of the Premises (other than to a de minimis extent with respect to the floor space immediately adjacent to the core area). Landlord or Landlord’s agents shall have the right to enter the Premises at all reasonable times and from time to time upon reasonable prior notice (except no such prior notice shall be required in case of emergency), to examine the same, to show them to prospective purchasers, Mortgagees, Superior Lessors or ground lessees of the Building and their respective agents and representatives or, during the last twenty-one (21) months of the Term, to prospective tenants of the Premises, and to make such repairs, alterations, improvements or additions (a) which constitute Landlord Repairs, or (b) which Landlord may elect to perform following Tenant’s failure (after the expiration of all applicable notice and grace periods) to make repairs or perform any work which Tenant is obligated to make or perform under this Lease, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction or constructive eviction of Tenant in whole or in part, and except as otherwise provided in this Lease (including, without limitation, Section 6.4 hereof), Rent will not be abated while such repairs, alterations, improvements or additions are being made, by reason of loss or interruption of the business of Tenant, or otherwise. Landlord shall use reasonable efforts to perform such work and to coordinate such access with Tenant in such a manner so as to minimize interference that might be occasioned to Tenant’s business operations and to minimize any damage that might result to the appearance or function of the affected areas of the Premises, provided that Landlord shall use of overtime or premium labor to the extent the same is customary in First Class Office Buildings. Landlord shall promptly repair any damage caused by Landlord or Landlord’s agents in the Premises during such entry, including any repair or replacement required to any finishes in the Premises as a result of such entry. Notwithstanding the foregoing, Landlord agrees that Tenant may designate an area or areas of the Premises, not to exceed twenty thousand (20,000) RSF, in the aggregate, as secure areas (collectively, the “Secure Areas”), and that Landlord and its employees shall not enter such secure areas without a representative of Tenant present during such entry, except in an emergency (it being agreed that Landlord shall not be obligated to provide any cleaning or other services which require entry to such secure areas).

Section 15.2 If Tenant shall not be present when for any reason entry into the Premises shall be necessary because of an emergency or if otherwise permissible under this Lease, Landlord or Landlord’s agents may enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s Property and notify Tenant immediately thereafter), and without in any manner affecting this Lease, provided, that Landlord shall use reasonable efforts, other than in an emergency, to give Tenant the opportunity to have a representative present upon Landlord’s entry into the Premises. Tenant agrees to make a representative available for such entry upon at least one (1) Business Day’s (or, solely in the case of entry into any Secure Areas, five (5) Business Days’) prior notice.

Section 15.3 Landlord shall have the right from time to time to alter the Building and, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor (except in the case of Landlord’s negligence or willful misconduct), to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, provided that such alterations or changes do not materially change Tenant’s layout or materially interfere with Tenant’s use or enjoyment of the Premises, or access to the Building or Premises, and provided, further, that the Building’s plaza, lobby and elevator lobbies shall, following the completion of such alterations or changes, be consistent in appearance and utility with First Class Office Buildings. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances other than doors and entrances solely servicing the Premises), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, mechanical rooms, service closets (including electrical and janitorial closets) and other Building facilities may not be used by Tenant, and Landlord shall have the use thereof, as well as reasonable access thereto through the Premises for the purposes of operation, maintenance, alteration and repair, subject to the provisions of Sections 15.1 and 15.2. Notwithstanding the foregoing, provided that such changes shall not be required under applicable Legal Requirements, (A) Landlord shall not make any material aesthetic changes to the common corridors on any multi-tenanted floor where portions of the Premises constitute more than fifty percent (50%) of the RSF such floor without Tenant’s consent (which consent shall not be unreasonably withheld, conditioned or delayed), (B) Landlord shall reasonably consult with Tenant with respect to any material aesthetic changes Landlord desires to make to the Tenant Elevator Bank or the security desk in the lobby of the Building (it being agreed that in no event shall Tenant have any approval right with respect thereto) and (C) so long as Tenant shall be in Occupancy of at least 280,000 RSF in the Building, Landlord shall reasonably consult with Tenant with respect to any material aesthetic changes Landlord desires to make to the lobby of the Building (it being agreed that in no event shall Tenant have any approval right with respect thereto).

ARTICLE 16

CERTIFICATE OF OCCUPANCY

Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy at such time issued for the Premises or for the Building and in the event that any Governmental Authority shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, then, Tenant shall, upon five (5) days’ written notice from Landlord or any Governmental Authority, immediately discontinue such use of the Premises. Landlord shall maintain the certificate of occupancy (or an equivalent replacement thereof) for the core and shell of the Building in effect and shall not amend or modify such certificate of occupancy so as to eliminate any currently permitted use of the Premises or to prevent the use of the Premises for the Permitted Uses. Notwithstanding the foregoing, Landlord shall not be obligated to obtain or maintain a certificate of occupancy for any Special Use Area. Tenant shall be obligated to maintain a temporary certificate of occupancy for the Premises and/or for any Special Use Area which permits use thereof for the Permitted Uses (including, without limitation, for public assembly with respect to the Auditorium).

ARTICLE 17

DEFAULT

Section 17.1 Each of the following events shall be an “Event of Default” hereunder:

(a) if Tenant defaults in the payment when due of (i) any installment of Fixed Rent or recurring Additional Rent and such default continues for a period of five (5) Business Days after receipt by Tenant from Landlord of a notice of default in respect thereof or (ii) any other installment of Additional Rent and such default continues for a period of ten (10) Business Days after receipt by Tenant from Landlord of a notice of default in respect thereof; or

(b) if Tenant abandons all or substantially all of the Premises and such abandonment continues for more than thirty (30) days after notice from Landlord; provided that Tenant’s vacating of the Premises shall not be construed as an abandonment as long as Tenant is using commercially reasonable efforts to (i) assign this Lease or sublet the Premises or (ii) secure and maintain the Premises as usable office space in accordance with the standards of First Class Office Buildings; or

(c) (i) if Tenant admits in writing its inability to pay its debts as they become due; or

(ii) if Tenant commences or institutes any case, proceeding or other action (A) seeking relief as a debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

(iii) if Tenant makes a general assignment for the benefit of creditors; or

(iv) if any case, proceeding or other action is commenced or instituted against Tenant (A) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, in each case which remains undismissed for a period of ninety (90) days; or

(v) if any case, proceeding or other action is commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or

(vi) if Tenant takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (ii), (iii), (iv) or (v) of this Section 17.1(c); or

(vii) if a trustee, receiver or other custodian is appointed for any substantial part of the assets of Tenant or any guarantor, which appointment is not vacated or effectively stayed within seven (7) Business Days, or if any such vacating or stay does not thereafter remain in effect; or

(viii) if Tenant sells all or substantially all of Tenant’s assets not including this Lease or Tenant’s operations in the Premises.

(d) if Tenant fails to maintain any of the insurance required to be maintained by Tenant hereunder or to deliver certificates or copies thereof when required hereunder and Tenant fails to remedy such default within five (5) Business Days after notice by Landlord to Tenant specifying such default; or

(e) if an assignment or subletting shall occur or if Tenant’s interest in this Lease or the Premises shall devolve upon or pass to any person or entity, whether by operation of law or otherwise, and whether directly or indirectly, except as expressly permitted by Article 14 hereof and Tenant fails to remedy such default within fifteen (15) days after notice by Landlord to Tenant specifying such default; or

(f) if Tenant shall fail to perform or observe some term or condition of this Lease which, because of its character, would immediately (i) jeopardize Landlord’s interest in the Real Property or the health or safety of any person, (ii) have a material and adverse affect on the operation of the Building or any Building System, or (iii) have a material and adverse affect on the business operations of any occupant, and such failure continues for three (3) days (but in no event less than two (2) Business Days) after notice from Landlord to Tenant specifying such default, or, if such default is of such a nature that it cannot be completely remedied within said period of three (3) days (but in no event less than two (2) Business Days), if Tenant fails to commence to remedy such default within such three (3) day (or two (2) Business Day, as applicable) period, or fails thereafter to diligently prosecute to completion all steps necessary to remedy such default, which such remedy in all events will be completed within ten (10) days after notice by Landlord to Tenant of such default; or

(g) if Tenant defaults in the observance or performance of any other term, covenant or condition of this Lease on Tenant’s part to be observed or performed and Tenant fails to remedy such default within thirty (30) days after notice by Landlord to Tenant specifying such default, or, if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days, if Tenant fails to commence to remedy such default within such thirty (30) day period, or fails thereafter to diligently prosecute to completion all steps necessary to remedy such default, which such remedy in all events will be completed within one hundred and twenty (120) days after notice by Landlord to Tenant of such default; provided, however, if any Governmental Authority having jurisdiction requires that such default be remedied in less than one hundred and twenty (120) days, then Tenant’s time to remedy such default shall be shortened so that such default must be remedied at least five (5) days before the last date of the shorter period of time to remedy such default provided by such Governmental Authority.

If, at any time, (i) Tenant shall comprise two (2) or more Persons, (ii) Tenant’s obligations under this Lease shall have been guaranteed by any Person other than Tenant, or (iii) Tenant’s interest in this Lease shall have been assigned other than to an Eligible Assignee, the word “Tenant”, as used in Section 17.1(c), shall be deemed to mean any one or more of the Persons primarily or secondarily liable for Tenant’s obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 17.1(c) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights hereunder.

Section 17.2 Conditions of Limitation. If an Event of Default occurs, Landlord may serve a written three (3) day notice of termination of this Lease upon Tenant, and, upon the expiration of said three (3) day period, this Lease and the Term and all rights of Tenant under this Lease shall end, expire and terminate as fully and completely as if the expiration of said three (3) day period were the date set forth herein as the Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall remain liable as hereinafter provided. If the notice provided for in this Section 17.2 shall have been given and the Term shall expire as aforesaid, then Landlord may, without notice, re-enter the Premises either by force or otherwise (but only if permitted under Legal Requirements) and dispossess Tenant and recover possession of the Premises by summary proceedings and in such manner as set forth in Article 18 and the legal representative of Tenant or other occupant of the Premises and remove their effects and hold the Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. Anything contained herein to the contrary notwithstanding, (a) if such termination shall be stayed by order of any court having jurisdiction over any proceeding described in Section 17.1(c), or by federal or state statute, then, following the expiration of any such stay, (b) if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession shall fail to assume Tenant’s obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or (c) if said trustee, Tenant or Tenant as debtor-in-possession shall fail to provide adequate protection of Landlord’s right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, may serve a written three (3) day notice of the termination of this Lease upon Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said three (3) day period this Lease shall cease and expire as set forth above and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

ARTICLE 18

REMEDIES AND DAMAGES

Section 18.1 (a) If an Event of Default shall occur, and this Lease and the Term shall expire and come to an end as provided in Article 17:

(i) Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may at any time after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, without further notice, either by summary proceedings, or by any other applicable legal action or proceeding, and may repossess the Premises and dispossess Tenant and any other Persons from the Premises and remove any and all of their property and effects from the Premises; and

(ii) Landlord, at Landlord’s option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(b) Tenant, on its own behalf and on behalf of all Persons claiming through or under Tenant, including all creditors, hereby waives any and all rights which Tenant and all such Persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any expiration or termination of this Lease and the Term, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease (provided that Landlord shall not be permitted to so re-enter the Premises except pursuant to and in accordance with a judgment or by warrant of any court or judge, or by any other applicable legal action or proceeding). The words “re-enter,” “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

Section 18.2 (a) If this Lease and the Term shall expire and come to an end as provided in Article 17, or if Landlord shall re-enter by or under any summary proceeding or any other legal action or proceeding, then, in any of such events:

(i) Tenant shall pay to Landlord an amount equal to all Rent payable under this Lease by Tenant to Landlord from the Rent Commencement Date to the date upon which (i) this Lease and the Term shall have expired and come to an end or (ii) Landlord shall have re-entered or taken possession of the Premises;

(ii) Tenant also shall be liable for and shall pay to Landlord, as liquidated damages, any deficiency (the “Deficiency”) between (A) Rent for the period from the later to occur of (x) the Rent Commencement Date or (y) the date of termination or re-entry, through the date that otherwise would have constituted the expiration date of the Term

(conclusively presuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry increased by an amount to take into account an increase in the CPI), and (B) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 18.1(a)(ii) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord’s expenses in connection with the termination of this Lease, Landlord’s re-entry upon the Premises and with such reletting including all repossession costs, brokerage commissions, legal expenses, attorneys’ fees and disbursements, alteration costs and other expenses of keeping the Premises in good order or for preparing the Premises for such reletting); provided that if the Premises or any part thereof should be relet in combination with other space or for a term which extends beyond the Expiration Date, then proper apportionment (on a per Rentable Square Foot basis in the case of a reletting in combination with other space) shall be made of the rent received from such reletting and of the expenses of reletting. Tenant shall pay the Deficiency in monthly installments on the days specified in this Lease for payment of installments of Fixed Rent, and Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise. No suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

(iii) whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to (A) the amount by which Rent for the period from the later to occur of (x) the Rent Commencement Date or (y) the date of termination or re-entry, through the date that otherwise would have constituted the expiration date of the Term (conclusively presuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding increased each year by the CPI Fraction) exceeds (B) the then fair and reasonable rental value of the Premises, including Additional Rent for the same period, both discounted to present value at six (6%) percent, less (C) the aggregate amount of Deficiencies previously collected by Landlord pursuant to the provisions of Section 18.2(a)(ii) for the same period. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, Landlord shall have relet the Premises or any part thereof on an arm’s length basis for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of net rents collected in connection with such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(b) If Landlord shall relet the Premises, or any part thereof, together with other space in the Building, the net rents collected under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 18.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Nothing contained in Article 17 or this Article 18 shall be deemed to limit or preclude the recovery by Landlord from Tenant of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 18.2 (it being agreed, however, that the only damages that Landlord is entitled to in respect of Tenant’s failure to pay Rent for the remainder of the Term in the event of the termination of this Lease by reason of Tenant’s default are as set forth in this Section 18.2).

Section 18.3 Landlord reserves the right in connection with monetary Event(s) of Default which, in the aggregate, exceed(s) one hundred thousand dollars ($100,000), such one hundred thousand dollars ($100,000) floor to be increased on January 1, 2010 and every three (3) years thereafter by the CPI Fraction, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any overtime Building services, in the event that (but only for so long as) such monetary Event(s) of Default in excess of one hundred thousand dollars ($100,000) (such one hundred thousand dollars ($100,000) floor to be increased on January 1, 2010 and every three (3) years thereafter by the CPI Fraction) exist(s).

ARTICLE 19

FEES AND EXPENSES

Section 19.1 (a) If an Event of Default shall occur under this Lease or if Tenant shall do or permit to be done any act or thing upon the Premises which would cause Landlord to be in default under any Superior Lease or Mortgage with respect to provisions as to which Tenant has or, for reasons other than Landlord’s breach or omission in so notifying Tenant, should have notice of, or if Tenant shall fail to comply with its obligations under this Lease and the preservation of property or the safety of any tenant, occupant or other person is imminent, Landlord may, after reasonable prior notice to Tenant except in an emergency (in which event Landlord shall provide Tenant with such notice as is reasonably practicable under the circumstances), if Tenant has not cured such Event of Default, perform the same for the account of Tenant or make any expenditure or incur any obligation for the payment of money for the account of Tenant; provided, that any expenditures or costs incurred by Landlord under this Section 19.1(a) for the performance of Tenant’s obligations shall be reasonable. All amounts actually expended by Landlord in connection with the foregoing, including reasonable out-of-pocket attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding or recovering possession of the Premises, and the cost thereof, with interest thereon at the Default Rate, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within thirty (30) days of rendition of any bill or statement to Tenant therefor.

(b) If for any reason any suit is initiated between Landlord and Tenant to interpret or enforce any provision of this Lease, the prevailing party in such suit shall be entitled to recover from the other party all reasonable out-of-pocket legal costs incurred by such prevailing party in connection with such dispute.

Section 19.2 If Tenant shall fail to pay to Landlord all or any part of any installment of Fixed Rent and/or Additional Rent when due (each, a “Late Payment”), Tenant shall pay to Landlord, in addition to such installment of Fixed Rent and/or Additional Rent, as the case may be, as a late charge and as Additional Rent, a sum equal to interest at the Default Rate on the amount unpaid, computed from the date the Late Payment was due to and including the date of payment.

Section 19.3 If Landlord shall fail to pay all or any part of any amount due from Landlord to Tenant hereunder when the same is due, Landlord shall pay to Tenant, in addition to the amount due, as a late charge, a sum equal to interest at the Default Rate on the amount unpaid, computed from the date such amount was due to and including the date of payment.

ARTICLE 20

NO REPRESENTATIONS BY LANDLORD

Except as expressly set forth in this Lease, neither Landlord nor any Landlord Party has made any warranties, representations, statements or promises with respect to (a) the rentable and usable areas of the Premises or the Building, (b) the amount of any current or future Operating Expenses or Taxes, (c) the compliance with applicable Legal Requirements of the Premises or the Building, (d) the suitability of the Premises for any particular use or purpose, or (e) the terms and conditions of any Governmental Documents. Except as expressly set forth herein, no rights, easements or licenses are acquired by Tenant under this Lease, by implication or otherwise. This Lease (including any Exhibits and Schedules referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all understandings and agreements previously made between Landlord and Tenant are merged in this Lease, which alone fully and completely expresses their agreement. Tenant is entering into this Lease after full investigation, and is not relying upon any statement or representation made by Landlord or Landlord Party not embodied in this Lease.

ARTICLE 21

END OF TERM

Section 21.1 All Tenant’s Property shall remain the property of Tenant and may be removed by Tenant at any time during the Term. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom-clean and in good condition, ordinary wear and tear, damage caused by fire or other casualty or condemnation and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant’s Property and the Non-Standard Alterations (except as otherwise expressly set forth in this Lease) from the Premises to the extent required under Section 4.4. Tenant shall repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any of Tenant’s Property and all Non-Standard Alterations from the Premises. Tenant’s obligations pursuant to this Article 21 shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday, this Lease shall expire on the Business Day next preceding such day. Tenant expressly waives, for itself and for any Person claiming through or under Tenant, any rights which Tenant or any such Person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 21.

Section 21.2 (a) Subject to the provisions of Section 21.2(b) hereof, Tenant agrees that if for any reason Tenant or any subtenant of Tenant shall fail to vacate and surrender possession of the Premises or any part thereof on or before the expiration or earlier termination of this Lease and the Term, then Tenant’s continued possession of the Premises shall be as a month-to-month tenancy, during which time, without prejudice and in addition to any other rights and remedies Landlord may have hereunder or at law, Tenant shall (1) pay to Landlord an amount (the “Holdover Amount”) per month (or per diem solely to the extent the provisions of Section 21.2(c) hereof apply) equal to (A) during the first thirty (30) days of any such holding over, one hundred and fifty percent (150%) of the total monthly amount of Fixed Rent payable hereunder prior to such termination, plus Additional Rent payable hereunder, (B) during the next ninety (90) days of any such holding over, two hundred percent (200%) of the total monthly amount of Fixed Rent payable hereunder prior to such termination, plus Additional Rent payable hereunder and (C) thereafter, two hundred and fifty percent (250%) of the greater of (x) the total monthly amount of Fixed Rent and regularly recurring Additional Rent payable hereunder prior to such termination and (y) the then current market rent for the Premises and (2) comply with all other terms and conditions of this Lease. The provisions of this Section 21.2 shall not in any way be deemed to (i) permit Tenant to remain in possession of the Premises after the Expiration Date or sooner termination of this Lease or (ii) imply any right of Tenant to use or occupy the Premises upon expiration or termination of this Lease and the Term, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 21. Landlord waives no rights against Tenant by reason of accepting any holding over by Tenant, including without limitation the right to terminate such month-to-month tenancy as provided by law at any time after the expiration of the Term and any right to damages in the event that Tenant’s holding over causes Landlord to suffer any loss. Any determination of “market rent” pursuant to this Section 21.2(a) shall be made taking into consideration (I) the fair market rental value of space of similar size and comparable condition in any First Class Office Buildings (including the Building) available for leasing for a comparable term, by a ready, willing and able tenant from a ready, willing and able landlord, neither of whom is under compulsion to enter into a lease and (II) Tenant’s payment with respect to Pilot and/or Taxes (as applicable) and Operating Expenses as provided in Article 7 of this Lease (provided that base years for determining Base Tax Amount and Base Operating Expenses shall be updated in connection with determining such market rent). Tenant’s obligations under this Article 21 shall survive the expiration or earlier termination of this Lease.

(b) Notwithstanding anything to the contrary contained in Section 21.2(a) hereof, at any time during the Term (or thereafter while Tenant remains in occupancy of all or any portion of the Premises as a holdover tenant) Tenant may deliver a notice (the “Holdover Take Back Notice”) to Landlord designating one or more full floors of the Premises (the “Holdover Take Back Space”), which floors Tenant shall have fully quit and surrendered in accordance with the requirements set forth in Section 21.1 hereof. At any time after Landlord receives a Holdover Take Back Notice, Landlord may elect (in its sole discretion) on written notice to Tenant to terminate this Lease solely with respect to all or any full floors of such Holdover Take Back Space as of a date (the “Holdover Take Back Space Termination Date”) set forth in Landlord’s notice; provided, however, that Landlord shall be obligated to terminate this Lease with respect to any full floor(s) of such Holdover Take Back Space with respect to which Landlord shall have executed a lease with another tenant who is obligated to accept delivery of such space to be delivered on or prior to the applicable Holdover Take Back Space Termination Date. In the event that Landlord elects to so terminate this Lease with respect to all or any portion of such Holdover Take Back Space, then provided that Tenant shall have fully quit and surrendered such Holdover Take Back Space in accordance with the requirements set forth in

Section 21.1 hereof, (i) this Lease shall be deemed to be terminated with respect to such Holdover Take Back Space as of the Holdover Take Back Space Termination Date and (ii) the provisions of Section 21.2(a) hereof shall no longer apply with respect to such Holdover Take Back Space from and after the Holdover Take Back Space Termination Date.

(c) At any time on or prior to the date that is thirty (30) days prior to the Expiration Date or the expiration of the then applicable Holdover Per Diem Period, Tenant may deliver a written notice (a “Holdover Per Diem Notice”) to Landlord setting forth a date (the “Holdover Per Diem Expiration Date”) on which Tenant reasonably anticipates in good faith that Tenant shall fully quit and surrender all of the Premises in accordance with the terms of Section 21.1 hereof (which date solely for purposes of such Holdover Per Diem Notice shall not be sooner than thirty (30) days after the Expiration Date or the then current Holdover Per Diem Expiration Date, as applicable, nor later than ninety (90) days after the Expiration Date or the then current Holdover Per Diem Expiration Date, as applicable). Notwithstanding anything to the contrary contained in Section 21.2(a) hereof, the Holdover Amount shall be calculated based on the actual number of days in the period (the “Holdover Per Diem Period”) commencing on the day immediately after the Expiration Date or the then current Holdover Per Diem Expiration Date, as the case may be, and expiring on the next succeeding Holdover Per Diem Expiration Date. In the event that Tenant shall not have fully quit and surrendered all of the Premises in accordance with the terms of Section 21.1 hereof within ten (10) Business Days after the then current Holdover Per Diem Expiration Date, then the Holdover Amount shall be calculated on a monthly basis until Tenant shall have once again delivered a Holdover Per Diem Notice (i.e., in the event that Tenant holds over in the Premises on any day during any calendar month from and after the Expiration Date or such Holdover Per Diem Expiration Date, as the case may be, the Holdover Amount shall be payable by Tenant with respect to the entire calendar month, and thereafter with respect to any subsequent entire calendar month during which Tenant holds over in the Premises until Tenant shall have once again delivered a Holdover Per Diem Notice).

ARTICLE 22

QUIET ENJOYMENT

Provided this Lease is in full force and effect, Tenant (and any Person claiming by, through or under Tenant who is permitted to enjoy the Premises pursuant to the terms hereof) may peaceably and quietly enjoy the Premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to any Superior Leases (including the Underlying Lease) and any Mortgages to which this Lease is subject and subordinate (taking into account the provisions of any Non-Disturbance Agreements entered into with the Superior Lessor and/or Mortgagee), as hereinbefore set forth.

ARTICLE 23

NO WAIVER; NON-LIABILITY

Section 23.1 No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise, unless solely caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents.

Section 23.2 The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord of Fixed Rent and/or Additional Rent even with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by either Landlord or Tenant, unless such waiver be in writing signed by the party against whom such waiver is claimed. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or any Additional Rent shall be deemed to be other than on account of the next installment of Fixed Rent or Additional Rent, as the case may be (unless such Fixed Rent or Additional Rent has been abated in accordance with the terms of this Lease), or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Fixed Rent or Additional Rent or pursue any other remedy in this Lease provided. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other. Unless otherwise expressly provided herein, references in this Lease to the consent or approval of either party shall be deemed to mean the written consent or approval of such party and no consent or approval of such party shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by such party.

Section 23.3 If, at any time or from time to time, any windows of the Premises are temporarily blocked, darkened or bricked-up for any reason whatsoever outside of Landlord’s reasonable control (except that Landlord shall have the right to erect hoisting on the exterior of the Building from time to time (without entering the Premises) which may darken windows of the Premises that are located beside such hoist, which hoist shall remain only for such time as is reasonably necessary for the construction requiring such hoist), or by Landlord in connection with the performance of repairs, maintenance or improvements to the Building, or if required by any Legal Requirements, or if any of such windows are permanently blocked, darkened or bricked-up if required by any Legal Requirement or by reason of any construction upon property adjacent to the Real Property by parties other than Landlord or any Affiliate of Landlord (but unrelated to the Building), Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Fixed Rent or Additional Rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction or constructive eviction of Tenant from the Premises. If any windows of the Premises are permanently blocked, darkened or bricked-up due to the application of any Legal Requirement, Landlord shall promptly commence appropriate proceedings challenging the validity, or applicability to the Premises of such Legal Requirement, and shall (i) diligently prosecute such proceedings (to completion, if necessary), (ii) keep Tenant advised of the progress of such proceedings and permit Tenant to participate in all aspects of the prosecution of such proceedings, and (iii) assign and, promptly after receipt, pay over to Tenant a percentage of the proceeds of any damage awards or other amounts received by Landlord in connection with such proceedings equal to the number of windows in the Premises affected by such blocking, darkening or bricking-up, divided by the total number of windows in the Building so affected, net of Landlord’s reasonable attorney’s fees, court costs, disbursements and other expenses incurred in connection with such proceedings. Any dispute between Landlord and Tenant pursuant to this Section 23.3 shall be submitted to arbitration pursuant to Article 34.

Section 23.4 If Landlord and Tenant shall now or hereafter enter into any agreement for the renewal of this Lease at the expiration of the Term, the execution of such renewal agreement between Landlord and Tenant prior to the expiration of the Term shall not be considered a vested right in Tenant to such further term so as to prevent Landlord from terminating this Lease and any such extension or renewal thereof if Landlord became entitled so to do during the remainder of the original Term. If Landlord shall so terminate this Lease, any such renewal or extension previously entered into between Landlord and Tenant or the right of Tenant to any such renewal or extension shall also be terminated thereby. Any right herein contained on the part of Landlord to terminate this Lease shall continue during any extension or renewal hereof and any default or Event of Default which occurs and is not cured prior to the commencement of a renewal term or extension of the Term shall continue as such in and during such renewal term or extension of the Term.

ARTICLE 24

WAIVERS

Section 24.1 THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER (EXCEPT FOR PERSONAL INJURY OR PROPERTY DAMAGE) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR FOR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE. IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING AGAINST TENANT, TENANT WILL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING (UNLESS

FAILURE TO IMPOSE SUCH COUNTERCLAIM WOULD PRECLUDE OR OTHERWISE PREJUDICE TENANT FROM ASSERTING IN A SEPARATE ACTION THE CLAIM WHICH IS THE SUBJECT OF SUCH COUNTERCLAIM), AND WILL NOT SEEK TO CONSOLIDATE SUCH PROCEEDING WITH ANY OTHER ACTION WHICH MAY HAVE BEEN OR WILL BE BROUGHT IN ANY OTHER COURT BY TENANT.

Section 24.2 (a) Tenant, for itself and any and all Persons claiming through or under Tenant, including its creditors, upon the termination of this Lease or expiration of the Term in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall reenter the Premises by process of law, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the Term after having been dispossessed or ejected therefrom by process of law.

(b) Subject to any applicable notice and cure period, if Tenant is in arrears in the payment of any Rent, Tenant waives its right, if any, to designate the item against which any payments made by Tenant are to be credited and Tenant agrees that Landlord may apply any payment made by Tenant to any items as Landlord may see fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payment shall be credited.

ARTICLE 25

INABILITY TO PERFORM

Except as expressly provided in this Lease, the obligation of Tenant to perform all of the covenants and agreements hereunder on the part of Tenant to be performed, and the obligation of Landlord to perform all of the covenants and agreements hereunder on the part of Landlord to be performed, will not be affected, impaired or excused because Landlord or Tenant, as the case may be, is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or Tenant, as the case may be, or because Landlord or Tenant, as the case may be, is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, unless Landlord or Tenant, as the case may be, is prevented or delayed from so doing by reason of Force Majeure or delays resulting from any Mortgagee’s or Superior Lessor’s requirements to grant consent (all of the foregoing, collectively, “Unavoidable Delays”); provided, however, (i) in no event shall such party’s financial inability to perform be an Unavoidable Delay and delays resulting from any Mortgagee’s or Superior Lessor’s requirements to grant consent shall not be Unavoidable Delays unless Landlord shall have fulfilled all applicable requirements in connection with the granting of such consent (it being agreed that Landlord shall deliver to Tenant reasonable supporting documentation showing that Landlord shall have so fulfilled such applicable requirements promptly after Landlord’s receipt of a request therefor from Tenant) and (ii) in connection with the obtaining of the consent of any Mortgagee to a proposed subletting by Tenant, such consent shall be granted or withheld by such

Mortgagee in accordance with provisions substantially similar to the provisions of Section 14.6 hereof. Notwithstanding anything to the contrary set forth herein, Tenant’s obligation to pay Rent hereunder shall not be affected hereby unless specifically provided for in this Lease. Landlord and Tenant each shall notify the other as promptly as is reasonably practicable after learning of any Unavoidable Delays which prevent such party from fulfilling any of its obligations under this Lease, and after such initial notification promptly after request of the other party, Landlord or Tenant (as the case may be) shall notify the other party of the status of such delay. Each party shall use all commercially reasonable efforts to mitigate the delay caused by any event of Unavoidable Delays to the extent reasonably commercially practicable, but without the necessity of employing overtime labor unless such party elects to do so within its sole discretion or unless the other party elects to pay for such overtime labor.

ARTICLE 26

BILLS AND NOTICES

Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be given or rendered if by (i) hand delivery, (ii) certified or registered United States mail, postage prepaid, return receipt requested, or (iii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery required, in the case of (i), (ii) or (iii) above, in each case, addressed as shown below, or (iv) by facsimile to the facsimile numbers shown below (with confirmation of transmission) followed by notice sent in accordance with clause (iii) above:

If to Tenant, (a) until the date Tenant first occupies the Premises for the ordinary conduct of business, as follows:

Moody’s Corporation

99 Church Street

New York, New York 10007

Attention: Vice President, Global Real Estate

facsimile number: (212) 298-6314

copies to:	Moody’s Corporation

99 Church Street

New York, New York 10007

Attention: General Counsel

facsimile number: (212) 553-0084

Moody’s Corporation

99 Church Street

New York, New York 10007

Attention: Manager of Lease Administration

facsimile number: (212) 298-6291

copies to (except for Landlord’s Statements, Electricity Cost Statements and all other rent bills, as well as other routine, non-material communications and correspondence):

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Jonathan L. Mechanic, Esq.

facsimile number: (212) 859-4000

and (b) after the date Tenant first occupies the Premises for the ordinary conduct of business:

Moody’s Corporation

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

Attention: Vice President, Global Real Estate

facsimile number: (212)

copies to:	Moody’s Corporation

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

Attention: General Counsel

facsimile number: (212)

Moody’s Corporation

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

Attention: Manager of Lease Administration

facsimile number: (212)

copies to (except for Landlord’s Statements, Electricity Cost Statements and all other rent bills, as well as other routine, non-material communications and correspondence):

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Jonathan L. Mechanic, Esq.

facsimile number: (212) 859-4000

If to Landlord, as follows:

7 World Trade Center, LLC

c/o Silverstein Properties, Inc.

7 World Trade Center at 250 Greenwich Street, 38th Floor

New York, New York 10007

Attention: Larry A. Silverstein

facsimile number: (212) 687-0067

copies to:	Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Attention: Wallace L. Schwartz, Esq.
facsimile number: (917) 777-2640

and a copy of any default or termination notice to Landlord’s Mortgagee and all Superior Lessors at an address to be provided by Landlord.

Such address or facsimile number may be changed by any party in a written notice to the other parties hereto in the manner provided for in this Article 26. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery or refusal to accept delivery; in the case of registered or certified mail or expedited prepaid delivery, upon delivery or refusal to accept delivery; in the case of facsimile delivery, upon delivery or refusal to accept delivery of notice sent in accordance with clause (iii) of the first indented paragraph shown above in this Article 26; or in the event of failure to deliver by reason of changed address of which no notice was given or refusal to accept delivery, as of the date of such failure or refusal. A party receiving a notice which does not comply with the technical requirements for notice under this Article 26 may elect to waive any deficiencies and treat the notice as having been properly given. Any notice to be given by any party may be given by such party’s attorney.

ARTICLE 27

RULES AND REGULATIONS

Annexed hereto as Exhibit B are the rules and regulations for the Building. Annexed hereto as Exhibit C are the rules and regulations governing Alterations (Exhibit B and Exhibit C are collectively, the “Rules and Regulations”). Landlord reserves the right, from time to time, to adopt additional reasonable and non-discriminatory Rules and Regulations and to amend the Rules and Regulations then in effect, all upon notice to Tenant; provided, that Tenant shall be entitled to dispute the reasonableness of any such amendment to the Rules and Regulations, which dispute shall be subject to arbitration pursuant to Article 34 hereof, and prior to the final determination of such dispute, Tenant shall be entitled to defer compliance with such amendment, unless in Landlord’s reasonable discretion, such non-compliance shall (i) jeopardize Landlord’s interest in the Real Property or the health or safety of any person, (ii) adversely affect the operation of the Building or any Building System, (iii) adversely affect on the business operations of any occupant of the Building or (iv) be required under any Superior Lease, Mortgage or Legal Requirement. Tenant and Tenant’s contractors, employees, agents, and licensees shall comply with the Rules and Regulations, as so supplemented or amended. Landlord agrees that Landlord shall not adopt any new Rules or Regulations affecting only Tenant, or enforce any of the Rules and Regulations against Tenant which Landlord shall not then be generally enforcing against other office tenants or occupants of the Building, if any. If there shall be any inconsistencies between this Lease and any Rules and Regulations (now existing or hereafter adopted), the provisions of this Lease shall prevail. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. Landlord agrees that it shall (i) not unreasonably withhold or delay its consent to any approval required pursuant to the Rules and Regulations, (ii) exercise its judgment in good faith in enforcing the Rules and Regulations and (iii) use commercially reasonable efforts to enforce the Rules and Regulations against other tenants.

ARTICLE 28

BROKER

Section 28.1 Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Lease other than CB Richard Ellis, Inc. and Cushman & Wakefield (collectively, “Brokers”) and that to the best of its knowledge and belief, no other broker, finder or similar Person procured or negotiated this Lease or is entitled to any fee or commission in connection herewith. Landlord shall be responsible for and pay all fees and commissions due to Brokers in connection with this Lease pursuant to separate agreement.

Section 28.2 Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature, including reasonable attorneys’ fees and disbursements, which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Brokers) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, or arising from a breach by such party of the representation and warranty set forth in Section 28.1. Landlord shall indemnify, defend, protect and hold Tenant harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature, including reasonable attorneys’ fees and disbursements, which Tenant may incur by reason of any claim of or liability to Brokers arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease. The provisions of this Article 28 shall be subject to Sections 29.1(c) and (d) and shall survive the expiration or earlier termination of the Term.

ARTICLE 29

INDEMNITY

Section 29.1 (a) To the maximum extent permitted by law, but subject to the release provisions contained in Section 11.6, Tenant shall indemnify, defend and hold harmless Landlord and all Landlord Parties from and against any and all claims against any of such parties arising from (i) the use or occupancy of the Premises or any business therein, (ii) any work or thing whatsoever done, or any condition created (other than by Landlord, its employees, agents or contractors) in or about the Premises or (iii) any negligent act or omission, or willful misconduct, of Tenant or any Tenant Party, licensees or invitees, whether resulting in injury or death to persons or damage to property or otherwise; except, in each case, to the extent that any such claim results from the negligence or willful misconduct of Landlord or any other Landlord Party; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including all reasonable attorneys’ fees and expenses; provided, however, except pursuant to Section 35.16 hereof, in no event shall Tenant be liable for any loss of business or other consequential damages.

(b) To the maximum extent permitted by law, but subject to the release provisions contained in Section 11.6, Landlord shall indemnify, defend and hold harmless Tenant and all Tenant Parties from and against any and all claims against any of such parties arising from (i) the performance or non-performance by Landlord of any alterations, improvements, repairs or other work in the Building or the Premises, (ii) any negligent or otherwise wrongful act or omission of Landlord or any of its employees, invitees, agents or contractors whether resulting in injury or death to persons or damage to property or otherwise or (iii) any breach by Landlord of the provisions of Section 2.4 hereof; except, in each case, to the extent that any such claim results from the negligence or willful misconduct of Tenant or any Tenant Party; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including all reasonable attorneys’ fees and expenses; provided, however, pursuant to Section 35.16 hereof, in no event shall Landlord be liable for any loss of business or other consequential damages.

(c) If any claim that is within the scope of any indemnity set forth in this Lease is asserted against any indemnified party, then the indemnified party shall give prompt notice (each, an “Indemnified Party Notice”) thereof to the indemnifying party (i.e., within a time period so as not to prejudice the indemnifying party’s or its insurer’s ability to defend effectively any action or proceeding brought on such claim) and subject to the terms hereof, the indemnifying party shall have the right to defend and control the defense of any action or proceeding brought on such claim with counsel chosen by the indemnifying party subject to the approval of the indemnified party (such approval not to be unreasonably withheld) or by the indemnifying party’s insurance company. If the indemnified party fails promptly to deliver the Indemnified Party Notice, the indemnifying party shall continue to be liable within the scope of the indemnity provided herein, provided, however, the indemnifying party shall not be liable for such loss sustained by any indemnified party as a result of the failure by the indemnified party to promptly deliver to the indemnifying party the Indemnified Party Notice. Except as otherwise provided herein, if the indemnified party shall not afford the indemnifying party the right to defend and control the defense of any such action or proceeding then the indemnifying party shall have no obligation under the applicable indemnity set forth in this Lease with respect to such action or proceeding or other actions or proceedings involving the same or related facts. Notwithstanding anything to the contrary contained herein, in connection with any claim involving potential liability to the indemnified party in excess of Five Million Dollars ($5,000,000), the indemnified party shall be entitled to retain its own attorney (but not more than one (1) such attorney) to defend, or assist in defending, such claim, and the indemnifying party shall be liable for all reasonable legal costs associated with such defense. If the indemnifying party shall defend any such action or proceeding, then:

(i) the indemnified party shall cooperate with the indemnifying party (or its insurer) in the defense of any such action or proceeding in such manner as the indemnifying party (or its insurer) may from time to time reasonably request and the indemnifying party shall not be liable for the costs of any separate counsel employed by the indemnified party;

(ii) the indemnifying party shall not be liable for any settlement made without the indemnifying party’s consent;

(iii) if such action or proceeding can be settled by the payment of money and without the need to admit liability on the indemnified party’s part, then the indemnifying party shall have the right to settle such action or proceeding without the indemnified party’s consent and the indemnifying party shall have no obligation under the applicable indemnity set forth in this Lease with respect to such action or proceeding or other actions or proceedings involving the same or related facts if the indemnified party refuses to agree to such a settlement; and

(iv) if such action or proceeding cannot be settled merely by the payment of money and without the need to admit liability on the indemnified party’s part, then the indemnifying party shall not settle such action or proceeding without the indemnified party’s consent (which consent shall not be unreasonably withheld, conditioned or delayed) and if the indemnified party unreasonably withholds, conditions or delays its consent to any such settlement, then the indemnifying party shall have no obligation under the applicable indemnity set forth in this Lease with respect to such action or proceeding or other actions or proceedings involving the same or related facts.

(d) If an indemnifying party shall, in good faith, believe that a claim set forth in an Indemnified Party Notice is or may not be within the scope of the indemnifying party’s indemnity set forth in this Lease then, pending determination of that question, the indemnifying party shall not be deemed to be in default under this Lease by reason of its failure or refusal to indemnify and hold harmless any indemnified party therefrom or to pay such costs, expenses and liabilities, but if it shall be finally determined by a court of competent jurisdiction or by arbitration in accordance with Article 34 that such claim was within the scope of such indemnifying party’s indemnity set forth in this Lease then such indemnifying party shall be liable for any judgment or reasonable settlement or any reasonable legal fees incurred by the party entitled to indemnity hereunder. The provisions of this Article 29 shall survive the expiration or earlier termination of this Lease.

ARTICLE 30

INTENTIONALLY OMITTED

ARTICLE 31

LANDLORD’S CONTRIBUTION

Section 31.1 (a) Provided that this Lease shall be in full force and effect and no material default shall have occurred and be continuing hereunder at the time of any progress payment (provided that if this Lease shall continue to be in full force and effect, then Tenant shall once again be entitled to any portion of Landlord’s Contribution which shall have been withheld during the continuance of such default once such default is cured by Tenant), Landlord shall contribute toward the actual hard and soft costs incurred by Tenant in connection with Tenant’s Initial Alterations an amount (“Landlord’s Contribution”) equal to the lesser of (i)

Thirty-Four Million Four Hundred Five Thousand One Hundred Two and 58/100 Dollars ($34,405,102.58); or (ii) the aggregate amount of all hard and soft costs actually incurred by Tenant in connection with Tenant’s Initial Alterations.

(b) Any cost of Tenant’s Initial Alterations in excess of Landlord’s Contribution shall be paid by Tenant. Tenant shall have the right to apply any unexpended portion of Landlord’s Contribution as a credit against Fixed Rent due hereunder. No part of Landlord’s Contribution may be assigned by Tenant prior to actual payment thereof by Landlord to Tenant.

(c) All of Tenant Initial Alterations (excluding, however, any Tenant’s Property), shall become the property of Landlord upon the Expiration Date; provided, however, that Tenant shall have the right to use such improvements throughout the Term and to remove or alter such improvements at any time, subject to the applicable provisions of this Lease and, provided further, that notwithstanding anything to the contrary contained herein, all of Tenant’s Initial Alterations shall be deemed to be owned by Tenant during the Term solely for the purposes of income taxes and Tenant shall have the right to depreciate the cost of Tenant’s Initial Alterations as permitted under applicable law.

(d) Notwithstanding anything to the contrary contained in this Article 31, in the event that this Lease is terminated, Landlord shall have no further obligation to pay to Tenant the Landlord’s Contribution.

Section 31.2 (a) From and after the date Landlord approves Tenant’s Plans and provided that no default shall then exist and be continuing, Landlord shall make progress payments for Landlord’s Contribution to Tenant, on a monthly basis, for the work performed during the previous month or, if not previously paid, an earlier month, less any retainages provided for in Tenant’s construction contracts. Tenant’s major construction contracts (i.e., not sub-contracts or supply contracts) will provide for retainage in the amount of five percent (5%), until fifty percent (50%) of Tenant’s Initial Alterations shall be Substantially Complete (provided that Tenant delivers reasonable evidence of such Substantial Completion to Landlord) and thereafter no retainage shall be required. Each of Landlord’s progress payments will be limited to an amount equal to the aggregate amounts theretofore paid or then payable by Tenant (as certified by an authorized officer of Tenant and by Tenant’s independent, licensed architect) to Tenant’s contractors, subcontractors, material suppliers or others which have not been the subject of a previous disbursement from Landlord’s Contribution, multiplied by a fraction, the numerator of which is the amount of Landlord’s Contribution, and the denominator of which is the total contract price (or, if there is no specified or fixed contract price for Tenant’s Initial Alterations, then a reasonable estimate thereof in the opinion of Tenant’s architect, construction manager or general contractor) for the performance of all of Tenant’s Initial Alterations shown on all plans and specifications approved by Landlord. Provided that Tenant delivers to Landlord, on or prior to the first (1st) day of any month, a requisition for a progress payment, signed by a partner or financial officer of Tenant, setting forth the names of each contractor, subcontractor, material supplier or other party to whom payment is due, and the amount thereof, and accompanied by (i) with the exception of the first requisition, copies of partial waivers of lien from all contractors and subcontractors covering all work (the cost of which work is at least fifty thousand dollars ($50,000) in the aggregate) and all material suppliers supplying pre-purchased equipment (the cost of which equipment is at least fifty thousand dollars ($50,000) in the aggregate), in either case which were the subject of previous progress payments by Landlord and Tenant, (ii) a written certification from Tenant’s architect that, the work for which the requisition is being made has been completed substantially in accordance with the plans and specifications approved by Landlord, and (iii) such other documents and information as Landlord or any Mortgagee requests (in the case of Landlord, such requests shall be reasonable), then Landlord shall make such progress payment on or before the last day of such month. Any requisitions made following the first (1st) day of any month shall be paid no later than the last day of the month following the month in which such requisitions are made. At the request of any Mortgagee, the requisition date and the payment date may be altered to accommodate such Mortgagee’s schedule so long as the period between submission to payment shall not be extended beyond the period which applies hereunder.

(b) If (i) Tenant notifies Landlord in writing that Tenant believes that Landlord has failed to make any payment under this Section 31.2 when due and (ii) Landlord does not within thirty (30) days of its receipt of such notice pay the same in full, then Tenant shall have the right to submit such determination to arbitration in accordance with Article 34 hereof. In the event that it is finally determined (whether through binding arbitration in accordance with Article 34 hereof or in a settlement between Landlord and Tenant) that Landlord shall have breached the provisions of clause (ii) above, then Tenant shall be entitled to a credit against the next installments of Rent becoming due under this Lease in an amount equal to the amount owed by Landlord to Tenant under such clause (ii) (together with interest thereon calculated at the Applicable Rate from the expiration of such thirty (30) day period to (but not including) the date on which such credit is fully made to Tenant).

ARTICLE 32

BUILDING NAME; CONCIERGE DESK; SIGNAGE

Section 32.1 The Building may be designated and known by any name Landlord may choose and such designated name may be changed from time to time in Landlord’s sole discretion; provided, however, that for so long as Original Tenant is in Occupancy of at least (A) two hundred eighty thousand (280,000) RSF in the Building, (i) Landlord shall not name the Building after any Competitor or grant any signage rights on the exterior of the Building or in the Lobby to a Competitor, (ii) Landlord shall not grant any other tenant in the Building (other than Landlord and, subject to the terms of Article 39 hereof, Landlord’s Affiliates) the right to install its corporate flag on any of the flagpoles located in the public park on the Real Property, and (iii) Landlord shall not grant any commercial or retail signage rights on the exterior of the Building without Tenant’s consent (which consent shall not be unreasonably withheld, conditioned or delayed) and/or (B) four hundred thousand (400,000) RSF in the Building, Landlord shall not name the Building after any Person who is in Occupancy of less RSF in the Building than Original Tenant. Tenant shall have no right to require Landlord to change the name of the Building, whether in connection with an assignment of this Lease or otherwise. Tenant acknowledges that portions of the Building may be used for retail purposes and that Tenant has no rights, except as expressly provided in this Article 32, to restrict or limit, or require the removal or alteration of, any retail signage erected on, about or within the Building.

Section 32.2 Tenant shall have the following rights:

(a) So long as the Tenant is in Occupancy of at least four hundred thousand (400,000) RSF in the Building (the “Signage Threshold”), the right to construct, install and thereafter maintain and amend, all at its sole cost and expense, signage which is reasonably acceptable to Landlord in a location to be reasonably designated by Landlord (1) Building standard signage on the exterior of the Building immediately to the north side of the entrance to the Lobby and (2) Building standard signage at each Tenant Elevator Bank in the Lobby. So long as the Signage Threshold is satisfied, Landlord hereby agrees that (A) no other tenant of the Building shall be granted the right to signage on the exterior of the Building to the north of the entrance to the Lobby and (B) no other tenant of the Building shall be granted the right to signage on the exterior of the Building which has a font that is larger than the font of Tenant’s signage on the exterior of the Building nor a sign that by size or design is more prominent that Tenant’s signage. At such time as Tenant is in Occupancy of less than two hundred eighty thousand (280,000) RSF in the Building, such signage shall be removed by Tenant, at Tenant’s sole cost and expense, promptly after notice from Landlord that such Occupancy threshold is not satisfied by Tenant. The size and appearance of all such signage shall be reasonably approved by Landlord. Provided that there exists no monetary or material non-monetary Event of Default, Landlord agrees that in the event Landlord ever grants to another tenant of the Building (other than Landlord and its Affiliates) similar signage rights as to which the Occupancy requirements are less that those set forth herein, then the Signage Threshold set forth herein shall be deemed to be equal to such lower signage threshold.

(b) So long as Original Tenant is in Occupancy of at least two hundred eighty thousand (280,000) RSF in the Building (and provided that such right is exercised by Original Tenant within eighteen (18) months after the Effective Date, subject to Unavoidable Delays), Original Tenant shall have (i) the exclusive right to use one terminal at the security desk in the Lobby of the Building in the location shown crosshatched on Exhibit Z attached hereto and made a part hereof, and (ii) a non-exclusive right, at Original Tenant’s sole cost and expense, to position two (2) representatives at such terminal and to display tenant identification signage on such desk in a location reasonably designated by Landlord and of a size and design shown on Exhibit U attached hereto; provided, however, at such time as Original Tenant is in Occupancy of less than two hundred eighty thousand (280,000) RSF in the Building, such identification signage shall be removed by Tenant, at Tenant’s sole cost and expense, promptly after notice from Landlord that such Occupancy threshold is not satisfied. Landlord agrees that if Tenant, as the result of its exercise of the Expansion Option, is in Occupancy of fifty percent (50%) or more of the Building at any time during the Term, Tenant shall then be entitled to one (1) additional terminal at the security desk in the Lobby, subject to availability. Nothing contained in this Section 32.2 shall restrict any other tenant of the Building from having a representative positioned at any sign-in or security desk in the lobby of the Building and displaying tenant identification signage on such desk. All of Tenant’s rights pursuant to this Section 32.2 are personal to Original Tenant and in no event shall Original Tenant sell, assign, convey or otherwise transfer any such rights (in whole or in part) to any third party; provided, that Tenant’s rights pursuant to this Section 32.2 shall accrue to the benefit of, and be transferable to, any assignee or subtenant in Occupancy of at least four hundred thousand (400,000) RSF of the Premises, subject to Landlord’s reasonable approval (it being understood that Landlord’s failure to grant such approval shall not be unreasonable if the name, identity or logo of such assignee or subtenant is not reasonably consistent with a First Class Office Building). Tenant’s representatives stationed at the security desk may be employees of a third party security firm, provided that (A) the stationing of such employees would not disturb harmony with union labor working in or around the Building (including, without limitation, the creation of any work “slowdown”, sabotage, strike, picket or jurisdictional dispute), (B) such security firm and such employees shall be subject to the approval of Landlord (such approval not to be unreasonably withheld), (C) Tenant shall cause such employees to comply with all of Landlord’s reasonable security procedures then in effect with respect to the Building and to dress in a uniform or other attire reasonably acceptable to Landlord and appropriate for a First Class Office Building, (D) such security firm shall provide such liability and other customary insurance (naming Landlord as an additional insured party) as Landlord shall reasonably request, and (E) Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, cost, damage or expense (including, but not limited to, reasonable attorneys’ fees) Landlord may incur as a result of any act or omission of such employees or such security firm.

(c) Subject to the terms of Article 4 hereof and the Work Letter, the right to construct, install and thereafter maintain and amend, all at its sole cost and expense, signage in the elevator lobbies of those full floors of the Building occupied by Tenant and on the entry doors to the Premises located on such floors.

(d) If at any time during the Term, Tenant shall fail to satisfy the applicable Occupancy thresholds set forth in this Section 32.2, and consequently, shall no longer be entitled to certain, or all, of the rights set forth in this Section 32.2, Tenant shall once again be entitled to such rights, if (i) Tenant shall once again satisfy the applicable Occupancy thresholds, (ii) such rights (including, but not limited to, the location of applicable signage) shall then be available (such determination to be made at Landlord’s reasonable discretion) and (iii) no restrictions with respect to such rights shall then exist in any other leases for space in the Building.

Section 32.3 (a) If any reasonable out-of-pocket expense shall be actually incurred by Landlord as a result of any signage installed by or on behalf of Tenant or any Tenant Party (collectively, “Tenant Signage”), exclusive of any such Tenant Signage described in Section 32.2(c) hereof, but including, without limitation, any additional maintenance expenses incurred as a result of any Tenant Signage, exclusive of any such Tenant Signage described in Section 32.2(c) hereof, Tenant shall pay such expense to Landlord as Additional Rent within thirty (30) days after demand. Except with respect to any such Tenant Signage described in Section 32.2(c) hereof, Tenant’s signage specifications and the locations of all Tenant Signage shall be approved by Landlord (such approval not to be unreasonably withheld or delayed), and shall conform substantially to the specifications and locations attached hereto as Exhibit U. In addition to the foregoing, Tenant shall pay to Landlord as Additional Rent within thirty (30) days after demand thereof, the actual out-of-pocket costs of Landlord to modify the signage plaque located on the facade of the Building north of the entrance, as shown on Exhibit U.

(b) Any Tenant Signage installed in any Common Area shall constitute a Non-Standard Alteration. At Tenant’s sole cost and expense, upon the Expiration Date or at any time that Tenant’s right to have such signage shall cease, Landlord may remove all Tenant Signage installed in any Common Area and restore the area affected by such Tenant

Signage to the condition existing immediately prior to the installation of such Tenant Signage. Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after demand therefor, the reasonable costs of such removal and/or restoration. Notwithstanding the foregoing, if Tenant is required to remove any Tenant Signage in a Common Area as hereinabove set forth, then Landlord may use the area allocated to such Tenant Signage for any purpose whatsoever.

(c) Tenant shall comply with the provisions of this Lease, including, without limitation, Article 4 hereof (including obtaining the consent of Landlord for all plans and specifications) in performing any construction or maintenance of any Tenant Signage, or the removal of the same.

ARTICLE 33

RENEWAL OPTION

Section 33.1 (a) Tenant shall have the right, at its option (the “Renewal Options”), to renew the initial Term of this Lease with respect to the entire Premises or, at Tenant’s option, a portion thereof consisting of a Renewable Portion, for the following terms:

(i) one term of five (5), ten (10), fifteen (15) or twenty (20) years (the “First Renewal Term”), at Tenant’s option, commencing on the day following the Expiration Date (the “First Renewal Term Commencement Date”) and expiring on the fifth (5th), tenth (10th), fifteenth (15th) or twentieth (20th) anniversary, as applicable, of the First Renewal Term Commencement Date (the “First Renewal Term Expiration Date”);

(ii) in the event that the First Renewal Term Expiration Date expires on the (A) fifth (5th) anniversary of the First Renewal Term Commencement Date, one term of five (5), ten (10) or fifteen (15) years, (B) tenth (10th) anniversary of the First Renewal Term Commencement Date, one term of five (5) or ten (10) years or (C) fifteenth (15th) anniversary of the First Renewal Term Commencement Date, one term of five (5) years (the applicable term selected by Tenant under clause (A), (B) or (C) above, the “Second Renewal Term”), at Tenant’s option, commencing on the day immediately succeeding the First Renewal Term Expiration Date (the “Second Renewal Term Commencement Date”) and expiring on the fifth (5th), tenth (10th) or fifteenth (15th) anniversary, as applicable, of the Second Renewal Term Commencement Date (the “Second Renewal Term Expiration Date”);

(iii) in the event that the Second Renewal Term Expiration Date expires on the (A) tenth (10th) anniversary of the First Renewal Term Commencement Date, one term of five (5) or ten (10) years or (B) fifteenth (15th) anniversary of the First Renewal Term Commencement Date, one term of five (5) years (the applicable term selected by Tenant under clause (A) or (B) above, the “Third Renewal Term”), at Tenant’s option, commencing on the day immediately succeeding the Second Renewal Term Expiration Date (the “Third Renewal Term Commencement Date”) and expiring on the fifth (5th) or tenth (10th) anniversary, as applicable, of the Third Renewal Term Commencement Date (the “Third Renewal Term Expiration Date”); and

(iv) in the event that the Third Renewal Term Expiration Date expires on the fifteenth (15th) anniversary of the First Renewal Term Commencement Date, one term of five (5) (the “Fourth Renewal Term”, and together with the First Renewal Term, the Second Renewal Term and the Third Renewal Term, each a “Renewal Term”) commencing on the day immediately succeeding the Third Renewal Term Expiration Date (the “Fourth Renewal Term Commencement Date”, and together with the First Renewal Term Commencement Date, the Second Renewal Term Commencement Date and the Third Renewal Term Commencement Date, each a “Renewal Term Commencement Date”) and expiring on the fifth (5th) anniversary of the Fourth Renewal Term Commencement Date (the “Fourth Renewal Term Expiration Date”, and together with the First Renewal Term Expiration Date, the Second Renewal Term Expiration Date and the Third Renewal Term Expiration Date, each a “Renewal Term Expiration Date”).

(b) Tenant shall have no right to exercise or consummate a Renewal Option unless all of the following conditions have been satisfied on the date Tenant gives Landlord the applicable Renewal Notice (as defined below):

(i) This Lease shall be in full force and effect and no monetary or material non-monetary Event of Default shall have occurred and be continuing under this Lease (or any state of facts which, with the giving of notice or the passage of time, would constitute a monetary or material non-monetary Event of Default); provided that in the event that Landlord shall claim that the Tenant shall not then be entitled to exercise or consummate a Renewal Option, Landlord shall deliver written notice to Tenant specifying with reasonable detail the monetary or material non-monetary Event of Default (or state of facts which, with the giving of notice or the passage of time, would constitute a monetary or material non-monetary Event of Default) underlying such claim, and Tenant shall have ten (10) Business Days after receipt of such notice to cure same;

(ii) Tenant and its Affiliates who shall be permitted to occupy the Premises pursuant to Section 14.2(b) hereof shall collectively be in Occupancy of at least seventy-five percent (75%) of the Rentable Square Feet of the applicable Renewal Space; and

(iii) Tenant shall renew a Renewable Portion.

Section 33.2 (a) Provided that all of the conditions precedent set forth in this Article 33 are fully satisfied by Tenant, Tenant may elect to lease the Premises (or the Renewable Portion) for the applicable Renewal Term on the same terms and conditions as this Lease (except as provided in Section 33.2(a)(iv) below), by delivering notice to Landlord (the “Renewal Notice”), no later than the date (the “Outside Exercise Date”) which is twenty-one (21) months prior to (i) the Expiration Date of the initial Term of this Lease, (ii) the First Renewal Term Expiration Date, (iii) the Second Renewal Term Expiration Date, or (iv) the Third Renewal Term Expiration Date, as the case may be. Time shall be of the essence as to Tenant’s giving of the Renewal Notice. If Tenant fails to timely give any applicable Renewal Notice, Tenant shall have no further rights under this Article 33, and Landlord shall be under no further obligation to offer to renew or extend the Term or any Renewal Term. Any Renewal Notice shall specify in detail the Renewable Portion of the Premises as to which the applicable Renewal Option is exercised if such Renewal Option is exercised for less than the entire Premises. In the event that Tenant gives a Renewal Notice which fails to specify a Renewable Portion as to which such Renewal Notice applies, such Renewal Notice shall be deemed to apply to the entire Premises.

(i) The term “Renewal Space” as used in this Article 33 shall mean either the Renewable Portion or the entire Premises, as the case may be, with respect to any exercise by Tenant of any Renewal Options.

(ii) The term “Renewable Portion” shall mean, at Tenant’s option, a portion of the Premises which consists of a contiguous block of at least five (5) full floors of the Premises.

(iii) In no event or under any circumstance shall Tenant have the right (i) to exercise the option for the Second Renewal Term unless Tenant shall have theretofore validly exercised the option for the First Renewal Term, (ii) to exercise the option for the Third Renewal Term unless Tenant shall have theretofore validly exercised the options for the First Renewal Term and the Second Renewal Term, (iii) to exercise the option for the Fourth Renewal Term unless Tenant shall have theretofore validly exercised the option for the Third Renewal Term.

(iv) Each Renewal Term shall be on all the terms and conditions of this Lease except that (1) if Tenant exercises the option for (A) the First Renewal Term, there shall be no further renewal or extension options other than Tenant’s option for the Second Renewal Term, the Third Renewal Term and the Fourth Renewal Term, (B) the Second Renewal Term, there shall be no further renewal or extension options other than Tenant’s option for the Third Renewal Term and the Fourth Renewal Term, (C) the Third Renewal Term, there shall be no further renewal or extension options other than Tenant’s option for the Fourth Renewal Term and (D) the Fourth Renewal Term, there shall be no further renewal or extension options, (2) there shall be no further Landlord contributions or work allowances (including Landlord’s Contribution), (3) Fixed Rent shall be determined as set forth in Sections 33.2(b) and (c) and 33.3 and 33.4 below), and base years for determining the Base Pilot Square Foot Factor, the Base Tax Amount and Base Operating Expenses shall be updated in connection with determining the FMV for the Renewal Space to the calendar year or Tax Year, as applicable, in which the applicable Renewal Term Commencement Date occurs, (4) if Tenant elects to extend the Term only with respect to a Renewable Portion, the percentage of the floor area of the Building defined as Tenant’s Share of Taxes and Tenant’s Share of Operating Expenses in Section 7.1(b) hereof shall be decreased in proportion to the RSF in the Renewable Portion, and (5) Tenant shall pay to Landlord, as Additional Rent within thirty (30) days after demand, all reasonable out-of-pocket costs that may be actually incurred by Landlord on account of the additional work that may be required in order to separate the portion of the Premises which is not being renewed (the “Non-Renewable Portion”) from the remainder of the Renewable Portion, including, without limitation, (a) separating any utility or other mechanical connections within the Non-Renewable Portion from the Renewable Portion, (b) removing any internal staircases connecting any floor of the Non-Renewable Portion to any floor(s) of the Renewable Portion that are contiguous thereto and slabbing over such floor openings, (c) installing any required submeters so that the amount of electricity utilized in the Non-Renewable Portion may be measured on a submetering basis, (d) redistributing any electricity to the extent necessary so that each floor of the Non-Renewable Portion has an electrical capacity of at least seven (7) watts actual demand load per usable square foot, exclusive of electric required to operate the base Building Systems (including, without limitation, the Building HVAC System) and (e) sealing up all openings in the enclosing shaft walls housing Tenant’s conveyor system, if any; provided that Landlord shall submit reasonable evidence to Tenant, detailing such costs. If Tenant fails to vacate and surrender the Non-Renewable Portion within thirty (30) days after the then current Expiration Date in the condition required pursuant to the terms of this Lease (including, without limitation, Section 21.1 hereof), Tenant shall be deemed to be holding over with respect thereto, entitling Landlord to exercise all of its rights and remedies under this Lease (including, without limitation, Section 21.2 hereof), at law or in equity solely with respect to such Non-Renewable Portion (i.e., Landlord shall not be entitled to exercise its remedies under Article 18 hereof with respect to the Renewable Portion); provided, however, that Landlord shall not exercise any of its remedies under Article 18 hereof (and the provisions of Section 21.2 hereof shall not apply) with respect to any Non-Renewable Portion which is less than three (3) full floors unless Tenant shall have failed to so vacate and surrender such Non-Renewable Portion as of the date that is thirty (30) days after the then current Expiration Date.

(v) A conclusive determination of the fair market rent payable for the Renewal Space during the applicable Renewal Term shall be made in the manner described in Sections 33.2(b) and (c) below.

(b) If Tenant shall have exercised a Renewal Option, then no later than ninety (90) days after the applicable Outside Exercise Date, Landlord, in a notice given to Tenant, shall specify its initial determination of the FMV for the Renewal Space during the applicable Renewal Term. Within forty-five (45) Business Days after receipt of Landlord’s notice, Tenant shall specify its initial determination of the FMV for the Renewal Space for the applicable Renewal Term (it being agreed that if Tenant fails to send Landlord a written notice specifying Tenant’s initial determination of the FMV for the Renewal Space during the applicable Renewal Term within such forty-five (45) Business Day period, then Landlord shall notify Tenant of such failure, and if Tenant then fails to send Landlord a written notice specifying Tenant’s initial determination of the FMV for the Renewal Space during the applicable Renewal Term within five (5) Business Days after receipt of Landlord’s reminder notice, FMV for the Renewal Space during the applicable Renewal Term shall be deemed to be Landlord’s initial determination thereof). If, within sixty (60) days after receipt of Tenant’s notice, Landlord and Tenant fail to reach agreement on the determination of the FMV to be paid by Tenant for the Renewal Space during such Renewal Term, then either Landlord or Tenant (the “Initiating Party”) shall initiate the proceedings for such determination by notice to the other, and by designating in such notice the name and address of a commercial real estate broker, consultant or appraiser unaffiliated with the designating party and willing to act in such determination and having at least ten (10) years’ experience in either the appraising or the leasing of first-class office space in Manhattan (hereinafter called a “Qualified Appraiser”). Within ten (10) Business Days after receipt by the other party (the “Responding Party”) of such notice, the Responding Party, by notice given to the Initiating Party, shall designate the name and address of another Qualified Appraiser willing so to act in such determination. If the Responding Party shall fail, neglect or refuse within said ten (10) Business Day period to designate another Qualified Appraiser willing so to act, the Qualified Appraiser designated by the Initiating Party shall alone conduct the determination of the FMV for the Renewal Space during a Renewal Term. If two (2) Qualified Appraisers have been designated as aforesaid, such Qualified Appraisers shall appoint an additional Qualified

Appraiser (the “Third Qualified Appraiser”) who is willing so to act in such determination, and notice of such designation shall be given both to the Initiating Party and to the Responding Party. If the two (2) Qualified Appraisers do not, within a period of ten (10) Business Days after the appointment of the latter of them, agree upon and designate a Third Qualified Appraiser willing so to act, either Qualified Appraiser previously designated may request the New York Office of the AAA to designate a Third Qualified Appraiser willing so to act and a Third Qualified Appraiser so appointed shall, for all purposes, have the same standing and powers as though the Third Qualified Appraiser had been seasonably appointed by the Qualified Appraisers first appointed. In case of the inability or refusal to serve of any person designated as a Qualified Appraiser, or in case any Qualified Appraiser for any reason ceases to be such, a Qualified Appraiser to fill such vacancy shall be appointed by the Initiating Party, Responding Party, the Qualified Appraisers first appointed or the New York Office of the AAA, as the case may be, whichever made the original appointment, or, if the party which made the original appointment fails to fill such vacancy, upon application of any Qualified Appraiser who continues to act or by the Initiating Party, the Responding Party or the New York Office of the AAA, and any Qualified Appraiser so appointed to fill such vacancy shall have the same standing and powers as though appointed originally. The resulting board of Qualified Appraisers, forthwith upon their appointment, shall (i) hear the parties to this Lease and their respective witnesses, and each of the parties shall upon the conclusion of their presentation be required to submit a complete statement (the “Fair Market Rent Proposal”) setting forth in detail all of the relevant economic terms of the party’s proposed determination of the FMV (it being understood that Landlord’s and Tenant’s respective proposed determinations may differ from Landlord’s and Tenant’s initial determinations of the FMV given to the other party in accordance with the first two (2) sentences of this clause (b) and, in such event, the Qualified Appraisers shall not take into account any determinations of such FMV previously given by Landlord or Tenant (as the case may be ) to the other party), (ii) examine the records relating to the Building and such other documents and records as may, in their judgment, be necessary and (iii) select in the manner hereinafter provided, the FMV for the Renewal Space to become applicable for the applicable Renewal Term.

(c) If, pursuant to the preceding provision, there is only one (1) Qualified Appraiser, the determination of FMV for the Renewal Space shall be determined by such sole Qualified Appraiser selecting, in its entirety, without modification, the Fair Market Rent Proposal submitted by either Landlord or Tenant as the FMV, whichever such Qualified Appraiser believes most accurately reflects fair market rental value per annum for the Renewal Space projected as of the applicable Renewal Term Commencement Date. Where, however, there exists a board of three (3) Qualified Appraisers, as is contemplated hereby, then the FMV for the Renewal Space shall be determined by majority vote of the board of Qualified Appraisers selecting, in its entirety, without modification, the Fair Market Rent Proposal submitted by either Landlord or Tenant as the FMV, whichever such Qualified Appraisers believe most accurately reflects fair market rental value per annum for the Renewal Space projected as of the applicable Renewal Term Commencement Date.

(d) Each of Landlord and Tenant shall pay the costs and fees of the Qualified Appraiser chosen by it, and Landlord and Tenant shall share the costs and fees of the Third Qualified Appraiser. Each of Landlord and Tenant shall pay the legal fees and expenses of their respective counsel.

Section 33.3 (a) Fixed Rent for each Renewal Term shall be the FMV of the Renewal Space as of the applicable Renewal Term Commencement Date, determined in accordance with this Article 33.

(b) If the final determination of FMV for the applicable Renewal Term shall not be made on or before the applicable Renewal Term Commencement Date in accordance with the provisions of this Article 33, then pending such final determination, Tenant shall pay as Fixed Rent for such Renewal Term the average of the rent specified by Landlord as the FMV and the rent specified by Tenant as the FMV. If, based upon the final determination of such Fixed Rent as provided herein, the payments made by Tenant on account of Fixed Rent for such Renewal Term were (A) less than the Fixed Rent as finally determined in accordance with the provisions hereof, Tenant shall pay to Landlord the amount of such deficiency, with interest thereon at the Applicable Rate from the respective due dates therefor until paid, within thirty (30) days after demand therefor or (B) greater than the Fixed Rent as finally determined in accordance with the provisions hereof, Landlord shall credit the amount of such excess against the next installments of Rent due under this Lease, with interest thereon at the Applicable Rate from the respective dates of overpayment until credited.

Section 33.4 Any determination of FMV pursuant to this Article 33 of this Lease shall be made taking into consideration (i) the fair market rental value of space of similar size and comparable condition in any First Class Office Buildings (including the Building) available for leasing for a comparable term, by a ready, willing and able tenant from a ready, willing and able landlord, neither of whom is under compulsion to enter into a lease, (ii) Tenant’s payment with respect to Pilot and/or Taxes (as applicable) and Operating Expenses as provided in Article 7 of this Lease (provided that base years for determining the Base Pilot Square Foot Factor, the Base Tax Amount and Base Operating Expenses shall be updated in connection with determining the FMV) and (iii) all other relevant factors.

ARTICLE 34

ARBITRATION

Section 34.1 (a) In any instance where this Lease expressly provides, or the parties otherwise agree, that a dispute with respect to a specific matter may be submitted to arbitration, then either party may submit such dispute for resolution by arbitration in The City of New York in accordance with the Commercial Arbitration Rules (Expedited Procedures) of the AAA, except that (i) the parties shall jointly direct the AAA to implement the arbitration procedure set forth in this Article 34 to the best of its abilities and to the fullest extent possible and (ii) this Article 34 shall supersede any conflicting or otherwise inconsistent rules. Any such dispute as to the reasonableness of Landlord’s withholding of consent shall be submitted to arbitration by Tenant within thirty (30) days after notice of the withholding of consent has been given by Landlord to Tenant. Provided the rules and regulations of the AAA so permit, (A) the AAA shall, within two (2) Business Days after such submission or application, select a single arbitrator having at least ten (10) years’ experience in leasing and management of commercial properties similar to the Building, (B) the arbitration shall commence two (2) Business Days thereafter and shall be limited to a total of seven (7) hours on the date of commencement until completion, with each party having no more than a total of two (2) hours to present its case and to cross-examine or interrogate persons supplying information or documentation on behalf of the other party, and (C) the arbitrator shall make a determination within three (3) Business Days after the conclusion of the presentation of Landlord’s and Tenant’s cases, which determination shall be limited to a decision upon (x) whether Landlord acted reasonably in withholding its consent or approval, or (y) the specific dispute presented to the arbitrator, as applicable. The arbitrator’s determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. All actions necessary to implement such decision shall be undertaken as soon as possible, but in no event later than ten (10) Business Days after the rendering of such decision. The arbitrator’s determination may be entered in any court having jurisdiction thereof. All fees payable to the AAA for services rendered in connection with the resolution of the dispute shall be paid by the unsuccessful party.

(b) Whenever a matter submitted to arbitration pursuant to this Article 34 relates (i) to the determination of an amount payable by Tenant pursuant to this Lease or (ii) to whether, how or when any such amount should be paid by Tenant, then, pending the arbitrator’s determination of the matter, Tenant shall make such payment to Landlord in the amount, in the manner and at the time required by Landlord. The arbitrator may resolve any matter submitted to arbitration pursuant to this Article 34 without selecting either Landlord’s or Tenant’s proposal as to how such matter should be resolved. Upon the arbitrator’s determination of the matter, Landlord shall credit any overpayments made by Tenant pursuant to this Section 34(b) against the next installments of Rent. All amounts which are finally determined by arbitration under this Article 34 to be (i) due to Tenant as a result of any overpayment or (ii) due to Landlord as a result of any underpayment, shall be payable (or credited in the case of any overpayment) with interest at the Applicable Rate accruing from the date such amount was paid or (in the case of any underpayment) should have been paid, through the date of payment (or credit).

ARTICLE 35

MISCELLANEOUS

Section 35.1 (a) The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder (but the foregoing shall not be construed as a waiver or release by Tenant of any liability of Landlord for any failure to observe or perform such covenants and obligations required to be observed or performed prior to the date of such sale, conveyance, assignment or transfer), and the transferee of Landlord’s interest in the Building or the Real Property, as the case may be, shall be deemed to have assumed all obligations under this Lease. Landlord shall notify Tenant simultaneously with or promptly following any transfer of Landlord’s interest in the Building or the Real Property, as the case may be. The liability of Landlord for Landlord’s obligations under this Lease shall be limited to landlord’s leasehold estate and interest in the Building and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Landlord Exculpated Parties in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations. Landlord shall in no event be liable for any loss of business or any indirect or consequential damages under this Lease.

(b) Except to the extent of Landlord’s leasehold estate and interest in and to the Building, no recourse shall be had on any of Landlord’s obligations under this Lease or for any claim based thereon or otherwise in respect thereof against any incorporator of Landlord, subscriber to Landlord’s capital stock, shareholder, employee, agent, officer or director, past, present or future, of any corporation, or any partner or joint venturer of any partnership or joint venture, or any member of any limited liability company which shall be Landlord hereunder or included in the term “Landlord” or of any successor of any such corporation or limited liability company, or against any principal, disclosed or undisclosed, or any such corporation or limited liability company, or against any principal, disclosed or undisclosed, or any affiliate of any party which shall be Landlord or included in the term “Landlord”, whether directly or through Landlord or through any receiver, assignee, agent, trustee in bankruptcy or through any other person, firm or corporation (collectively, the “Landlord Exculpated Parties”), whether by virtue of any constitution, statute or rule of law or by enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Tenant. Tenant shall look only and solely to Landlord’s leasehold estate and interest in and to the Building and the rents and profits and proceeds therefrom for the satisfaction of any right of Tenant arising out of this Lease or for the collection of judgment or other judicial process or arbitration award requiring the payment of money by Landlord in connection with this Lease and no other property or assets of any Landlord Exculpated Party shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant’s rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, or Tenant’s use and occupancy of the Premises or any other liability of Landlord to Tenant.

Section 35.2 (a) Wherever in this Lease Landlord’s consent or approval is required, if Landlord shall refuse such consent or approval, then, unless Landlord willfully refuses such consent or approval in bad faith, Tenant shall not be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld, unreasonably conditioned or unreasonably delayed its consent or approval. In such event, Tenant’s sole remedies shall be, at Tenant’s option, (i) an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment, or (ii) to the extent Landlord has specifically agreed that it will not unreasonably withhold its consent or approval under this Lease, an arbitration in accordance with Article 34. Where Landlord has not so specifically agreed that it will not unreasonably withhold its consent or approval under this Lease, it is the express intent of the parties that any such consent shall be given or required only in the sole, absolute and unfettered discretion of Landlord, and may be withheld for any reason whatsoever. In no event shall Landlord’s withholding consent or approval be deemed to be unreasonable if such withholding of consent is due to Landlord’s failure to obtain the consent of a Mortgagee or Superior Lessor.

(b) In the event of a breach or threatened breach by either party hereto of any term, covenant or condition of this Lease, the other party shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if no remedies were provided in this Lease for such breach. The rights to invoke the remedies herein before set forth are cumulative and shall not preclude either party from invoking any other remedy allowed at law or in equity.

Section 35.3 (a) All of the Exhibits and Schedules attached to this Lease are incorporated in and made a part of this Lease. This Lease may not be changed, modified, terminated or discharged, in whole or in part, except by a writing, executed by the party against whom enforcement of the change, modification, termination or discharge is to be sought. Wherever appropriate in this Lease, personal pronouns shall be deemed to include the other genders and the singular to include the plural. The captions hereof are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof. All Article and Section references set forth herein shall, unless the context otherwise specifically requires, be deemed references to the Articles and Sections of this Lease. Whenever the words “include,” “includes,” or “including” are used in this Lease, they shall be deemed to be followed by the words “without limitation.”

(b) This Lease shall be governed in all respects by the laws of the State of New York applicable to agreements executed in and to be performed wholly within New York including General Obligations Law 5-1401, but without giving effect to any other principles of conflict of laws.

(c) If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

(d) The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

Section 35.4 Intentionally Omitted.

Section 35.5 Landlord may elect, at any time during the Term, to convert the Building or the Real Property to condominium ownership (a “Conversion”), and Tenant, at Landlord’s expense (which shall not be included in Operating Expenses), shall cooperate with Landlord as reasonably requested by Landlord in connection with a Conversion, provided that:

(a) no Conversion shall have the effect of increasing Tenant’s Pilot Payment, Tenant’s Tax Payment and or Tenant’s Operating Payment and/or any other charges payable by Tenant under this Lease, in each case above the amounts as are payable hereunder in the absence of such Conversion and if any such increase shall result from such Conversion, then the amount of such increase (which increase shall not be included in Operating Expenses) shall be borne by Landlord and not by Tenant;

(b) the obligations of Landlord under this Lease shall, at Landlord’s option, either (i) continue to be performed and observed by Landlord as set forth herein, or (ii) shall have been assumed in writing by (A) the successor landlord with respect to obligations hereunder to be performed within the Premises, and (B) the board of managers or equivalent governing body of the condominium association, with respect to obligations hereunder affecting the Building and the Building Systems outside of the Premises;

(c) no Conversion shall in any other manner have the effect of (i) increasing Tenant’s obligations or decreasing Tenant’s rights, or (ii) decreasing Landlord’s obligations or increasing Landlord’s rights;

(d) the condominium declaration shall, if permitted by law, expressly provide that this Lease is superior thereto in all respects (or if not so permitted, Tenant shall be given a non-disturbance agreement reasonably satisfactory to Tenant);

(e) no Conversion shall have any effect on the liability of the Landlord named herein with respect to the substantial completion of the Building, the funding of the Landlord Contribution or the payment of brokerage commissions in connection with this Lease; and

(f) in no event shall there be more than one (1) landlord for the Premises.

Section 35.6 Except as expressly provided to the contrary in this Lease, Landlord and Tenant agree that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the courts of the State of New York or the Federal courts sitting in New York City; and for that purpose hereby expressly and irrevocably submit to the jurisdiction of such courts.

Section 35.7 Landlord agrees that it shall not modify any of the Governmental Documents (including the Underlying Lease) in such a manner as to materially adversely affect Tenant or have an adverse monetary effect on Tenant which is other than de minimis or incidental unless Landlord shall pay the costs of such monetary increases which are other than de minimis or incidental (which increase shall not be included in Operating Expenses) and Landlord hereby represents and warrants to Tenant that as of the Effective Date (i) Landlord has delivered, or has caused to be delivered, to Tenant true, accurate and complete copies of the Governmental Documents (as listed on Schedule A), (ii) the Underlying Lease and, to the best of Landlord’s knowledge, the other Governmental Documents are in full force and effect and have not been modified or amended, except as set forth on Schedule A, (iii) to the best of Landlord’s knowledge, no default exists and no condition or event exists which, after notice or lapse of time, or both, would constitute a default under the Governmental Documents, and (iv) to the best of Landlord’s knowledge, all of the consents required under the Governmental Documents in connection with the execution and delivery of this Lease have been obtained as of the date hereof.

Section 35.8 If pursuant to the Federal Bankruptcy Code, Tenant is permitted to assign or otherwise transfer this Lease (whether in whole or in part in disregard of the restrictions contained in this Section 35.8 and Article 14), Tenant agrees that adequate assurance of future performance by the assignee or transferee permitted under the Federal Bankruptcy Code shall mean the deposit of cash security (or a letter of credit) with Landlord in an amount equal to the sum of one year’s Fixed Rent then payable hereunder plus an amount equal to all Additional Rent payable to Landlord for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment or transfer (in part or in whole) of this Lease, Landlord shall receive the same fifty percent (50%) of such consideration as Landlord would receive had the assignment or transfer (and the calculation thereunder) been made pursuant to Article 14. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain, in proceedings for the termination of this Lease by reason of bankruptcy or insolvency, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

Section 35.9 If an excavation or other substructure work shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the Person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as shall be necessary to preserve the wall of the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of Rent.

Section 35.10 (a) Landlord represents and warrants as of the Effective Date that (i) Landlord is a duly formed and validly existing limited liability company authorized to do business in the State of New York and (ii) the execution, delivery and performance by Landlord of this Lease has been duly authorized by all necessary limited liability company action.

(b) Tenant represents and warrants as of the Effective Date that (i) Tenant is a duly formed and validly existing Delaware corporation, authorized to do business in the State of New York and (ii) the execution, delivery and performance by Tenant of this Lease has been duly authorized by all necessary corporate action.

Section 35.11 Tenant agrees that it will neither commit nor knowingly permit discrimination by reason of race, creed, color, national origin, sex, sexual orientation, age, disability or marital status in any work performed on the Premises or the use thereof.

Section 35.12 This Lease may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

Section 35.13 Notwithstanding anything herein to the contrary, it is to be strictly understood and agreed that (a) the submission by Landlord to Tenant of any drafts of this Lease or any correspondence with respect thereto shall (i) be deemed submission solely for Tenant’s consideration and not for acceptance and execution, (ii) have no binding force or effect, (iii) not constitute an option for the leasing of the Premises or a lease or conveyance of the Premises by Landlord to Tenant and (iv) not confer upon Tenant or any other party any title or estate in the

Premises, (b) the terms and conditions of this Lease shall not be binding upon either party hereto in any way unless and until it is unconditionally executed and delivered by both parties in their respective sole and absolute discretion and all other conditions precedent to the effectiveness thereof shall have been fulfilled or waived, and (c) if this Lease and other agreements are not so executed and delivered for any reason whatsoever (including, without limitation, either party’s willful or other refusal to do so or bad faith), neither party shall be liable to the other with respect to this Lease on account of any written or parol representations or negotiations, or drafts, comments or correspondence between the parties or their respective agents or representatives on any legal or equitable theory (including, without limitation, part performance, promissory estoppel, undue enrichment, fraud, breach of good faith negotiation obligation or otherwise).

Section 35.14 Tenant acknowledges that Tenant has no right to any development rights, “air rights” or comparable rights appurtenant to the Land or the Building, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be reasonably requested by Landlord evidencing such acknowledgment and consent, including, without limitation, any instruments merging zoning lots. The provisions of this Section 35.14 shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a “party in interest” (as such quoted term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of The City of New York) in the Building or the Land.

Section 35.15 Upon Tenant’s request, Landlord shall cooperate in all reasonable respects with Tenant with respect to Tenant’s efforts to negotiate and implement an incentive package with various governmental entities (including the Port Authority) pursuant to the Omnibus Act for the abatement of commercial rent tax, sales tax or other similar taxes or impositions, including the execution and delivery of any estoppel and other certificates or documentation reasonably and customarily required by such entities and making any reasonably required modifications to this Lease, provided that no such certificate, documentation or Lease modification shall (a) increase any obligation of Landlord under this Lease, (b) adversely affect any right of or benefit to Landlord under this Lease, or (c) relieve Tenant of any of its obligation under this Lease. Any and all fees, costs and expenses imposed by such governmental entities in connection with any such incentive package to be obtained by Tenant shall be borne solely by Tenant, and Tenant shall reimburse Landlord as additional rent within thirty (30) days of Landlord’s demand therefor, for any and all reasonable out-of-pocket fees, costs and expenses actually incurred by Landlord in connection with Tenant’s requests and in cooperating with Tenant as provided in this Section 35.15, including, without limitation, the reasonable costs and expenses of Landlord’s counsel, consultants and professionals. In addition, in the event that The State of New York determines that this Lease is a qualifying lease for purposes of Part D of the Omnibus Act, Landlord shall pass through to Tenant any benefits received by Landlord pursuant to Part D of the Omnibus Act to the extent such benefits relate to this Lease.

Section 35.16 Notwithstanding anything to the contrary contained herein, neither Landlord nor Tenant shall be liable hereunder to the other for any consequential, special or indirect damages, except as set forth in Sections 18.2(a)(ii) and 21.2 hereof.

Section 35.17 Landlord represents that as of the Effective Date, the portion of Greenwich Street that serves the main lobby entrance of the Building is closed to general vehicular traffic, but that such portion of Greenwich Street is available for “black car” pickup service (subject to applicable Legal Requirements), and Landlord agrees, during the Term, to use commercially reasonable efforts to maintain such portion of Greenwich Street for such purpose.

Section 35.18 Upon request by Tenant, Landlord shall execute, acknowledge and deliver to Tenant a memorandum of this Lease in the form attached hereto as Exhibit V, together with such other instruments as may be reasonably necessary to record such short form or memorandum. Tenant may record such memorandum of this Lease in the Register’s Office, and shall be responsible for all recording fees, charges and taxes (if any) in connection therewith. Simultaneously with the execution by Tenant of such memorandum of Lease, Tenant shall execute a termination of memorandum of Lease in the form attached hereto as Exhibit W, which Landlord’s counsel (Skadden, Arps, Slate, Meagher & Flom LLP) shall hold in escrow until the delivery to Landlord’s counsel of a signed acknowledgement from Landlord and Tenant (or evidence of the final determination of a court of competent jurisdiction) that the Expiration Date shall have occurred (at which point Landlord may record same in the Register Office and Tenant shall reimburse Landlord for all reasonable out-of-pocket costs actually incurred by Landlord in connection therewith as Additional Rent within thirty (30) days after receipt of an invoice therefor from Landlord). The provisions of this Section 35.18 shall expressly survive the Expiration Date.

ARTICLE 36

EXPANSION OPTION; RIGHT OF FIRST OFFER

Section 36.1 (a) Provided that at the time of such exercise and on the applicable Expansion Commencement Date (1) there exists no monetary or material non-monetary Event of Default that has occurred and is then continuing, (2) this Lease is in full force and effect, (3) the Expansion Threshold shall have been satisfied, (4) with respect to the Third Expansion Option only, Tenant shall have exercised its first Renewal Option for all of the Premises and (5) with respect to the Second Expansion Option only, Tenant shall not have theretofore exercised the Cancellation Option, then:

(i) Tenant shall have the right (the “First Expansion Option”), to add to the Premises one (1) full floor in Tenant’s Elevator Bank which, subject to Section 36.2(g) hereof, is designated by Landlord in its sole discretion (the “First Expansion Space”), for a term to commence on the Expansion Commencement Date with respect to the First Expansion Space on the terms set forth below and to be coterminous with the Term, and the Availability Date (which shall be designated by Landlord, along with the specific floor, no later than the second (2nd) anniversary of the Rent Commencement Date) shall be any date between the fifth (5th) and seventh (7th) anniversaries of the Rent Commencement Date;

(ii) Tenant shall have the right (the “Second Expansion Option”), to add to the Premises one (1) or two (2) full floors in Tenant’s Elevator Bank which, subject to Section 36.2(g) hereof, are designated by Landlord in its sole discretion (the “Second Expansion Space”), for a term to commence on the Expansion Commencement Date with respect to the Second Expansion Space on the terms set forth below and to be coterminous with the Term, and the Availability Date (which shall be designated by Landlord, along with the specific floors, no later than the eighth (8th) anniversary of the Rent Commencement Date) shall be any date between the tenth (10th) and twelfth (12th) anniversaries of the Rent Commencement Date; and

(iii) provided that Tenant shall have exercised the Renewal Option, Tenant shall have the right (the “Third Expansion Option”, together with the First Expansion Option and the Second Expansion Option, each an “Expansion Option”), to add to the Premises one (1) full floor in the Building which, subject to Section 36.2(g) hereof, is designated by Landlord in its sole discretion (the “Third Expansion Space”, together with the First Expansion Space and the Second Expansion Space, each, an “Expansion Space”), for a term to commence on the Expansion Commencement Date with respect to the Third Expansion Space on the terms set forth below and to be coterminous with the Term, and the Availability Date (which shall be designated by Landlord, along with the specific floor, no later than the eighteenth (18th) anniversary of the Rent Commencement Date) shall be any date between the twentieth (20th) and twenty-second (22nd) anniversaries of the Rent Commencement Date.

(b) If Tenant desires to exercise an Expansion Option, Tenant shall deliver an irrevocable notice (an “Expansion Notice”) to Landlord notifying Landlord of such exercise no later than (i) fourteen (14) months prior to the applicable Availability Date with respect to the First Expansion Option and the Third Expansion Option and (ii) eighteen (18) months prior to the Availability Date with respect to the Second Expansion Option. Time shall be of the essence as to Tenant’s giving an Expansion Notice. If Tenant fails to timely give an Expansion Notice with respect to the applicable Expansion Option, Tenant shall have no further right to exercise such Expansion Option and such Expansion Option shall be null and void. Unless and until Tenant shall have allowed an Expansion Option to go unexercised as provided in this Section 36.1(b), Tenant waives in writing such Expansion Option or Tenant shall not have the right to exercise such Expansion Option and/or lease the applicable Expansion Space, Landlord shall not enter into any lease or other agreement with another party for an Expansion Space that would have a term that extends beyond the date immediately preceding the Availability Date (unless such other party’s right to lease the applicable Expansion Space from and after such Availability Date is expressly conditioned upon Tenant’s not exercising its rights under this Section 36.1(b)). Notwithstanding anything to the contrary contained herein, Tenant may elect to lease only one (1) of the two (2) full floors of the Second Expansion Space, provided that Tenant shall designate the floor Tenant desires to lease in the applicable Expansion Notice, which floor shall be contiguous to the Premises (unless neither of such two (2) full floors are contiguous to the Premises, in which case Tenant shall designate the floor which is closest to the Premises).

(c) Landlord shall use its reasonable efforts to deliver possession of the applicable Expansion Space to Tenant on the date designated by Landlord in its sole discretion as set forth in Section 36.1(a) above (each, an “Availability Date”); provided, however, that in the event that Landlord is unable to deliver possession of the applicable Expansion Space on the applicable Availability Date for reasons beyond Landlord’s reasonable control (including the failure of an existing occupant to vacate such space), Landlord shall, to the extent possible under the circumstances, provide Tenant with at least thirty (30) days’ prior notice of the anticipated delivery date, and the commencement date for Tenant’s leasing of the applicable Expansion Space (each, an “Expansion Commencement Date”) shall be the first (1st) day after actual possession of the applicable Expansion Space is so delivered to Tenant, and subject to the provisions hereof, a delay in such Expansion Commencement Date shall be Tenant’s sole remedy at law or in equity (Tenant hereby waiving any right to rescind this Lease, except as set forth below in this clause (c), and/or to recover any damages on account of such delay); provided, further, that Landlord shall use commercially reasonable efforts (including, without limitation, the bringing of litigation if the same would be prudent in Landlord’s reasonable discretion), to cause such holdover tenant promptly to vacate such applicable Expansion Space. The foregoing is intended to be “an express provision to the contrary” under Section 223-a of the New York Real Property Law or any successor statute of similar import. Upon the request of Tenant, (i) Landlord shall advise Tenant of the status of any discussions with the holdover tenant with respect to the applicable Expansion Space and (ii) Landlord shall provide Tenant with Landlord’s good faith estimate of when such Expansion Space shall become available. Landlord agrees to use commercially reasonable efforts (at no cost to Landlord) to exercise its rights under the lease of any tenant of any Expansion Space (to the extent permissible thereunder) so as to permit Tenant, during the twelve (12) month period prior to the Availability Date of such Expansion Space, to have reasonable access to such Expansion Space to inspect same and to take measurements, so that Tenant shall be able to develop its plans and specifications for such Expansion Space, provided that such access shall not unreasonably interfere with the use and occupancy of such existing tenants. Landlord shall also furnish to Tenant, reasonably promptly after request therefor, copies of all drawings in its possession depicting the “as built” design of the applicable Expansion Space. If an existing occupant fails to vacate any Expansion Space prior to the Availability Date and such holdover shall continue for a period in excess of six (6) months from the applicable Availability Date and shall prevent Landlord from delivering the applicable Expansion Space to Tenant within such six (6) month period, then Tenant shall be entitled to rescind its exercise of such Expansion Option, provided that Tenant delivers written notice thereof to Landlord within the next succeeding thirty (30) day period. If Tenant shall not exercise its right to rescind its exercise of such Expansion Option within such thirty (30) day period, and Landlord does not deliver the applicable Expansion Space to Tenant within the next succeeding sixty (60) day period, then Tenant shall again be entitled to rescind its exercise of such Expansion Option, provided that Tenant delivers written notice thereof to Landlord within the next succeeding thirty (30) day period, and such process shall continue until either Tenant shall have rescinded its exercise of such Expansion Option or Landlord shall have delivered the applicable Expansion Space to Tenant.

(d) If Tenant exercises an Expansion Option, then:

(i) Effective as of the applicable Expansion Commencement Date: (1) the definition of Premises shall be modified to include the applicable Expansion Space; (2) the percentage of the floor area of the Building defined as Tenant’s Share of Taxes and Tenant’s Share of Operating Expenses, respectively, shall be increased proportionately; and (3) the term of the leasing of the applicable Expansion Space shall be coterminous with the then current Term;

(ii) Promptly after the applicable Expansion Commencement Date, Landlord and Tenant shall execute an amendment to this Lease confirming the terms of the expansion, but failure to do so shall have no effect on Tenant’s agreement to lease the applicable Expansion Space;

(iii) If Tenant elects to lease the applicable Expansion Space, subject to this clause (iii), Fixed Rent shall be increased to include the FMV of the applicable Expansion Space as of the applicable Expansion Commencement Date, such FMV to be determined as set forth in this clause (iii). If, within sixty (60) days after receipt of an Expansion Notice, Landlord and Tenant fail to reach agreement on the determination of the FMV to be paid by Tenant for the applicable Expansion Space, then either Landlord or Tenant shall initiate the arbitration proceedings for such determination by notice to the other, and by designating in such notice the name and address of a Qualified Appraiser. FMV for the applicable Expansion Space shall be determined in the same fashion as FMV for the Premises during a Renewal Term is determined pursuant to Sections 33.2(b), (c) and (d), Sections 33.3(a) and (b) and Section 33.4 above. But for the first two (2) sentences of this clause (iii), all other provisions of the foregoing Sections for determining FMV for the Premises during a Renewal Term shall apply, mutatis mutandis, in respect of a determination of FMV for the applicable Expansion Space;

(iv) If Tenant elects to lease the applicable Expansion Space, then from and after the applicable Expansion Commencement Date, the Premises shall automatically be increased to include the RSF of the applicable Expansion Space (as reasonably determined by Landlord) and Fixed Rent, Tenant’s Share of Taxes and Tenant’s Share of Operating Expenses shall be increased based upon the addition of the applicable Expansion Space to the Premises and the Base Pilot Year, the Base Tax Amount and Base Operating Year for the applicable Expansion Space shall be the tax year and calendar year, as applicable, during which the Expansion Commencement Date occurs; and

(v) Notwithstanding anything to the contrary contained herein, Tenant shall not be entitled to any Landlord’s Contribution attributable to any Expansion Space.

(e) The Expansion Space shall be delivered in Floor Ready Condition, but without any further representation or warranty by Landlord (it being understood that such delivery in Floor Ready Condition shall be considered as a relevant factor in the determination of FMV for the Expansion Space). Landlord shall have no obligation to remove improvements made to any Expansion Space prior to delivery to Tenant, whether or not made by Landlord, nor shall Landlord have any obligation to prepare the space for Tenant’s occupancy.

(f) Notwithstanding anything to the contrary contained herein, if a lease for any portion of the Expansion Space is terminated on account of a default or an anticipated involuntary default of the tenant thereunder prior to its scheduled expiration date, Landlord shall have the right to designate, by written notice to Tenant (“Landlord’s Expansion Acceleration Notice”), a revised Availability Date with respect to such portion of the Expansion Space. Tenant may, by giving notice to Landlord within sixty (60) days after receipt of Landlord’s Expansion Acceleration Notice, elect to lease such portion of the Expansion Space as of such Availability Date designated by Landlord in Landlord’s Expansion Acceleration Notice (which date shall not be earlier than sixty (60) days after the giving of Landlord’s Expansion Acceleration Notice), subject to the terms of this Section 36.1, provided, that in connection with Tenant’s election to lease such accelerated portion of the Expansion Space, Tenant shall be entitled to an abatement of Rent with respect to such accelerated portion of the Expansion Space from the applicable accelerated Availability Date through the original Availability Date, provided, that such abatement period shall in no event exceed twelve (12) months. In the event that Tenant shall fail to respond to Landlord’s Expansion Acceleration Notice within such sixty (60) day period, then Tenant shall be deemed to have waived its right to lease such portion of the Expansion Space and the provisions of this Section 36.1 shall be deemed to be null and void and of no further force or effect.

(g) Notwithstanding anything to the contrary contained herein, (i) in no event shall Landlord be permitted to designate the tenth (10th) floor of the Building as Expansion Space under Section 36.1(a)(i), (ii) or (iii) hereof if and for so long as an EMF Event shall have occurred and be continuing with respect to such floor and (ii) in the event that Landlord designates any floor of the Building as Expansion Space under Section 36.1(a)(i), (ii) or (iii) hereof and Tenant reasonably believes that an EMF Event shall have occurred with respect to all or any portion of such floor, then Tenant shall notify Landlord of such EMF Event in the Expansion Notice relating to such floor. If the EMF Cure Period with respect to such EMF Event shall exceed one hundred and twenty (120) days (as set forth in an EMF Statement delivered to Tenant pursuant to Section 2.4(a) hereof), then Tenant may elect (on written notice (an “Expansion Space EMF Revocation Notice”) delivered to Landlord within sixty (60) days after the delivery by Landlord to Tenant of the applicable EMF Statement), to revoke the exercise by Tenant of the Expansion Option with respect to such Expansion Space, in which event the exercise by Tenant of such Expansion Option shall be deemed to be of no further force or effect, subject to the provisions of Section 36.1(h) hereof.

(h) In the event that Tenant has delivered an Expansion Space EMF Revocation Notice, Landlord shall have the right (within sixty (60) days after the delivery by Tenant to Landlord of the Expansion Space EMF Revocation Notice), to substitute such Expansion Space with substitute space located in the Building, in which event Tenant shall be obligated to lease such substitute space as if such space were Expansion Space with respect to which Tenant shall have delivered such Expansion Notice.

(i) In the event that Landlord does not elect to lease such alternate space in the Building to Tenant pursuant to Section 36.1(h) hereof within the sixty (60) day period set forth therein, then Tenant may elect to lease substitute space located in another building in downtown Manhattan below Canal Street (so long as Tenant shall have executed and delivered a binding lease with respect to such substitute space within twelve (12) months after the expiration of such sixty (60) day period). In the event that Tenant shall have elected to lease such substitute space, then within thirty (30) days after receipt of an invoice therefor (together with reasonable supporting documentation therefor), Landlord shall reimburse Tenant for an amount equal to the positive difference, if any, between (A) the net amount of rents payable (based on a market tenant concession package) by Tenant under any lease entered into by Tenant for such alternative space during any calendar month (or portion thereof) occurring during the period (the “Expansion Space EMF Termination Period”) commencing on the date that is the later to occur of (x) the Availability Date with respect to such Expansion Space or (y) the date of the delivery to Landlord of the Expansion Space EMF Revocation Notice, through the Expiration Date and (B) Rent for the corresponding calendar month (or portion thereof) which would have been payable with respect to such Expansion Space under this Lease during the Expansion Space EMF Termination Period (conclusively presuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such Availability Date increased by an amount to take into account an increase in the CPI); provided that (I) if Tenant leases such alternative space in combination with other space, then proper apportionment (on a per Rentable Square Foot basis) shall be made of the rent paid in connection with such leasing and (II) the amounts payable by Landlord hereunder shall in no event exceed, in the aggregate, an amount equal to Fifteen Dollars ($15) per RSF of such affected floor(s)).

(j) Any dispute arising under Sections 36.2(g), (h) and/or (i) hereof may be submitted by either party to arbitration in accordance with Article 34 hereof.

Section 36.2 (a) Provided that at the time of such exercise and on the date the space is delivered to Tenant (1) there exists no monetary or material non-monetary Event of Default that has occurred and is then continuing, (2) this Lease is in full force and effect and (3) the Expansion Threshold shall have been satisfied (collectively, the “ROFO Conditions”), prior to the date that is five (5) years prior to then current Expiration Date (unless there shall be less than five (5) years remaining in the then current Term of this Lease, but Tenant shall have validly exercised the next occurring Renewal Option (if available) for at least two hundred eighty thousand (280,000) RSF of the Premises, in which event such date shall be deemed to be five (5) years prior to the Renewal Term Expiration Date applicable to such Renewal Option), if Landlord desires to lease any full or partial floor(s) which become “available for leasing” in the Building and which are contiguous to the then highest floor of the Premises (other than the then Premises or any floors designated by Landlord as Expansion Space), then with respect to the first ten (10) of such full or partial floors, in the aggregate, which become “available for leasing” in the Building (collectively, the “ROFO Floors”), Landlord shall (i) so notify Tenant (a “ROFO Notice”), which notice shall state in bold capital letters that if Tenant shall fail to deliver a ROFO Election Notice within forty-five (45) days after the delivery of such notice, then Tenant shall be deemed to have waived its right to accept or reject the ROFO Offer pursuant to this Section 36.2, (ii) identify the space available (the “Offered Space”) and whether such space is required to be leased in one block (provided that Tenant shall be entitled to exercise its ROFO Option with respect to fewer floors than such entire block of floors, so long as such floors shall be designated by Landlord, which floors shall be the floors closest to the Premises unless Landlord shall have commercially reasonable reasons to designate other floors), (iii) set forth the date (the “Delivery Date”) on which the Offered Space can be leased pursuant to the exercise by Tenant of its rights under this Section 36.2, which date shall be no sooner than thirty (30) days after the delivery of such ROFO Notice and no later than one (1) year after the delivery of such ROFO Notice and (iv) set forth the FMV of the Offered Space determined by Landlord as of the date of the ROFO Notice (the “ROFO Offer”). Tenant shall, within forty-five (45) days after receipt of the ROFO Notice, by written notice (the “ROFO Election Notice”), either (I) accept the ROFO Offer with respect to either the entire block of offered floors, or fewer floors than such entire block of offered floors (in which case Landlord shall designate the specific floors which shall be subject to such ROFO Option, which floors shall be the floors closest to the Premises unless Landlord shall have commercially reasonable reasons to designate other floors) (and state in Tenant’s notice whether Tenant accepts the FMV specified by Landlord in the ROFO Offer for the Offered Space or, if Tenant does not accept such FMV, specify Tenant’s determination of the FMV of the Offered Space), or (II) reject the ROFO Offer, it being understood that Tenant’s failure to respond to the ROFO Offer as aforesaid shall be deemed a rejection thereof, time being of the essence. Any election by Tenant to accept or reject the ROFO Offer shall be irrevocable. If Tenant elects to reject such ROFO Offer or if Tenant fails to timely elect to exercise any option to lease any such Offered Space in accordance with this Section 36.2(a), then Tenant shall no longer be entitled to exercise the ROFO Option with respect to such Offered Space under this Section 36.2(a); provided, however, that if Landlord shall not have executed a lease for such Offered Space within twelve (12) months after such rejection and such space is then available for leasing, then, provided that Landlord theretofore shall not have offered in the aggregate ten (10) ROFO Floors to Tenant, Landlord shall reoffer such Offered Space to Tenant one more time, subject to the terms of this Section 36.2 (except that the time period for Tenant to respond to such ROFO Offer shall be ten (10) days rather than forty-five (45) days). Notwithstanding the foregoing, if Landlord indicates in its ROFO Notice that any particular Offered Space is required to be leased in one block and Landlord subsequently desires to market portions of such Offered Space separately, then Landlord shall be required to reoffer such portions individually to Tenant in accordance with the terms of this Section 36.2. Tenant’s option to lease Offered Space under this Section 36.2 shall be referred to herein as the “ROFO Option”.

(b) If Tenant accepts a ROFO Offer, Tenant shall, within thirty (30) days after such election, subject to the terms of clause (d) below, into an amendment to this Lease adding the applicable Offered Space to the Premises and otherwise incorporating the terms contained in the applicable ROFO Notice (and also providing for a new Base Pilot Year, Base Tax Amount and Base Operating Year with respect to the applicable Offered Space) (or if Tenant does not accept the FMV specified by Landlord in any ROFO Offer, then such amendment shall be entered into by Tenant within thirty (30) days after the date of the determination of the FMV of such Offered Space as provided in this Section 36.2); provided, however, that Landlord shall have no obligation to enter into such amendment of this Lease, or make any such ROFO Offer, if at the time of entering into such amendment of this Lease, or making of such ROFO Offer, the ROFO Conditions are not then met. If Landlord shall claim that the ROFO Conditions have not been satisfied, such that Tenant shall not then be entitled to accept a ROFO Offer, Landlord shall deliver written notice to Tenant specifying with reasonable detail which ROFO Conditions have not been satisfied, and Tenant shall have ten (10) Business Days after receipt of such notice to cure any such non-compliance with the ROFO Conditions. If Tenant shall fail to enter into such an amendment to this Lease within such thirty (30) day period and Landlord is willing to enter into such an amendment, then any dispute concerning the content of such amendment (other than disputes subject to the terms of clause (d) below) shall be resolved by arbitration, pursuant to the terms of Article 34 hereof. If Tenant accepts the ROFO Offer, the Offered Space shall be delivered vacant and broom clean in its then “AS IS” condition (but free of any furniture and other personal property of the prior tenant) without representation or warranty by Landlord; provided that if any Offered Space constitutes a full floor, such Offered Space shall be delivered in Floor Ready Condition, but without any further representation or warranty by Landlord (it being understood that such delivery in Floor Ready Condition shall be considered as a relevant factor in the determination of FMV for such Offered Space). Landlord shall have no obligation to remove improvements made to the Offered Space prior to delivery to Tenant, whether or not made by Landlord, nor shall Landlord have any obligation to prepare the Offered Space for Tenant’s occupancy.

(c) As used in this Article 36, the term “available for leasing” shall mean that Landlord reasonably anticipates that a full or partial floor (including floors for which it is commercially reasonable for Landlord to exercise a right of recapture), subsequent to the initial leasing of such floors, shall be available for Tenant to lease in accordance with the terms of this Article 36 after the expiration or earlier termination of the initial lease with respect to such floor. Notwithstanding the foregoing, Tenant’s rights under this Section 36.2 (but not under Section 36.1) shall be subject and subordinate to (A) any expansion option for any ROFO Floor that is held by any existing tenant or any tenant under any other initial lease for space in the Building and (B) the renewal or extension of an expiring lease with any such tenant with respect to any ROFO Floor (including the renewal of the lease for such space by the then existing tenant, whether or not it is pursuant to an option under such lease).

(d) If, within sixty (60) days after receipt of the ROFO Notice, Landlord and Tenant fail to reach agreement on the determination of the FMV to be paid by Tenant for the applicable Offered Space, then either Landlord or Tenant shall initiate the arbitration proceedings for such determination by notice to the other, and by designating in such notice the name and address of a Qualified Appraiser. FMV for any Offered Space shall be determined in the same fashion as FMV for the Premises during a Renewal Term is determined pursuant to Sections 33.2(b), (c), (d), Sections 33.3(a) and (b) and Section 33.4 above. But for the first sentence of this clause (d), all other provisions of the foregoing Sections for determining FMV for the Premises during a Renewal Term shall apply, mutatis mutandis, in respect of a determination of FMV for the Offered Space, except that the Qualified Appraiser(s), in determining the FMV for such Offered Space, shall also take into account the terms and conditions offered by Landlord pursuant to Section 36.2(a).

(e) Notwithstanding anything to the contrary contained herein, Fixed Rent with respect to any Offered Space shall be equal to the FMV of such Offered Space. If, pursuant to the preceding provisions of this Section 36.2, the FMV for such Offered Space has not been determined as of the date the same is to become effective, Tenant shall pay on account of Fixed Rent for such Offered Space the Fixed Rent from time to time payable from and after the Delivery Date with respect to the Premises as the FMV until such determination is made, with necessary adjustments between Landlord and Tenant to be made retroactively, by credit against the next installment(s) of Fixed Rent becoming due with respect to such Offered Space, after a final determination of the FMV of such Offered Space as provided in this Section 36.2.

(f) Notwithstanding anything to the contrary contained herein, Tenant may only exercise the ROFO Option with respect to a partial floor of the Building if (A) Landlord then intends to market such space for partial occupancy, (B) Tenant exercises its option to lease such partial floor under this Section 36.2 with respect to all of the RSF of the partial floor which Landlord so intends to market (unless Landlord specifies in the applicable ROFO Notice that Landlord is marketing portions the RSF of such partial floor in separate segments) and (C) such partial floor is a ROFO Floor. The term of the leasing of any Offered Space (including any partial floors) shall be coterminous with the then current Term. In the event that Landlord delivers a ROFO Notice with respect to a partial floor, which ROFO Notice provides that Landlord intends to market the whole of such partial floor, and Landlord thereafter intends to market only portions of such partial floor, then Landlord shall be required to reoffer such portions to Tenant under this Section 36.2, subject to the provisions hereof.

ARTICLE 37

ADJUSTMENT OPTIONS

Section 37.1 (a) Provided that at the time of such exercise (1) there exists no monetary or material non-monetary Event of Default that has occurred and is then continuing, (2) this Lease is in full force and effect, and (3) Tenant shall not theretofore have exercised the right to lease the Additional Floor, then Original Tenant shall have the option (the “Contraction Option”) to subtract the twenty-sixth (26th) floor of the Building (the “Contraction Space”) from the Premises as of the Contraction Effective Date on the terms set forth below. If Tenant desires to exercise the Contraction Option, Tenant shall deliver an irrevocable notice (the “Contraction Notice”) to Landlord notifying Landlord of such exercise no later than thirty (30) days after the Effective Date and setting forth the identity of the Contraction Space. Time shall be of the essence as to Tenant’s giving the Contraction Notice. If Tenant fails to timely give the Contraction Notice with respect to the Contraction Option, Tenant shall have no further right to exercise the Contraction Option and the Contraction Option shall be null and void.

(b) The effective date for Tenant’s subtraction of the applicable Contraction Space from the Premises (the “Contraction Effective Date”), shall be the date on which Tenant shall have delivered the Contraction Notice to Landlord.

(c) If Tenant exercises the Contraction Option, then:

(i) Effective as of the Contraction Effective Date: (1) the definition of Premises shall be modified to subtract the Contraction Space; (2) the percentage of the floor area of the Building defined as Tenant’s Share of Taxes and Tenant’s Share of Operating Expenses, respectively, shall be reduced to reflect the subtraction of the Contraction Space; and (3) Landlord’s Contribution shall be deemed to be proportionately reduced based on the RSF remaining in the Premises after giving effect to the exercise of the Construction Option;

(ii) Promptly after the Contraction Effective Date, Landlord and Tenant shall execute an amendment to this Lease in a form reasonably acceptable to Landlord and Tenant, confirming the terms of the contraction (including, without limitation, an amendment to Section 31.1(a) and Exhibits A-2, E and F hereof), but failure to do so shall have no effect on Tenant’s agreement to subtract the applicable Contraction Space from the Premises, it being agreed that any dispute concerning the content of such amendment shall be resolved by arbitration, pursuant to the terms of Article 34 hereof; and

(iii) Tenant shall pay to Landlord, as Additional Rent within thirty (30) days after demand, all reasonable, out-of-pocket costs that may be actually incurred by Landlord on account of the additional work performed by or on behalf of Tenant that may be required in order to separate such Contraction Space from the remainder of the Premises, including, without limitation, (a) separating any utility or other mechanical connections within the Contraction Space from the balance of the Premises, (b) removing any internal staircases connecting any Contraction Space to any floor(s) of the Premises that are contiguous thereto and slabbing over such floor openings, (c) compliance with Section 10.2(b)(iii), and (d) sealing up all openings in the enclosing shaft walls housing Tenant’s conveyor system, if any; provided, that

Landlord shall deliver to Tenant reasonably sufficient documentation evidencing such costs. If Tenant fails to vacate and surrender the Contraction Space on or before the Contraction Effective Date in the condition required pursuant to the terms of this Lease (including, without limitation, Section 21.1 hereof), Tenant shall be deemed to be holding over with respect thereto, entitling Landlord to exercise all of its rights and remedies under the Lease, as amended hereby (including, without limitation, Section 21.2 hereof), at law or in equity with respect thereto.

Section 37.2 (a) Provided that at the time of such notice (1) there exists no monetary or material non-monetary Event of Default that has occurred and is then continuing, (2) this Lease is in full force and effect, (3) Tenant shall not have theretofore exercised the Contraction Option, and (4) there shall exist in the Building one full floor “available for leasing” (as defined in Section 37.2(e) below) (the “Additional Floor”) then Original Tenant shall have the right, prior to the date of Tenant’s initial move into the Premises, to deliver to Landlord written notice (the “Additional Floor Notice”) of its desire to lease the Additional Floor. Time shall be of the essence as to Tenant’s giving the Additional Floor Notice. If Tenant fails to timely give the Additional Floor Notice, Tenant shall have no further right to exercise the right to lease the Additional Floor and this right shall be null and void. If there is an Additional Floor “available for leasing”, Landlord shall promptly notify Tenant of such Additional Floor (it being understood that if there is more than one Additional Floor “available for leasing”, Landlord shall designate the Additional Floor closest to the Premises, other than the tenth (10th) floor of the Building unless requested by Tenant in the Additional Floor Notice) whereupon the Additional Floor shall become part of the Premises pursuant to this Lease, as set forth below.

(b) The commencement date for Tenant’s leasing of the Additional Floor (the “Additional Floor Commencement Date”) shall be ten (10) Business Days after (or such earlier time as Tenant may request) the date of delivery of Landlord’s notification of such Additional Floor to Tenant, and a delay in such Additional Floor Commencement Date shall be Tenant’s sole remedy at law or in equity (Tenant hereby waiving any right to rescind this Lease and/or to recover any damages on account of such delay).

(c) If Tenant exercises the right to lease the Additional Floor, then:

(i) Effective as of the Additional Floor Commencement Date: (1) the definition of Premises shall be modified to include the Additional Floor; (2) the percentage of the floor area of the Building defined as Tenant’s Share of Taxes and Tenant’s Share of Operating Expenses, respectively, shall be increased to reflect the Additional Floor; (3) the term of the leasing of the Additional Floor shall be coterminous with the then current Term; and (4) Landlord’s Contribution shall be deemed to be proportionately increased based on the RSF of the Additional Floor;

(ii) Promptly after the Additional Floor Commencement Date, Landlord and Tenant shall execute an amendment to this Lease in a form reasonably acceptable to Landlord and Tenant, confirming the terms hereof, but failure to do so shall have no effect on Tenant’s agreement to lease the Additional Floor, it being agreed that any dispute concerning the content of such amendment shall be resolved by arbitration, pursuant to the terms of Article 34 hereof; and

(iii) Notwithstanding anything to the contrary contained herein, if Tenant elects to lease the Additional Floor, commencing on the Rent Commencement Date, Tenant shall pay Fixed Rent for the Additional Floor at FMV, to be determined in the same manner as set forth in Sections 33.2(b), (c), (d), Sections 33.3(a) and (b) and Section 33.4 above (except that the Base Tax Amount and Base Operating Expenses shall remain the same as they are with respect to the balance of the Premises), which Sections shall apply, mutatis mutandis, in respect of the determination of FMV for the Additional Floor, and the Premises shall automatically be increased to include the RSF of the Additional Floor.

(d) The Additional Floor shall be delivered to Tenant on the Additional Floor Commencement Date in the condition required pursuant to Schedule 1 to the Work Letter.

(e) As used in this Section 37.2, the term “available for leasing” shall mean any full floor in the Building that Landlord is marketing prior to the initial leasing of such floor, which floor Landlord is willing to lease as a single floor and which floor is not the subject of discussions or negotiations with any other existing or prospective tenant.

Section 37.3 Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby agree that Tenant’s right to exercise its Contraction Option and its right to lease an Additional Floor are mutually exclusive (i.e., should Tenant exercise the Contraction Option, Tenant shall have no further right to lease the Additional Floor and this right shall be null and void and should Tenant lease the Additional Floor, Tenant shall have no further right to exercise the Contraction Option and the Contraction Option shall be null and void), it being understood that Tenant’s exercise of its Contraction Option shall not cause Tenant to forfeit any of its rights hereunder, other than as specifically set forth in this Section 37.3.

ARTICLE 38

PARTIAL CANCELLATION OPTION

Section 38.1 (a) Provided that at the time of such exercise (1) there exists no monetary or material non-monetary Event of Default that has occurred and is then continuing, and (2) this Lease is in full force and effect, then Tenant shall have the option (the “Cancellation Option”) to cancel this Lease, solely with respect to the Cancellation Space effective as of the tenth (10th) anniversary of the Rent Commencement Date (the “Cancellation Date”); provided, however, that such cancellation shall only be effective upon compliance with the following terms and conditions:

(i) Tenant shall deliver notice (the “Cancellation Notice”) to Landlord of its election to cancel this Lease, solely with respect to the Cancellation Space no later than eighteen (18) months prior to the Cancellation Date. The Cancellation Notice shall contain an irrevocable designation by Original Tenant of the floor(s) (collectively, the “Cancellation Space”) of the Premises with respect to which Tenant shall elect to cancel this Lease, which floor(s) shall consist of either of the following: (A) one (1) full floor of the Premises (which may be a non-contiguous full floor, if then applicable), or (B) two (2) full contiguous floors of the Premises, in each case which constitute the lowest or highest floors in the Building leased by Tenant pursuant to this Lease. The Cancellation Notice shall be irrevocable upon delivery and time shall be of the essence in connection with the exercise by Tenant of its right to cancel this Lease with respect to the Cancellation Space pursuant to this Article 38; and

(ii) Tenant shall pay to Landlord, as consideration for the privilege of cancellation, an amount (the “Cancellation Payment”) equal to $78.46 per RSF of the Cancellation Space; fifty percent (50%) of which shall be payable simultaneously with the delivery of the Cancellation Notice and the remaining fifty percent (50%) of which shall be payable upon the Cancellation Date.

(b) If Tenant fails to timely deliver the Cancellation Notice and pay to Landlord the Cancellation Payment in accordance with Section 38.1(a)(ii) hereof (time being of the essence), then this Lease shall remain in full force and effect with respect to the Cancellation Space and this Article 38 shall be deemed null and void and of no force and effect.

(c) Notwithstanding any cancellation of this Lease by Tenant hereunder with respect to the Cancellation Space, Tenant shall remain liable to pay all Fixed Rent and Additional Rent with respect to the Cancellation Space through the Cancellation Date and for the cure of any material non-monetary default under this Lease existing on the Cancellation Date with respect to the Cancellation Space. Such defaults shall be cured within the periods provided herein, and such liability of Tenant shall survive any such cancellation.

(d) On or prior to the Cancellation Date, Tenant shall vacate the Cancellation Space and surrender possession thereof to Landlord in accordance with the terms of this Lease, as if the Cancellation Date were the Expiration Date. If Tenant exercises the Cancellation Option, Tenant shall pay to Landlord, as Additional Rent within thirty (30) days after demand, all costs that may be incurred by Landlord on account of the additional work that may be required in order to separate the Cancellation Space from the remainder of the Premises, including, without limitation, (1) separating any utility or other mechanical connections within the Cancellation Space from the remainder of the Premises, (2) removing any internal staircases connecting any floor of the Cancellation Space to any floor(s) of the Premises that are contiguous thereto and slabbing over such floor openings, (3) installing any required submeters so that the amount of electricity utilized in the Cancellation Space may be measured on a submetering basis, (4) redistributing any electricity to the extent necessary so that each floor of the Cancellation Space has an electrical capacity of at least seven (7) watts actual demand load per usable square foot, exclusive of electric required to operate the base Building Systems (including, without limitation, the Building HVAC System) and (5) sealing up all openings in the enclosing shaft walls housing Tenant’s conveyor system, if any. If Tenant timely delivers the Cancellation Notice and timely pays to Landlord the Cancellation Payment but fails to vacate and surrender the Cancellation Space within thirty (30) days after the Cancellation Date in accordance with the terms of this Section 38.1(d) and Section 21.1 hereof, Tenant shall be deemed to be holding over with respect thereto, entitling Landlord to exercise all of its rights and remedies under this Lease (including, without limitation, Section 21.2 hereof) solely with respect to the Cancellation Space (i.e., Landlord shall not be entitled to exercise its remedies under Article 18 hereof with respect to any portion of the Premises other than the Cancellation Space) or at law or in equity with respect thereto; provided, however, that Landlord shall not exercise any of its remedies under Article 18 hereof (and the provisions of Section 21.2 hereof shall not apply) with respect to the Cancellation Space unless Tenant shall have failed to so vacate and surrender such Cancellation Space as of the date that is thirty (30) days after the Cancellation Date.

(e) Upon cancellation of this Lease with respect to the Cancellation Space, Landlord and Tenant shall be relieved of any obligations under this Lease solely with respect to the Cancellation Space, except (A) for those obligations accruing prior to the Cancellation Date, (B) for any third party claims against Tenant with respect to the Cancellation Space accruing through the Cancellation Date and (C) for those obligations that expressly survive the expiration or earlier termination of this Lease. At either Landlord’s or Tenant’s request, Tenant and Landlord shall execute an agreement in recordable form reasonably acceptable to both parties stating among other things, the Cancellation Date and any other necessary amendments to this Lease, on account of the surrender by Tenant of the Cancellation Space (including, without limitation, any resulting reduction in the amount of condenser water furnished by Landlord to Tenant), it being agreed that any dispute concerning the content of such amendment shall be resolved by arbitration, pursuant to the terms of Article 34 hereof. Landlord’s or Tenant’s failure or refusal to sign such agreement shall in no event affect the cancellation of this Lease with respect to the Cancellation Space in accordance with the terms of this Article 38.

Section 38.2 Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby agree that Tenant’s right to exercise its Cancellation Option and its Second Expansion Option are mutually exclusive (i.e., should Tenant exercise the Cancellation Option, Tenant shall have no further right to exercise the Second Expansion Option and the Second Expansion Option shall be null and void and should Tenant exercise the Second Expansion Option, Tenant shall have no further right to exercise the Cancellation Option and the Cancellation Option shall be null and void), it being understood that Tenant’s exercise of its Cancellation Option shall not cause Tenant to forfeit any of its rights hereunder with respect to the Third Expansion Option or the ROFO Option.

ARTICLE 39

LEASING RESTRICTION

Section 39.1 Provided that (i) no monetary or material non-monetary Event of Default shall have occurred and be continuing, (ii) this Lease shall be in full force and effect and (iii) Original Tenant shall be in Occupancy of at least four hundred thousand (400,000) RSF in the Building, then (A) Landlord shall not lease any space in the Building, nor consent to any sublease (or sub-sublease, if applicable) with respect to any space in the Building, to a Competitor, without Tenant’s consent (it being agreed that Tenant’s consent to any such lease, sublease or sub-sublease shall be given or withheld at Tenant’s sole discretion) and (B) Landlord shall not grant any Competitor which is a tenant or subtenant in the Building (including, but not limited to, any Affiliate of Landlord which shall then be a Competitor) the right to install its corporate flag on any of the flagpoles located in the public park on the Real Property; provided, however, in no event shall the provisions of this clause (B) prevent Landlord or Silverstein Properties, Inc. from installing its corporate flag on any such flagpole. Landlord agrees that for so long as Original Tenant shall be in Occupancy of four hundred thousand (400,000) RSF in the Building, all leases to tenants in the Building entered into from and after the date hereof (other than the lease for space in the Building currently being negotiated by Landlord and Darby & Darby P.C.) shall include such restrictions as are contained in this Article 39.

Section 39.2 Notwithstanding anything to the contrary contained herein, the provisions of Section 39.1 hereof shall not apply with respect to any subleases (or further sub-subleases) entered into by any tenant (or its assignees, subtenants or further sub-subtenants) under (i) any lease for space in the Building entered into prior to the date hereof or (ii) the lease for space in the Building currently being negotiated by Landlord and Darby & Darby P.C.

ARTICLE 40

SUBLETTING FROM OTHER BUILDING TENANTS

Section 40.1 (a) Notwithstanding anything to the contrary set forth herein, provided that at the time of such exercise (1) there exists no monetary or material non-monetary Event of Default that has occurred and is then continuing, (2) this Lease is in full force and effect, and (3) the Expansion Threshold shall have been satisfied, Tenant shall have the option (the “Building Tenant Sublease Option”) to sublease space in the Building from other tenants located in the Tenant Elevator Bank, notwithstanding any restrictions on such subletting contained in such other tenants’ leases; provided, however, that Tenant’s exercise of the Building Tenant Sublease Option shall only be permitted upon compliance with the following terms and conditions:

(i) Tenant shall deliver notice (the “Building Tenant Sublease Notice”) to Landlord of its election to exercise the Building Tenant Sublease Option no later than ten (10) Business Days prior to the proposed date of such subletting. The Building Tenant Sublease Notice shall contain all of the information required in connection with the delivery of an Offer Notice by Tenant pursuant to clauses (ii) and (iii) of Section 14.3(a) hereof;

(ii) Any such subletting shall comply with all of the terms and conditions of the other tenant’s lease (except for any restriction on such subletting expressly permitted pursuant to this Article 40); and

(iii) In the event that Tenant sub-subleases or assigns any space which is the subject of a Building Tenant Sublease Option, then Landlord shall be entitled to share in fifty percent (50%) of any profits in connection with such sub-subletting, as determined pursuant to the provisions of Section 14.9 hereof.

(b) Provided that Tenant is then in compliance with the terms and conditions of this Article 40, if Tenant shall deliver a Building Tenant Sublease Notice, Landlord shall not exercise any right of recapture it may have under another tenant lease, with respect to the space that is the subject of such Building Tenant Sublease Notice.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the date first set forth above.

LANDLORD:

7 WORLD TRADE CENTER, LLC,
a Delaware limited liability company

By:	7 WORLD TRADE COMPANY, LP,
Managing Member

By:	SILVERSTEIN-7 WORLD
TRADE COMPANY, INC.,
its general partner

By:	/s/ Michael Levy
Name:	Michael Levy
Title:	Vice President

TENANT:

MOODY’S CORPORATION, a Delaware corporation

By:	/s/ Raymond W. McDaniel, Jr.
Name:	Raymond W. McDaniel, Jr.
Title:	Chief Executive Officer

EXHIBIT A-1

LAND

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly side of Washington Street and the southerly side of Barclay Street;

RUNNING THENCE easterly along the southerly side of Barclay Street, the following three (3) courses and distances:

(1)	South 88 degrees 37 minutes 20 seconds East 161.04 feet;
(2)	South 88 degrees 39 minutes 01 seconds East 67.81 feet; and
(3)	South 88 degrees 36 minutes 50 seconds East 112.04 feet to the corner formed by the intersection of the southerly side of Barclay Street and the westerly side of West Broadway;

THENCE southerly along the westerly side of West Broadway, the following three (3) courses and distances:

(1)	South 13 degrees 29 minutes 10 seconds West 33.54 feet;
(2)	South 88 degrees 37 minutes 31 seconds East 7.16 feet; and
(3)	South 13 degrees 29 minutes 10 seconds West 172.20 feet to the corner formed by the intersection of the westerly side of West Broadway and the northerly side of Vesey Street;

THENCE westerly along the northerly side of Vesey Street, North 88 degrees 37 minutes 31 seconds West 233.48 feet to the corner formed by the intersection of the northerly side of Vesey Street and the easterly side of Washington Street; and

THENCE northerly along the easterly side of Washington Street, North 18 degrees 10 minutes 00 seconds West 213.45 feet to the point or place of BEGINNING.

A-1-1

EXHIBIT A-2

AREA CALCULATIONS

Floors	Rentable Square Feet	Percentage of the Building Area
52	41,861	2.49%
51	41,861	2.49%
50	41,861	2.49%
49	40,645	2.42%
48	41,165	2.45%
47	40,645	2.42%
46	41,311	2.46%
45	41,140	2.45%
44	41,173	2.45%
43	41,173	2.45%
42	40,867	2.43%
41	40,867	2.43%
40	39,799	2.37%
39	39,364	2.34%
38	39,912	2.38%
37	39,913	2.38%
36	39,900	2.38%
35	39,900	2.38%
34	39,900	2.38%
33	39,896	2.38%
32	39,631	2.36%
31	39,357	2.34%
30	39,832	2.37%
29	39,809	2.37%
28	39,284	2.34%
27	39,284	2.34%
26	39,284	2.34%
25	39,284	2.34%
24	39,201	2.33%
23	39,568	2.36%
22	38,872	2.31%
21	39,429	2.35%
20	39,387	2.34%
19	39,365	2.34%
18	39,365	2.34%
17	39,365	2.34%
16	39,365	2.34%
15	39,365	2.34%
14	39,365	2.34%
12	39,365	2.34%
11	39,365	2.34%
10	39,365	2.34%
Premises Total	589,945	35.12%
Building Total	1,679,660	100%

**	Note – the shaded rows above indicate the Premises.

A-2-1

EXHIBIT B

BUILDING RULES AND REGULATIONS

1. Tenant shall not obstruct or encumber the sidewalks, entrances, passages, courts, elevators, vestibules, corridors and halls, nor shall such areas be used for any purpose other than ingress and egress to and from the Premises and for delivery of merchandise and equipment which delivery shall be completed in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord.

2. No awnings, air-conditioning units, fans or other projections shall be attached to or project through the outside walls or windows of the Building. Tenant shall not attach, hang or use any curtains, blinds, shades or screens, other than either mylar shades or other curtains, blinds, shades or screens that conform to Building standards agreed to by Landlord and Tenant from time to time, without the prior written consent of Landlord not to be unreasonably withheld, conditioned or delayed. Tenant may not, under any circumstances apply mylar or other like films directly to Building glass. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design and bulb color agreed to by Landlord and Tenant, such agreement not to be unreasonably withheld, conditioned or delayed.

3. Except for signage required by Legal Requirements or as otherwise provided in the Lease, Tenant shall not, exhibit, inscribe, paint or affix any sign, advertisement, notice or other lettering (collectively, “Tenant Advertisement”) on any part of the inside of the Premises if the same can be seen from the outside of the Premises. Except as otherwise provided in the Lease, in no event may any Tenant Advertisement be exhibited, inscribed, painted or affixed to any part of the outside of the Premises or the Building.

4. Tenant shall not permanently or materially cover, blackout or obstruct the exterior windows that reflect or admit light and air into the Premises.

5. Tenant shall not, without Landlord’s prior written consent, place any showcases or other articles in front of or affix such articles to any part of the exterior of the Building, nor place such articles in the halls, corridors or vestibules (other than within the Premises but in all events Tenant shall comply with Code), nor shall any article obstruct any air-conditioning supply or exhaust.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of such fixtures by any Tenant Party shall be borne by Tenant unless caused by a Landlord Party.

7. Except as otherwise approved by Landlord or as otherwise permitted in accordance with the provisions of the Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building, and no boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

8. Tenant, or any of Tenant’s servants, employees, agents, sublessees, visitors or licensees, shall not at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance except such as are incidental to usual office occupancy and are properly safeguarded.

9. Tenant shall not install any additional locks or bolts of any kind upon any of the doors or windows, nor shall Tenant change existing locks or the mechanism thereof, unless Tenant promptly provides Landlord with the key or combination thereto or other means of access (except with respect to security areas). Tenant must, upon the termination of its tenancy, return to Landlord all keys to offices and toilet rooms and in the event of the loss of any keys furnished at Landlord’s expense, pay the cost thereof. All Tenant entrance doors shall utilize the base Building key cylinders as specified by Landlord.

10. Tenant shall not bring into or store any bicycles, vehicles or animals of any kind except for seeing eye dogs in or about the Premises or the Building. Bicycles shall be stored on the bicycle rack currently located outside the Building adjacent to the loading dock by the Washington Street side of the Building.

11. Tenant shall remove and bring any safes, freight, furniture or bulky matter of any description into or out of the Premises in the manner and during the hours (which must be scheduled in advance) which are agreed to by Landlord and Tenant, each acting reasonably. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon the Premises (unless such area is properly reinforced, subject to and in accordance with the provisions of the Lease). If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, Landlord shall so advise Tenant.

12. Landlord reserves the right to exclude from the Building all persons who do not present a pass signed or approved by Landlord or Tenant or who otherwise do not comply with Building security procedures. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from Tenant. Tenant shall comply with the security procedures implemented following the mutual agreement of Landlord and Tenant including provisions for approving companies delivering food and the manner of delivery.

13. No delivery persons or messengers shall be permitted to use the Building passenger elevators. Tenant shall utilize Landlord’s package intercept/messenger center for all messenger deliveries and pick-ups in accordance with Schedule C and Section 10.12 of the Lease.

14. Tenant shall, at its expense, provide artificial light for the Landlord’s employees doing janitor service or other cleaning, and making repairs or alterations in the Premises.

15. Tenant’s requirements for above-standard services will be addressed only upon written notice delivered to Landlord’s office at the Building. Building employees shall not perform any work or do anything outside of the regular duties unless under special instruction from the Landlord’s office.

16. Tenant shall not purchase spring water, ice, towels or other like service, or allow barbering or boot blacking services in the Premises, from any company or Person not approved by Landlord (such approval not to be unreasonably withheld or delayed).

17. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

18. Tenant shall use commercially reasonable efforts to prevent the use in any space, or in the public halls of the Building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, of any hand trucks or food carts except those equipped with rubber tires and side guards. There shall be no food carts which are visible at any time to the public or other tenants in the main lobby of the Building.

19. Tenant shall control access to the Premises in accordance with reasonable security procedures implemented by Landlord.

20. Tenant shall use reasonable efforts to keep all blinds and shades in the Premises, if any, closed and lowered when and as reasonably required because of the position of the sun, during the operation of the Building HVAC System to cool or ventilate the Premises.

21. Tenant shall not install or permit the installation or use of any food, beverage, cigarette, cigar or stamp dispensing machine other than for the exclusive use of Tenant’s employees and invitees.

22. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, dangerous public excitement or other dangerous commotion, the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

23. Smoking is prohibited at all times throughout the Building.

24. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building in any material respect by the use of any equipment, machinery, musical instrument, radio, television or in any other way.

25. Landlord shall have the right to prohibit any advertising which refers to the Building which, in Landlord’s reasonable judgment, tends to impair the reputation of the Building and upon notice from Landlord, Tenant shall discontinue such advertising. The use of the Building address in the ordinary course of Tenant’s business shall not constitute an advertisement.

26. All of Tenant’s contractors performing work within the Premises must notify the security desk for the Building prior to any work which may affect the Building’s fire alarm system.

27. In the event any of Tenant’s contractors require access to the base Building electrical closets, Tenant shall notify the Building’s management office in writing no later than 3:00 P.M. on the day before such contractors require such access, which notice must be signed by an authorized representative of Tenant.

EXHIBIT C

ALTERATION RULES & REGULATIONS

1.	All construction in the Building must be performed in compliance with these Alteration Rules and Regulations. In the event of a conflict, the provisions of the Lease, including the Work Letter, supersede these Alteration Rules and Regulations. Approval must be received in writing from the Landlord prior to the commencement of any Tenant’s Alterations/construction work as required by the Lease.

2.	All Alterations shall be under the complete supervision of Tenant or Tenant’s general contractor, who will keep on the job a competent foreman to supervise all trades. All Alterations will be performed in conformity with the plans and specifications approved by Landlord in strict accordance with the terms and conditions of the Lease and all applicable local laws and codes.

3.	Landlord’s review and approval of Tenant’s plans and specifications and consent to the commencement of any of Tenant’s Alterations shall not be deemed an agreement by the Landlord that such plans, specifications and Alterations conform with applicable law and to insurance requirements, nor shall it be deemed a waiver by Landlord of compliance by Tenant with any provisions of the Lease, nor shall it impose upon Landlord any liability or obligation with respect to such Alterations, including, without limitation, its completeness, design sufficiency or the performance thereof.

In addition, a pre-requisite to the Landlord’s review and approval of Tenant’s plans and specifications shall be the review and approval of Tenant’s plans and specifications by the Port Authority in accordance with the Port Authority’s Tenant Construction Manual and by the Building Engineer of Record for the impact of such Alterations on the existing structure.

Notwithstanding anything to the contrary contained herein, Landlord agrees, upon Tenant’s request, to execute all applications required by any Governmental Authority (including, without limitation, the Port Authority) in connection with Tenant’s Alterations prior (but still subject) to Landlord’s approval of Tenant’s Plans as described above and, in the event Tenant shall be required to resubmit any applications due to changes to Tenant’s Plans requested by Landlord after Tenant’s submission of such applications, Tenant shall pay all costs and expenses in connection with such resubmission to the applicable Governmental Authority (including, but not limited to, the Port Authority).

4.	Employees of Tenant and its contractors and sub-contractors must work in harmony, and not interfere with any labor employed by Landlord, Landlord’s mechanics or contractors or by any other tenant or its contractors. If, in Landlord’s judgment, such interference occurs, Tenant will cause such labor to be removed from the Building.

5.	All Alterations shall be performed in compliance with the rules of the Building as to hours of availability of Building elevators and the manner of handling materials, equipment and debris to avoid conflict and interference with the operation of the Building.

6.	Suitable protection shall be furnished by way of fire extinguisher and protective steps to prevent any fires during the performance of the Alterations.

7.	Other than with respect to Tenant’s Initial Alterations to be performed on any floor of the Premises (except with respect to the top two (2) floors of the Premises or in any Common Area), demolition must be performed before 6:00 A.M. and after 6:00 P.M. on Business Days or on Saturdays, Sundays or approved holidays. Delivery of materials and equipment and removal of debris must be arranged to avoid any inconvenience and/or annoyance to other tenants. Cleaning must be controlled to prevent dirt and dust from infiltrating into adjacent tenant, common or mechanical areas.

8.	Other than with respect to Tenant’s Initial Alterations, all deliveries of construction materials are to be made before 8:00 A.M. or after 6:00 P.M. on Business Days or on Saturdays, Sundays or approved holidays and are to be scheduled with the Building manager. Tenant or its authorized representative will request after hour use of freight elevator in writing to the Building management office. Except as otherwise set forth in Section 10.4 of the Lease, an elevator service charge of $75 per hour per elevator will apply.

9.	When construction materials, debris or equipment are delivered to or removed from the job site, all Building corridors, elevators and lobbies shall be cleaned after the related work is completed or the deliveries made.

10.	All construction debris must be kept inside the Premises until removed from the job site. Stock piling of debris, which constitutes a fire hazard, will not be permitted.

11.	No accumulation of water will be allowed on any floors.

12.	All diffusers return grilles and perimeter convectors units will be sealed before construction and demolition is started.

13.	All walls, floors and doors in public areas, which are subject to construction traffic, shall be protected to the satisfaction of Landlord. Shoe wiping mats shall be installed at all openings between public and construction areas.

14.	Other than with respect to Tenant’s Initial Alterations to be performed on any floor of the Premises (except with respect to the top two (2) floors of the Premises or in any Common Area), all chasing, chopping or drilling will be coordinated with the Building manager and done before 8:00 A.M. or after 6:00 P.M. on Business Days or on Saturdays, Sundays or approved holidays and if any work being done interferes with any other tenant’s use of its premises, said work shall be stopped immediately on the advice of the Building manager’s office and completed only at the discretion of Landlord.

15.	Should any open flame, such as welding, brazing, etc., be performed in the course of construction, it will be under the supervision of the Building’s chief engineer and a competent fire watch will be present at Tenant’s sole cost and expense. A current valid New York City Fire Department permit is required to be available on demand from Landlord.

16.	During demolition and construction, all fire alarm systems, including, but not limited to, smoke detectors and speakers, shall be suitably protected and active, or a competent fire watch shall be provided.

17.	Workmen shall not be permitted in the passenger elevators (other than the two (2) dedicated passenger elevators provided to Tenant with respect to Tenant’s Initial Alterations and move-in to the Building pursuant to Section 10.4(a) of the Lease).

18.	Prior to the commencement of any Alterations, current valid original certificates of insurance coverage and hold harmless agreements (including workers compensation) from Tenant and all of its contractors and subcontractors as per the requirements of the Lease must be furnished to Landlord.

19.	All permits and certificates shall be properly posted at the job site, and copies provided to Landlord.

20.	Tenant shall promptly pay all fees as stipulated by the Lease for all services performed by Landlord or its agents, including but not limited to, the following (but only to the extent required by the Lease):

(a)	fees of consultants or professional engineer selected by Landlord to review and/or comment on plans and specifications submitted by Tenant;

(b)	service elevator charges; and

(c)	charges for cleaning services.

21.	Landlord may suspend all work upon failure to comply with these Alteration Rules and Regulations or the terms of the Lease.

EXHIBIT D

WORK LETTER

A.	Definitions. All capitalized terms used herein (which are not specifically defined herein) shall have the meaning ascribed to them in the main body of the Lease (the “Lease”) to which this Work Letter is attached and made a part. Notwithstanding any contrary definition in the Lease, the following terms used herein and in the Lease are hereby defined as follows:

“Code” shall mean the New York City Building Code and all applicable rules and regulations thereunder.

“Landlord’s Work” shall have the meaning set forth in Section D.2 hereof.

“Move In Schedule” shall mean the schedule provided by Tenant pursuant to Section D.1 hereof setting forth the dates of Tenant’s anticipated move into the Premises after completion of Tenant’s Initial Alterations.

“Notice” shall, as used in this Work Letter only, and notwithstanding the general provisions of Article 26 of the Lease, shall mean any letter, memorandum or other written communication which is either mailed to Landlord or Tenant, as the case may be (by registered or certified mail, return, receipt requested) or, in the case of any such letter, memorandum or other written communication to Tenant, is actually delivered to Tenant’s Representative at the then current mailing address of Tenant’s Representative. Any such notice shall be deemed to have been, given when received (or refused) by mail or when delivered to Landlord or Tenant’s Representative, as the case may be.

“TCO” shall mean a temporary certificate of occupancy.

“Tenant’s Initial Alterations” shall mean all of the materials and work set forth on Tenant’s Plans (including, without limitation, any work performed by Tenant outside the Premises) all of which shall be performed by Tenant’s contractors at Tenant’s sole cost and expense (except with respect to Landlord’s Contribution), including, without limitation, any structural, electrical or plumbing work required to meet Tenant’s structural, electrical or plumbing requirements, any air conditioning duct work and any other air conditioning work required for Tenant’s need to distribute HVAC on each floor of the Premises, painting, wall covering, paneling and cabinet work and the installation of Tenant’s telephone and other telecommunications and data processing system.

“Tenant’s Plans” shall mean the architectural and engineering construction documents and specifications stamped and sealed by Tenant’s architect or engineer, at Tenant’s sole cost and expense, to be used for the construction and finishing of the Premises so that the same may be used for Permitted Uses, as provided in Article 2 of the Lease, and any work to be performed by Tenant outside the Premises (including, without limitation, riser diagrams and any items that connect to the Building Systems) which shall conform in all material respects to the construction documents for the Building and Tenant’s Preliminary Plans and the complete design development plans (except as may be modified with Landlord’s consent pursuant to the terms of the Lease).

“Tenant’s Preliminary Plans” shall mean Tenant’s schematic plans, prepared by Tenant’s Architect or engineer, at Tenant’s expense, setting forth the overall scope and character of the layout for the construction of Tenant’s Initial Alterations and indicating the location and size of any uses requiring modifications to Building Systems, including, without limitation, any Special Use Area, if applicable, any Tenant signage located inside the Building, telecommunications/data centers, file rooms and Tenant mechanical rooms.

“Tenant’s Representative” shall mean Andrew Mann of Gardiner & Theobald.

B.	Tenant’s Initial Alterations.

1.	Tenant shall commence the design of Tenant’s Initial Alterations promptly after the Effective Date and diligently proceed to complete such design and construction in accordance with the terms of this Work Letter. All Tenant’s Initial Alterations shall be (x) effected in accordance with (i) the construction schedule and approved by Landlord pursuant to Section D.1 hereof (which may be subsequently modified by Tenant), (ii) the requirements of this Work Letter and the Lease, including, without limitation, Articles 4 and 8 thereof, and (iii) the requirements of all Governmental Authorities and (y) diligently prosecuted to completion. Any failure to complete Tenant’s Initial Alterations shall not in any way result in a postponement of the Rent Commencement Date or the payment of any rent.

2.	(a) At the time that Tenant submits Tenant’s construction schedule and other information required pursuant to Section D.1 hereof, Tenant shall submit to Landlord (but only to the extent available at such time), for approval in accordance with the terms of Article 4 of the Lease, the name of the Tenant’s general contractor, Tenant’s architect, Tenant’s engineer and any other contractors Tenant wishes to engage to work in the Building. In the performance of Tenant’s Initial Alterations, Tenant shall use only Approved Contractors and Approved Architects and Engineers. Tenant shall also provide Landlord, at least ten (10) days prior to sending out any bid packages, with a list of contractors or subcontractors who will be on the list of bidders. Landlord may reject any contractor if Landlord reasonably believes that the performance of work by such contractors shall create difficulty, strike or jurisdictional dispute with other contractors employed by Landlord, Tenant or other tenants in the Building or on any other reasonable basis. Notwithstanding the foregoing, Landlord may, if Landlord chooses, designate only one (1) contractor, subcontractor or engineer for the life safety system, elevators, fire alarm system, building management system and other proprietary technical systems; provided that the charges of such contractor, subcontractor and/or engineer shall be reasonable and competitive with the charges of contractors, subcontractors and/or engineers providing similar services to other First Class Office Buildings.

(b)	Notwithstanding the foregoing paragraph (a), the approval by Landlord of such general contractor, subcontractors and/or engineers shall not be deemed to mean that Landlord has given any assurance or made any representation or guaranty with respect to, the performance by or quality of work of such construction manager, general contractor, subcontractors or engineers and Landlord shall have no responsibility for the actions, negligence, work or workmanship of such construction manager, general contractor or subcontractor(s).

3.	Tenant’s Initial Alterations shall be performed in accordance with the alteration rules and regulations set forth in Exhibit C to the Lease and made a part hereof and if any item of Tenant’s Initial Alterations is not specifically covered by said building standards, then such item shall still be of a high quality consistent with construction rules and regulations and the general quality of said building standards and shall be under no circumstances whatsoever below the industry standards for First Class Office Buildings.

4.	In connection with Tenant’s Initial Alterations, Tenant shall install window treatments reasonably approved by Landlord.

C.	Approval and Filing of Tenant’s Plans.

1.	Tenant shall promptly after completion thereof deliver to Landlord for Landlord’s approval, Tenant’s Preliminary Plans, complete design development plans and Tenant’s Plans (and any changes to any of the foregoing once approved).

2.

Subject to the terms of Sections 2.1(e) and 4.4(b) of the Lease, Tenant shall not apply for a building permit without first submitting the application to Landlord and obtaining Landlord’s approval of such application (which approval shall not be unreasonably withheld, delayed or conditioned), and Landlord having obtained each Superior Lessor’s signature on such application. In the event Landlord approves such application for each Superior Lessor’s signature, Landlord shall use its reasonable efforts to obtain such signature. Tenant may not perform any work in the Building without Landlord’s prior written approval of Tenant’s Plans and without obtaining all permits and approvals required therefor. Tenant shall, at Tenant’s sole cost and expense, file Tenant’s Plans with the Port Authority, promptly after Landlord shall have approved the same and shall take whatever action shall be necessary to obtain and maintain all necessary approvals and permits from the Port Authority or Governmental Authorities having jurisdiction with respect to such Tenant’s Plans and the completion of the work reflected therein. Landlord shall cooperate in obtaining all required approvals by Superior Lessors and Governmental Authorities at no cost to Landlord. Landlord shall cooperate with Tenant, at Tenant’s sole cost and expense, as is reasonably necessary for Tenant to obtain all permits and approvals required to be issued by any Governmental Authority in connection with Tenant’s Alterations, and Landlord shall execute necessary consents and applications and perform other reasonable ministerial and non-ministerial requirements as and to the extent required promptly after Tenant submits same to Landlord.

3.	(a) Whenever in this Section C Tenant is required to deliver plans and specifications or information, such plans, specifications and information shall be in reasonably sufficient detail to enable Landlord to evaluate the impact of the same on architectural, mechanical, electrical, plumbing, fire alarm, BMS or any other system or other item of the Building.

(b) Together with Tenant’s delivery to Landlord of Tenant’s plans, specifications and information (or resubmission, revision or modification thereof, as applicable), Tenant shall provide Landlord with a request for approval. In the event that Landlord shall not approve any such request, the notice of such non-approval shall specifically indicate the reasons for such non-approval, in sufficient detail as to reasonably permit Tenant to make changes.

4.	Whenever in this Section C Landlord is required to review Tenant’s Preliminary Plans, Tenant’s Plans or any changes thereto, except as provided in Section 4.2 of the Lease, Tenant shall pay all third party out-of-pocket costs (including, without limitation, costs paid by reason of review by a Governmental Authority) reasonably incurred by Landlord for the review of such plans.

5.	Tenant will promptly furnish to Landlord copies of all Port Authority approved drawings, plans, permits and sign-offs as same are obtained by Tenant with respect to Tenant’s Initial Alterations. Tenant shall obtain all TCOs necessary for Tenant’s use and occupancy of the Premises and Tenant must furnish copies thereof to Landlord prior to Tenant’s occupying each floor for the conduct of its business. Landlord shall cooperate as is reasonably necessary in connection therewith and shall execute all reasonably necessary consents and applications and perform other reasonable ministerial and non ministerial requirements as and to the extent required, all at Tenant’s sole cost and expense.

6.	Notwithstanding anything to the contrary contained herein, Landlord agrees, upon Tenant’s request, to execute all applications required by any Governmental Authority (including, without limitation, the Port Authority) in connection with Tenant’s Alterations prior (but still subject) to Landlord’s approval of Tenant’s Plans as described above and, in the event Tenant shall be required to resubmit any applications due to changes to Tenant’s Plans requested by Landlord after Tenant’s submission of such applications, Tenant shall pay all costs and expenses in connection with such resubmission to the applicable Governmental Authority (including, but not limited to, the Port Authority).

D.	Construction.

1.	Construction Schedule. As soon as practicable after the Effective Date, Tenant shall furnish Landlord, for Landlord’s reasonable approval, with a construction schedule and Move In Schedule prepared by Tenant or Tenant’s general contractor or construction manager in such a manner as to coordinate the scheduling of Tenant’s Initial Alterations with Building operations and construction being performed by or on behalf of Landlord or other tenants in the Building, showing the scheduled dates upon which the various phases of Tenant’s Initial Alterations are to be commenced and may be expected to be completed.

2.	Landlord’s Work. Landlord’s Work shall mean the work described on Schedule 1 to this Work Letter. Tenant acknowledges that Landlord’s Work has been completed.

3.	Vertical Transportation. Tenant shall be permitted to use the freight elevators subject to Exhibit C and Section 10.4 of the Lease. Subject to Section 10.4 of the Lease, Tenant acknowledges that Tenant’s use of freight elevators is subject to the reasonable requirements for the use of the freight elevators in connection with (a) the operation of the Building and (b) other work being performed by or on behalf of other tenants in the Building.

E.	Access by Tenant and Cooperation by Landlord and Tenant.

1.	Tenant acknowledges that Tenant’s contractors and contractors performing work for Landlord and for other tenants in the Building may at times be working in the Premises and the Building simultaneously. Landlord and Tenant agree to cooperate with each other with regard to the performance and sequencing of work within the Premises and in the Building. Tenant agrees to comply with all reasonable procedures established by Landlord to coordinate Tenant’s Initial Alterations with other work in the Building so as not to interfere or delay such work and such other reasonable procedures established by Landlord which relate to such work.

2.

In connection with any access by Tenant to the Building the following shall apply: (a) Tenant shall provide reasonable security for the Premises; (b) prior to the time that Tenant enters the Premises for the purposes set forth above, Tenant shall deliver to Landlord certificates of insurance or other satisfactory evidence of Tenant’s compliance with the insurance requirements set forth on Schedule 2 attached hereto; (c) Tenant and its contractors shall remain responsible for the scheduling and transportation of materials and equipment used in the performance of Tenant’s Initial Alterations, and for the removal from the Building of waste and debris (including, without limitation, all refuse, tools and equipment) resulting from the performance of Tenant’s Initial Alterations by Tenant’s contractors; (d) Tenant shall not cause any damage to the Premises, the Building, any other space in the Building or work of other tenants in the Building and shall use reasonable and customary efforts to protect the Premises, the Building and work being performed by or on behalf of others tenants in the Building from damage by Tenant’s contractors, subcontractors and movers, and shall pay for any replacements, repairs or extra cleaning necessitated by any damage caused by Tenant or such contractors or subcontractors or the moving by contractors, subcontractors, movers or other agents of Tenant of fixtures, equipment, furnishings, furniture and other property into or out of the Premises; and (e) subject to the release provisions set forth in Section 11.6 of the Lease, Tenant shall defend, indemnify and hold Landlord harmless from and against any and all losses and/or claims arising from any negligence of Tenant and Tenant’s general contractor or construction manager, and their respective contractors, subcontractors, engineers, architects, decorators, servants, agents or employees in connection with the performance of Tenant’s Initial Alterations. If Tenant shall fail to comply with any of the requirements of this Section E.2, Landlord may, at its option, perform such act on Tenant’s behalf, at Tenant’s sole cost and expense. Tenant shall, within thirty (30) days of demand therefor, with interest at the Applicable Rate commencing from such thirtieth (30th) day, reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with Landlord’s performance of any act required by this Section E.2.

F.	Landlord and Tenant Construction Obligations.

1.	All required testing, adjusting and balancing of the mechanical plant of the Building and base building mechanical, electrical, plumbing, fire protection, fire safety and sprinkler systems serving the Premises, shall be conducted at such times as reasonably scheduled by Landlord or when required by Governmental Authorities (it being understood that Tenant shall cooperate with Landlord and the testing entity in connection with such testing, adjusting or balancing).

2.	Tenant’s Representative shall provide administration of Tenant’s Initial Alterations and is authorized to act on behalf of Tenant with respect to those matters on which Tenant’s Representative is authorized to act pursuant to a written notice delivered by Tenant to Landlord. Tenant’s Representative shall give instructions and consents to Landlord. Tenant may substitute Tenant’s Representative on two (2) Business Days’ prior written notice to Landlord.

3.	Landlord and Tenant’s Representative shall schedule and attend regular project meetings at the Building (or such other location as shall be mutually acceptable to all parties) with Tenant’s Architect, Tenant’s project manager, Landlord and other of Tenant’s and Landlord’s consultants, at such times as the parties shall mutually agree.

4.

All work performed pursuant to this Work Letter, whether by Landlord or by Tenant and any other work performed by Landlord in the construction of the Building, shall be performed diligently, in a good and workerlike manner, with only first class materials, free of all mechanics’, materialmen’s or other liens and in compliance with all Legal Requirements and requirements of Governmental Authorities.

5. All schedules attached to this Work Letter are hereby incorporated herein by reference. In the event of any conflict between the provisions of the Lease, this Work Letter, the schedules attached hereto and the exhibits to the Lease, the provisions of the Lease shall prevail.

G.	Miscellaneous.

1.	Notwithstanding anything to the contrary contained herein, Tenant shall comply with the provisions of the Underlying Lease with respect to the performance of any Alterations (including, without limitation, Sections 18.1 and 18.2 thereof) and shall not commence any work until a TAA with respect to such Alterations (to the extent required), and the plans and specifications forming a part thereof, covering such work have been approved by the Port Authority.

2.	All disputes in respect of this Work Letter shall be resolved by expedited procedures arbitration in accordance with Article 34 of the Lease.

SCHEDULE 1

LANDLORD’S WORK

A.	Architectural Design.

1.	Typical Floor Condition.

(a) Core Walls. All core walls are provided finishes of one layer of 5/8” (min.) thickness gypsum wallboard, taped and spackled. All column enclosures are to be provided by Tenant. All exposed interior curtain wall enframement are provided with factory applied paint finish.

(b) Typical Core Finishes. All common core mechanical rooms, electric closets, telecommunications closets, and stairs are delivered painted, with fluorescent lighting, as required.

(c) Floor Levelness. Floors will be provided substantially at the levelness set forth on the survey attached as Schedule 3 to this Work Letter.

(d) Elevator Lobby Floor. Typical floor elevator sills are set + 1/2” above the 0’-0” benchmark elevation for each floor. Elevator lobby floor slabs are depressed 3” below the 0’-0” benchmark elevation of each floor to accept Tenant floor finish. Floor slab depression shall terminate at the edge of the core wall on each floor.

(e) Doors & Frames. Base Building standard doorframes are welded hollow metal, 3’-0” x 8’-0” unless otherwise noted. Core doors are hollow metal. All doors and frames are prime painted for application of Tenant finishes. Landlord shall furnish and install mechanical seals on all MER doors.

(f) Building Standard Hardware. Building standard hardware are Corbin Ruswin ML-2000 series lever handles, US 26d finish, painted ball bearing hinges, door stops and door closers as required by Code.

(g) Signage. Landlord to provide Code required egress signage in all base Building common areas.

(h) Fire Stairs. Concrete floor finish, painted metal pipe railings, painted walls, surface mounted fluorescent lighting with battery backup and emergency power connections.

(i) Typical Office Ceiling Heights. The Building is designed to permit installation of 9’-6” high ceilings in perimeter offices and 9’-0” high ceilings in the balance of the office areas with the exceptions of the cross corridor.

D-Schedule 1-1

2.	Toilet Room Design.

(a) Design Description. Typical floor toilet rooms are provided with 2” x 2” ceramic tile floors and full height ceramic tile walls on wet walls only, painted gypsum drywall ceilings, cove lighting at mirrors and toilets. Base Building toilet rooms to comply with all requirements of the Americans with Disabilities Act.

(b) Toilet Fixtures. Wall mounted vitreous china water closets, urinals and counter top lavatory fixtures, quantity in accordance with Code requirements. All water closets, urinals and lavatories to be equipped with electronic flush and faucets.

(c) Vanities. Granite, with under-counter vitreous china lavatories with electronic operated faucets. Full height mirrors at vanities.

(d) Toilet Partitions. Ceiling mounted, stainless steel metal partitions.

(e) Accessories. Brushed stainless steel accessories.

(f) Janitor Closet. A janitor’s closet is provided on each floor.

3.	Main Lobby Design.

(a) Finishes. The ground floor lobby is finished in a combination of stone, stainless steel wall panels and glass.

(b) Security. All Building visitors will pass through the Landlord’s security system at the ground floor. All tenants and visitors will enter the Building through security turnstiles at the ground floor lobby adjacent to a security desk and visitor registration desk.

B.	Structural Design. Each floor contains fifty (50) pounds of “live load” per square foot.

C.	Mechanical Design.

1.	HVAC.

(a) Design. The base Building HVAC system is designed to support the following conditions in the office areas:

(i)	Temperature and Humidity Conditions:

•	Summer: Outside Air: Dry bulb 95[0]F

        Wet bulb 750F.

        Inside Air: Dry bulb 750F.

        Wet bulb 62.50F. (50% R.H. maximum)

D-Schedule 1-2

•	Winter: Outside Air: Dry bulb 0[0]F.

              *Inside Air: Dry bulb 720F.

              *No humidification is provided.

(ii)	Office Cooling Design Loads:

The base Building systems are designed to provide the above referenced conditions based on the following Tenant loads:

•	Five (5) watts per usable square foot for lighting and equipment.

•	One (1) person per one hundred and fifty (150) usable square feet.

•	Twenty (20) cfm per person of outside air.

•	Solar and transmission loads (assumes use of window blinds).

(b) Heating Systems:

(i) The Building will be heated by finned tube heating elements, within a custom architectural enclosure located at the base of the façade wall of each office floor. The system will be fed by supply and return loops serving water risers at the perimeter columns and will be piped in a reverse return arrangement.

(ii) Hot water for the office heating systems will be generated via two (2) sets of steam-to-hot water shell-and-tube heat exchangers and matching circulating pumps for each zone located at the fourth (4th) floor MER and the forty-eighth (48th) floor mechanical equipment room. The average operating supply water temperature will be 180 degrees Fahrenheit with a 20 degree Fahrenheit temperature differential, and will be automatically reset via an outdoor air thermostat.

D.	Electrical.

1. Design. Typical office floors are designed to support an electrical load of seven (7) watts demand per usable square foot per floor via two (2) 265/460 volt bus risers to serve each floor, exclusive of base Building HVAC. Subject to the terms of the Lease and approval by the Landlord, Tenant may at the Tenant’s sole cost and expense, install a supplemental buss tap on such floor to accept a maximum of two (2) watts demand per usable square foot of additional equipment power on such floor provided that the average electrical load across all floors of the Premises does not exceed seven (7) watts demand per usable square foot, exclusive of base Building HVAC.

D-Schedule 1-3

2.	Systems.

(a) 265/460V buss duct distribution system for office space. Each typical floor electrical closet is sized to accept Landlord a supplied high voltage panel and a Landlord supplied transformer rated 75 KVA to transform from 265/460V to 120/208V, with Tenant supplied utility panels in addition to Landlord supplied panels as noted above, sized for the load density.

(b) A base Building generator system is provided to serve the base Building life safety system in accordance with Code requirements. Landlord will furnish and install emergency power capacity of 0.25 watt per usable square foot for connection of Tenant’s emergency egress lighting from the Building’s emergency generator. Tenants are permitted to connect to emergency circuits to the base Building emergency lighting riser panels, which are in electrical closets, approximately every tenth (10th) floor through Tenant provided transfer relays.

(c) Additional base Building emergency power may be available for purchase from the Landlord, subject to approval of the Landlord and the terms of the Lease. Tenant shall be responsible for design and installation of all additional emergency power distribution and transfer (ASCO) switches with compression lugs.

3. Metering. Except as otherwise set forth in the Lease, all electric lighting and power usage on the floor will be metered through submeters (i.e., lighting, equipment power, DX unit, local domestic hot water electric heater and electric and telecommunications closet lighting). On multi-tenanted floors, core and shell circuits shall be transferred by the Tenant to the Tenant’s submetered panels.

4. Floor Distribution. Floor distribution will be via overhead distribution. Poke through connections will be permitted only as approved by Landlord. Tenant shall have the right to chop in floor boxes for conference room tables, subject to Landlord’s approval. Floor trenching is prohibited. Poke through connections are prohibited on portions of the fifth (5th) floor of the Building.

5. Telecommunications. The base Building is provided with two (2) separate points of entry (POE) for telecommunications services. Connection of Tenant’s telecommunications service provider shall be coordinated with the Landlord.

E.	Plumbing.

1. Toilet fixture quantities based on Code requirements. Handicapped fixtures (a minimum of one (1) water closet and one (1) lavatory) will be provided in each men’s and women’s toilet facility.

2. Each floor shall have 4” soil and 3” vent plugged outlets, and 2” valved and capped cold-water outlets at multiple locations. Subject to Lease terms, Tenant shall be permitted at Tenant’s sole cost and expense to connect to the cold water line, sanitary and vent outlets.

D-Schedule 1-4

F.	Fire Protection.

1. Sprinkler Systems. The Building is designed to support a fully sprinklered building with a sprinkler zone floor control valve assembly on each floor. Tamper switches and alarm flow switches will be furnished and installed by Landlord. Sprinkler system will be connected to combined fire standpipe risers and main. The sprinkler floor control valve assembly locations will alternate between two (2) risers at each floor. Each floor will have a capped connection at the core for connection of the Tenant’s final engineered system.

2. Fire Stopping. Landlord to provide all fire stopping of existing floor penetrations as required by Code.

3. Standpipe System. Standpipe risers are provided complete with 2-1/2” diameter or applicable fire department valve with reducers to 1-1/2” diameter with fire hoses. Two (2) fire hose stations, one (1) in each stair, are provided per floor.

4. Fire Extinguishers. Landlord to provide wall mounted 10-lb. dry chemical and/or CO2 type fire extinguisher in all mechanical, electrical and other base Building rooms as required by Code.

5. Fire Alarm System.

(a) Core Areas. Landlord has provided a fire detection, smoke detection, elevator recall, alarm and voice communication, annunciation and floor warden communication system as a part of the Building’s Class E System for all base Building areas, inclusive of but not limited to, core toilets and core mechanical rooms, to the extent required by applicable Legal Requirements.

(b) Tenant Areas. Landlord has provided local panels in the core area and points adequate to connect Tenant supplied fire alarm speaker/strobe devices for normal office occupancy on the basis of one (1) speaker/strobe unit per eight hundred (800) usable square foot and six (6) alarm input/output or control points per floor, in addition to all points required for core and shell connection.

G.	Building Management System.

1. The Building is designed with a DDC-type building management system (BMS) by Carrier Control Technologies to control and operate the Building Systems, including, but not limited to, the HVAC system, energy management devices, after-hours air conditioning control, other programmable building controls, condenser water supply temperature, control of typical floor packaged AC units via factory mounted DDC control panels. All DDC panels are networked to Landlord’s BMS System

2. Landlord shall provide two (2) points per floor for connection of Tenant’s systems.

H.

Vertical Transportation Systems. The Building will be served by a total of twenty-nine (29) three thousand five hundred (3,500) pound capacity high-speed Otis elevators with speeds ranging from seven hundred (700) to one thousand four hundred (1,400) feet per minute. The elevators are grouped into five (5) separate zones, with crossover floors to accommodate multi-floor tenants. The elevators are provided with state-of-the-art microprocessor controlled dispatch systems which will provide elevator service with average wait times under thirty (30) seconds. The Building will also contain three (3) service elevators, two (2) of which are rated at six thousand (6,000) pounds in capacity and one (1) rated at four thousand (4,000) pounds in capacity with twelve (12) foot high cabs and four (4) foot six (6) inch wide doors.

D-Schedule 1-5

SCHEDULE 2

INSURANCE REQUIREMENTS

Insurance Limits and Coverage:

Unless otherwise notified by Landlord, the amounts and types of insurance shall conform to the minimum terms, conditions, and coverages of Insurance Services Office (ISO) policies, forms, and endorsements.

All self-insured retention’s or deductibles shall be Tenant’s sole responsibility.

Commercial General Liability: Tenant shall cause Tenant’s general contractor and Tenant’s Architect to maintain commercial general liability insurance covering all operations by or on behalf of Tenant on an occurrence basis against claims for personal injury (including bodily injury and death) and property damage (including loss of use). Such insurance shall have these minimum limits and coverage:

1. Minimum Limits:	$5,000,000 each occurrence (except for Tenant’s Architect, $1,000,000 each occurrence)

$5,000,000 general aggregate with dedicated limits per project site

$5,000,000 products and completed operations aggregate

2. Coverages:	1986 (or later) ISO commercial general liability form

Products and completed operations coverage maintained for at least 3 years following acceptance of the work by Landlord

Blanket contractual liability

Broad form property damage

Fire damage legal liability in an amount equal to the value of Tenant’s floor area

Severability of interest

Underground explosion and collapse coverage (Tenant’s contractor shall carry)

Personal injury

Incidental Medical Malpractice

Blanket Waiver of Subrogation

Additional Insured endorsement, including completed operations

D-Schedule 2-1

Automobile Liability: Tenant’s general contractor and Tenant’s Architect shall maintain business auto liability covering liability arising out of any auto (including owned, hired, and non-owned autos).

A.	Minimum Limits: $2,000,000 Combined Single Limit each accident (except for Tenant’s Architect, $1,000,000 Combined Single Limit each accident)

B.	Coverages:	Additional insured endorsement

Waiver of subrogation in favor of the Landlord with regard to Tenant’s liability

Workers’ Compensation: Tenant, Tenant’s general contractor and Tenant’s Architect shall maintain workers’ compensation and employer’s liability insurance.

Minimum Limits:	Workers’ Compensation - statutory limits

Employer’s Liability:

$2,000,000 bodily injury for each accident

$2,000,000 bodily injury by disease for each employee

$2,000,000 bodily injury disease aggregate

Umbrella/Excess Liability: Tenant and Tenant’s general contractor shall maintain umbrella/excess liability insurance on an occurrence basis in excess of the underlying insurance previously described which is at least as broad as each and every one of the underlying policies. The amounts of insurance previously described may be satisfied by Tenant or Tenant’s general contractor purchasing coverage for the limits specified or by any combination on underlying and umbrella limits.

Minimum Limits:	Tenant: $5,000,000 combined single limit and annual aggregate per project site

Tenant’s general contractor: $20,000,000 combined single limit and annual aggregate

D-Schedule 2-2

Optional Coverage/Requirements to be added based on exposure:

Railroad Protective Liability: If applicable, Tenant’s contractor will purchase a railroad protective liability policy when the work is on or within 50 feet of a railroad or affects any railroad property including but not limited to tracks, bridges, tunnels, and switches. The limit of coverage shall not be less than:

A.	$2,000,000 per occurrence/$6,000,000 aggregate

Architect Professional Liability: Tenant’s Architect shall purchase and maintain professional liability insurance as follows:

A.	Limits:	$1,000,000 each claim and annual aggregate

B.	Coverages:	1.	Insureds interest in joint ventures, if applicable

		2.	Punitive damages coverage (where not prohibited by law)

		3.	Limited contractual liability

		4.	Retroactive date prior to the commencement of work

		5.	Extended reporting period of thirty-six (36) months.

Contractor’s Pollution Liability: When remediation or abatement is included in the work, Tenant shall cause its contractor to purchase, or cause to be purchased, a policy covering third party injury and property damage claims, including cleanup costs, as a result of pollution conditions arising from contractor’s operations and completed operations. Completed operations coverage will remain in effect for not less than three (3) years after final completion. The Landlord shall be named as an additional insured and the policy shall have a retroactive date before the commencement of the work. The limits of coverage shall not be less than:

a.	$1,000,000 each occurrence

b.	$1,000,000 aggregate

Contractor, subcontractor and subcontractors should further be required to maintain any other such coverage as might be required by law (i.e., Disability, Unemployment, etc.).

D-Schedule 2-3

EXHIBIT F

FIXED RENT

(a)	From the Commencement Date through the day preceding the fifth (5th) anniversary of the Rent Commencement Date, Twenty-Four Million Four Hundred Eighty-Two Thousand Seven Hundred Seventeen and 50/100 Dollars ($24,482,717.50) per annum;

(b)	From the fifth (5th) anniversary of the Rent Commencement Date through the day preceding the tenth (10th) anniversary of the Rent Commencement Date, Twenty-Seven Million Four Hundred Thirty-Two Thousand Four Hundred Forty-Two and 50/100 Dollars ($27,432,442.50) per annum;

(c)	From the tenth (10th) anniversary of the Rent Commencement Date through the date preceding the fifteenth (15th) anniversary of the Rent Commencement Date, Thirty Million Three Hundred Eighty-Two Thousand One Hundred Sixty-Seven and 50/100 Dollars ($30,382,167.50) per annum; and

(d)	From the fifteenth (15th) anniversary of the Rent Commencement Date through the initial Expiration Date, Thirty-Three Million Three Hundred Thirty-One Thousand Eight Hundred Ninety-Two and 50/100 Dollars ($33,331,892.50) per annum.

The Fixed Rent shall be reduced monthly (to be reflected on the monthly invoice to Tenant) by the amount by which the Port Authority credits the rent payable by lessee under the Underlying Lease or otherwise pays to lessee, which credit or payment, to the extent actually received by lessee, shall be allocable to Tenant in an annual amount equal to the RSF of the Premises (but not to exceed 566,686 RSF) multiplied by $3.80, for so long as and to the extent that this Lease is a “Qualifying Lease” pursuant to the Rent Reduction Guidelines promulgated by the Empire State Development Corporation on January 18, 2006 in accordance with legislation enacted by the New York State Legislature in Chapter 2 of the Laws of 2005.

F-1

EXHIBIT G

GENERAL CLEANING SPECIFICATIONS

I.	DAY CLEANING

A.	Public & Commons Areas - Daily Services

1.	Clean and police all public areas of the New Tower Building including, but not limited to, lobby, corridors, elevators, sidewalks, curbs, stairs, utility and loading dock areas.

2.	Police and maintain elevator cabs.

3.	Keep entrance door glass and frames in clean condition.

4.	Clean and polish standpipes and sprinkler Siamese connections.

5.	Wipe down all exterior metal, marble, and similar material up to first horizontal level as required.

6.	Twice daily inspect and police all men’s and ladies’ lavatories on all floors throughout the New Tower Building. Paper products to be restocked if necessary, spills to be cleaned and any refuse on the floor to be disposed of in the proper receptacle.

7.	Set out mats in inclement weather, keep in clean condition.

II.	NIGHTLY SERVICES

A.	Main Entrance Lobby

1.	Dust sweep flooring with specially treated cloths to insure dust-free floors.

2.	Wash ceramic tile, marble and terrazzo flooring in the New Tower Building entrance and foyers.

3.	Damp mop and spot clean resilient tile floors.

4.	Wax, buff and apply sealer on floor finish as required.

5.	Wipe down all metal and glass surfaces in the lobby interior using appropriate metal cleaner.

6.	Dust lobby decorative motif and clean protection glass.

7.	Clean entrance and lobby glass doors including mirrors.

8.	Wipe clean all monitoring devices and telephone units.

9.	Wash all rubber mats and vacuum wool or nylon runners when down.

B.	Elevator Cabs

1.	Clean saddles, door and frames of elevators at lobby.

2.	Remove all gum, foreign matter and unauthorized writing from elevators.

3.	Clean metal and sides of elevator cabs.

4.	Wash and refinish resilient floor in elevator, and if carpeted, vacuum and spot clean.

C.	Public Areas (if multi-tenant floors)

1.	Maintain public area walls in clean condition. Public areas shall also include elevator lobbies on multiple tenant floors.

2.	Vacuum clean all carpets in public areas. If flooring, sweep floors with treated mop to maintain in clean condition throughout the public areas.

3.	Inspect and maintain cleanliness of fire hoses, extinguishers and other similar equipment.

D.	Tenant Office Areas

1.	Damp mop all stone, ceramic tile, slate and other types of unwaxed flooring.

2.	Sweep private stairways within premises.

3.	Sweep all uncarpeted flooring using chemically treated dust mop to prevent dust dispersion.

4.	Carpet sweep carpeted areas and rugs four (4) nights each week and vacuum and edge once each week, moving light furniture other than desks, file cabinets, etc.

5.	Hand dust and wipe clean with a treated cloth, mitt, or duster, all furniture, file cabinets, desk lamps, window sills and convector enclosed tops.

6.	Move and dust under all desk equipment and phones, replacing and dusting said equipment with approved anti-bacterial cloth.

7.	Scour and wash clean all water coolers and fountains and, as required, remove standing water from the fountain.

8.	Clean all glass furniture tops.

9.	Empty and clean all waste basket and disposal receptacles, damp dust as necessary, replace trash can liner. Plastic liners to be furnished by Landlord at no extra charge to Tenant. Remove waste using rubber janitorial carts with rubber edges, to designated areas of the building. Comply with recycling regulations as per New York City local laws.

10.	Remove all smudges, finger marks and other marks from painted surfaces on doors, walls and areas around electrical light wall switches and door jambs.

E.	Lavatories (base building)

1.	Scour, wash and disinfect all basins, bowls and urinals with approved germicidal detergent solution using spray tank method.

2.	Wash and disinfect both sides of all toilet seats with approved germicidal detergent solution. Leave set in up position.

3.	Wash and polish with a non-acid polish all mirrors, powder shelves, bright work and enamel surfaces, etc. including flushometers, piping and toilet seat hinges.

4.	Hand dust and wash all partitions, dispensers and receptacles.

5.	Sweep and wash all lavatory flooring and tile wall surfaces with an approved disinfectant.

6.	Empty, clean and disinfect all paper towels and sanitary disposal receptacles. Replace liner in sanitary napkin disposal receptacles. Liners to be furnished by Landlord at no additional charge to Tenant.

7.	Fill all toilet tissue holders, paper towel dispensers, toilet seat covers and soap dispensers at no additional charge to Tenant. Landlord shall install coin operated dispensers for sanitary napkins.

8.	Remove all waste paper and refuse to a designated area in the premises, using rubber janitorial carts with rubber edges.

9.	Report necessary repairs.

10.	High dusting once per month, including, but not limited to, lighting fixtures.

11.	Machine scrub flooring, scrub tile walls and scrub partitions once per month.

III.	WEEKLY SERVICES

A.	Main Entrance Lobby

1.	Dust all lobby walls.

2.	Hand dust all louvers and ventilating louvers.

3.	Remove all finger marks from all painted surfaces near light switches, entrance doors and the like.

B.	Elevator Cabs

1.	Clean saddles and frames on floors above and below the main lobby.

2.	Clean lights in cabs.

3.	Dust elevator doors above lobby.

C.	Tenant Office Areas

1.	Vacuum all carpet areas including common areas once each week and as needed.

2.	Spot clean soil and finger marks from painted or washable surfaces on and around door handle and light switches.

3.	Dust all baseboards.

IV.	MONTHLY OR QUARTERLY CLEANING

A.	Main Entrance Lobby (Quarterly)

1.	High dust all electrical and air-conditioning ceiling fixtures.

B.	Elevators (Monthly)

1.	Shampoo carpets using extraction vacuum method.

C.	Freight Areas and Elevator Lobbies (if multi-tenant floors) (Monthly)

1.	Wash, strip and refinish floors in freight areas and elevator lobbies on multiple tenant floors.

D.	Tenant Office Area (Quarterly, Unless Otherwise Indicated)

1.	Hand dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly or weekly cleaning.

2.	Dust Venetian blinds.

3.	High dust surfaces not reached in nightly cleaning above 5 feet.

4.	Dust overhead pipes, air-conditioning louvers and ducts, etc.

5.	Dust all lighting fixtures and window frames.

E.	Lavatories (base building) (Monthly)

1.	Machine scrub flooring.

2.	High dust lights, walls, grilles, etc.

3.	Dust all lighting fixtures.

4.	Wipe down partitions.

V.	PEST CONTROL

1.	Pest Control treatment in all public areas, lavatories on multi-tenant floors, and service sink rooms will be done once a month. All service will be rendered by operators licensed by Board of Health of the City of New York.

2.	Services shall be rendered at such times as will not interfere with Tenant’s normal business and use of its premises during business hours.

VI.	WINDOW CLEANING

1.	Cleaning of the inside surface of the windows from the main floor to the roof will be done as required, but not more than four (4) times per year. The schedule for such services will be coordinated in advance with Tenant.

2.	Cleaning of the outside surface of the windows from the main floor to the roof will be done three (3) times per year.

3.	Interior window cleaning services shall be rendered at such hours as will not interfere with Tenant’s normal business and use of its premises during business hours.

VII.	SPECIAL SERVICES

Prior to installation of furniture and tenant occupancy.

1.	Cleaning contractor shall render one initial cleaning of all new space at the direction of Moody’s Property Management Department, including dusting, sweeping, polishing of bright work and windows, so that the premises shall be in a clean and proper condition.

2.	Cleaning contractor shall perform one initial cleaning of all toilet rooms including flooring at no cost to Tenant and at the direction of Moody’s Property Management Department, on floors to be newly occupied.

3.	Contractor shall perform one initial cleaning of all interior windows prior to move-in for which there will be no additional charge to Tenant.

General Note

The cleaning specification described above shall be rendered as scheduled but only on Monday through Friday excluding union and legal holidays. Areas not covered as part of normal cleaning services are:

1) Special Concession Areas

2) Private dining rooms, cafeterias, kitchens, bathrooms or shower rooms or athletic facilities.

Replacement cleaners shall be provided at no additional cost to Tenant, in the event that any individual is absent due to illness, vacation or holiday leave.

Staff shall be responsible for immediately reporting leaks, mechanical deficiencies, and burned out lamps to Moody’s Property Management Department.

It is agreed that the cleaning contractor may provide additional services to Tenant from time to time. Such special services shall be performed using additional manpower and should not interfere with the performance of duties as outlined in this specification. The cost for such services shall be billed directly to Tenant. Promptly after Tenant’s request, Landlord will provide the rate schedule relating to such costs, when the same is available.

EXHIBIT H

APPROVED CONTRACTORS

GENERAL CONTRACTORS

Ambassador Construction Company	Mr. Cory Koven
317 Madison Avenue	212-922-1020 - phone
New York, NY 10017	212-949-9762 - fax

Structure Tone, Inc.	Mr. Brian Donaghy
15 East 26th Street	212-481-6100 - phone
New York, NY 10010-1589	212-725-1119 - fax

Hunter Roberts	Mr. Don Robertson
2 World Financial Center –6th Floor	212-321-6800 – phone
New York, NY 10281	212-321-6990 – fax

Henegan Construction	Mr. Paul Bryce
250 West 30th Street	212-947-6441 - phone
New York, NY 10001	212-643-1053 - fax

James G. Kennedy & Co., Inc.	Mr. Brian McMahon
215 East 38th Street	212-599-6005 - phone
New York, NY 10016	212-796-8220 - fax

Plaza Construction	Mr. Steven Fisher
260 Madison Avenue	212-849–4800 - phone
New York, NY 10016	212-849-4855 - fax

Turner Interiors	Mr. John Thomann
375 Hudson Street	212-229-6215 – phone
New York, NY 10014	212-229-6247 - fax

Vanguard Construction & Development Co., Inc.	Mr. Michael Strauss
307 West 38th Street	212-594-7477 – phone
New York, NY 10018	212-279-2419 - fax

Lehr Construction Corp.	Mr. Jeffrey Lazar
902 Broadway	212-353-1160 - phone
New York, NY 10010	212-505-8169 - fax

MBI Group	Mr. Jason Dove
48 West 37th Street	212-376-4400 - phone
New York, NY 10018	212-376-6260 - fax

SUB-CONTRACTORS

MECHANICAL

Kaback Enterprises, Inc.	Mr. John Murphy
41 West 25th Street	212-645-5100 - phone
New York, NY 10016	212-645-8962 - fax

Penguin Air Conditioning	Mr. Paul Shields
26 West Street	718-706-2558 - phone
Brooklyn, NY 11222	718-706-2565 - fax

Falk Technical Service Corp.	Mr. Salvatore Manfredonia
227 West 19th Street	212-924-6900 - phone
New York, NY 10011	212-462-4933 - fax

P.J. Mechanical	Mr. Peter Pappas, Jr.
135 West 18th Street	212-243-2555 - phone
New York, NY 10011	212-924-7148 - fax

Power Cooling, Inc.	Mr. Lloyd Larsen
43-43 Vernon Blvd.	718-784-1300 - phone
Long Island City, NY 11101	718-937-8418 - fax

Henick-Lane, Inc.	Mr. Ernie Henick
49-22 49th Street	718-786-7277 - phone
Long Island City, NY 11101	718-482-1625 – fax

Sound Refrigeration & AC, Inc.	Mr. Robert Gulmi
58 Old Stewart Avenue	516-747-5678- phone
Garden City Park, NY 11040	516-747-5994 - fax

PLUMBERS

MJM Plumbing & Heating Company, Inc.	Mr. Michael Carbone, Sr.
268 West Street	212-966-2444 - phone
New York, NY 10013	212-966-0031 - fax

S.B.A.	Mr. Steven Verderame
23-30 50th Avenue	718-786-1100 - phone
Long Island City, NY 11101	718-361-5327 - fax

Par Plumbing Company, Inc.	Mr. Marty Levine
60 North Prospect Avenue	212-926-1088 - phone
Lynnbrook, NY 11563	516-593-9089 - fax

American Contracting Company, Inc.	Mr. Richard Silver
538 West 35th Street	212-736-6618 - phone
New York, NY 10001	212-465-1734 - fax

Geoffrey A. Lagas & Associates, Inc.	Mr. Paul Lagas
630 Fifth Avenue –Sub-Basement #101	212-586-7065 - phone
New York, NY 10111	212-586-7365 – fax

L.A.B. Plumbing	Mr. Richard Bisso
530 West 50th Street	212-246-9690 – phone
New York, NY 10019	212-581-7365

Breslaw & Sons	Mr. Michael Breslaw
559 West 45th Street	212-265-4023 - phone
New York, NY 10036	212-265-4141 – fax

SPRINKLER SYSTEM

ABCO-Peerless	Mr. Tim Bowe
81 Seaview Blvd.	516-294-6850 - phone
Port Washington, NY 11050	516-294-6823 - fax

Sirina Fire Protection	Mr. Rocco Abbate
151 Herricks Road	516-942-0400 - phone
Garden City, NY 11040	516-942-0415 - fax

Rail Sprinkler	Mr. David Israel
601 Merrick Road	516-593-2000 - phone
Lynbrook, NY 11563	516-593-9634 - fax

Belrose Fire Suppression	Mr. Mike Hartigan
14 Suffolk Street	516-378-9590 - phone
Freeport, NY 11520	516-378-4493 - fax

Kaback Enterprises, Inc.	Mr. John Murphy
41 West 25th Street	212-645-5100 – phone
New York, NY 10016	212-645-8962 - fax

MJM Plumbing & Heating Company, Inc.	Mr. Michael Carbone, Sr.
268 West Street	212-966-2444 – phone
New York, NY 10013	212-966-0031 - fax

ELECTRICAL

Robert B. Samuels	Mr. Gary Fishbone
48 West 25th Street – 8th Floor	212-645-5150 - phone
New York, NY 10010	212-645-9933 - fax

Campbell & Dawes, Ltd.	Mr. Gary Dawes
84-48 129th Street	718-441-6300 - phone
Kew Gardens, NY 11415	718-441-7090 - fax

JWP Forest Electric Corporation	Mr. Philip Altheim
2 Penn Plaza	212-318-1500 - phone
New York, NY 10121	212-318-1793 - fax

Hugh O’Kane Electric Company, Inc.	Mr. Hugh O’Kane
30-40 48th Avenue	718-247-6037 – phone
Long Island City, NY 11101	718-482-6993 - fax

Allran Electric of NY, Inc.	Mr. Sal Rusi, Jr.
257 51st Street	718-567-3840 – phone
Brooklyn, NY 12220	718-567-3846 - fax

Atlas Acon Electric Co.	Mr. Rick Froio
283 Hudson Street	212-741-0600 - phone
New York, NY 10013	212-243-9626 - fax

Zwicker Electric Company, Inc.	Mr. Neil DeVincenzo
200 Park Avenue	212-477-8400 - phone
New York, NY 10003	212-995-8469 – fax

E.J. Electric Installation Co	Mr. Edward Harley
46-41 Vernon Blvd.	718-786-9400 - phone
Long Island City, NY 11101-5378	718-786-10001 - fax

Adco Electrical Corporation	Mr. Edward Welsh
201 Edward Curry Ave.	718-494-4400 - phone
Staten Island, NY 10314	718-983-7519 - fax

FIRE ALARM SYSTEM

Firecom, Inc.	Mr. Antoine Sayour
39-27 59th Street	718-899-6100 – phone
Woodside, NY 11377	718-899-1932 - fax

SUBMETERING

Technical Systems, Inc. (TSI)	Mr. Thomas Osborne
150 Broadway – 15th Floor	212-695-3507 - phone
New York, NY 10038	212-695-4654 - fax

Utilities Research Associates, Inc.	Mr. Richard Simon
225 West 57th Street	212-765-2025 - phone
New York, NY 10019	212-265-0216 - fax

Source One, Inc.	Mr. Brian Casey
180 Madison Avenue	800-510-4485 - phone
New York, NY 10016	646-935-0234 - fax

PAINTERS

Albert Pearlman, Inc.	Mr. Andrew Seda
60 East 42nd Street	212-687-5055 - phone
New York, NY 10165-1041	212-687-6228 - fax

Bond Painting	Mr. Stewart Feld
42 West 38th Street	212-944-0070 - phone
New York, NY 10018	212-944-8499 - fax

Antovel Painting Company	Mr. Angelo Lopes
21-12 45th Avenue	718-937-3520 - phone
Long Island City, NY 11101	718-392-4793 – fax

State Painting	Mr. Steven Wolf
305 East 46th Street	212-751-8330 – phone
New York, NY 10017	212-751-8332 - fax

Paramount Painting	Mr. Mitchell Nichtberger
50 Rockefeller Plaza	212-632-5244 - phone
New York, NY 10020	212-632-5243 - fax

CONCRETE

Ferran Enterprises, Inc.	Mr. Frank Ferrante
44-05 55th Avenue	718-937-0303 - phone
Maspeth, NY 11378	718-784-2109 – fax

LIC Construction	Mr. John Perno
44-30A Purvis Street	718-786-2793 - phone
Long Island City, NY 11101	718-784-4624 - fax

Manetta Industries, Inc.	Mr. Enrico Manetta
P.O. Box 220-517	718-383-4100 - phone
Brooklyn, NY 11222	781-383-9164 - fax

Perna Group	Mr. Joseph Perna
452 Landing Avenue	631-265-7687 - phone
Smithtown, NY 11787	631-366-2511 - fax

METAL

Remco Maintenance Company	Mr. Ed Wasilewski
500 Tenth Avenue	212-695-4000 - phone
New York, NY 10018	212-967-7342 - fax

Platinum Maintenance	Mr. Brian Lichtenstein
370 Hamilton Avenue	212-535-9700 - phone
Brooklyn, NY 11231	718-238-0189 - fax

Stuart Dean	Mr. Larry Moshan
366 Tenth Avenue	212-695-3180 - phone
New York, NY 10001	212-967-0988 - fax

Sterling Service Company	Mr. Ned Gargiulo
429 West 53rd Street	212-246-8888 - phone
New York, NY 10019	212-426-9660 - fax

Quality Building Services Corp.	Mr. Roger McKay
801 Second Avenue	212-609-2904 - phone
New York, NY 10017	212-883-6770 - fax

EXHIBIT I

APPROVED ARCHITECTS AND ENGINEERS

ARCHITECTS

Skidmore, Owings & Merrill LLP	Mr. T.J. Gottesdiener
14 Wall Street	212-298-9310 - phone
New York, NY 10005	212-298-9781 - fax

Milo Kleinberg Design Associates, Inc.	Mr. Milo Kleinberg
11 East 26th Street	212-532-9800 - phone
New York, NY 10010	212-889-2180 - fax

Swanke Hayden Connell Ltd.	Mr. Joseph Aliotta
295 Lafayette Street	212-219-6789 - phone
New York, NY 10012	212-219-0059 - fax

Gaddis Wind Associates	Mr. James Gaddis
141-3 West 28th Street – Suite 501	212-695-5175 - phone
New York, NY 10001	212-695-5170 - fax

Mancini Duffy/LLEWELYN-DAVIES	Mr. Jeff Tobbin/Mr. Ralph Mancini
39 West 13th Street	212-938-1260 - phone
New York, NY 10011	212-938-1267 - fax

Environetics Group	Mr. Jay Cohen
116 East 27th Street	212-679-8100 - phone
New York, NY 10016	212-685-9044 - fax

Peter Poon Architects, PC	Mr. Peter Poon
16 Mercer Street	212-941-6800 - phone
New York, NY 10013	212-941-4803 – fax

EXTERIOR FAÇADE CONSULTANTS

Israel Berger & Associates, Inc.	Mr. Israel Berger
232 Madison Avenue	212-689-5389 - phone
New York, NY 10016	212-689-6449 - fax

Gordon H. Smith Corporation	Mr. Gordon Smith
200 Madison Avenue	212-696-0600 - phone
New York, NY 10016-3901	212-532-8272 - fax

Peter Corsell Associates, Inc.	Mr. Peter Corsell/Mr. Eric Serrilli
575 Eighth Avenue	212-868-2999 - phone
New York, NY 10018	212-868-4801 - fax

Engineers Plus, Inc.	Mr. Scott Drapper
17 Lincoln Avenue	201-679-6767 - phone
Hasbrook Heights, NJ 07604	201-288-3740 - fax

WATERPROOFING CONSULTANTS

Israel Berger & Associates, Inc.	Mr. Israel Berger
232 Madison Avenue	212-689-5389 - phone
New York, NY 10016	212-689-6449 - fax

Henshell & Buccellato	Mr. Paul Buccellato
2 Harding Road	908-530-4734 - phone
Red Bank, NJ 07701	908-747-8099 - fax

The VSA Group	Mr. Vincent Stramandinoli
441 Lexington Avenue – Suite 506	212-338-9661 - phone
New York, NY 10017	212-338-9831 - fax

Practical Design Associates, Inc.	Mr. Bob Levine
P.O. Box 142	516-621-6402 - phone
Laurel, NY 11948	516-621-4670 - fax

MECHANICAL/ELECTRICAL ENGINEERS

Jaros Baum & Bolles Consulting Engineers (JB&B)	Mr. Augustine DiGiacomo
80 Pine Street	212-758-9000 - phone
New York, NY 10005	212-980-1887 - fax

Flack & Kurtz	Mr. David Cooper
475 Fifth Avenue	212-951-3928 - phone
New York, NY 10017	212-689-7489 - fax

Atkinson Koven Feinberg Engineers	Mr. Glen Neville
1501 Broadway - Suite 700	212-354-5656 - phone
New York, NY 10036-5501	212-354-5668 - fax

GC Eng & Associates	Mr. Gene Eng
141 West 28th Street	212-695-5313 - phone
New York, NY 10001	212-695-5170 - fax

Syska & Hennessy	Mr. Jesse Bhatia
11 West 42nd Street	212-921-2300 - phone
New York, NY 10036	212-556-3333 - fax

Consentini Associates	Mr. Marvin Lewin
2 Penn Plaza - 3rd Floor	212-615-3764 - phone
New York, NY 10001	212-615-3700 - fax

Source One, Inc.	Mr. Brian Casey
180 Madison Avenue	800-510-4485 - phone
New York, NY 10016	646-935-0234 - fax

Technical Systems, Inc. (TSI)	Mr. Thomas Osborne
150 Broadway – 15th Floor	212-695-3507 - phone
New York, NY 10038	212-695-4654 - fax

Norgen Consulting Group, Inc.	Mr. Rafael Negron
127 Livingston Street –2nd Floor	718-522-3736 – phone
Brooklyn, NY 11201	718-522-2533 - fax

Power Concepts, LLC	Mr. John Mezic
29 Broadway, 12th Floor	212-419-1900 - phone
New York, NY 10006

AMA (Arthur Metzler Associates)	Mr. Arthur Metzler
AMA Consulting Engineers, P.C.	212-944-7722 - phone
47 Hillside Avenue
Manhasset, New York 11030

STRUCTURAL ENGINEERS

Cantor Seinuk Group, P.C.	Mr. Silvian Marcus/Mr. Jeff Smillow
228 East 45th Street – 3rd Fl.	212-687-9888 - phone
New York, NY 10017	212-487-5501 - fax

The Office of James Ruderman LLP	Mr. Steven Smolinsky
15 West 36th Street	212-643-1414 - phone
New York, NY 10018	212-643-1425 - fax

Stanley H. Goldstein	Mr. Keith Loo
31 West 27th Street	212-545-7878 - phone
New York, NY 10018	212-545-8222 - fax

Practical Design Associates, Inc.	Mr. Robert Levine
P.O. Box 142	516-621-6402 - phone
Laurel, NY 11948	516-621-4670 - fax

DeSimone & Chaplin & Associates	Mr. Jim Chaplin
20 Waterside Plaza	212-532-2211 - phone
New York, NY 10010	212-481-6108 - fax

Eipel Barbieri Marschhausen, LLP	Mr. Ken Eipel
555 Eighth Avenue - 5th Floor	212-695-5120 - phone
New York, NY 10018	212-595-5158 - fax

CODE CONSULTANT

Archetype Consultants, Inc.	Mr. Sal Cocolicchio
275 Seventh Avenue - 12th Floor	212-414-8777 – phone
New York, NY 10001	212-414-2811 – fax

ARC Consultants, Inc.	Mr. Matthias Ojeawere
264 West 40th Street	212-398-1220 - phone
New York, NY 10018	212-398-1223 - fax

Charles Rizzo & Associates	Mr. Charles Rizzo
11 Penn Plaza - 20th Floor	212-695-5980 - phone
New York, NY 10001	212-695-6058 - fax

TRC Fire Engineering	Mr. Tim Costello
11 Penn Plaza – Suite 2000	212-465-0641 - phone
New York, NY 10001	212-695-6058 - fax

ELEVATOR CONSULTANT

D.T.M., Inc.	Mr. Joe Montesano
120-02 14th Road	718-321-0343 - phone
College Point, NY 11356	718-321-1282 – fax

Jaros Baum & Bolles Consulting Engineers	Mr. Steve Kinnaman
80 Pine Street	212-530-9300 – phone
New York, NY 10005	212-269-5894 – fax

Van Deusen & Associates	Mr. David Fried
5 Regent Street – Suite 524	212-868-9090 – phone
Livingston, NJ 07039-1617	973-994-2539 - fax

Ascent Service & Technology, LLC	Mr. Joseph L. Long
75 Wall Street	212-363-1654 - phone
New York, NY 10005	212-363-7717 - fax

TELECOMMUNICATIONS CONSULTANTS

Lextel Communications, Inc.	Mr. David Jones
150 Broadway – 15th Floor	212-643-0001- phone
New York, NY 10038	212-695-4616 - fax

Riser Management Systems	Mr. Jerry Marmelstein
P.O. Box 1264	800-747-3779 - phone
Burlington, Vt. 05402	802-860-0395 - fax

JB&B Technologies	Mr. Walter Mehl, Jr.
80 Pine Street	212-530-9300 - phone
New York, NY 10005	212-269-5894 - fax

Pro4ia, Inc.	Ms. Louise Silver
55 Broad Street –18th Floor	212-465-9002 – phone
New York, NY 10004	212-465-9027 - fax

TESTING/LABORATORIES

Testwell Craig Laboratories, Inc.	Mr. Paul Moretti
47 Hudson Street	914-762-9000 - phone
Ossining, NY 10562	914-762-9638 - fax

Lucious Pitkin, Inc.	Mr. Lucious Pitkin
50 Hudson Street	212-233-2737/2558 - phone
New York, NY 10013	212-406-1417 - fax

CHEMICAL TREATMENT

Ambient Group, Inc.	Mr. Steve Beckenstein
10 Morris Avenue	516-609-0009 - phone
Glen Cove, NY 11542	516-609-8271 - fax

Chemical Specifics, Inc.	Mr. Paul Genetski
46-09 54th Road	718-361-6666 - phone
Maspeth, NY 11378	718-361-0350 - fax

Ashland Specialty (Drew Industrial Division)	Mr. Al Barba
1000 Harrison Avenue	877-DREW-NYC – phone
Kearny, NJ 07032	201-246-1784 - fax

EXHIBIT J-1

FORM OF CONSENT TO ASSIGNMENT

CONSENT AGREEMENT

(ASSIGNMENT)

This CONSENT AGREEMENT (this “Consent”) dated as of the              day of                     , 20    by and between                     , a                     , (“Landlord”) with an address at                     ,                     , a                      (“Tenant”), with an address at                      and                     , a                     (“Assignee”) with an address at                     .

R E C I T A L S

WHEREAS, by Agreement of Lease, dated as of September     , 2006 (the “Original Lease”), as amended by                      (the Original Lease as so amended being referred to herein as the “Lease”), Landlord leased to Tenant the eleventh (11th), twelfth (12th) and fourteenth (14th) through twenty-sixth (26th) floors in the building (the “Building”) known as and located at 7 World Trade Center at 250 Greenwich Street, New York, New York, which premises are more particularly described in the Lease (the “Premises”).

WHEREAS, pursuant to a separate Assignment and Assumption of Lease, dated the date hereof, by and between Tenant and Assignee (the “Assignment”), Tenant desires to assign to Assignee all of Tenant’s right, title and interest as tenant under the Lease, and Assignee desires to accept such assignment and assume all of the obligations and liabilities of Tenant as tenant under the Lease arising from and after the Effective Date (as defined in the Assignment).

WHEREAS, pursuant to the terms of the Lease, among other things, Landlord’s written consent to the Assignment must be obtained.

WHEREAS, subject to, and in reliance upon, the representations, warranties, covenants, terms and conditions contained in this Consent, Landlord desires to consent to the Assignment.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, paid by each of the parties hereto to the other, the receipt and legal sufficiency of which are hereby acknowledged, and in further consideration of the provisions herein, Landlord, Tenant, and Assignee hereby agree as follows:

1. Consent. Landlord hereby consents to the Assignment, subject to and in reliance upon the representations, warranties, covenants, terms and conditions contained in this Consent.

2. Compliance by Assignee. Assignee hereby accepts the Assignment and agrees that, from and after the date hereof, Assignee shall duly observe and assume all of, and shall not

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do anything that would violate any of, the terms, covenants, agreements, provisions, obligations and conditions of the Lease and the Assignment to be performed or observed on the part of Assignee thereunder.

3. Reserved.

4. Subordination. The Assignment (and all amendments and modifications thereof) shall be subject and subordinate at all times to the Lease, and to all of the provisions, covenants, agreements, terms and conditions of the Lease.

5. Representations and Warranties. Tenant and Assignee jointly and severally represent and warrant to Landlord that (a) no rent, fees or other consideration has been or will be paid to Tenant by Assignee for the right to use or occupy the Premises or for the use, sale or rental of fixtures, leasehold improvements, equipment, furniture or other personal property of Tenant other than as expressly set forth in the Assignment and (b) attached hereto as Exhibit A is a true, correct and complete copy of the Assignment (together with any supplements or amendments thereto) which together embody the complete and entire agreement between Tenant and Assignee and that there are no other agreements (written or oral) between Assignee and Tenant with respect to the Assignment. Tenant represents and warrants to Landlord that except as set forth on Exhibit A attached hereto, (i) to the best knowledge of Tenant or Assignee, the Lease is in full force and effect and has not been modified or amended except as described in the recitals contained in this Consent, (ii) to the best knowledge of Tenant or Assignee, Landlord is not now in default under the Lease, and has completed all improvements and made all contributions (if any) required of Landlord under the Lease[, except for [            ]], and (iii) Tenant has made no demand against Landlord and has no present right to make such demand with respect to charges, liens, defenses, offsets, claims, or credits against the payment of rent or additional rent or the performance of Tenant’s obligations under the Lease[, except for [            ]]. Assignee represents and warrants to Landlord that it has a financial standing and character, is engaged in a business, and proposes to use the Premises in a manner in keeping with the standards of the Building and the requirements of the Lease and the limitations on such use set forth in the Lease and in this Consent. Landlord represents and warrants to Assignee and Tenant that except as set forth on Exhibit A attached hereto, (A) to the best knowledge of Landlord, the Lease is in full force and effect and has not been modified or amended except as described in the recitals contained in this Consent, and (B) to the best knowledge of Landlord, Tenant is not now in default under the Lease [, except for [            ]].

6. Amendment or Termination of Assignment. Tenant and Assignee agree that they shall not change, modify, amend, cancel or terminate the Assignment or enter into any additional agreements relating to or affecting the use or occupancy of the Premises or the use, sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, without first obtaining Landlord’s prior written consent thereto (to be granted or withheld in accordance with the terms of Article 14 of the Lease) and any such change, modification, amendment, cancellation or termination without Landlord’s consent shall not be binding on Landlord.

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7. No Waiver or Release. Subject to the terms of the Lease, neither this Consent, the Assignment, nor any acceptance of rent or other consideration from Assignee by Landlord (whether before or after the occurrence of any default by Tenant under the Lease) shall operate to waive, modify, impair, release or in any manner affect any of the covenants, agreements, terms, provisions, obligations or conditions contained in the Lease, or to waive any breach thereof, or any rights of Landlord against any person, firm, association or corporation liable or responsible for the performance thereof, or to increase the obligations or diminish the rights of Landlord under the Lease, or to increase the rights or diminish the obligations of the Tenant thereunder, or in any way to be construed as giving Assignee any greater rights than those to which Original Tenant named in the Lease would be entitled. Tenant hereby agrees that its obligations under the Lease and this Consent shall not be discharged or otherwise affected by reason of the giving or withholding of any consent or approval for which provision is made in the Lease, except as otherwise expressly set forth in the Lease. All terms, covenants, agreements, provisions and conditions of the Lease are hereby ratified and declared by Tenant to be in full force and effect, and Tenant hereby unconditionally reaffirms its primary, direct and ongoing liability to Landlord for the performance of all obligations to be performed by Tenant as tenant under the Lease, including, without limitation, the obligations to pay all rent and all other charges in the full amount, in the manner and at the times provided for in the Lease, except as otherwise expressly set forth in the Lease.

8. No Further Assignment or Subletting. The giving of this Consent shall not be construed either as a consent by Landlord to, or as permitting, any other or further assignment or transfer of the Lease, whether in whole or in part, or any subletting or licensing of the Premises, the Premises or any part thereof, or as a waiver of the restrictions and prohibitions set forth in the Lease regarding subletting, assignment or other transfer of any interest in the Lease or the Premises. Assignee shall not assign the Lease or sublet or license all or any part of the Premises, voluntarily or by operation of law, or permit the use or occupancy thereof by others other than in compliance with the terms of the Lease.

9. No Ratification of Assignment. Tenant and Assignee acknowledge that Landlord is not a party to the Assignment and is not bound by the provisions thereof, and recognize that, accordingly, Landlord has not, and will not, review or pass upon any of the provisions of the Assignment. Nothing contained herein shall be construed as an approval of, or ratification by Landlord of, any of the particular provisions of the Assignment or a modification or waiver of any of the terms, covenants and conditions of the Lease or as a representation or warranty by Landlord.

10. Default. Any breach or violation of any provisions of the Lease or this Consent by Assignee or Tenant shall be deemed to be and shall constitute a default under the Lease.

11. Notices. Any notices given under this Consent shall be effective only if in writing and given in the manner notices are required to be given under the Lease, addressed to the respective party at the addresses set forth in the Lease with respect to Landlord and Tenant, and at the addresses hereinabove set forth with respect to Tenant and Assignee, respectively, or at such other address for such purpose designated by notice in accordance with the provisions hereof. Tenant and Assignee shall promptly deliver to Landlord a copy of any default or termination notice sent or received by either party with respect to the Assignment.

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12. Brokerage. In the event any claim is made against Landlord by any broker, agent, finder or like person in connection with the Assignment or any attornment by Assignee to Landlord hereunder, Tenant and Assignee shall be jointly and severally liable to (a) defend the claim against Landlord with counsel reasonably approved by Landlord and (b) save harmless and indemnify Landlord on account of loss, cost or damage (including, without limitation, reasonable attorneys’ fees) which may arise by reason of such claim.

13. Miscellaneous.

(a) Remedies Cumulative. Each right and remedy of Landlord provided for in this Consent or in the Lease shall be cumulative and shall be in addition to every other right and remedy provided for herein and therein or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise by Landlord of any one or more of the rights or remedies so provided for or existing shall not preclude the simultaneous or subsequent exercise by Landlord of any or all other rights or remedies so provided for or so existing. Each right and remedy of Tenant and/or Assignee provided for in this Consent or in the Lease shall be cumulative and shall be in addition to every other right and remedy provided for herein and therein or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise by Tenant and/or Assignee of any one or more of the rights or remedies so provided for or existing shall not preclude the simultaneous or subsequent exercise by Tenant and/or Assignee of any or all other rights or remedies so provided for or so existing.

(b) Landlord’s Liability. Landlord’s liability under this Consent shall be limited to the same extent Landlord’s liability is limited under the Lease.

(c) Successors and Assigns. The terms and provisions of this Consent shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

(d) Severability. If any one or more of the provisions contained in this Consent shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(e) Captions. The captions contained in this Consent are for convenience only and shall in no way define, limit or extend the scope or intent of this Consent, nor shall such captions affect the construction hereof.

(f) Counterparts. This Consent may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which, taken together, shall constitute one and the same instrument. Any signature page that is faxed or transmitted electronically shall be effective as an original signature page. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

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(g) Authority. Tenant, Assignee and Landlord each represents and warrants that it has full right, power and authority to enter into this Consent and that the person or persons executing this Consent on behalf of Tenant, Assignee or Landlord, as the case may be, are duly authorized to do so.

(h) Binding Effect. This Consent is offered to Tenant and Assignee for signature and it is understood that this Consent shall be of no force and effect and shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a copy of this Consent to Tenant and Assignee.

(i) Landlord’s Costs. Tenant and Assignee shall be jointly and severally liable to reimburse Landlord on demand for any reasonable out-of-pocket costs incurred by Landlord in connection with the Assignment, including, without limitation, the costs of making investigations as to the acceptability of the Assignee and reasonable legal costs incurred in connection with the granting of this Consent.

(j) Conflict. If there shall be any conflict or inconsistency between the terms, covenants and conditions of this Consent or the Lease and the terms, covenants and conditions of the Assignment, then, as between Landlord on one hand and Tenant and Assignee on the other, the terms, covenants and conditions of this Consent and the Lease shall prevail.

(k) Consent Limited. This Consent shall be deemed limited solely to the Assignment, and Landlord reserves the right to consent or withhold consent and to exercise all other rights all as set forth in and in accordance with the Lease with respect to any other matters.

(l) Terms. Terms defined in the Lease and used, but not defined, herein shall have the meanings ascribed to them in the Lease.

(m) Governing Law. This Consent and the rights and obligations of the parties hereunder shall be governed by and construed, and all controversies and disputes arising under or relating to this Agreement shall be resolved, in accordance with the internal substantive laws of the State of New York applicable to agreements made and to be wholly performed with such state.

(n) Entire Agreement. This Consent contains the entire agreement of the parties with respect to the matters contained herein and may not be modified, amended or otherwise changed except by written instrument signed by the parties sought to be bound.

(o) Waiver of Subrogation. Assignee shall maintain the insurance required under the Assignment, naming Landlord, Landlord’s managing agent, The Port of Authority of New York and New Jersey, The Bank of New York, New York City Industrial Development Agency, The Consolidated Edison Company of New York, Inc. and such other Persons as Landlord may reasonably request in writing from time to time as additional insureds under such policies of insurance. Assignee and Landlord agree to obtain casualty insurance containing waivers of subrogation clauses in favor of the other. To the extent that such policies obtained by

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Assignee and Landlord contain such waivers, Assignee and Landlord hereby release each other in respect of any claim which they may otherwise have against each other, to the extent any such claim is covered by such insurance.

(Signatures on next page)

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Consent as of the date first above written.

TENANT	ASSIGNEE
[ ]	[ ]

By:	By:
Name:	Name:
Title:	Title:

LANDLORD

By:
Name:
Title:

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TENANT ACKNOWLEDGEMENT

STATE OF STATE	}	ss.:
COUNTY OF COUNTY

On the      day of              in the year                      before me, the undersigned, a Notary Public in and of said State, personally appeared             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) and that by his/her/their signatures(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Signature and Office of individual taking acknowledgement

ASSIGNEE ACKNOWLEDGEMENT

STATE OF STATE	}	ss.:
COUNTY OF COUNTY

On the              day of              in the year                      before me, the undersigned, a Notary Public in and of said State, personally appeared             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) and that by his/her/their signatures(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Signature and Office of individual taking acknowledgement

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EXHIBIT J-2

FORM OF CONSENT TO SUBLEASE

CONSENT AGREEMENT

(SUBLEASE)

This CONSENT AGREEMENT, is dated as of the              day of                     , 20    (this “Consent”), by and between             , a             (“Landlord”) with an address at             ,             , a             (“Tenant”), with an address at              and             , a             (“Subtenant”) with an address at             .

R E C I T A L S

WHEREAS, by Agreement of Lease, dated as of September             , 2006 (the “Original Lease”), as amended by              (the Original Lease as so amended being referred to herein as the “Lease”), Landlord leased to Tenant the eleventh (11th), twelfth (12th) and fourteenth (14th) through twenty-sixth (26th) floors in the building (the “Building”) known as and located at 7 World Trade Center at 250 Greenwich Street, New York, New York, which premises are more particularly described in the Lease (the “Premises”).

WHEREAS, Subtenant desires to sublease a portion of the Premises consisting of              as more particularly described in the Sublease (the “Subleased Premises”) from Tenant upon the terms and conditions contained in a Sublease between Tenant, as sublandlord, and Subtenant, as subtenant, dated as of                     , 20    (the “Sublease”).

WHEREAS, pursuant to the terms of the Lease, among other things, Landlord’s written consent to the Sublease must be obtained.

WHEREAS, subject to, and in reliance upon, the representations, warranties, covenants, terms and conditions contained in this Consent, Landlord desires to consent to the Sublease.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, paid by each of the parties hereto to the other, the receipt and legal sufficiency of which are hereby acknowledged, and in further consideration of the provisions herein, Landlord, Tenant, and Subtenant hereby agree as follows:

1. Consent. Landlord hereby consents to the Sublease subject to and in reliance upon, the representations, warranties, covenants, terms and conditions, contained in this Consent.

2. Compliance by Subtenant; Enforcement.

(a) Subtenant hereby accepts the sublease of the Subleased Premises and agrees that, from and after the date hereof, Subtenant shall duly observe all of, and shall not do

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anything that would violate any of, the terms, covenants, agreements, provisions, obligations and conditions of (i) the Lease that relate to the Subleased Premises to be observed or complied with on the part of Tenant under the Lease to the extent that such terms, covenants, agreements, provisions, obligations and conditions are applicable to the Subleased Premises and provided that Subtenant’s liability for the payment of rent and other amounts shall be limited to the amounts set forth in the Sublease, and (ii) the Sublease to be performed or observed on the part of Subtenant under the Sublease.

(b) Tenant shall enforce the terms of the Sublease against Subtenant to the extent the failure to enforce such terms would adversely affect the Building or any tenant or occupant thereof. Without limiting the foregoing, from and after an Event of Default under the Lease, Landlord shall have the right, but not the obligation, to proceed directly against Subtenant (in Landlord’s name or in Tenant’s name, as determined by Landlord in Landlord’s sole discretion) in order to (i) enforce compliance with and performance of all of the terms, covenants, agreements, provisions, obligations and conditions to be performed or observed by Subtenant under the Sublease or the Lease (to the extent applicable to the Subleased Premises) or under this Consent or (ii) terminate the Sublease if any action or omission of Subtenant constitutes a default under the Lease beyond the expiration of any applicable notice and/or cure period. Tenant shall cooperate with Landlord in connection with any such action or proceeding, and Tenant and Subtenant hereby jointly and severally indemnify and hold Landlord harmless from and against all costs and expenses including, without limitation, reasonable attorneys’ fees and disbursements, incurred by Landlord in connection with any such action or proceeding.

3. Reserved.

4. Subordination; Attornment. The Sublease shall be subject and subordinate at all times to the Lease and all amendments thereof, this Consent and all other instruments and matters to which the Lease (as amended) is or may hereafter be subject and subordinate. The provisions of this Consent and the execution and delivery of the Sublease shall not constitute a recognition of the Sublease or the Subtenant thereunder, it being agreed that in the event of termination or expiration of the Sublease or the Lease, unless otherwise elected by Landlord as hereinafter set forth, the Sublease shall be terminated and Subtenant shall have no further rights with respect to the Subleased Premises. If the Lease is terminated prior to its scheduled expiration date or if Landlord shall succeed to Tenant’s estate in the Subleased Premises, then at Landlord’s election, Subtenant shall attorn to and recognize Landlord as Subtenant’s sublandlord under the Sublease provided that Landlord shall not be (a) liable for any previous act or omission of Tenant or Subtenant, (b) subject to any offset or defense which theretofore accrued to Subtenant, (c) bound by any rent or other sums paid by Subtenant more than one month in advance, (d) liable for any security deposit not actually received by Landlord, (e) liable for any work or payments on account of improvements to the Subleased Premises or (f) bound by any amendment of the Sublease not consented to in writing by Landlord. Subtenant shall promptly execute and deliver any instrument Landlord may reasonably request to evidence such attornment. Subtenant shall reimburse Landlord for any reasonable costs and expenses that may be incurred by Landlord in connection with such attornment including, without limitation, reasonable attorneys’ fees and disbursements. [The provisions of this Section 4 are expressly subject to the provisions of Section 14.13 of the Lease.]1

1 To be inserted with respect to any Eligible Sublease.

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5. Representations and Warranties. Tenant and Subtenant jointly and severally represent and warrant to Landlord that (a) no rent, fees or other consideration has been or will be paid to Tenant by Subtenant for the right to use or occupy the Subleased Premises or for the use, sale or rental of Subtenant’s fixtures, leasehold improvements, equipment, furniture or other personal property other than as expressly set forth in the Sublease and (b) attached hereto as Exhibit A is a true, correct and complete copy of the Sublease (together with any supplements or amendments thereto) which together embody the complete and entire agreement between Tenant and Subtenant and that there are no other agreements (written or oral) between Subtenant and Tenant with respect to the Sublease of the Subleased Premises. Tenant represents and warrants to Landlord that except as set forth on Exhibit A attached hereto, (i) to the best knowledge of Tenant or Subtenant, the Lease is in full force and effect and has not been modified or amended except as described in the recitals contained in this Consent, (ii) to the best knowledge of Tenant or Subtenant, Landlord is not now in default under the Lease, and has completed all improvements and made all contributions (if any) required of Landlord under the Lease[, except for [            ]], and (iii) Tenant has made no demand against Landlord and has no present right to make such demand with respect to charges, liens, defenses, offsets, claims, or credits against the payment of rent or additional rent or the performance of Tenant’s obligations under the Lease[, except for [            ]]. Subtenant represents and warrants to Landlord that it has a financial standing and character, is engaged in a business, and proposes to use the Subleased Premises in a manner in keeping with the standards of the Building and the requirements of the Lease and the limitations on such use set forth in the Lease and in this Consent. Landlord represents and warrants to Subtenant and Tenant that except as set forth on Exhibit A attached hereto, (A) to the best knowledge of Landlord, the Lease is in full force and effect and has not been modified or amended except as described in the recitals contained in this Consent, and (B) to the best knowledge of Landlord, Tenant is not now in default under the Lease [, except for [            ]].

6. Amendment or Termination of Sublease. Tenant and Subtenant agree that they shall not change, modify, amend, cancel or terminate the Sublease or enter into any additional agreements relating to or affecting the use or occupancy of the Subleased Premises or the use, sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, without first obtaining Landlord’s prior written consent thereto (to be granted or withheld in accordance with the terms of Article 14 of the Lease) and any such change, modification, amendment, cancellation or termination without Landlord’s consent shall not be binding on Landlord.

7. No Waiver or Release. Subject to the terms of the Lease, neither this Consent, the Sublease, nor any acceptance of rent or other consideration from Subtenant by Landlord (whether before or after the occurrence of any default by Tenant under the Lease) shall operate to waive, modify, impair, release or in any manner affect any of the covenants, agreements, terms,

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provisions, obligations or conditions contained in the Lease, or to waive any breach thereof, or any rights of Landlord against any person, firm, association or corporation liable or responsible for the performance thereof, or to increase the obligations or diminish the rights of Landlord under the Lease, or to increase the rights or diminish the obligations of the Tenant thereunder, or in any way to be construed as giving Subtenant any greater rights than those to which Original Tenant named in the Lease would be entitled. Tenant hereby agrees that its obligations under the Lease and this Consent shall not be discharged or otherwise affected by reason of the giving or withholding of any consent or approval for which provision is made in the Lease, except as otherwise expressly set forth in the Lease. All terms, covenants, agreements, provisions and conditions of the Lease are hereby ratified and declared by Tenant to be in full force and effect, and Tenant hereby unconditionally reaffirms its primary, direct and ongoing liability to Landlord for the performance of all obligations to be performed by Tenant as tenant under the Lease, including, without limitation, the obligations to pay all rent and all other charges in the full amount, in the manner and at the times provided for in the Lease, except as otherwise expressly set forth in the Lease.

8. No Further Assignment or Subletting. The giving of this Consent shall not be construed either as a consent by Landlord to, or as permitting, any other or further assignment or transfer of the Lease or the Sublease, whether in whole or in part, or any subletting or licensing of the Premises, the Subleased Premises or any part thereof, or as a waiver of the restrictions and prohibitions set forth in the Lease regarding subletting, assignment or other transfer of any interest in the Lease or the Premises. Subtenant shall not assign the Sublease or sublet or license all or any part of the Subleased Premises, voluntarily or by operation of law, or permit the use or occupancy thereof by others other than in compliance with the terms of the Lease.

9. No Ratification of Sublease. Tenant and Subtenant acknowledge that Landlord is not a party to the Sublease and is not bound by the provisions thereof, and recognize that, accordingly, Landlord has not, and will not, review or pass upon any of the provisions of the Sublease. Nothing contained herein shall be construed as an approval of, or ratification by Landlord of, any of the particular provisions of the Sublease or a modification or waiver of any of the terms, covenants and conditions of the Lease or as a representation or warranty by Landlord.

10. Default; Remedies. Any breach or violation of any provisions of the Lease or this Consent by Subtenant shall be deemed to be and shall constitute a default by Tenant under the Lease. If an Event of Default shall have occurred and be continuing under the Lease, Landlord, at its option, without terminating the Lease may (a) elect to collect from Subtenant, and Subtenant shall pay to Landlord on demand, the rent, additional rent and other sums then due or thereafter becoming due and payable from Subtenant to Tenant pursuant to the Sublease, which payments to Landlord shall not affect or modify the relationship between the parties as landlord, tenant and subtenant or (b) exercise its rights under Paragraph 2 hereof. Subject to Landlord’s right to require Subtenant to attorn under Paragraph 4 hereof, if Subtenant shall fail to vacate and surrender the Subleased Premises upon the expiration or earlier termination of the Lease or the Sublease, Landlord shall be entitled to all of the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term. [The provisions of this Section 4 are expressly subject to the provisions of Section 14.13 of the Lease.]2

[2]	To be inserted with respect to any Eligible Sublease.

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11. Estoppel Certificates. Tenant and Subtenant covenant and agree, at any time and from time to time, as reasonably requested by Landlord (but not more frequently than twice in any calendar year), upon not less than ten (10) days’ prior notice, to execute, acknowledge and deliver to Landlord a statement in writing certifying that the Lease and/or the Sublease, as applicable, is in full force and effect and unmodified (or if there have been modifications, that the same are in full force and effect, if such be the case, and stating the date of each such modification), certifying the dates to which the base rent and additional rent and other charges, if any, have been paid, stating whether or not, to the knowledge of the Tenant or Subtenant (as the case may be), the other party is in default in performance of any of its obligations under the Lease and/or Sublease, as applicable, and, if so, specifying each such default and such other matter relating to the Lease and/or the Sublease as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Landlord may be dealing. Landlord covenants and agrees, at any time and from time to time, as reasonably requested by Tenant or Subtenant (but not more frequently than twice in any calendar year), upon not less than ten (10) days’ prior notice, to execute, acknowledge and deliver to Tenant and Subtenant a statement in writing certifying that the Lease is in full force and effect and unmodified (or if there have been modifications, that the same are in full force and effect, if such be the case, and stating the date of each such modification), certifying the dates to which the base rent and additional rent and other charges, if any, have been paid, stating whether or not, to the knowledge of Landlord, Tenant is in default in performance of any of its obligations under the Lease and, if so, specifying each such default and such other matter relating to the Lease as Tenant and/or Subtenant may reasonably request.

12. Notices. Any notices given under this Consent shall be effective only if in writing and given in the manner notices are required to be given under the Lease, addressed to the respective party at the addresses set forth in the Lease with respect to Landlord and Tenant, and at the addresses hereinabove set forth with respect to Tenant and Subtenant, respectively, or at such other address for such purpose designated by notice in accordance with the provisions hereof. Tenant and Subtenant shall promptly deliver to Landlord a copy of any default or termination notice sent or received by either party with respect to the Sublease.

13. Brokerage. In the event any claim is made against Landlord by any broker, agent, finder or like person in connection with the Sublease or any attornment by Subtenant to Landlord hereunder, Tenant and Subtenant shall be jointly and severally liable to (a) defend the claim against Landlord with counsel reasonably approved by Landlord and (b) save harmless and indemnify Landlord on account of loss, cost or damage (including, without limitation, reasonable attorneys’ fees) which may arise by reason of such claim.

14. Use. Subtenant will use the Subleased Premises for the permitted uses as set forth in the Lease, and for no other purpose.

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15. Alterations. No Alterations shall be made in the Subleased Premises or any part thereof except in accordance with the applicable provisions of the Lease.

16. Indemnity. Subtenant agrees to indemnify, defend and save harmless Landlord and its partners, agents, officers, directors, shareholders, principals (disclosed or undisclosed), members, contractors and employees in accordance with the terms of Sections 29.1(a) and (c) of the Lease (and for such purposes, the term “Tenant” therein shall be deemed to mean “Subtenant”) from and against all claims referred to in Section 29.1(a) of the Lease. Subtenant’s indemnity set forth in this Paragraph shall extend and apply to any superior lessor or mortgagee of Landlord and their respective partners, agents, officers, directors, shareholders, members, principals, contractors and employees. The indemnity and any rights granted to Landlord pursuant to this Section shall be in addition to, and not in limitation of, any of Landlord’s rights under the Lease.

17. Miscellaneous.

(a) Remedies Cumulative. Each right and remedy of Landlord provided for in this Consent or in the Lease shall be cumulative and shall be in addition to every other right and remedy provided for herein and therein or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise by Landlord of any one or more of the rights or remedies so provided for or existing shall not preclude the simultaneous or subsequent exercise by Landlord of any or all other rights or remedies so provided for or so existing. Each right and remedy of Tenant and/or Subtenant provided for in this Consent or in the Lease shall be cumulative and shall be in addition to every other right and remedy provided for herein and therein or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise by Tenant and/or Subtenant of any one or more of the rights or remedies so provided for or existing shall not preclude the simultaneous or subsequent exercise by Tenant and/or Subtenant of any or all other rights or remedies so provided for or so existing.

(b) Landlord’s Liability. Landlord’s liability under this Consent shall be limited to the same extent Landlord’s liability is limited under the Lease.

(c) Successors and Assigns. The terms and provisions of this Consent shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

(d) Severability. If any one or more of the provisions contained in this Consent shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(e) Captions. The captions contained in this Consent are for convenience only and shall in no way define, limit or extend the scope or intent of this Consent, nor shall such captions affect the construction hereof.

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(f) Counterparts. This Consent may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which, taken together, shall constitute one and the same instrument. Any signature page that is faxed or transmitted electronically shall be effective as an original signature page. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

(g) Authority. Tenant, Subtenant and Landlord each represents and warrants that it has full right, power and authority to enter into this Consent and that the person or persons executing this Consent on behalf of Tenant, Subtenant or Landlord, as the case may be, are duly authorized to do so.

(h) No Privity of Estate. It is expressly understood and agreed that, except as otherwise expressly provided herein, neither this Consent nor any direct dealings between Landlord and Subtenant during the term of the Sublease (including, without limitation, the direct billing by Landlord to Subtenant of work orders, or other charges relating to Subtenant’s occupancy) shall create or constitute, or shall be deemed to create or constitute, privity of estate, any landlord-tenant relationship, or occupancy or tenancy agreement between Landlord and Subtenant.

(i) Binding Effect. This Consent is offered to Tenant and Subtenant for signature and it is understood that this Consent shall be of no force and effect and shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a copy of this Consent to Tenant and Subtenant.

(j) Landlord’s Costs. Tenant and Subtenant shall be jointly and severally liable to reimburse Landlord on demand for any reasonable out-of-pocket costs incurred by Landlord in connection with the Sublease, including, without limitation, the costs of making investigations as to the acceptability of the Subtenant and reasonable legal costs incurred in connection with the granting of this Consent.

(k) Conflict. If there shall be any conflict or inconsistency between the terms, covenants and conditions of this Consent or the Lease and the terms, covenants and conditions of the Sublease, then, as between Landlord on one hand and Tenant and Subtenant on the other, the terms, covenants and conditions of this Consent and the Lease shall prevail.

(l) Consent Limited. This Consent shall be deemed limited solely to the Sublease, and Landlord reserves the right to consent or withhold consent and to exercise all other rights all as set forth in and in accordance with the Lease with respect to any other matters.

(m) Terms. Terms defined in the Lease and used, but not defined, herein shall have the meanings ascribed to them in the Lease.

(n) Governing Law. This Consent and the rights and obligations of the parties hereunder shall be governed by and construed, and all controversies and disputes arising

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under or relating to this Agreement shall be resolved, in accordance with the internal substantive laws of the State of New York applicable to agreements made and to be wholly performed with such state.

(o) Entire Agreement. This Consent contains the entire agreement of the parties with respect to the matters contained herein and may not be modified, amended or otherwise changed except by written instrument signed by the parties sought to be bound.

(p) Waiver of Subrogation. Subtenant shall maintain the insurance required under the Sublease, naming Landlord, Landlord’s managing agent, The Port of Authority of New York and New Jersey, The Bank of New York, New York City Industrial Development Agency, The Consolidated Edison Company of New York, Inc. and such other Persons as Landlord may reasonably request in writing from time to time as additional insureds under such policies of insurance. Subtenant and Landlord agree to obtain casualty insurance containing waivers of subrogation clauses in favor of the other. To the extent that such policies obtained by Subtenant and Landlord contain such waivers, Subtenant and Landlord hereby release each other in respect of any claim which they may otherwise have against each other, to the extent any such claim is covered by such insurance.

(Signatures on next page)

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Consent as of the date first above written.

TENANT	SUBTENANT

[ ]	[ ]

By:	By:
Name:	Name:
Title:	Title:

LANDLORD

By:
Name:
Title:

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TENANT/SUBLESSOR ACKNOWLEDGEMENT

STATE OF STATE	}	ss.:
COUNTY OF COUNTY

On the              day of              in the year                      before me, the undersigned, a Notary Public in and of said State, personally appeared             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) and that by his/her/their signatures(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Signature and Office of individual taking acknowledgement

SUBTENANT ACKNOWLEDGEMENT

STATE OF STATE	}	ss.:
COUNTY OF COUNTY

On the              day of              in the year                      before me, the undersigned, a Notary Public in and of said State, personally appeared             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) and that by his/her/their signatures(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Signature and Office of individual taking acknowledgement

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EXHIBIT L

COMPETITORS

Standard & Poor’s Division of The McGraw Hill Companies, Inc.

Fitch, Inc.

Dominion Bond Rating Service Limited

AM Best

L-1

EXHIBIT P

FORM OF MORTGAGEE SNDA

SUBORDINATION, NON-DISTURBANCE, RECOGNITION

AND ATTORNMENT AGREEMENT3

THIS AGREEMENT, made as of the      day of                      200     (this “Agreement”) between [            ], a [            ], with offices at [            ] (in such capacity, “Tenant”) and THE BANK OF NEW YORK, a New York banking corporation, having a corporate trust office at 101 Barclay Street, Floor 21W, New York, New York 10286, as Master Trustee under the Master Trust Indenture referred to below (in such capacity, together with its successors in such capacity, “Mortgagee”).

W I T N E S S E T H:

WHEREAS, Mortgagee, as Master Trustee pursuant to that certain Master Trust Indenture and Security Agreement, dated as of March 1, 2005, between the Mortgagee and 7 World Trade Center, LLC (“Landlord”), is entitled to the rights of the mortgagee under the mortgage described in Schedule I attached hereto and made a part hereof (such mortgage, as the same may be amended, modified, extended, renewed, supplemented, spread, consolidated or replaced, and all advances heretofore made, or hereafter to be made, pursuant thereto, being hereinafter collectively referred to as the “Mortgage”) covering the Building to be known as 7 World Trade Center, New York, New York (hereinafter all or any portion thereof shall be referred to as the “Building”), more particularly bounded and described as set forth in Schedule 2 annexed hereto; and

WHEREAS, Landlord is the lessee under that certain Restated and Amended Agreement of Lease, dated as of February 6, 2003, by and between The Port Authority of New York and New Jersey, as landlord, and 7 World Trade Center, LLC (as successor by assignment from 7 World Trade Company, LP., a Delaware limited partnership (“7 WTC LP”), pursuant to the Assignment of Lease with Assumption and Consent, dated as of March 21, 2005, by and between 7 WTC LP and Landlord) and its successors and assigns, as Tenant (together with any and all amendments thereof and supplements thereto, the “Port Authority Ground Lease”); and

WHEREAS, Tenant is the holder of a leasehold estate in a portion of the Building (the “Premises”) under and pursuant to the provisions of a certain lease dated as of September __, 2006, between Landlord and Tenant (such lease, as the same may be amended, modified, extended, renewed, supplemented or replaced with, to the extent required hereunder, the consent of Mortgagee, being hereinafter referred to as the “Lease”); and

[3]	The entering into this Agreement shall be governed by Section 6.16 of the Master Trust Indenture and Security Agreement.

WHEREAS, Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and Mortgagee has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter sot forth;

NOW, THEREFORE, Mortgagee and Tenant agree as follows:

Section 1.1 Subordination. Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be fully subject and subordinate in all respects to the Mortgage, and to all advances heretofore made, and hereafter to be made, pursuant thereto provided that, as between Landlord and Tenant, nothing contained in this Agreement shall be deemed to affect the obligations of Landlord or Tenant under the Lease. This provision shall be self-operative and no further instrument shall be required to confirm or perfect such subordination. However, at the request of Mortgagee and at no cost to Tenant, Tenant shall execute and deliver such other documents reasonably satisfactory to Tenant and take such other action as Mortgagee reasonably requests to perfect, confirm or effectuate such subordination, provided that such documents do not diminish any of Mortgagee’s obligations or increase any of Tenant’s obligations or adversely affect any of Tenant’s rights hereunder.

Section 1.2 Non-Disturbance. Mortgagee agrees that (a) Mortgagee shall not terminate the Lease nor shall Mortgagee disturb or affect Tenant’s (or, with respect to any person or entity claiming through or under Tenant, such person’s or entity’s) leasehold estate, use and possession of the Premises or any portion thereof in accordance with the terms of the Lease or any rights of Tenant (and any person or entity claiming through or under Tenant) under the Lease by reason of the subordination of the Lease to the Mortgage or by reason of any foreclosure action or any other action or proceeding instituted under or in connection with the Mortgage and (b) if any action or proceeding is commenced by Mortgagee for the foreclosure of the Mortgage or the sale of the Port Authority Ground Lease and/or the Building pursuant to the Mortgage or any other proceeding to enforce the Mortgage, neither Tenant (nor any person or entity claiming through or under Tenant) shall be named or joined as a party therein, and the sale of the Port Authority Ground Lease and/or Building in any such action or proceeding and the exercise by Mortgagee of any of its other rights under the Mortgage (or other documents securing the indebtedness secured by the Mortgage) shall be made subject to all rights of Tenant (and any person or entity claiming through or under Tenant) under the Lease, provided that (i) at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights set forth in clauses (a) or (b) of this Section 2, (x) the Lease shall be in full force and effect and (y) Tenant shall not be in material default (after all applicable notices have been given and all applicable grace periods have expired) under any of the terms, covenants or conditions of the Lease on Tenant’s part to be observed or performed and (ii) Tenant may only be so named or joined in any such action or proceeding if required by law, so long as (1) in connection with such naming and joining of Tenant, Mortgagee will not seek to terminate or extinguish Tenant’s rights (or those of any person or entity claiming through or under Tenant) under this Agreement or the Lease, (2) none of Tenant’s rights (or those of any person or entity claiming through or under Tenant) under this Agreement or the Lease shall be impaired or otherwise affected by such naming or joining of Tenant, and (3) such naming or joining will not cause Tenant to incur any costs.

Section 1.3 Non-Liability. If and when Mortgagee shall take possession of the Building or a receiver shall be appointed therefor, or, if Mortgagee or another purchaser shall become the owner of the Port Authority Ground Lease and/or Building by reason of a foreclosure, deed in lieu of foreclosure or otherwise, the Lease shall, notwithstanding any provision to the contrary therein contained, continue in full force and effect as a direct lease between Mortgagee (which term, for the purposes of this Agreement, shall be deemed to include such purchaser) and Tenant, and Mortgagee shall be subject to the provisions of the Lease with the same force and effect as if the Lease was a direct lease between Mortgagee and Tenant, provided that in no event shall Mortgagee or its successors or assigns (unless such Mortgagee or its successors or assigns shall be an Affiliate (as defined in the Lease) of Landlord) be:

(a) liable for any previous act, omission or negligence of any prior landlord under the Lease (including, without limitation, Landlord) or the failure or default of any prior landlord (including, without limitation, Landlord) to comply with any of its obligations under the Lease except to the extent such act, omission, negligence, failure or default continues after the date that Mortgagee succeeds to the interest of Landlord under the Lease; or

(b) subject to any defenses (except (i) defenses against Mortgagee for actions occurring after Mortgagee succeeds to the interest of Landlord under the Lease and (ii) defenses which Tenant might have to claims that accrued and that relate solely to a period prior to the date on which Mortgagee succeeded to the interest of Landlord under the Lease and then only to the extent the related prior claim is pursued by Mortgagee), offsets (except with respect to (x) any offsets (i) expressly provided in the Lease which accrue with respect to periods after Mortgagee has succeeded to the interest of Landlord under the Lease and (ii) that Tenant may have against Landlord with respect to Landlord’s failure to make payments to Tenant with respect to Landlord’s Contribution (as defined in the Lease) and Tenant’s costs and expenses in connection with self-help remedies with respect to Landlord’s Work (as defined in the Lease) [SUBCLAUSE (ii) APPLICABLE TO ANY FINANCING UNTIL THE OBLIGATIONS UNDER SUBCLAUSE (ii) HAVE BEEN SATISFIED] or (y) credits that Tenant may have against additional rent as specifically set forth in Sections [            ] of the Lease) or counterclaims (except (i) counterclaims against Mortgagee that arise after Mortgagee succeeds to the interest of Landlord under the Lease and (ii) counterclaims which Tenant might have to claims that accrued and that relate solely to a period prior to the date on which Mortgagee succeeded to the interest of Landlord under the Lease and then only to the extent the related prior claim is pursued by Mortgagee) that Tenant may have against any prior landlord (including, without limitation, Landlord); or

(c) subject to subsection 3(i) below, bound by any payment of fixed rent or additional rent that Tenant might have made more than one month in advance of the due date of such payment unless (i) the prepayment was expressly approved in writing by the Mortgagee or (ii) the Lease requires payments covering intervals greater than one month; or

(d) bound by any covenant of any prior landlord (including, without limitation, Landlord) to undertake or complete the initial construction of any portion of the Premises or the Building or any capital improvements therein in order to prepare the same for Tenant’s initial occupancy (except with respect to construction or capital improvements for Tenant’s initial occupancy the cost of which has been reserved for from funds available to the

Mortgagee, which the Mortgagee agrees to undertake or complete), provided that if Mortgagee (i) completes the Building in accordance with the Lease, the Lease (and Tenant’s rights and obligations thereunder) shall not be terminated for breach by Landlord of a covenant to complete the Building or (ii) if Mortgagee is not required to and elects not to complete the Premises, the Building or any capital improvements therein in accordance with the Lease, Tenant shall be permitted to exercise any applicable termination right specifically set forth in the Lease; or

(e) bound by any obligation to make any payment to Tenant (except for Landlord’s Contribution as defined in the Lease, provided such sums have been reserved for from funds available to the Mortgagee), or to perform any other landlord work obligations; or

(f) bound by any action listed in Section 4 below made without Mortgagee’s prior written consent; or

(g) liable to Tenant beyond Mortgagee’s interest in the Port Authority Ground Lease and the Building and the rents, income, receipts, revenues, issues and profits arising therefrom, it being agreed that Tenant shall have no recourse to any other assets of Mortgagee; or

(h) liable for any brokerage commissions or costs, expenses or liabilities in connection with the Lease; or

(i) subject to subsection 3(c) above, liable for any monies on deposit with Landlord to the credit of Tenant except to the extent turned over to Mortgagee.

Section 1.4 No Changes to Lease. The Lease constitutes an inducement to Mortgagee to enter into this Agreement. Consequently, in the event Tenant shall, after the date hereof, without obtaining the prior written consent of Mortgagee, (i) enter into any agreement modifying, amending, extending, renewing, terminating or surrendering the Lease which are not specifically referenced in the Lease (e.g., remeasurement of space, confirmation of expansion, or renewal options, etc.), (ii) prepay any of the fixed rent or additional rent due under the Lease for more than one (1) month in advance of the due dates thereof (except as permitted under Section 3(c) above), (iii) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof, except as and to the extent provided for in the Lease, (iv) assign the Lease or sublet the premises demised under the Lease or any part thereof other than pursuant to the provisions of the Lease or (v) subordinate or permit the subordination of the Lease to any lien other than the Mortgage except to the extent provided or permitted by the Lease; then any such prohibited amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without Mortgagee’s prior consent, shall not be binding upon Mortgagee.

Section 1.5 Attornment. If the interest of Landlord under the Lease is transferred (or surrendered or terminated) to Mortgagee by reason of Landlord’s default under the Mortgage or by reason of assignment of the Lease (or any similar device) in lieu of transfer (or surrender or termination or deed in lieu of foreclosure or other similar device) following Landlord’s default, Mortgagee shall recognize Tenant as the Tenant under the Lease and Mortgagee and Tenant shall be bound to each other under all of the terms, covenants and conditions of the Lease (except as set forth in paragraph 3 hereof) for the balance of the term thereof and for any extensions or renewals thereof that are effected in accordance with the Lease, with the same effect as if Mortgagee were the Landlord under the Lease, such recognition and attornment to be effective as of the time Mortgagee succeeds to the interest of Landlord under the Lease, without the execution of any further agreement. However, Tenant agrees, at its own expense, to execute and deliver, at any time and from time to time upon request of Mortgagee, any agreement reasonably satisfactory to Tenant that may reasonably be necessary or appropriate to evidence such attornment and recognition provided that such agreement does not diminish any of Mortgagee’s obligations or increase any of Tenant’s obligations or adversely affect any of Tenant’s rights. Failure of Tenant to so execute any such an agreement shall not vitiate such attornment and recognition.

Section 1.6 Notice of Default.

(a) Tenant will promptly notify Mortgagee (and any subsequent Mortgagee provided that the prior Mortgagee provides written notice to Tenant of its assignment of its interest in the Mortgage to the subsequent Mortgagee and designates the address to which such notices are to be sent in accordance with the notice provisions of this Agreement) in writing of any default of Landlord or other circumstance that would entitle Tenant to cancel the Lease or to abate the fixed rent or additional rent or any other amounts payable thereunder. Tenant agrees that notwithstanding any provision of the Lease, no cancellation thereof shall be effective unless Tenant shall have sent Mortgagee a notice in the manner herein provided and Mortgagee has failed to cure the default giving rise to such right to cancellation within the time period as Landlord may be entitled to under the Lease plus forty-five (45) days after receipt of such notice, or if such default cannot be cured, using diligent efforts, within that time, then such additional time as may be reasonably necessary if, within such forty-five (45) days, Mortgagee has notified Tenant of its intention to cure such default and has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, commencement of foreclosure proceedings or eviction proceedings, if necessary, to effect such cure) provided that such period shall in no event exceed one hundred twenty (120) days. No cure of Landlord’s default by Mortgagee shall be deemed an assumption of Landlord’s other obligations under the Lease and no right of Mortgagee hereunder to receive any notice or to cure any default shall be deemed to impose any obligation on Mortgagee to cure (or attempt to cure) any such default.

(b) Tenant agrees, from time to time (not to exceed two times per year), to state in writing to Mortgagee, upon request whether or not, to the best of Tenant’s actual knowledge, any default on the part of Landlord exists under the Lease and the nature of any such default, provided, however, that Tenant shall not have any liability to Mortgagee to the extent such statement shall not be true and correct in all material respects, but such statement shall estop Tenant as to matters as to which Tenant had so stated.

Section 1.7 Acknowledgement of Assignment of Lease.

Without limitation of its other consents, agreements and covenants in this Agreement, Tenant hereby:

(a) consents to the absolute assignment of, and creation of a security interest in, all right, title and interest of Landlord in, to and under the Lease and all rents and other sums, moneys and other amounts payable thereunder and all rights of Landlord thereunder, in each case to and for the benefit of Mortgagee as provided and for the purposes as may be set forth in such assignment (the “Assignment of Leases”);

(b) agrees that upon notice from Mortgagee, or its successors or assigns, all fixed rents and other sums, moneys and other amounts due or to become due and payable by Tenant under the Lease from time to time (including, without limitation, all base rent and additional rent thereunder) shall be paid to Mortgagee or as otherwise directed by Mortgagee; provided, however, such receipt of rents and other sums, moneys and other amounts shall not relieve Landlord of its obligations under the Lease, and Tenant shall continue to look to Landlord only for performance thereof, unless Mortgagee has succeeded to the interests of Landlord under the Lease; and further provided that Tenant shall retain all of its rights to the extent Landlord shall fail to pay or perform such obligation;

(c) agrees that, from and after the date that Mortgagee notifies Tenant that there has been an Event of Default under the Mortgages, any notice, demand, approval, consent, election, determination, waiver or other action given or taken by Mortgagee or in respect of the Lease from time to time shall have the same force and effect as a notice, demand, approval, consent, election, determination, waiver or other action given or taken by Landlord thereunder in respect of the subject matter thereof and that, in the event of an inconsistent notice, demand, approval, consent, election, determination, waiver or other action given or taken from or by Landlord or Mortgagee, the notice, demand, approval, consent, election, determination, waiver or other action given or taken from or by Mortgagee shall control and be dispositive and binding on Tenant for all purposes of the Lease;

(d) agrees, upon request of Mortgagee (so long as Mortgagee shall not make such request in excess of two times per year), to provide Mortgagee with estoppel certificates addressed to Mortgagee and containing the information required under Section 9.5 of the Lease; and

(e) agrees that Mortgagee shall not, by reason of the Assignment of Leases, be subject to any obligation, duty or liability under the Lease, except that when Mortgagee is exercising rights under the Lease, it shall do so in accordance with the terms and conditions thereof and, to the extent applicable, this Agreement.

(f) Landlord hereby authorizes Tenant to comply with the provisions of clause (a) above and agrees to indemnify, defend and save Tenant harmless from any claims, actions, losses, damages or reasonable, third party, out-of-pocket expenses (including, without limitation, reasonable attorney fees) arising from Tenant’s compliance with the provisions thereof.

Section 1.8 Representations. Tenant represents and warrants to Mortgagee that as of the date hereof (i) Tenant is the owner and holder of the Tenant’s interest under the Lease; (ii) the Lease (including exhibits and schedules thereto) is a complete statement of the agreement between Landlord and Tenant with respect to the leasing of the Premises, has not been modified or amended except as otherwise indicated on Schedule 3 annexed hereto, and Mortgagee has received a full, true and complete copy thereof; (iii) the Lease is in full force and effect; (iv) to the best of Tenant’s knowledge, neither Tenant nor Landlord is in default (beyond the expiration of applicable notice and grace periods) under any of the terms, covenants or provisions of the Lease; (v) no rents, additional rents or other sums payable under the Lease have been paid for more than one (1) month in advance of the due dates thereof, except (A) as specifically required by the Lease to the contrary and (B) for prepayments of additional rent that Tenant may have made more than one (1) month in advance of the due dates of such prepayments; (vi) to the best of Tenant’s knowledge, there are no present offsets or defenses to the payment of the fixed rents, additional rents, or other sums payable under the Lease except as otherwise indicated on Schedule 4 annexed hereto; and (vii) the Lease and this Agreement were duly authorized and entered into by Tenant and constituted the valid and binding obligations of Tenant.

Section 1.9 Notices.

Unless otherwise expressly specified or permitted by the terms hereof, all notices, consents or other communications required or permitted hereunder shall be deemed sufficiently given or served if given in writing, and either mailed by first class mail, postage prepaid, or given by hand or overnight courier or by fax, if followed by mail as provided above, and addressed as follows:

Notices to Mortgagee shall be addressed to Mortgagee at 101 Barclay Street, Floor 21W, New York, New York 10286, Attention: New York Municipal Finance Unit; with a copy to Emmet, Marvin & Martin, LLP, 120 Broadway, New York, New York 10271, Attention: David J. Fernandez, Esq.; and a copy to 7 World Trade Center, LLC, c/o Silverstein Properties, Inc., 7 World Trade Center at 250 Greenwich Street, New York, New York 10007, Attention: Larry A. Silverstein; and a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522; Attention: Wallace L. Schwartz, Esq.

Notices to Tenant shall be addressed to Tenant at [                                         ], Attention: [                                         ], with a copy to: Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004; Attention: Jonathan L. Mechanic, Esq.

Any Person may from time to time by notice in writing to the other and to the Holders designate a different address or addresses for notice hereunder.

Section 1.10 Tenant shall promptly send Mortgagee copies of any termination or default notice given by Tenant under the Lease.

Section 1.11 No Options. Tenant covenants and acknowledges that it has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Landlord’s interest in the Premises or the Port Authority Ground Lease and to the extent that Tenant has had or hereafter acquires any such right or option, the same is hereby acknowledged to be subordinate to the Mortgage and is hereby waived and released as against Mortgagee.

Section 1.12 No Warranties. Mortgagee shall have no obligation, nor incur any liability, with respect to any warranties made by Landlord in the Lease including, without limitation, those of any) respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession.

Section 1.13 Satisfaction. Tenant agrees that this Agreement, when executed, acknowledged and delivered by Mortgagee and is otherwise in form for recording except for any actions to be taken by Tenant, satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement by Mortgagee.

Section 1.14 Miscellaneous.

This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto and may not be modified or terminated orally. In the event of the assignment or transfer of the interest of Mortgagee in the Mortgage, all obligations and liabilities of Mortgagee under this Agreement shall terminate, and thereupon all such obligations and liability shall automatically be the responsibility of the party to whom Mortgagee’s interest is assigned or transferred and such party shall be deemed to have assumed the same. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the law of the State of New York. This Agreement may be signed in counterparts.

The term “Mortgagee” as used in this Agreement shall include the successors and assigns of Mortgagee and any person, party or entity which shall become the owner of Landlord’s leasehold interest in the Premises by reason of foreclosure of the Mortgage or the acceptance of a deed (or assignment) in lieu of a foreclosure of the Mortgage or other similar process. The term “Landlord” as used in this Agreement shall mean and include the present landlord under the Lease and such landlord’s successors in interest under the Lease. The term “Tenant” as used in this Agreement shall mean and include the present Tenant and any permitted successor, assignee or occupant under the Lease.

[Signatures appear on the following pages]

EXHIBIT Q

SECURITY SPECIFICATIONS

PROPERTY MANAGEMENT

Tenants of 7 World Trade Center can count on a dedicated staff to provide a wide array of property management services and other “behind the scenes” activities vital to operating this grand property. The 7 World Trade Center staff is committed to providing first-class services to you and your employees, making it easy to locate and conduct business in the City of New York. Their role is to assist you with any issues or concerns you may have relative to your occupancy at 7 World Trade Center. The staff is available from 7:00 AM to 6:00 PM every day to receive any work orders from you for building services, including (but not limited to):

1.	Maintenance emergencies, such as floods, etc.

2.	Power outages

3.	Lighting problems on multi-tenanted floors

4.	Temperature control on multi-tenanted floors

5.	Request for HVAC services after hours or on weekends and holidays

6.	Tenant access and visitor passes

The telephone number for the Property Management Office is (212) 868-0007.

The Property Management Office maintains an updated list of your Authorized Tenant Representative(s) who is (are) empowered to make, or authorize others to make, requests for services. In addition, a list of “Essential Persons” to be notified in case of an emergency, both during and after business hours, is updated by Property Management based upon information received from you.

Please see important telephone numbers and standard forms in the back of this section.

Emergency Notification

1 – Port Authority Police	(212) 435-7400
2 – Security Office	(212) 227-6731
3 – Front Desk	(212) 868-0007

In case of fire, notify the Port Authority by phone or break the glass on the fire alarm box located in every corridor to send an alarm to 7 World Trade Center’s Lobby Control Center, and the N.Y.C. Fire Department.

Please note that the Port Authority Police have full law enforcement power within the states of New York and New Jersey. The police unit is specifically dedicated to the World Trade Center and conducts uniformed patrol, plainclothes patrol and criminal investigations.

Security of Tenant Premises

We recommend the following simple protective measures to increase your security:

•	Screen any unauthorized persons who enter your premises by requiring them to present positive identification. Never allow visitors to roam freely through your office space. If you have any doubts as to whether a person should be allowed in, please do not to hesitate to request assistance from the Security Office or Property Management Office.

•	Keep tight control of distribution of office keys.

•	Report lost building access cards and keys immediately to the Security Office or Property Management Office.

•	Make sure your office is locked every night. We suggest that you designate a member of your staff to be responsible for checking that your door(s) is (are) secured every night.

•	Notify the Security Office or Property Management Office of all lost and found articles, in person or by calling (212) 868-0007.

•	Clearly mark any discarded office equipment, such as computers, typewriters, etc., with the word TRASH in indelible ink. Computer monitors shall be disposed in accordance with procedures listed in Section III Paragraph D. Disposal of Hazardous Waste Materials and the New York State Department of Environmental Protection.

LIFE SAFETY AND SECURITY

The Security Office is responsible for life safety, security and emergency response procedures.

Fire and Life Safety

All activities related to fire and life safety are designed to prevent hazards and protect the building occupants. It is vital that we comply with life safety requirements and local, state and federal regulations.

The Fire Safety Directors will oversee the regular, periodic fire drills (held at least twice a year for each tenant) and will meet with the principals of a tenant firm to review and answer questions about fire safety and compliance issues.

You may install your own fire protection devices, for example, in computer areas, with the approval of 7 World Trade Center and Port Authority.

Security Procedures

The following information describes the step-by-step procedures for 7 World Trade Center Photo ID cards and visitor passes, off hour access requests, truck dock access and property removal passes.

1. Photo ID Cards

•	System Integration

Tenant has the right to control access to the Premises with 7 World Trade Center Photo ID cards that Tenant produces, subject to Landlord’s reasonable security standards and procedures, and reasonable approval. If Tenant chooses to utilize Landlord’s 7 World Trade Center Photo ID card access system, Tenant shall continue to authorize and control access to the Premises. Landlord and Tenant shall reasonably cooperate to integrate the Tenant and Landlord card access system. Landlord will use commercially reasonable efforts to accommodate Tenant’s reasonable requests for any reports detailing personnel access to the Premises required in order for Tenant to comply with law and/or other human resources, internal audit or similar requirements. Any reasonable additional costs incurred by Landlord in order to comply with any of the foregoing, including any associated administrative costs, shall be paid for by Tenant.

•	New Employee

When a new employee is hired, an authorized representative of Tenant shall notify Landlord of the issuance of the new 7 World Trade Center Photo ID card.

•	Terminated Employees

It is your responsibility to retrieve photo ID cards from employees whose employment has been terminated. An authorized representative of Tenant shall notify Landlord of the termination of such 7 World Trade Center Photo ID card. If, for some reason, the 7 World Trade Center Photo ID card has not been retrieved from a terminated employee, it is still necessary to notify the Property Management Office that the person no longer has access to 7 World Trade Center.

•	Long Term Visitors

A Long Term Visitor Photo ID is to be issued to an individual who requires access for a period of more than one month, and visits your office often (but is not an employee working at 7 World Trade Center). If the date on the photo ID is about to expire and the person still continues to require access, please notify the Property Management Office requesting that the card be renewed (and indicate the new expiration date). There is no charge for a renewal.

•	Construction Personnel

If you are having construction done in your premises under a Tenant Alteration Application, all access for the construction personnel may be requested from the Security Office.

•	Lost Cards/Temporary ID Cards

There is a charge of $25.00 for issuance of long term visitor or construction ID cards, as well as replacement ID cards of any kind. This charge is for the tenant’s account, not an individual. The replacement card may be issued following the same procedures as for the new employee/visitor.

2.	Lobby Desk

•	Announced Visitors

On each occasion that you are expecting visitors, please specify and provide the following information via e-mail or a letter of authorization on your company’s letterhead: The name of the visitor(s), the time and date of arrival, timeframe of the visit (if for more than one day), the floor to be visited, and the name and telephone number of the company representative authorized to verify and accept visitors.

•	Unannounced Visitors

If someone arrives at the Lobby Desk and has not received prior notification from your firm, the Visitors’ Desk will then call the person(s) designated by you to confirm that the visitor does in fact have an appointment to see someone in your firm. Once that confirmation is made, the visitor will receive a visitor’s pass.

The Lobby Desk in 7 World Trade Center is staffed 24 hours a day, 7 days a week.

PLEASE NOTE THAT IN EITHER CASE, ANNOUNCED OR UNANNOUNCED VISITOR ACCESS WILL BE GRANTED ONLY BY AN AUTHORIZED REPRESENTATIVE OF YOUR FIRM. IN ADDITION, ALL VISITORS MUST POSSESS A VALID PHOTO ID.

•	Off Hour Access

As you know, 7 World Trade Center’s hours are 7:00 AM to 6:00 PM, Monday through Friday. If you are having guests visit your office after 6:00 PM on weeknights or any time on Saturday, Sunday or holidays, the guest/visitor must be escorted by someone from your company with a valid Photo ID card.

•	VIP/Concierge Procedures

Special handling for certain visitors to your firm during business hours can be accomplished by sending a request, on your letterhead, to the Property Management Office requesting VIP treatment. This request must be from an individual on the Authorizing Signature Card for your firm.

3.	Locked Office Doors, Telephone and Electrical Closets

•	Office Doors

Tenant shall have the right to install and maintain the locks in its Premises provided that locks on doors granting access to the Premises (other than the Secure Areas) shall be on the Building’s master or Tenant shall provide Landlord with keys or cards permitting such access. For security reasons, if someone loses or misplaces his/her office keys, you may visit the Security Office and request a key run. The person requesting the key run must show valid 7 World Trade Center identification to staff at the Security Office in order to ensure that an authorized individual is gaining access to your space.

4.	Truck Dock Access

All vehicles with commercial plates can access the truck dock via Washington Street. Each driver and passenger(s) will be requested to show the bill of lading and a valid driver’s license to the security guard. All deliveries shall be scheduled with the Security Office or Property Management Office.

5.	Property Removal Passes

In order to protect tenant property and reduce theft, all packages, equipment or furniture removed from 7 World Trade Center must be accompanied by a Property Removal Pass granting permission for its removal. Property Removal Passes may be obtained by sending a typewritten request, on company letterhead, to the Property Management Office.

EXHIBIT V

FORM OF MEMORANDUM OF LEASE

MEMORANDUM OF LEASE

Name and Address of Landlord:	7 World Trade Center, LLC c/o Silverstein Properties, Inc. 7 World Trade Center at 250 Greenwich Street 38th Floor New York, New York 10007

Name and Address of Tenant:	Moody’s Corporation 99 Church Street New York, New York 10007

Execution Date of Lease:	September , 2006

Description of Demised Premises:	The eleventh (11th), twelfth (12th) and fourteenth (14th) through twenty-sixth (26th) office floors in the building known as 7 World Trade Center at 250 Greenwich Street, New York, New York (located on the land more particularly described on Schedule 1 attached hereto and made a part hereof) as such premises may be expanded or contracted from time to time pursuant to the terms of the Lease.

Term of the Lease:	Approximately 20 years, commencing on the September __, 2006 and terminating on Expiration Date (as defined in the Lease; it being anticipated that such date will be on or about October 31, 2027, unless renewed as provided in the Lease), or the date upon which the initial term of the Lease shall terminate sooner pursuant to any of the terms of the Lease or pursuant to law.

Renewal Option:	Tenant has the option to renew the term for up to twenty (20) years in the aggregate pursuant to either four (4) five (5) year renewal options, two (2) five (5) year renewal options and one (1) ten (10) year renewal option, two (2) ten (10) year renewal options or one (1) twenty (20) year renewal option, in each case to be exercised no later than twenty-one (21) months prior to the expiration of the then current term of the Lease.

Expansion Rights and Rights of First Offer:	Tenant has certain fixed expansion rights and rights of first offer to lease additional space as more particularly described in the Lease.

Memorandum of Lease:	This instrument, executed in connection with the Lease, is intended to be and is entered into as a memorandum thereof for the purpose of recordation and the giving of notice of the Lease, and shall not, in any event, be construed to change, vary, modify or interpret the Lease or any of the terms, covenants or conditions thereof, which are set forth, described or summarized herein and reference is hereby made to the Lease for any and all purposes. All of the terms, covenants and conditions contained in the Lease are hereby incorporated herein by reference with like effect as if set forth herein verbatim. This Memorandum of Lease may be executed in counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Lease as of this day      of September, 2006.

LANDLORD:

7 WORLD TRADE CENTER, LLC, a Delaware limited liability company

By:	7 WORLD TRADE COMPANY, LP,
Managing Member

By:	SILVERSTEIN-7 WORLD
TRADE COMPANY, INC.,
its general partner

By:
Name:
Title:

TENANT:

MOODY’S CORPORATION, a Delaware corporation

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF NEW YORK	}	ss.:
COUNTY OF NEW YORK

On the              day of September in the year 2006, before me, the undersigned, a Notary Public in and for said state, personally appeared             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK	}	ss.:
COUNTY OF NEW YORK

On the              day of September in the year 2006, before me, the undersigned, a Notary Public in and for said state, personally appeared             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

Schedule 1

Legal Description

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly side of Washington Street and the southerly side of Barclay Street;

RUNNING THENCE easterly along the southerly side of Barclay Street, the following three (3) courses and distances:

(1)	South 88 degrees 37 minutes 20 seconds East 161.04 feet;

(2)	South 88 degrees 39 minutes 01 seconds East 67.81 feet; and

(3)	South 88 degrees 36 minutes 50 seconds East 112.04 feet to the corner formed by the intersection of the southerly side of Barclay Street and the westerly side of West Broadway;

THENCE southerly along the westerly side of West Broadway, the following three (3) courses and distances:

(1)	South 13 degrees 29 minutes 10 seconds West 33.54 feet;

(2)	South 88 degrees 37 minutes 31 seconds East 7.16 feet; and

(3)	South 13 degrees 29 minutes 10 seconds West 172.20 feet to the corner formed by the intersection of the westerly side of West Broadway and the northerly side of Vesey Street;

THENCE westerly along the northerly side of Vesey Street, North 88 degrees 37 minutes 31 seconds West 233.48 feet to the corner formed by the intersection of the northerly side of Vesey Street and the easterly side of Washington Street; and

THENCE northerly along the easterly side of Washington Street, North 18 degrees 10 minutes 00 seconds West 213.45 feet to the point or place of BEGINNING.

EXHIBIT W

FORM OF TERMINATION OF MEMORANDUM OF LEASE

7 WORLD TRADE CENTER, LLC,

(Landlord)

- and -

MOODY’S CORPORATION,

(Tenant)

TERMINATION OF

MEMORANDUM OF LEASE

Dated:
Location: 7 World Trade Center at 250 Greenwich Street
Section: 1
Block: 84
Lot: 36
County: New York

PREPARED BY AND UPON

RECORDATION RETURN TO:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

Attention: Wallace L. Schwartz, Esq.

TERMINATION OF

MEMORANDUM OF LEASE

THIS TERMINATION OF MEMORANDUM OF LEASE, dated as of the              day of                     , 20     (this “termination”) by and between 7 WORLD TRADE CENTER, LLC, a limited liability company organized and existing under and by virtue of the laws of the State of Delaware, Having An Office And Place Of Business At c/o Silverstein Properties, Inc., 7 WORLD TRADE CENTER AT 250 GREENWICH STREET, 38TH FLOOR, NEW YORK, NEW YORK 10007 (“LANDLORD”) AND MOODY’S CORPORATION, a Delaware corporation having an address at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007 (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant are parties to a certain Agreement of Lease, dated as of September     , 2006 pursuant to which Landlord leased to Tenant, and Tenant hired from Landlord, a certain portion (the “Premises”) of that certain building commonly known as 7 World Trade Center at 250 Greenwich Street, New York, New York (hereinafter all or any portion thereof shall be referred to as the “Building”), more particularly bounded and described as set forth in Schedule 1 annexed hereto; and

WHEREAS, in accordance with Section 291-c of the New York State Real Property Law and Section 35.18 of the Lease, the parties recorded a memorandum of lease (the “Memorandum”) summarizing certain (but not all) of the provisions, covenants and conditions set forth in the Lease;

NOW, THEREFORE, Landlord and Tenant declare as follows:

1. Memorandum of Lease. The Memorandum was recorded in the office of the Register of The City of New York on September     , 2006, bearing City Register File No. (CFRN)             .

2. Termination of Lease. The Lease has terminated and is of no further force and effect.

3. Termination of Memorandum of Lease. In connection with the termination of the Lease, the Memorandum is of no further force and effect and the parties hereto wish to terminate the Memorandum pursuant to the recordation of this Termination.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Termination as of the date first set forth above.

LANDLORD:

7 WORLD TRADE CENTER, LLC, a Delaware limited liability company

By:	7 WORLD TRADE COMPANY, LP,
Managing Member

By:	SILVERSTEIN-7 WORLD
TRADE COMPANY, INC.,
its general partner

By:
Name:
Title:

TENANT:

MOODY’S CORPORATION, a Delaware corporation

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF NEW YORK	}	ss.:
COUNTY OF NEW YORK

On the      day of             in the year 20__, before me, the undersigned, a Notary Public in and for said state, personally appeared             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK	}	ss.:
COUNTY OF NEW YORK

On the      day of              in the year 20    , before me, the undersigned, a Notary Public in and for said state, personally appeared             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

Schedule 1

Legal Description

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly side of Washington Street and the southerly side of Barclay Street;

RUNNING THENCE easterly along the southerly side of Barclay Street, the following three (3) courses and distances:

(1)	South 88 degrees 37 minutes 20 seconds East 161.04 feet;

(2)	South 88 degrees 39 minutes 01 seconds East 67.81 feet; and

(3)	South 88 degrees 36 minutes 50 seconds East 112.04 feet to the corner formed by the intersection of the southerly side of Barclay Street and the westerly side of West Broadway;

THENCE southerly along the westerly side of West Broadway, the following three (3) courses and distances:

(1)	South 13 degrees 29 minutes 10 seconds West 33.54 feet;

(2)	South 88 degrees 37 minutes 31 seconds East 7.16 feet; and

(3)	South 13 degrees 29 minutes 10 seconds West 172.20 feet to the corner formed by the intersection of the westerly side of West Broadway and the northerly side of Vesey Street;

THENCE westerly along the northerly side of Vesey Street, North 88 degrees 37 minutes 31 seconds West 233.48 feet to the corner formed by the intersection of the northerly side of Vesey Street and the easterly side of Washington Street; and

THENCE northerly along the easterly side of Washington Street, North 18 degrees 10 minutes 00 seconds West 213.45 feet to the point or place of BEGINNING

EXHIBIT X

REQUIRED CLEANING CONTRACT BIDDERS

Harvard Cleaning Services, Inc.

ABM Janitorial Services

Collins Brothers Cleaning Services

X-1

EXHIBIT AA

FORM OF CONFIDENTIALITY AGREEMENT

CONFIDENTIALITY AGREEMENT

This CONFIDENTIALITY AGREEMENT (this “Agreement”) is made and entered into as of the             day of                     , 20    , by and between [            ] (“Landlord”) and [            ] (“Tenant”).

RECITALS:

1. Landlord and Tenant are parties to that certain Agreement of Lease, dated as of September     , 2006 (the “Lease”); and

2. Pursuant to Section 10.5(d) of the Lease, Tenant has the right to examine Landlord’s cleaning contract for the Building (hereinafter collectively called the “Confidential Information”); and

3. Tenant is exercising its rights to examine the Confidential Information.

NOW, THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

1.	Definitions. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in the Lease.

2.	Obligations of Tenant. Tenant acknowledges and agrees that the Confidential Information is proprietary to Landlord. In consideration of providing Tenant with access to the Confidential Information, Tenant agrees to treat the Confidential Information in confidence by complying (and causing compliance therewith by Tenant’s attorneys, employees, agents and other representatives) with the following:

(a)	To use the Confidential Information for the sole purpose of its examination of the cleaning contract for purposes of determining whether Tenant is entitled to any vacancy credit, as provided in Section 10.5(d) of the Lease;

(b)	Not to disclose the Confidential Information to persons who are not in the employ of Tenant, other than its accountants, attorneys and other representatives as necessary to accomplish the purpose described in subsection (a) above or as required by any court or tribunal of competent jurisdiction in connection with a litigation or arbitration between Landlord and Tenant relating to the Confidential Information; and

(c)	To limit dissemination of the Confidential Information to only those employees who have a need to know to perform the tasks set forth in subsection (a) above.

3.	Exception to Restrictions. The obligations of Tenant provided for in Paragraph 2 above shall not apply to any Confidential Information:

(a)	which was known to the public at the time of its receipt by Tenant or subsequently becomes known to the public through no fault of Tenant or any Tenant Party; or

(b)	which Tenant lawfully obtains from a third party other than Landlord or any other Landlord Party; or

(c)	which is not under an obligation of secrecy or confidentiality to Landlord; or

(d)	with respect to which Tenant is compelled by law to disclose.

4.	Miscellaneous.

(a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(b) If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

(c) Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

(d) As between Landlord and Tenant, nothing herein expands Tenant’s obligations or limits Tenant’s rights under the Lease.

(e) This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed, and all controversies and disputes arising under or relating to this Agreement shall be resolved, in accordance with the internal substantive laws of the State of New York applicable to agreements made and to be wholly performed with such state.

(f) Each person executing this Agreement on behalf of Landlord and Tenant represents that he or she is authorized by Landlord and Tenant, respectively, to do so and execution hereof is the binding act of Landlord and Tenant enforceable against Landlord and Tenant.

(g) This Agreement contains the entire agreement between the parties, and any executory or oral agreement hereinbefore or hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such agreement is made after the date hereof and is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

(h) This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument. The transmission by facsimile or other electronic means of a copy of the signature page from this Agreement executed by the transmitting party, together with instructions that same may be attached to a copy of this Agreement being held by the recipient of such transmission, shall constitute execution and delivery of this Agreement by the transmitting party.

(i) Notwithstanding anything to the contrary contained herein, Tenant shall continue to be bound by its obligations pursuant to this Agreement for a period not to exceed two (2) years from the date that the Confidential Information was furnished to Tenant.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TENANT:

[ ], a [ ]

By:
Name:
Title:

LANDLORD:

[ ], a [ ]

By:
Name:
Title:

EXHIBIT BB

FORM OF LICENSE AGREEMENT

LICENSE AGREEMENT

7 WORLD TRADE CENTER, LLC

C/O SILVERSTEIN PROPERTIES, INC

7 WORLD TRADE CENTER AT 250 GREENWICH STREET

38TH FLOOR

NEW YORK, NEW YORK 10007

September     , 2006

Moody’s Corporation

99 Church Street

New York, New York 10007

Re:	License Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Agreement of Lease, dated as of September     , 2006 (as the same may from time to time be modified, amended or restated, the “Lease”), by and between 7 World Trade Center, LLC, a Delaware limited liability company (“Landlord”), as landlord, and Moody’s Corporation, a Delaware corporation (“Tenant”), as tenant. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

a. This letter agreement (this “License Agreement”) will confirm the agreement of Landlord to grant a license to Tenant (the “License”), subject to the terms and conditions of hereof, the Lease, any Superior Lease, any Mortgage, all applicable Legal Requirements and all insurance requirements applicable to the Building, to use (i) the areas of any floor of the Premises (the “Staging Area”), solely to set up mock-ups for furniture systems and other non-structural components of Tenant’s Initial Alterations and (ii) certain mechanical space on the fifth (5th) floor of the Building, as shown on Exhibit A attached hereto (the “Storage Area” and, collectively with the Staging Area, the “License Areas”), solely to store certain filing cabinets.

b. Term. The term of this License Agreement (i) with respect to the Storage Area shall commence on the date hereof, and shall terminate on December 1, 2007 (the “Storage Area Termination Date”) and (ii) with respect to the Staging Area shall commence on the date hereof, and shall terminate on or prior to completion of Tenant’s Initial Alterations (the “Staging Area Termination Date” and, collectively with the Storage Area Termination Date, the “Termination Dates”). Notwithstanding anything to the contrary contained herein, on or before the Storage Area Termination Date or other termination of this License Agreement, Tenant shall quit and surrender to Landlord the Storage Area, vacant, broom-clean and in good condition, ordinary wear and tear, damage caused by fire or other casualty or condemnation and damage for which Tenant is not responsible under the terms of the Lease excepted, and Tenant shall remove all of Tenant’s Property from the Storage Area. If Tenant fails to so remove such Tenant’s Property, Landlord shall be entitled to remove, dispose of, and/or sell same, and Tenant shall pay all reasonable out-of-pocket costs incurred by Landlord in connection with any such removal, disposal, and/or sale within thirty (30) days after receipt by Tenant of an invoice therefor. Tenant shall repair any damage to the License Areas occasioned by the removal by Tenant or any Person claiming under Tenant of any of Tenant’s Property from the License Areas. Tenant’s obligations pursuant to this paragraph shall survive the expiration or sooner termination of this License Agreement. Tenant expressly waives, for itself and for any Person claiming through or under Tenant, any rights which Tenant or any such Person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this paragraph.

c. No Representations. The License Areas shall be made available to Tenant under this License Agreement on an “as-is” basis and Landlord shall have no obligation to perform any work in the License Areas to prepare the same for Tenant’s use hereunder (except as otherwise provided herein). Tenant understands and acknowledges that Landlord has not inspected the License Areas for defects or hazards. Tenant agrees that the use of and access to the License Areas by Tenant and Tenant’s agents, contractors and employees shall be at Tenant’s sole risk.

d. License Fee. Tenant shall pay to Landlord as a fee for the License an amount equal to Ten and 00/100 Dollars ($10.00).

e. Landlord’s Work. As soon as practicable after the date hereof but in no event later than October 15, 2006 (subject to Unavoidable Delays and Tenant Delays), Landlord shall construct or cause to be constructed a wall or cage to secure the Storage Area. Tenant shall pay all reasonable out-of-pocket costs incurred by Landlord in connection with the performance of said work within thirty (30) days after receipt by Tenant of an invoice therefor.

f. Use. At all times during the term of this License Agreement, Persons designated by Tenant as listed on Exhibit B attached hereto (such Persons to be added to or subtracted from such list by Tenant from time to time upon prior notice to Landlord and subject to Landlord’s reasonable approval) shall be entitled to access the Storage Area and Tenant shall be entitled to access the Staging Area solely for the purposes set forth in paragraph (a) of this License Agreement (the “License Uses”). At all times during the term of this License Agreement, the License Areas may only be used and occupied by Tenant and Tenant’s agents, contractors and employees for the License Uses, subject to the conditions set forth herein and such other reasonable rules and regulations as Landlord shall reasonably impose, including, but not limited to, the Rules and Regulations. Tenant agrees to maintain the License Areas in a neat and orderly condition, taking into account the anticipated use of the License Areas. Notwithstanding anything to the contrary contained herein, (i) Tenant shall indemnify, defend and hold harmless Landlord and each Landlord Party from any losses incurred by Landlord and/or such Landlord Party in connection with the use of the License Areas by Tenant and Tenant’s agents, contractors and employees pursuant to this License Agreement (except to the extent caused by the negligence or willful misconduct of Landlord and/or such Landlord Party), (ii) in restoring the License Areas as required by paragraph (b) hereof, Tenant shall comply with the applicable terms and conditions of the Lease, including, without limitation, Article 4 and Section 21.1 thereof and (iii) in connection with such restoration, Tenant shall use reasonable efforts to minimize interference from the License Areas with Landlord’s operations or the operations of other tenants and occupants of the Building.

g. Lease. Landlord and Tenant agree that all of the provisions of the Lease (including, without limitation, Article 11 thereof) shall apply with respect to the License Areas during the term of this License Agreement as if the License Areas constituted the Premises, except that (i) Landlord’s obligations shall be limited to the obligations of Landlord expressly set forth herein, (ii) Tenant shall not be obligated to pay Fixed Rent, Tenant’s Operating Payment, Tenant’s Tax Payment or Tenant’s Pilot Payment with respect to the License Areas, (iii) Tenant shall only be permitted to use the License Areas for the License Uses and shall not be permitted to make any Alterations with respect thereto (other than non-structural Alterations to the Staging Area or other Alterations approved by Landlord in accordance with the Lease, and in either event to be performed in accordance with the requirements of the Lease) and (iv) Landlord shall make electricity available to the License Areas sufficient to accommodate a demand load of seven (7) watts per useable square foot, exclusive of base Building HVAC, and Tenants shall pay for such electricity pursuant to the provisions of Section 10.2(b)(vi) of the Lease.

h. License and Not a Lease. This License Agreement does not and shall not be deemed to (i) constitute a lease or a conveyance of personal or real property by Landlord, (ii) confer upon Tenant any right, title, estate or interest in the License Areas or (iii) create any relationship between Landlord and Tenant other than as licensee and licensor. This License Agreement grants to Tenant only a personal privilege to have access to the License Areas for the purposes, under the terms and upon the conditions granted and provided for hereunder. Tenant’s rights pursuant to this License Agreement are personal only to Tenant as the licensee named herein and Tenant’s agents, contractors or employees and is not assignable or transferable by Tenant by operation of law or otherwise.

i. No Liability. Landlord shall not be liable for any damages to or loss (by theft or otherwise) of any property belonging to Tenant or any of Tenant’s agents, contractors or employees stored in the License Areas.

j. Waiver or Modification. This License Agreement may not be waived or modified except by a written instrument executed by both parties hereto.

k. Governing Law. This License Agreement shall be governed in all respects by the laws of the State of New York (without giving effect to conflict of laws principles thereof).

[The remainder of this page is intentionally left blank]

Please confirm your agreement with the foregoing by signing the enclosed copy of this License Agreement and returning it to Landlord.

Very truly yours,

7 WORLD TRADE CENTER, LLC,
a Delaware limited liability company

By:	7 WORLD TRADE COMPANY, LP,
Managing Member

	By:	SILVERSTEIN-7 WORLD TRADE COMPANY, INC.,
its general partner

By:
Name:
Title:

ACKNOWLEDGED AND AGREED
this day of September, 2006:

MOODY’S CORPORATION, a Delaware corporation

By:
Name:
Title:

EXHIBIT B

AUTHORIZED PERSONS

Names:

Robert Powers

Charlotte Beal

Carmen Peralta

Keith Daley

Michael Drew

Joann Lindner

Ed Pollicino

Kevin Dougherty

James Guarino

Sean Miles

EXHIBIT CC

FORM OF PORT AUTHORITY CONSENT

CONSENT AGREEMENT

AGREEMENT, dated as of September     , 2006 by and among THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY, a body corporate and politic created by compact of the States of New York and New Jersey with the consent of the Congress of the United States and having an office at 225 Park Avenue South, New York, New York 10003 (the “Port Authority”), 7 WORLD TRADE CENTER, LLC, a limited liability company organized and existing under and by virtue of the laws of the State of Delaware, having an office and place of business at 530 Fifth Avenue, New York, New York 10175 (“7 WTC”) and MOODY’S CORPORATION, a Delaware corporation, having an address at 99 Church Street, New York, New York 10007 (“Moody’s”).

WHEREAS, the Port Authority, as lessor, and 7 World Trade Company, as lessee, entered into a lease, dated as of December 31, 1980, with respect to the land (the “Land”) described on Exhibit A to such lease and the air rights above the Land, as amended and restated by that certain Restated and Amended Agreement of Lease, dated as of February 6, 2003 by and between the Port Authority and 7 World Trade Company, L.P., a Delaware limited partnership (as such lease has been or may be amended, modified and supplemented from time to time, the “Underlying Lease”), as assigned to 7 WTC pursuant to an Assignment of Lease with Assumption and Consent, dated as of March 21, 2005 by 7 World Trade Company, L.P., as assignor, to 7 WTC, as assignee; and

WHEREAS, 7 WTC is the current holder of the leasehold estate created by the Underlying Lease; and

WHEREAS, 7 WTC, as lessor, and Moody’s, as lessee, have entered into a space lease agreement (as defined in the Underlying Lease), dated as of September     , 2006, with respect to certain premises in the Building (the “Moody’s Lease”); and

WHEREAS, the Port Authority and Moody’s have entered into a Non-Disturbance and Attornment Agreement, dated as of the date hereof (the “Non-Disturbance Agreement”); and

NOW, THEREFORE, for and in consideration of the covenants and mutual agreements herein contained, the Port Authority, 7 WTC and Moody’s hereby agree as follows:

1. On the terms and conditions hereinafter set forth, the Port Authority consents to the Moody’s Lease. Notwithstanding Section 9.2.1 (iii) of the Underlying Lease or Section 9.1 of the Moody’s Lease, the Port Authority hereby agrees that such consent is irrevocable. Capitalized terms used herein without definition have the respective meanings assigned to those terms in the Moody’s Lease.

2. The term of the Moody’s Lease, unless it sooner expires or is sooner terminated, shall terminate, on the Expiration Date, provided, however, that (i) if 7 WTC, pursuant to Section

43.1 of the Underlying Lease, extends the term of the Underlying Lease and Moody’s, pursuant to Article 33 of the Moody’s Lease, or otherwise, extends the term of the Moody’s Lease, the Moody’s Lease, unless sooner terminated, shall terminate on the Expiration Date, as the said Expiration Date shall have been extended pursuant to Article 33 of the Moody’s Lease, or otherwise; and (ii) if Moody’s, pursuant to the Non-Disturbance Agreement, attorns to the Port Authority upon termination of the Underlying Lease, then the Moody’s Lease, unless it sooner expires or is sooner terminated, shall terminate on the Expiration Date, provided, however, that if Moody’s, pursuant to Article 33 of the Moody’s Lease, or otherwise, extends the term of the Moody’s Lease, the Moody’s Lease, unless sooner terminated, shall terminate on the Expiration Date, as the said Expiration Date shall have been extended pursuant to Article 33 of the Moody’s Lease, or otherwise.

3. Neither this Consent Agreement, nor anything contained herein nor the consent granted hereunder shall constitute or be deemed to constitute a consent to, or create an implication that there has been consent to, (a) any enlargement or change in the rights, powers and privileges granted to 7 WTC under the Underlying Lease, or (b) the granting of any rights or privileges to Moody’s as may be provided by the Moody’s’ Lease if not granted to 7 WTC under the Underlying Lease, except and only to the extent that the provisions of the Non-Disturbance Agreement specifically provide otherwise. The Moody’s Lease is an agreement between 7 WTC and Moody’s with respect to the various matters set forth therein. Neither this Consent Agreement nor anything contained herein, nor the consent granted hereunder shall constitute an agreement between the Port Authority and 7 WTC that the provisions of the Moody’s Lease shall apply and pertain as between 7 WTC and the Port Authority, it being understood that the terms, conditions and agreements of the Underlying Lease shall, in all respects, be controlling and determinative except and only to the extent that the provisions of the Non-Disturbance Agreement specifically provide otherwise. The specific mention of or reference to the Port Authority in any part of the Moody’s Lease, including without limitation thereto, any mention of any consent or approval of the Port Authority now or hereafter to be obtained, shall not be or be deemed to create an inference that the Port Authority has granted its consent or approval thereto under this Consent Agreement or shall thereafter grant its consent or approval thereto, or that the Port Authority’s discretion pursuant to the Underlying Lease as to any such consents or approvals shall in any way be affected or impaired. The lack of any specific reference in any provisions of the Moody’s Lease to Port Authority approval or consent shall not be deemed to imply that no such approval or consent is required, and the Underlying Lease shall, in all respects, be controlling except and only to the extent that the provisions of the Non-Disturbance Agreement specifically provide otherwise. No provision of the Moody’s Lease including, but not limited to, those imposing obligations on Moody’s with respect to laws, rules, regulations, taxes, assessments and liens shall be construed as a submission or admission by the Port Authority that the same could or does lawfully apply to the Port Authority, nor shall the existence of any provision of the Moody’s Lease covering actions that shall or may be undertaken by Moody’s or 7 WTC, including, but not limited to, construction on the space covered by the Moody’s Lease, be deemed to imply or infer that Port Authority consent or approval thereto pursuant to the Underlying Lease will be given or that Port Authority discretion with respect thereto will in any way be affected or impaired, except and only to the extent as may otherwise specifically be provided in the Non-Disturbance Agreement.

4. The Moody’s Lease and the rights of the parties thereto shall be subject and subordinate to the terms, covenants, conditions and provisions of the Underlying Lease and the rights of the Port Authority thereunder, and Moody’s, in its operations under or in connection with the Moody’s Lease and in its occupancy of the space covered by the Moody’s Lease, shall be subject and subordinate to, and shall not violate or contravene, the applicable terms, provisions, covenants and conditions of the Underlying Lease, except and only to the extent that the provisions of the Non-Disturbance Agreement specifically provide otherwise. Without in any way affecting the obligations of 7 WTC under the Underlying Lease and under this Consent Agreement, all acts and omissions of Moody’s under the Moody’s Lease with respect to use and occupancy of the Premises (including construction performed therein), which, if they were acts or omissions of 7 WTC, would constitute a default under the Underlying Lease, shall be deemed acts and omissions of 7 WTC under the Underlying Lease, but notwithstanding the foregoing, (a) 7 WTC shall not be (or be deemed to be) in default under the Underlying Lease to the extent that any such act or omission shall constitute a breach thereof if, except for causes beyond the control of 7 WTC, it shall have commenced to remedy said default (including, without limitation, by commencing and prosecuting an action at law or in equity against Moody’s with respect to such default) within thirty (30) days after receipt of notice thereof from the Port Authority and continues diligently to pursue such remedy, and (b) nothing contained herein shall be deemed to limit or restrict the rights under the Underlying Lease of Leasehold Mortgagees (as defined in the Underlying Lease) to be given notice of defaults by 7 WTC and an opportunity to cure such defaults.

5. Moody’s shall indemnify and hold harmless the Port Authority and its agents against and from (a) any and all claims (i) arising from (A) the operation, maintenance or management by Moody’s of the Premises, it being acknowledged and agreed by Moody’s that said indemnity shall also cover all claims and demands that may arise under Section 8.2 of the Moody’s Lease, or (B) any work or thing whatsoever done, or any condition created in or about the Premises during the Term by Moody’s, its contractors, licensees, agents, servants, employees, subtenants, invitees or visitors, it being acknowledged and agreed by Moody’s that said indemnity shall also cover all claims and demands described in Section 4.5 (a) of the Moody’s Lease, or (ii) arising from any negligent or otherwise wrongful act or omission of Moody’s or any of its subtenants or licensees or its or their employees, agents, visitors, invitees or contractors or subcontractors of any tier, and (b) all reasonable costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding shall be brought against the Port Authority by reason of any such claim, Moody’s, upon notice from the Port Authority, shall defend such action or proceeding.

6. The Moody’s Lease shall not be changed, modified, or extended in any material respect, or discharged except: (i) by written instrument duly executed by the parties thereto, and (ii) only as not expressly prohibited by the Underlying Lease.

7. The granting of the consent hereunder by the Port Authority shall not be or be deemed to operate as a waiver of consent (to the extent consent is required under the Underlying Lease) to any subsequent agreement with respect to the use or occupancy of space at the Building (by 7 WTC or by Moody’s) or to any assignment of the Underlying Lease or the Moody’s Lease or of any rights under either of them, whether in whole or in part.

8. The failure by Moody’s to comply with any of the provisions of this Consent Agreement which impose substantive obligations upon Moody’s shall not constitute a default hereunder unless and until such failure to comply shall have continued uncured for more than thirty (30) days after the Port Authority has served a notice of such failure to comply upon 7 WTC and Moody’s (unless such default is of such a nature that it cannot be cured by reasonable efforts within such 30-day period, in which case such failure to comply shall not constitute a default hereunder so long as Moody’s shall have commenced its efforts to cure within such 30-day period and shall be diligently prosecuting such efforts to cure). In the event of any such default by Moody’s hereunder, the Port Authority shall be entitled to exercise any remedy then available to it at law or in equity in respect of such default; provided, however, that nothing contained in this sentence shall be construed as entitling the Port Authority to terminate the Moody’s Lease or to require 7 WTC to do so. Except as provided in paragraph 9, no default hereunder by Moody’s shall affect the Underlying Lease or the continuance thereof, it being understood, moreover, that the foregoing shall not be deemed to affect or limit any rights of the Port Authority under the Underlying Lease or under the provisions of paragraph 4 hereof.

9. Without limiting any of the provisions hereof, Moody’s and 7 WTC hereby agree that Moody’s’ use of the Premises shall be strictly in accordance with the provisions of Article 2 of the Moody’s Lease. In the event of any breach of this paragraph 9, the Port Authority shall be entitled (in addition to any other remedies available to the Port Authority at law or in equity by reason of a default under this Agreement) to exercise any remedies available to the Port Authority under the Underlying Lease with respect to a violation of the use restrictions set forth therein.

10. Neither the Commissioners of the Port Authority nor any of them, nor any officer, agent or employee thereof shall be held personally liable to 7 WTC or to Moody’s under any term or provision of this Consent Agreement or because of its execution or because of any breach or alleged breach thereof

11. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the Port Authority, 7 WTC and MOODY’S have executed these presents.

ATTEST:	THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY

	By:		(Seal)
Name:
Title:

ATTEST:	7 WORLD TRADE CENTER, LLC,
a Delaware limited liability company

	By:	7 WORLD TRADE COMPANY, LP,
Managing Member

	By:	SILVERSTEIN-7 WORLD TRADE COMPANY, INC.,
its general partner

By:
(Corporate Seal)	Name:
Title:

ATTEST:	MOODY’S CORPORATION

	By:		(Seal)
Name:
Title:

(New York “All-Purpose” Acknowledgment - Port Authority)

STATE OF	)
	)	ss.:
COUNTY OF	)

On the      day of                      , 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared             , known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she signed the executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

(notarial seal and stamp)

(New York “All-Purpose Acknowledgment – Limited Liability Company)

STATE OF	)
	)	ss.:
COUNTY OF	)

On the      day of                      , 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared             , known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she signed the executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

(notarial seal and stamp)

(New York “All-Purpose Acknowledgment - Corporation)

STATE OF	)
	)	ss.:
COUNTY OF	)

On the      day of                      , 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared              , known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she signed the executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

(notarial seal and stamp)

EXHIBIT DD

FORM OF PORT AUTHORITY SNDA

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS NON-DISTURBANCE AND ATTORNMENT AGREEMENT, dated as of September     , 2006 (this “Agreement”), between THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY, having an office at 225 Park Avenue South, New York, New York 10003 (the “Port Authority”), and MOODY’S CORPORATION, having an address at 99 Church Street, New York, New York 10007 (“Moody’s”).

RECITALS:

A. 7 World Trade Center,                      LLC (together with its transferees, successors and assigns, “7 WTC”), as landlord, and Moody’s, as tenant, have entered into a space lease, dated September     , 2006 (as the same may be hereafter amended or modified, the “Space Lease”) covering certain premises (the “Premises”) in the building known as 7 World Trade Center, New York, New York.

B. Pursuant to that certain Restated and Amended Agreement of Lease, dated as of February 6, 2003 (as such lease has been or may be amended, modified and supplemented from time to time, the “Ground Lease”), between the Port Authority, as landlord, and 7 World Trade Company L.P., as tenant, a memorandum of which was recorded in the office of the Register of The City of New York on April 22, 2005 (the “Memo of Lease”), as assigned to 7 WTC pursuant to an Assignment of Lease with Assumption and Consent, dated as of March 21, 2005, by 7 World Trade Company, L.P., as assignor, and 7 WTC, as assignee, the Port Authority leased to 7 WTC the premises more fully described in the Memo of Lease (the “Real Property”).

C. Moody’s has required, as a condition to its execution and delivery of the Space Lease, that the Port Authority agree to recognize the Space Lease and Moody’s’ rights thereunder in the event of a termination of the Ground Lease, and the Port Authority is willing to recognize the Space Lease, upon and subject to the terms and conditions of this Agreement.

IT IS, THEREFORE, AGREED:

1. Consent. In accordance with Section 9.1 of the Ground Lease, the Port Authority hereby consents to the form and terms of the Space Lease, and notwithstanding Section 9.2.1 (iii) of the Ground Lease or section 9.1 of the Space Lease, the Port Authority hereby agrees that such consent is irrevocable. Capitalized terms used herein without definition have the respective meanings assigned to those terms in the Space Lease.

2. Non-Disturbance. (a) So long as Moody’s shall not be in default under the Space Lease after the giving of any required notice and the expiration of any applicable grace or cure period provided for thereunder:

(i) Moody’s’ right of peaceable and quiet use, occupancy, enjoyment and possession of the Premises shall not be affected or disturbed by the Port Authority; and

(ii) except as provided in Section 4 hereof, upon the expiration or any termination of the Ground Lease by summary dispossess proceeding or otherwise, the Port Authority shall be bound by the provisions of the Space Lease, and the Space Lease shall remain in full force and effect as a direct lease between the Port Authority, as landlord, and Moody’s, as tenant, upon all of the obligations, terms and conditions of the Space Lease.

(b) Notwithstanding the occurrence of any default or breach on the part of 7 WTC under the Ground Lease, and provided that Moody’s is not in default under the Space Lease after the giving of any required notice and the expiration of any applicable grace period, the Port Authority shall not name Moody’s as a party in any action or proceeding arising from the exercise by the Port Authority of any of its rights or remedies under the Ground Lease, provided, however, that Moody’s may be so named or joined if required by law and if such naming or joining of Moody’s will not adversely affect Moody’s’ rights under this Agreement or under the Space Lease.

3. Attornment. If the Port Authority shall succeed to the interest of 7 WTC as landlord under the Space Lease, then Moody’s shall attorn to and recognize the Port Authority as Moody’s’ landlord under the Space Lease and shall continue to be bound by all the terms, provisions and conditions of the Space Lease. Moody’s agrees to execute and deliver, at any time and from time to time, upon request of the Port Authority, any instrument which may be reasonably necessary or appropriate to evidence such attornment. Moody’s hereby waives the provisions of any statute or rule of law now or hereafter in effect which may terminate the Space Lease or give or purport to give Moody’s any right of election to terminate the Space Lease or to surrender possession of the Premises in the event the Ground Lease terminates or in the event that any proceeding is brought by the Port Authority under the Ground Lease, and in that circumstance the Space Lease shall not be affected in any way whatsoever by any such proceeding or termination.

4. Limitation on Port Authority’s Obligations; No Merger. (a) Notwithstanding the attornment by Moody’s to the Port Authority pursuant to this Agreement, the Port Authority will not:

(i) be bound by any Fixed Rent paid more than one (1) month in advance or Additional Rent paid more than thirty (30) days in advance of the period provided for in the Space Lease, which payment shall not have been consented to by the Port Authority, or any security deposit or any other pre-paid sum paid by Moody’s to 7 WTC, except to the extent such Fixed Rent or Additional Rent or security deposit or other pre-paid sum is actually received by the Port Authority;

(ii) be bound by any amendment or modification of the Space Lease or any surrender agreement, which amendment or modification or surrender agreement shall not have been consented to by the Port Authority, such consent not to be unreasonably withheld or delayed, provided however that Port Authority consent shall not be required for such amendments or modifications that do not materially affect Moody’s or 7 WTC’s rights or obligations under the Space Lease;

(iii) subject to the provisions of clause (v) of this Section 4, be liable for any previous act, omission or negligence of 7 WTC under the Space Lease, nor be obligated to cure any defaults of 7 WTC except for any continuing defaults as of the date the Port Authority takes over possession of the Real Property;

(iv) except as otherwise provided in clause (v) of this Section 4, be subject to any defenses or offsets not expressly provided for in the Space Lease which shall have theretofore accrued in favor of Moody’s against 7 WTC, except for those arising from continuing defaults as of the date the Port Authority takes over possession of the Real Property;

(v) be bound by any obligation to grant any credit or to make any payment to Moody’s (except as hereinafter provided with respect to the Landlord’s Contribution, as defined in the Space Lease), by any financing obligation 7 WTC may have incurred with respect to Moody’s, or by any obligation for brokerage commissions or costs or expenses incurred in connection with the negotiation or execution of the Space Lease, nor be liable for the payment of Landlord’s Contribution, except that as between Moody’s and the Port Authority, if 7 WTC shall have failed to advance to Moody’s all or any part of the Landlord’s Contribution then due in accordance with the provisions of Article 31 of the Space Lease, Moody’s shall have the right (unless the Port Authority shall elect to pay the Landlord’s Contribution then due in accordance with the provisions of the Space Lease) to effect deductions from and offsets against installments of Fixed Rent and Additional Rent reserved under the Space Lease to the extent of the amount of Landlord’s Contribution then due to Moody’s;

(vi) be bound by any covenant to undertake or complete any construction of the Premises or any portion thereof, except for repair and maintenance obligations thereafter accruing, nor be obligated to cure any defaults under the Space Lease that occurred prior to the termination of the Ground Lease except for defaults that continue subsequent to the termination of the Ground Lease.

(b) Notwithstanding any termination of the Ground Lease, or any attornment by Moody’s to the Port Authority pursuant to this Agreement, there shall be no merger of the estates of the Port Authority as lessor under the Ground Lease and as landlord under the Space Lease, and the Space Lease and Moody’s’ rights and obligations thereunder shall remain subject and subordinate to the Ground Lease and the rights of the Port Authority thereunder (except as specifically modified by this Agreement). It is expressly understood and agreed that the Port Authority shall have the right to incorporate into the Space Lease those provisions of the Ground Lease relating to the Port Authority’s status and the relationship between the Port Authority and 7 WTC that are set forth in Sections 17.3, 46.3 and 47 of the Ground Lease, and Moody’s shall execute an agreement prepared by the Port Authority and submitted to Moody’s providing only for the incorporation of such provisions in the Space Lease.

5. Notice of Default. The Port Authority represents and warrants to Moody’s that as of the date hereof there is no outstanding notice of default given under the Section of the Ground Lease entitled “Termination.”

6. Successors and Assigns. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns, including (without limitation) each and every party deriving title to the Real Property and/or the Building (as defined in the Space Lease) by or through the Port Authority.

7. Notices. Any demand, request, consent or other notice given or required to be given under this Agreement shall be deemed given only if in writing, and hand delivered (with receipt acknowledged in writing) or sent by registered or certified mail (return receipt requested) as follows:

To the Port Authority:

The Port Authority of New York and New Jersey

225 Park Avenue South

New York, New York 10003

Attention: Executive Director

With a copy to:

Director, World Trade Redevelopment Department

The Port Authority of New York and New Jersey

225 Park Avenue South, 19th Fl.

New York, NY 10003

To Moody’s (until the date Moody’s first occupies the Premises for the ordinary conduct of its business):

Moody’s Corporation

99 Church Street

New York, New York 10007

Attention: Vice President, Global Real Estate

With a copy to:

Moody’s Corporation

99 Church Street

New York, New York 10007

Attention: General Counsel

To Moody’s (after the date Moody’s first occupies the Premise for the ordinary conduct of its business):

Moody’s Corporation

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

Attention: Vice President, Global Real Estate

With copies to:

Moody’s Corporation

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

Attention: General Counsel

and

Moody’s Corporation

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

Attention: Manager of Lease Administration

and

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Jonathan L. Mechanic, Esq.

All notices shall be deemed given when received.

8. Amendments. This Agreement may not be changed, modified, supplemented or terminated, nor may any of the obligations of the Port Authority or Moody’s hereto be waived, except by an instrument executed by each of the parties hereto.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

10. Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of New York.

11. Non-Liability of Individuals. Neither the Commissioners of the Port Authority nor any of them, nor any officer, agent or employee thereof, shall be charged personally by Moody’s with any liability or held personally liable under any term or provision of this Agreement or because of its execution or attempted execution, or because of any breach or attempted or alleged breach thereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY

By:
Name:
Title:

MOODY’S CORPORATION

By:
Name:
Title:

EXHIBIT EE

PUNCH LIST

[See attached]

Exhibit EE-1

Punch List

Project Name and Address:	Project No:
6496A
Moody’s Corporation	Project Director/Manager:
7 World Trade Center	John VandePlasse
New York, N.Y. 10007	Client:
Moody’s Corporation
Subject:
Base Building Walk-Thru

A walkthrough was conducted on August 18, 2006 at the above-mentioned site and the following observations were noted.

General Observations:

Floor	Description	By Whom

17th.	Air return at bathrooms needs to be rebalanced, the doors have a hard time closing and they make noise.	Landlord

17th.	Window at south side has condensation in air gap, may need to look at the seals.	Landlord

24th	Landlord shall install clean out finish plate in Women’s room.	Landlord

25th	Landlord shall remove all distribution systems serving existing Tenant space back to shafts and closets.	Landlord

	Existing telephone closet core drills shall be firestopped.	Landlord

	Landlord shall confirm that seismic restraints have been provided for all transformers in electric closets.	Landlord

	Remove temporary floor sprinkler loops and branches and cap back at typical mains in the core, if requested in writing by Tenant on or before September 30, 2006.	Landlord

Exhibit EE-2

SCHEDULE A

GOVERNMENTAL DOCUMENTS

1.	IDA Company Lease Agreement, dated as of March 1, 2005, by and between 7 World Trade Center, LLC and New York City Industrial Development Agency

2.	Installment Sale Agreement and Assignment of Lease, dated as of March 1, 2005, by and between New York City Industrial Development Agency and 7 World Trade Center, LLC

3.	Memorandum of Installment Sale Agreement and Assignment of Lease, dated as of March 1, 2005, by and between New York City Industrial Development Agency and 7 World Trade Center, LLC

4.	Indenture of Trust, dated as of March 1, 2005, by and between New York City Industrial Development Agency and The Bank of New York

5.	Master Trust Indenture and Security Agreement, dated as of March 1, 2005, by and between 7 World Trade Center, LLC and The Bank of New York

6.	The Underlying Lease

Schedule A-1

SCHEDULE B

MORTGAGE SCHEDULE

1.	Substitute Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement #1, made by 7 World Trade Center, LLC, as mortgagor, to 7 WTC Funding, LLC, as mortgagee, dated as of March 21, 2005.

2.	Substitute Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement #2, from 7 World Trade Center, LLC, as mortgagor, to 7 WTC Funding, LLC, as mortgagee, dated as of March 21, 2005.

Schedule B-1

SCHEDULE C

MESSAGE CENTER

Landlord shall operate a package intercept/message center (the “Message Center”) in accordance with the standards of a First Class Office Building for the benefit of tenants for all deliveries made to and from the Building. The Message Center shall be operated in accordance with the following terms, provided, however, that Landlord may alter the location of and procedures to be followed with respect to the Message Center so long as Landlord provides substantially equivalent services. Notwithstanding the foregoing, if the Message Center is no longer being utilized by Tenant or Landlord proposes an alternative procedure of equivalent security and utility acceptable to Tenant, Landlord may cease to operate the Message Center.

The Message Center shall be operated on Business Days from 9:00 A.M. to 5:00 P.M. (the “Message Center Operating Hours”). At all times other than the Message Center Operating Hours, messenger deliveries/pick ups will be handled through the security desk located in the lobby or through the loading dock. Tenant shall advise all messenger services delivering or picking up packages at the Building that all deliveries must be made to and picked-up from the Message Center during the Message Center Operating Hours (and at all other times from the lobby of the Building).

Promptly after receipt by the Message Center from messenger services of deliveries addressed to Tenant (such deliveries being hereinafter referred to as “Incoming Deliveries”), Landlord shall contact Tenant, at a number designated by Tenant, to inquire whether Tenant desires to (i) retrieve the Incoming Deliveries at the Message Center or (ii) have Landlord deliver the Incoming Deliveries to Tenant as provided in this Schedule C. All Incoming Deliveries that Tenant desires Landlord to deliver to Tenant shall be delivered by Landlord during Landlord’s next regularly scheduled distribution of Incoming Deliveries throughout the Building, which scheduled distributions shall be regularly scheduled and shall occur promptly. Such deliveries shall occur on a regular basis during the Message Center Operating Hours. Unless notified otherwise, Landlord shall deliver all Incoming Deliveries to Tenant during Landlord’s next regularly scheduled distribution of Incoming Deliveries until 5:00 P.M., after which point Landlord shall make deliveries to Tenant only as requested by Tenant, at Tenant’s sole cost and expense.

During the Message Center Operating Hours, Landlord shall regularly pick up deliveries from Tenant that are, in turn, to be picked up at the Message Center by messenger services for delivery outside the Building (such deliveries being hereinafter referred to as “Outgoing Deliveries”), and hold the Outgoing Deliveries at the Message Center, together with any other Outgoing Deliveries brought directly to the Message Center by Tenant, until picked up by such messenger services.

Tenant shall pay to Landlord (as part of Tenant’s Share of Operating Expenses) its proportionate share of all increases in costs associated with the operation and maintenance of the Message Center.

Schedule C-1

Landlord will make the Message Center available to Tenant during periods other than the Message Center Operating Hours upon not less than twenty-four (24) hours’ prior request by Tenant (subject to reasonable Building requirements), and Tenant shall pay Landlord’s standard charges for overtime hours of personnel therefor as Additional Rent within thirty (30) days after demand therefor.

Landlord shall have no liability to Tenant for accepting or failing to accept or for providing or not providing or for requesting or failing to request receipts or evidence of delivery for any mail or packages or for the handling of, or damage to, such mail or packages, except in the case of the gross negligence or willful misconduct of Landlord.

Tenant acknowledges and agrees that as of the Effective Date, Federal Express, Airborne Express, United Parcel Service and Emory Airborne Express are permitted to deliver mail and packages to the Premises.

Schedule C-2

SCHEDULE D

FLOOR READY CONDITION

1.	The Premises will be delivered broom-clean with any temporary structures removed.

2.	Landlord has provided sufficient sprinkler riser capacity to the floors and installed the main valves.

3.	Landlord has completed the base Building criteria HVAC systems and will provide HVAC trunk duct stubs at core walls with smoke and fire dampers.

4.	All fireproofing and fire stopping will be in place.

5.	There will be no interior columns.

6.	Landlord will install code compliant core lavatories on each floor.

7.	Landlord will provide a level concrete sub-floor consistent with new building construction standards for the installation of Tenant’s flooring.

8.	Landlord will provide all required connection points, tie ins, and software reprogramming for the Premises for Tenant strobes and connection to the Building’s Class “E” fire alarm system. Such system will include, but not be limited to, the installation of required warden stations, pull stations, smoke detectors, and speakers and strobes for the core areas including the core lavatories, of sufficient quantity and appropriate height to meet ADA and all code requirements, whether local, state or federal.

9.	The BMS has been activated.

10.	All base Building criteria for the electrical distribution system from the service switchboards up through risers to electrical closets on each floor of the Premises has been completed and activated.

11.	All fresh air risers, condenser water risers and Building management risers have been completed.

12.	Elevators have been completed and activated in accordance with the base Building criteria.

Schedule D-1

SCHEDULE E

CURRENT ESTIMATED OVERTIME RATES

Service	Rate
Freight Elevators and Loading Docks	$90-200/hour
Air Conditioning	$50/hour
Heating	$150/hour
Messenger Center	$50/hour
Chief Engineer	$65/hour
Engineer	$45/hour
Engineer Helper	$40/hour
Porter	$50/hour
Freight Porter	$50-$160/hour or actual reasonable out-of-pocket costs
Excess Rubbish (excluding wet) uncompacted and compacted cubic yard	Actual reasonable out-of-pocket costs
Security Guard	$30/hour
Security Guard Supervisor	$40/hour

All union rates are subject to increases per union contracts.

Schedule E-1

SCHEDULE F

CURRENT PRO FORMA LANDLORD’S STATEMENT

7 World Trade Center

Schedule of Operating Expenses

Square Foot Rentable 1,700,000 sq. ft.

Budget Year 2006*

	Cost	Cost per Square Foot
Payroll	1,700,000	1.00
Security	1,275,000	0.75
Cleaning	3,570,000	2.10
Insurance	2,550,000	1.50
Steam	680,000	0.40
Water & Sewer	153,000	0.09
Electric - PLP	1,360,000	0.80
Miscellaneous	510,000	0.30
Repairs & Maintenance	2,295,000	1.35
Administrative	136,000	0.08
Professional Fees	476,000	0.28
Renting Expense	170,000	0.10
Management Fee	2,125,000	1.25

TOTALS	17,000,000	10.00

NOTE: * Based on a fully occupied building.

Schedule F-1